UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MULTIBAND CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	4813	41.1255001
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9449 Science Center Drive
New Hope, MN 55428
(763) 504-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James L. Mandel
Chief Executive Officer
Multiband Corporation
9449 Science Center Dr,
New Hope, MN 55428
(763) 504-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Steven M. Bell, Esq. 9449 Science Center Drive New Hope, MN 55428	David R. Johanson, Esq. Johanson Berenson LLP 1792 Second Street Napa, CA 94559

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
common stock, no par value per share, and the associated preferred stock purchase rights	24,930,800	N/A	$67,562,680.00	$2,074

(1)
This registration statement relates to common stock, no par value per share, of Multiband Corporation issuable to holders of common stock, no par value per share, of DirecTECH Holding Company, Inc., a Delaware corporation (“DTHC”), in the proposed merger of DTHC with and into Multiband HoldCo, Inc. a Minnesota corporation and a wholly-owned subsidiary of Multiband Corporation. The maximum number of shares of Multiband Corporation common stock to be registered was determined by multiplying (A) the exchange rate at which DTHC common stock will convert into common stock of Multiband Corporation (24.9308) (subject to adjustment), by (B) the number of shares of DTHC common stock outstanding on November 28, 2007 (1,000,000).

(2)
Estimated solely for purposes of calculation of the registration fee in accordance with Rules 457(c) and (f) of the Securities Act of 1933, as amended, based upon the product of : (A), the maximum number of shares of Multiband Corporation’s common stock that may be issued in the merger, multiplied by (B) $2.71, the average of the high and low sale prices for shares of Multiband’s common stock as reported on the NASDAQ Capital Market on November 28, 2007.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Multiband Corporation
9449 Science Center Dr.
New Hope, MN 55428
(763) 504-3000

DirecTECH Holding Company, Inc.
33 W. 2nd Street, Suite 504
Maysville, KY 4105
(606) 564-0007

December __, 2007

VIA U.S. MAIL

[Name and address]

Re:	Merger Agreement among Multiband Corporation and DirecTECH Holding Company, Inc.

To the shareholders of Multiband Corporation and DirecTECH Holding Company, Inc.:

As a shareholder of either Multiband Corporation, a Minnesota corporation (“Multiband”), or DirecTECH Holding Company, Inc., a Delaware corporation (“DTHC”), you are cordially invited to attend a special meeting of the shareholders (the “Multiband Special Meeting” or the “DTHC Special Meeting”, as the case may be) of each respective corporation. The Multiband Special Meeting and the DTHC Special Meeting will occur on December 31, 2007. At the Multiband Special Meeting and the DTHC Special Meeting, you will be asked to consider and vote upon a proposal to approve the acquisition of DTHC by Multiband pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated October 31, 2007, among Multiband, Multiband HoldCo, Inc., a wholly-owned Delaware subsidiary corporation of Multiband (“HoldCo”), and DTHC.

The Merger Agreement provides for, among other things, the Merger of HoldCo with and into DTHC, with DTHC surviving the Merger and becoming a wholly-owned subsidiary of Multiband (the “Merger”). The Merger Agreement also provides for the shareholders of DTHC to receive, in the aggregate, 24,930,800 (as adjusted for various valuation and other reasons) shares of Multiband common stock in exchange for all the issued and outstanding shares of DTHC common stock.

Multiband’s Board of Directors has unanimously approved the Merger Agreement. ACCORDINGLY, MULTIBAND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MULTIBAND’S SHAREHOLDERS APPROVE THE MERGER AGREEMENT. IN CONSIDERING MULTIBAND’S BOARD OF DIRECTORS’ RECOMMENDATION THAT MULTIBAND’S SHAREHOLDERS APPROVE THE MERGER AGREEMENT, MULTIBAND SHAREHOLDERS SHOULD BE AWARE THAT MEMBERS OF MULTIBAND’S BOARD OF DIRECTORS HAVE INTERESTS IN THE MERGER AGREEMENT, BOTH SIMILAR TO AND POTENTIALLY DIFFERENT THAN THOSE OF OTHER SHAREHOLDERS. THE ATTACHED JOINT PROXY STATEMENT PROVIDES A DETAILED DESCRIPTION OF SUCH INTERESTS.

DTHC’s Board of Directors also has approved the Merger Agreement. ACCORDINGLY, DTHC’S BOARD OF DIRECTORS RECOMMENDS THAT DTHC’S SHAREHOLDERS APPROVE THE MERGER AGREEMENT. IN CONSIDERING DTHC’S BOARD OF DIRECTORS’ RECOMMENDATION THAT DTHC’S SHAREHOLDERS APPROVE THE MERGER AGREEMENT, DTHC’S SHAREHOLDERS SHOULD BE AWARE THAT MEMBERS OF DTHC’S BOARD OF DIRECTORS HAVE INTERESTS IN THE MERGER AGREEMENT, BOTH SIMILAR TO AND POTENTIALLY DIFFERENT THAN THOSE OF OTHER SHAREHOLDERS. THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS PROVIDES A DETAILED DESCRIPTION OF SUCH INTERESTS.

The Joint Proxy Statement/Prospectus attached to this letter contains important information with respect to the Merger and the Multiband Special Meeting and the DTHC Special Meeting. We encourage you to read the Joint Proxy Statement/Prospectus carefully because it describes the Merger and other related matters, including the terms of the Merger Agreement and the conditions precedent to completion of the Merger. The Joint Proxy Statement/Prospectus is dated December __, 2007, and is first being mailed to the Multiband and DTHC stockholders on or about December __, 2007.

Under Minnesota state law and Multiband’s Articles of Incorporation and Bylaws as amended and restated, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of Multiband’s issued and outstanding shares of common stock. Your vote is very important. Only shareholders of record of Multiband’s common stock at the close of business on November 8, 2007, will be entitled to notice of and to vote at the Multiband Special Meeting or any adjournment or postponement thereof.

Under Delaware state law and DTHC’s Articles of Incorporation and Bylaws as amended and restated, the Merger Agreement must be approved by the affirmative vote of the holders of a majority of DTHC’s outstanding shares of common stock that are entitled to vote. Your vote is very important. Only shareholders of record of DTHC’s common stock at the close of business on December 21, 2007, the day of the DTHC Special Meeting, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MULTIBAND SPECIAL MEETING OR THE DTHC SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES OF MULTIBAND OR DTHC COMMON STOCK, AS THE CASE MAY BE, BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES OF MULTIBAND OR DTHC COMMON STOCK THAT ARE REGISTERED UNDER DIFFERENT NAMES OR, IN THE CASE OF MULTIBAND COMMON STOCK, HELD IN MORE THAN ONE ACCOUNT BY A BANK, BROKER OR OTHER NOMINEE HOLDER, PLEASE VOTE ALL OF YOUR MULTIBAND OR DTHC SHARES OF COMMON STOCK SHOWN ON ALL OF YOUR PROXY CARDS.

Voting by proxy will not prevent you from voting your shares of Multiband or DTHC common stock in person if you later decide to attend the special meeting and vote in person.

Thank you for your continued support.

MULTIBAND CORPORATION
December __, 2007	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

DIRECTECH HOLDING COMPANY, INC.
December __, 2007	/s/ J. Basil Mattingly
J. Basil Mattingly Chairman of the Board of Directors

NOTICE OF SPECIAL MEETINGS OF MULTIBAND CORPORATION AND
DIRECTECH HOLDING COMPANY, INC. STOCKHOLDERS
TO BE HELD ON DECEMBER 31, 2007

TO MULTIBAND CORPORATION AND DIRECTECH HOLDING COMPANY, INC. SHAREHOLDERS:

Separate Special Meetings of the shareholders (individually, the Multiband or DTHC “Special Meeting”) of Multiband Corporation, a Minnesota corporation (“Multiband”), and DirecTECH Holding Company, Inc., a Delaware corporation (“DTHC”), will be held on December 31, 2007, at 3:00 p.m. Central Standard Time at 9449 Science Center Drive, New Hope, Minnesota for the following purposes:

1.
For both Multiband and DTHC, to consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of October 31, 2007 (the “Merger Agreement”), by and among DTHC, Multiband HoldCo, Inc., a Delaware Corporation (“HoldCo”), and a wholly-owned subsidiary of Multiband, and Multiband, pursuant to which Holdco will be merged with and into DTHC, with DTHC surviving the Merger as a wholly-owned subsidiary of Multiband (the “Merger”);

2.
For both Multiband and DTHC, to approve the adjournment of the respective Special Meetings, if necessary or appropriate, to solicit additional proxies to vote FOR approval of the Merger Agreement if there are insufficient votes present and cast at the Special Meetings to approve the Merger Agreement;

3.	For Multiband only, to approve an amendment to Multiband’s Articles of Incorporation that will increase the authorized number of capital shares of Multiband from 20 million to 100 million and;

4.
For DTHC only, to approve that certain DirecTECH Holding Company 2007 Equity Incentive Plan, a copy of which is attached to this Joint Proxy Statement/Prospectus, pursuant to which DTHC may grant incentive and/or non-qualified stock options to attract and/or retain highly skilled executives (the “DTHC 2007 Equity Incentive Plan”).

Only holders of Multiband common stock at the close of business on November 8, 2007, are entitled to notice of and to vote at the Multiband Special Meeting. Only holders of DTHC common stock at the close of business on December 21, 2007, are entitled to notice of and to vote at the DTHC Special Meeting.

Your vote is important, regardless of the number of shares of Multiband common stock or DTHC common stock that you own. The approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the issued outstanding shares of Multiband common stock and DTHC common stock. Therefore, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

The proposal to adjourn the Special Meeting(s), if necessary or appropriate, requires the affirmative vote of the holders of a majority of the outstanding shares of Multiband common stock, and DTHC common stock, respectively, that are present in person or by proxy at the Special Meetings. Abstentions are considered present and entitled to vote and therefore will have the same effect as a vote against any proposal to adjourn the Special Meeting(s), whereas broker non-votes are not considered present and entitled to vote and will not affect any proposal to adjourn the Special Meeting(s).

The Multiband and DTHC Boards of Directors have approved the Merger and the Merger Agreement. Accordingly, the Multiband and DTHC Boards of Directors recommend that Multiband’s and DTHC’s stockholders vote “FOR” the approval of the Merger Agreement. In considering the Multiband and DTHC Boards of Directors’ unanimous recommendation that Multiband’s and DTHC’s stockholders approve the Merger Agreement, the Multiband and DTHC stockholders should be aware that members of Multiband’s and DTHC’s Board of Directors and Multiband’s and DTHC’s executive officers have interests in the Merger both similar to and potentially different than those of other Multiband and DTHC stockholders. The attached Joint Proxy Statement/Prospectus provides a detailed description of such interests.

If you sign, date and mail your Proxy Card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the Merger Agreement and in favor of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, If you fail to return your Proxy Card, the effect will be that your shares of Multiband common stock or DTHC common stock, as the case may be, will not be counted for the purposes of determining whether a quorum is present at the Special Meeting and, because both proposals require a certain percentage vote to pass, will effectively act as votes against the proposals. If you are a Multiband or DTHC stockholder of record and do attend the Special Meeting and wish to vote in person, you will be entitled to do so.

Shareholders of Multiband or DTHC who do not vote “FOR” the approval of the Merger Agreement will have the right to demand the fair value of their Multiband shares of common stock or DTHC shares of common stock, respectively, if the Merger is completed, but only if they comply with all of the requirements of the laws of the States of Minnesota or Delaware, as the case may be, which are summarized in, and attached as Annexes D and F, respectively, to the accompanying Joint Proxy Statement/Prospectus. Furthermore, if more than five percent (5%) of Multiband’s issued and outstanding shares of common stock exercise dissenter’s rights in this respect, the Merger will not close as this is a condition precedent to the closing of the Merger Agreement.

If you are a holder of Multiband common stock, please sign, date and return your enclosed Proxy Card to Steven M. Bell, Chief Financial Officer of Multiband, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first-class mail to 9449 Science Center Dr., New Hope, MN 55428 (if you use first-class mail, you must place the envelope in the mail no later than December 27, 2007);

(b)	Delivery of the sealed envelope by hand to Steven M. Bell, no later than 3:00 p.m. Central Standard Time, December 31, 2007;

(c)	Facsimile at (763) 504-3060 to the attention of Steven M. Bell, no later than 3:00 p.m. Central Standard Time December 31, 2007; or

(d)	Scanned and e-mailed to Steven M. Bell at steve.bell@multibandusa.com no later than 3:00 p.m. Central Standard Time December 31, 2007.

If you are a holder of DTHC common stock, please sign, date and return your enclosed Proxy Card to David R. Johanson, Secretary of DTHC, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first class mail to 1792 Second Street, Napa, California 94559 (if you use first class mail, you must place the envelope in the mail no later than December 27, 2007);

(b)	Delivery of the sealed envelope by hand to David R. Johanson no later than 3:00 p.m. Central Standard Time on December 31, 2007;

(c)	Facsimile at (707) 226-6881 to the attention of David R. Johanson no later than 3:00 p.m. Central Standard Time on December 31, 2007; or

(d)	Scanned and e-mailed to drj@esop-law.com no later than 3:00 p.m. Central Standard Time on December 31, 2007.

By order of the Multiband Corporation Board of Directors

/s/James L. Mandel
James L. Mandel, Chief Executive Officer

New Hope, Minnesota December __, 2007

By order of the DirecTECH Holding Company, Inc. Board of Directors

/s/Thomas A. Beaudreau
Thomas A. Beaudreau, Chief Executive Officer

Fort Collins, Colorado December __, 2007

THE MERGER
Background of the Merger	48
Reasons for the Merger	48
Fairness Opinion of Multiband’s Independent Appraiser	50
Fairness Opinion of DTHC’s Independent Appraiser and Financial Advisor	57
Certain Effects of the Merger on Multiband and/or DTHC	61
Financing of the Merger and Related Transactions	61
Interests of Multiband’s and DTHC’s Directors and Executive Officers in the Merger	62
Board of Directors and Executive Officers for Multiband as the Surviving Entity	62
Board of Directors and Executive Officers for DTHC as the Surviving Entity	62
Executive Employment Agreements and Management Services Agreements	62
Multiband Executive and Equity Compensation	64
DTHC Executive and Equity Compensation	67
Regulatory and Other Governmental Approvals	70
Material U.S. Federal Income Tax Consequences	70
Anticipated Accounting Treatment	70
Fees and Expenses Incurred by Multiband and DTHC	70
Multiband Shareholders’ Dissenters’ Rights	70
DTHC Stockholders’ Dissenters’ Rights	75
Restrictions on Resale	77
THE MERGER AGREEMENT
Structure of the Merger	77
Effective Time	77
Articles of Incorporation and Bylaws	77
Merger Consideration	77
Representations and Warranties	77
Conduct of Business of DTHC and Multiband Pending the Merger	83
Regulatory Approvals	84
Access to Information	84
Public Announcement	85
Indemnification and Insurance	85
Conditions to the Completion of the Merger by Multiband and/or DTHC	88
Termination of the Merger Agreement	88
Amendment	88
MULTIBAND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	91
DTHC SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	91
MULTIBAND AND DTHC PROPOSAL NO. 1	92
MULTIBAND AND DTHC PROPOSAL NO. 2	92
MULTIBAND ONLY PROPOSAL NO. 3	92
DTHC ONLY PROPOSAL NO. 3	92
OTHER MATTERS
Other Business at Special Meeting	93
Multiple Shareholders Sharing One Address	93
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF MULTIBAND AND DTHC	94
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS	99
WHERE YOU CAN FIND ADDITIONAL INFORMATION	103

ANNEX A	Agreement and Plan of Merger by and among Multiband Corporation, Multiband HoldCo, Inc. and DirecTECH Holding Company, Inc.

ANNEX B	Opinion Letter and Report of Source Capital Group, Inc.

ANNEX C	Opinion Letter and Report of Shareholder Strategies, Inc.

ANNEX D	Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act

ANNEX E	Articles of Incorporation of Multiband Corporation

ANNEX F	Section 262 of the General Corporation Law of the State of Delaware

ANNEX G	Certificate of Incorporation of DirecTECH Holding Company, Inc. (as amended)

ANNEX H	Registration Rights Agreement

ANNEX I	DirecTECH Holding Company 2007 Equity Incentive Plan

ANNEX J	DirecTECH Holding Company, Inc. Historical Financial Statements - unaudited

Multiband Corporation
9449 Science Center Dr.
New Hope, MN 55428

DirecTECH Holding Company, Inc.
33 W. 2nd Street, Suite 504
Maysville, KY 41056

Joint Proxy Statement/Prospectus
Special Meetings of Multiband and DTHC Shareholders
(to be held separately at same location)
To be held December 31, 2007, at 3:00 p.m. Central Standard Time at the offices of
Multiband Corporation, 9449 Science Center Dr., New Hope, Minnesota

Unless we otherwise indicate or unless the context requires otherwise: all references in this document to “Multiband”, “we”, “our”, and “us” refer to Multiband Corporation and its subsidiaries; all references to “DTHC” refer to DirecTECH Holding Company, Inc., a Delaware corporation; all references to “HoldCo” refer to Multiband HoldCo, Inc., a Delaware corporation; all references to the “Merger Agreement” refer the Agreement and the Plan of Merger dated as of October 31, 2007, among DirecTECH Holding Company Inc., and Multiband, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus; all references to the “Merger” refer to the Merger contemplated by the Merger Agreement; all references to “common stock” refer to the shares of Multiband’s common stock, no par value.

The mailing address of Multiband’s principal executive office is 9449 Science Center Dr., New Hope, Minnesota 55428. Multiband expects that this Joint Proxy Statement/Prospectus, the related Proxy Card and the Notice of Special Meeting will first be mailed to shareholders on or about December __, 2007.

SUMMARY TERM SHEET

•
The Parties to the Merger Agreement. Multiband Corporation, a Minnesota Corporation (“Multiband”), DirecTECH Holding Company. Inc., a Delaware corporation (“DTHC”), and Multiband HoldCo, Inc., a Delaware corporation (“HoldCo”), and a wholly-owned subsidiary of Multiband.

•
The Merger Agreement. You are being asked to consider and vote upon the approval of a Merger Agreement providing for the acquisition of DTHC, by Multiband through a Merger of HoldCo with and into DTHC with DTHC surviving the Merger as a wholly-owned subsidiary of Multiband. Please refer to “The Merger Agreement” beginning on page 72.

•
Certain Effects of the Merger. At the Effective Time of the Merger (as defined in the Merger Agreement), all assets of every description and the business of each of DTHC and HoldCo shall vest in DTHC, as the surviving corporation, and all debts, claims, liabilities and obligations of each of DTHC and HoldCo shall become the debts, claims, liabilities and obligations of the surviving corporation, all as provided under the Minnesota Business Corporation Act (the “MBCA”). DTHC will be a wholly-owned subsidiary of Multiband. Pursuant to the Merger, Multiband shall be the legal acquirer  of DTHC and DTHC shall be the acquirer for financial accounting purposes due to the fact that the former DTHC shareholders are expected to own approximately seventy-seven percent (77%) of Multiband’s issued and outstanding common stock subsequent to the Closing of the Merger. Please refer to “The Merger - Certain Effects of the Merger on Multiband and/or DTHC” beginning on page 57.

•
Merger Consideration. Multiband shall issue 24.9308 shares (as adjusted pursuant to the Merger Agreement) of its common stock for all issued and outstanding shares of DTHC common stock. This Exchange Ratio shall be adjusted as provided in Sections 2.2 and 2.3 of the Merger Agreement

•
Market Prices of Multiband’s Common Stock. Multiband’s common stock is quoted on the NASDAQ Capital Market under the trading symbol “MBND”. The closing sale price of Multiband’s common stock on October 30, 2007, which was the last trading day before the announcement of the execution of the Merger Agreement, was $2.80 per share. On December __, 2007, which was the last trading day before the printing of this Joint Proxy Statement/Prospectus, the closing sale price of a Multiband common stock was $_____ per share.

•
Recommendation by Multiband Board of Directors. Multiband’s Board of Directors unanimously approved the Merger and unanimously recommends that Multiband’s shareholders vote “FOR” the approval of the Merger Agreement.

•	Recommendation by DTHC Board of Directors. DTHC’s Board of Directors approved the Merger and recommends that DTHC’s shareholders vote “FOR” the approval of the Merger Agreement.

•
Multiband Share Ownership of Directors, Executive Officers, and Principal Shareholders; Votes. As of the record dated for the Multiband Special Meeting, the current directors and executive officers of Multiband have sole or share voting power with respect to an aggregate of 429,240 shares of Multiband common stock (excluding shares subject to options), representing approximately 5.8% of the issued and outstanding shares of Multiband common stock. Each of Multiband’s directors and executive officers has informed that they intend to vote all of their shares of Multiband common stock “FOR” the approval of the Merger Agreement. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Voting by Directors and Executive Officers” beginning on page 43.

•
DTHC Common Stock Ownership of Directors, Executive Officers, and Principal Shareholders; Votes. As of the record date for the DTHC Special Meeting, which will occur on the same date as the Multiband Special Meeting, the current directors, and executive officers of DTHC will have sole or share voting power with respect to an aggregate of 366,699 shares of common stock (excluding shares of DTHC common stock subject to options), representing approximately 36.67% of the issued and outstanding DTHC common stock. Each of DTHC’s directors and executive officers who own DTHC common stock has informed that they intend to vote all of their DTHC common stock “FOR” the approval of the Merger Agreement. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Voting by Directors and Executive Officers” beginning on page 43.

•
Fairness Opinion of SCG, Inc. Multiband has engaged SCG, Inc., which is referred to herein as “SCG”, as its independent financial advisor to analyze the fairness, from a financial point of view, of the consideration to be paid pursuant to the Merger Agreement to the holders of Multiband common stock, and to provide its opinion in that regard. On October 18, 2007, SCG rendered to the Multiband Board of Directors its preliminary opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Merger Consideration (as described in Section 2.6.1 of the Merger Agreement) to be paid by Multiband pursuant to the Merger was fair, from a financial point of view, to Multiband and its shareholders. The full text of the final SCG opinion dated November 19, 2007, which sets forth the assumptions made, matters considered, and limitations of the scope of review undertaken by SCG in rendering its opinion, is attached to this Joint Proxy Statement/Prospectus as Annex B. The SCG opinion was provided to the Multiband Board of Directors in connection with its consideration of the Merger. The SCG opinion does not constitute a recommendation as to how any shareholder should vote on the proposal to approve the Merger Agreement or any other matter. Multiband and its Board of Directors encourage Multiband’s shareholders to read the SCG opinion letter and report carefully and in its entirety. Multiband paid SCG an aggregate fee of Thirty Thousand and No/100 Dollars ($30,000.00) for its services. The summary of the SCG opinion in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the SCG opinion letter and report. Please refer to “The Merger - Fairness Opinion of Multiband’s Independent Financial Appraiser” beginning on page 47.

Fairness Opinion of Shareholder Strategies, Inc. DTHC has engaged Shareholder Strategies, Inc., a Virginia corporation, which is referred to herein as “SSI”, as its independent financial advisor to analyze the fairness, from a financial point of view, of the consideration to be paid pursuant to the Merger Agreement to the holders of DTHC’s common stock, and to provide its opinion in that regard. On November 29, 2007, SSI rendered to the DTHC Board of Directors its opinion to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Merger Consideration (as described in Section 2.6.1 of the Merger Agreement) to be paid by Multiband pursuant to the Merger was fair, from a financial point of view, to DTHC and its shareholders. The full text of the SSI opinion, which sets forth the assumptions made, matters considered, and limitations of the scope of review undertaken by SSI in rendering its opinion, is attached to this Joint Proxy Statement/Prospectus as Annex C. The SSI opinion was provided to the DTHC Board of Directors in connection with its consideration of the Merger. The SSI opinion does not constitute a recommendation as to how any shareholder should vote on the proposal to approve the Merger Agreement or any other matter. DTHC and its Board of Directors encourage DTHC’s shareholders to read the SSI opinion letter and report carefully and in its entirety. DTHC paid SSI an aggregate fee of Seventy Thousand and No/100 Dollars ($70,000.00) for its services. The summary of the SSI opinion in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the SSI opinion letter and report. Please refer to “The Merger - Fairness Opinion of DTHC’s Independent Appraiser and Financial Advisor” beginning on page 53.

•
Material U.S. Federal Income Tax Consequences. Multiband believes the Merger will constitute a tax-free reorganization for U.S. federal income tax purposes. Please also refer to “The Merger - Material U.S. Federal Income Tax Consequences” beginning on page 65, which addresses the fact that Multiband will obtain from an outside, independent firm a tax or legal opinion, without limitation, with respect to the U.S. federal income tax consequences of the Merger and the status of the shares of Multiband common stock to be issued in the Merger to the DirecTECH Holding Company Employee Stock Ownership Trust.

•
Timing and Likelihood of Closing. We anticipate that the Effective Time of the Merger will occur effective January 1, 2008, following approval of the Merger Agreement at the Special Meetings of DTHC’s and Multiband’s shareholders, assuming satisfaction or waiver of all other conditions to the Merger. Because the Merger is subject to certain conditions, however, the exact timing of the completion of the Merger and the likelihood of the consummation thereof cannot be predicted. If any of the conditions in the Merger Agreement are not satisfied or waived, the Merger Agreement may be terminated and the Merger would not be completed. Please refer to “The Merger Agreement - Conditions to the Completion of the Merger” beginning on page 79.

•
Conditions to the Completion of the Merger. Prior to the consummation of the Merger, a number of conditions must be satisfied (or waived by DTHC or Multiband, as appropriate, to the extent permitted by law). These include, among others:

•	The approval of the Merger Agreement by Multiband’s and DTHC’s shareholders;

•	The absence of any law or order by any governmental authority which prohibits the consummation of the Merger;

•	The availability of sufficient operating financing to Multiband, DTHC, and HoldCo;

•	The truth and accuracy as of the Closing Date of Multiband’s, DTHC’s, and HoldCo’s representations and warranties, subject to certain qualifications;

•	The performance, in all material respects, by each of Multiband, DTHC, and HoldCo of its obligations under the Merger Agreement;

•
The relevant parties shall have entered into a Registration Rights Agreement defining the rights of the DTHC shareholders existing prior to the Merger Agreement to have their shares of Multiband common stock included in a registration for the public offer of securities in a manner that is mutually acceptable in addition to any rights of such shareholders to sell their shares of Multiband common stock in accordance with the provisions of Rule 144 (which generally provides for a holding period of approximately one year after the Closing of the Merger Agreement) promulgated under the Securities Act of 1933,as amended (the “1933 Act”) by the Securities and Exchange Commission [The form of the Registration Rights Agreement is set forth in Annex H.]; and

•	No “material adverse effect” having occurred with respect to Multiband or DTHC.

Please refer to “The Merger Agreement - Conditions to the Completion of the Merger” beginning on page 79.

•	Termination of the Merger Agreement. The Merger Agreement may be terminated upon the occurrence of various events specified in the Merger Agreement, including, among other things:

•	The mutual agreement of Multiband and DTHC;

•	The failure to consummate the Merger by March 31, 2008;

•	The failure of Multiband’s or DTHC’s shareholders to approve the Merger Agreement at their respective Special Meetings or any adjournment of their respective Special Meetings;

•	Certain types of material breaches of the non-terminating party’s representations, warranties or obligations under the Merger Agreement which are not cured within a specified cure period; or

•	The existence of a law or governmental order prohibiting the Merger.

Please refer to “The Merger Agreement - Termination of the Merger Agreement” beginning on page 82.

•
Financing of the Merger and Related Transactions. No financing is required to complete the Merger as it is an all stock transaction; however, Multiband, DTHC, and HoldCo shall have obtained financing sufficient for DTHC and Multiband to finance their post-Closing operations.

•
Record Date, Quorum and Voting Power for Multiband. You are entitled to vote at the Multiband Special Meeting if you owned Multiband common stock at the close of business on November 8, 2007, the record date for the Multiband Special Meeting. Each Multiband common stock outstanding on the record date is entitled to one vote at the special meeting. As of the record date, there were 7,420,404 shares of Multiband common stock outstanding and entitled to vote at the special meeting. A quorum will be considered present at the Multiband Special Meeting if the holders of a majority of the voting power of the issued and outstanding Multiband common stock entitled to vote are present at the Multiband Special Meeting, either in person or represented by proxy. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Record Date, Quorum and Voting Power for Multiband” beginning on page 41.

•
Record Date, Quorum and Voting Power for DTHC. You are entitled to vote at the DTHC Special Meeting if you own DTHC common stock at the close of business on December 21, 2007, the record date for the DTHC Special Meeting. Each share of DTHC common stock issued and outstanding on the record date is entitled to one vote at the DTHC Special Meeting. As of the record date, there will be 1,000,000 shares of DTHC common stock issued and outstanding and entitled to vote at the DTHC Special Meeting. A quorum will be considered present at the DTHC Special Meeting if the holders of fifty-one percent (51%) of the voting power of the issued and outstanding DTHC common stock entitled to vote are present at the DTHC Special Meeting, either in person or represented by proxy. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Record Date, Quorum and Voting Power for DTHC” beginning on page 42.

•
Multiband Shareholder Vote Required Approving the Merger Agreement. For Multiband to complete the Merger, Multiband shareholders as of the close of business on November 8, 2007, holding at least a majority of Multiband’s issued and outstanding common stock, must vote “FOR” the approval of the Merger Agreement. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Required Vote” beginning on page 42.

•
DTHC Shareholder Vote Required Approving the Merger Agreement. For DTHC to complete the Merger, DTHC shareholders as of the close of business on December 21, 2007, holding at least a majority of DTHC issued and outstanding common stock, must vote “FOR” the approval of the Merger Agreement. Please refer to “The Multiband and DTHC Shareholder Special Meetings - Required Vote” beginning on page 42.

•
In considering the unanimous recommendation of the Multiband and DTHC Boards of Directors to vote “FOR” the approval of the Merger Agreement, Multiband’s and DTHC’s shareholders should be aware that some of Multiband’s and DTHC’s executive officers and members of Multiband’s and DTHC’s Boards of Directors may have interests in the Merger and related events that are different from, and/or in addition to, the interests of Multiband’s and DTHC’s shareholders generally. Such differing or additional interests in the transaction may present them with actual or potential conflicts of interest. These differing interests include, without limitation, the following arrangements:

•	Executive Employment Agreements between DTHC and its executive officers that, among other things, provide severance benefits upon the termination of employment subsequent to the Closing of the Merger;

•	Certain indemnification rights of Multiband’s and DTHC’s directors and executive officers; and

•	All officers and directors of Multiband and DTHC are non-controlling shareholders of Multiband and DTHC, respectively.

Please refer to “The Merger - Interests of Multiband’s and DTHC’s Directors and Executive Officers in the Merger” beginning on page 57.

•
Regulatory and Other Governmental Approvals. Except for the required filing of the Articles of Merger with the Secretary of State of Minnesota at or before the Effective Time of the Merger, the required filing of the Certificate of Merger with the Secretary of State of Delaware, the required filing of certain disclosure documents with the United States Federal Trade Commission and the U.S. Department of Justice pursuant to the requirements of the Hart-Scott-Rodino Act, and the required filing of certain disclosure documents with the United States Securities and Exchange Commission and NASDAQ, we are unaware of any material foreign, federal or state regulatory requirements or approvals required for the completion of the Merger. Please refer to “The Merger - Regulatory and other Governmental Approvals” beginning on page 64.

•
No Solicitation. The Merger Agreement restricts Multiband’s and DTHC’s ability to, among other things, solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Multiband and/or DTHC or to change or withdraw our recommendation to approve the Merger Agreement. The Multiband and DTHC Boards of Directors may withhold, withdraw, or modify their respective recommendation to approve the Merger Agreement if they determine in good faith that they are required to do so in order to comply with their fiduciary duties to Multiband and DTHC shareholders, respectively, under applicable law.

QUESTIONS AND ANSWERS ABOUT THE MULTIBAND AND DTHC SPECIAL MEETINGS AND THE MERGER

Q:	When and where will the Multiband and DTHC Special Meetings Occur?

A:	The Special Meetings of Multiband’s and DTHC’s shareholders will be held separately at 3:00 p.m. Central Standard Time, December 31, 2007, 9449 Science Center Drive, New Hope, MN 55428.

Q;	What matters will Multiband and DTHC Shareholders be asked to vote at the Special Meetings?

A:	They will be asked to vote on three proposals:

1)	The approval of the Merger Agreement dated October 31, 2007, between Multiband, DTHC, and HoldCo;

2)	The adjournment of the Special Meetings, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement; and

3)	(a) With respect to Multiband’s Special Meeting, to approve raising the number of authorized Multiband capital shares from 20 million to 100 million; or

(b) With respect to DTHC’s Special Meeting, to approve that certain DirecTECH Holding Company 2007 Equity Incentive Plan, a copy of which is attached as Annex I to this Joint Proxy Statement/Prospectus, pursuant to which DTHC may grant incentive and/or non-qualified stock options to attract and/or retain skilled executives (the “DTHC 2007 Equity Incentive Plan”)

Q:	Who is soliciting your proxy?

A:	The proxy is being solicited by the Boards of Directors of Multiband and DTHC, respectively.

Q:	How do the Multiband and DTHC Boards of Directors recommend you vote on the proposals?

A:	The members of the Multiband and DTHC Boards of Directors recommend that the Multiband and DTHC shareholders, respectively, vote:

FOR the proposal to approve the Merger Agreement;

FOR adjournment of the special meeting, if necessary or appropriate to solicit additional proxies to vote for the approval of the Merger Agreement;

With respect to Multiband and its Board of Directors only, FOR approval to raise the authorized capital shares from 20 million to 100 million; and

With respect to DTHC and its Board of Directors only, FOR approval of the DTHC 2007 Equity Incentive Plan.

Q:	When is the Merger expected to be completed?

A:	Multiband and DTHC expect to complete the Merger by January 1, 2008, and no later than March 31, 2008.

Q:	What vote of shareholders is expected to approve the Merger Agreement?

A:
Approval of the Merger requires an affirmative vote of a majority of the shareholders of Multiband common stock as of the record date of November 8, 2007, and of the shareholders of DTHC common stock as of the record date of December 21, 2007.

Q:	Who is entitled to vote at the Multiband and DTHC Special Meetings?

A:
Multiband shareholders as of the close of business on November 8, 2007, the record date for the Multiband Special Meeting are entitled to receive notice of and to attend and vote at the Multiband Special Meeting. At the record date, 7,420,404 shares of Multiband common stock, held by Multiband shareholders of record were outstanding and entitled to vote. Multiband shareholders may vote all shares that they owned as of the record date. Multiband shareholders are entitled to one vote for each share of Multiband common stock that they own. DTHC shareholders as of the close of business on December 21, 2007, the record date for the DTHC Special Meeting are entitled to receive notice of and to attend and vote at the DTHC Special Meeting. At the record date, 1,000,000 shares of DTHC common stock, held by DTHC shareholders of record were outstanding and entitled to vote. DTHC shareholders may vote all shares that they own as of the record date. DTHC shareholders are entitled to one vote for each share of DTHC common stock that they own.

Q:	What does it mean if you get more than one Proxy Card?

A:
If you have shares of common stock that are registered in different names and/or are held in more than one account, you will receive more than one Proxy Card. Please follow the directions for voting on each of the Proxy Cards you receive to ensure that all of your shares are voted.

Q:	How do you vote without attending the Special Meeting?

A:
If you are a registered Multiband and/or DTHC shareholder (that is, if you hold you shares of Multiband common stock and/or DTHC common stock in your name), you may vote your shares of common stock by following the instructions included with the enclosed Proxy Card and as indicated in the Notice of the Multiband and DTHC Special Meetings.

If you hold your shares of Multiband or DTHC common stock through a broker, bank or other nominee, you should follow the separate voting instructions provided by your broker, bank or other nominee with this Joint Proxy Statement/Prospectus.

Q:	How do you vote in person at the Multiband or DTHC Special Meeting?

A:
If you are a registered Multiband and/or DTHC shareholder, you may attend the respective Special Meeting of the shareholders and vote your shares of Multiband or DTHC common stock, as the case may be, in person at the Special Meeting by giving Multiband or DTHC, as the case may be, a signed Proxy Card or ballot before the voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the Special Meeting, Multiband and DTHC recommend that you vote your shares of capital stock in advance as described above, so your vote will be counted even if you later decide not to attend.

If your shares of Multiband and/or DTHC common stock are held in “street name”, through a broker, bank or other nominee holder, only your nominee holder can vote your shares. (Shares purchased through a broker, typically, are registered and held in the name of and entity designated by the brokerage firm, in which event the shares are referred to as being held in “street name”.)

Q:	If your shares of Multiband or DTHC capital stock are held in “street name” by your broker, bank or other nominee, will your nominee vote your shares for you?

A:
Only if you provide instructions to your broker, bank or other nominee on how to vote may your broker, bank or other nominee act as such. You should follow the directions provided by your broker, bank or other nominee with this Joint Proxy Statement/Prospectus regarding how to instruct your nominee to vote your shares. Without instructions from you, your shares will not be voted. If your broker, bank or other nominee fails to contact you, you should contact your broker, bank, or other nominee directly.

Q:	May you change your vote?

A:	You may revoke or change your proxy at any time before it is voted. If you are a registered shareholder of Multiband or DTHC, you may revoke or change your proxy before it is voted by:

•	Filing a notice or revocation, which is dated later than the proxy you wish to revoke, with the Secretary of Multiband or DTHC, as the case may be; or

•	Submitting a duly executed Proxy Card bearing a later date in the manner indicated on the Proxy Card and in the Notice of Multiband and DTHC Special Meeting.

Simply attending the Special Meeting in person will not constitute revocation of a proxy. If your shares of capital stock are held in “street name”, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies.

Q:	What happens if you sell your shares of Multiband and/or DTHC capital stock before the Special Meeting?

A:
If you were a Multiband shareholder of record on November 8, 2007, the record date, you retain your right to vote at the Multiband Special Meeting, even if you sell your shares of capital stock after that date. If you held your Multiband shares of capital stock in “street name” on the record date, you retain your right to direct your broker or other nominee to vote at the Multiband Special Meeting, even if you sell your shares of capital stock after that date. If you are a DTHC shareholder of record on December 21, 2007, the record date, you retain your right to vote at the DTHC Special Meeting, even if you sell your shares of capital stock after that date. If you hold your DTHC shares of capital stock in “street name” on the record date, you retain your right to direct your broker or other nominee to vote at the DTHC Special Meeting, even if you sell your shares of capital stock after that date. If you transfer your DTHC shares of capital stock after the record date but prior to the date on which the Merger becomes effective, you will not be entitled to the Merger Consideration for those shares of capital stock that you have sold. The right to receive the Merger Consideration for such shares of DTHC common stock will pass to the person who owns the shares of DTHC common stock immediately prior to the effective date of the Merger.

Q:	What is a quorum?

A:
A quorum of the holders of thirty-four percent (34%) of the issued and outstanding shares of Multiband common stock must be present to conduct business at the Multiband Special Meeting. A quorum is present if the holders of a majority of the issued and outstanding Multiband common stock calculated on an as-converted basis, entitled to vote are present in person or by proxy at the Multiband Special Meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

A quorum of the holders of fifty-one percent (51%) of the issued and outstanding DTHC common stock must be present to conduct business at the DTHC Special Meeting. A quorum is present if the holders of fifty-one percent (51%) of the issued and outstanding DTHC common stock calculated on an as-converted basis, entitled to vote are present in person or by proxy at the DTHC Special Meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q:	How are votes counted?

A:
For the proposal relating to the approval of the Merger Agreement, Multiband or DTHC shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN”. Approval of the Merger Agreement requires (a) the affirmative vote of the holders of a majority of the issued and outstanding Multiband common stock and the DTHC common stock, voting together as a single class on an as-converted basis, and (b) with respect to Multiband, the affirmative vote of the holders of at least a majority of the issued and outstanding Multiband Preferred Shares, voting as a separate class. Abstentions will count for the purpose of determining whether a quorum is present, and will have the same effect as a vote against the Merger Agreement.

For the proposal to adjourn either Special Meeting, if necessary or appropriate, to solicit additional proxies to vote for approval of the Merger Agreement, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the issued and outstanding Multiband common stock or DTHC shares of common stock that are present in person or by proxy at the respective Special Meetings and entitled to vote on this proposal. Abstentions are considered present and entitled to vote and therefore will have the same effect as a vote against any proposal to adjourn the meeting, whereas broker non-votes are not considered present and entitled to vote and will not affect the proposal to adjourn the respective Special Meeting.

For the proposal relating to an amendment to Multiband’s Articles of Incorporation that will increase the authorized number of capital shares of Multiband from 20 million to 100 million (the “Amendment”), you may vote “FOR”, “AGAINST”, or “ABSTAIN”. Approval of the Amendment requires (a) the affirmative vote of the holders of a majority of the outstanding common stock, voting together as a single class on an as-converted basis, and (b) the affirmative vote of the holders of at least a majority of the outstanding Preferred Shares, voting as a separate class. Abstentions will count for the purpose of determining whether a quorum is present, and will have the same effect as a vote against the Amendment.

For the proposal relating to the DTHC 2007 Equity Incentive Plan, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. Approval of the DTHC 2007 Equity Incentive Plan requires (a) the affirmative vote of the holders of a majority of the issued and outstanding shares of DTHC common stock. Abstentions will count for the purpose of determining whether a quorum is present, and will have the same effect as a vote against the DTHC 2007 Equity Incentive Plan.

If you sign your Proxy Card without indicating your vote, your Multiband or DTHC shares of capital stock will be voted “FOR” the approval of the Merger Agreement, and “FOR” adjournment of the respective Special Meetings, if necessary or appropriate, to solicit additional proxies.

A broker non-vote generally occurs when a broker, bank, or other nominee holding shares on you behalf does not vote on a proposal because the nominee has not received your voting instruction and lack discretionary power to vote the shares. Nominee holders will not have discretion to vote shares without instructions from the beneficial owner thereof because the matters to be voted on are not “routine” matters as to which such discretion applies. Broker non-votes will not count as votes cast on a proposal.

Q:	Is it important for you to vote?

A:
Yes, because Multiband and DTHC cannot conduct the votes to approve the Merger Agreement without a quorum (as described above) of the holders of the issued and outstanding Multiband common stock and DTHC common stock present at the respective Special Meetings and Multiband and DTHC need the affirmative vote in favor of the Merger Agreement by the holders of a majority of the issued and outstanding Multiband common stock and the DTHC common stock, voting as a single class on an as-converted basis,.

Q:	Are you entitled to dissenters’ rights?

A:
Under Minnesota law, a shareholder is entitled to dissenters’ rights with respect to the Merger if such shareholder (a) gives written notice to Multiband before the Merger is submitted to a vote at the Multiband Special Meeting that such shareholder objects to the Merger proposal and intends to demand payment of the fair value for his or her Multiband shares of common stock if the Merger Agreement is approved, (b) does not vote his or her shares of Multiband common stock in favor of approval of the Merger Agreement and (c) carefully follows the statutory procedure for perfecting dissenters’ rights set forth in Sections 302A.471 and 302A.473 of the MBCA, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex D.

Please refer to “Multiband Shareholders’ Dissenters’ Rights” beginning on page 65.

Under Delaware law, holders of DTHC common stock have the right to exercise the right to an appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to the Merger. Such DTHC stockholders are entitled under the DGCL to receive an appraised value of their shares of DTHC common stock in lieu of the Merger Consideration that they would have otherwise received from the Merger. Please note, however, that it is a condition of the Merger Agreement that DTHC shall give Multiband (1) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by DTHC relating to stockholders’ rights of appraisal, and (2) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. Furthermore, DTHC is required pursuant to the Merger Agreement not to, except with the prior written consent of Multiband, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Please refer to “DTHC Stockholders’ Dissenters’ Rights” beginning on page 69.

Q:	Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this Joint Proxy Statement/Prospectus and the proxies solicited hereby will be borne by Multiband and DTHC. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Multiband, none of whom will receive additional compensation therefore. DTHC will not engage in any additional solicitation with respect to the DTHC proxies solicited hereby.

Q:	Will a proxy solicitor be used?

A:	No, Multiband and DTHC have decided not to retain the services of a proxy solicitor at the present time.

Q:	Should you send in your DTHC stock certificates now?

A:
No. Assuming the Merger is completed, DTHC shareholders will receive shortly thereafter a letter of transmittal with instructions informing them how to send their DTHC stock certificates to the paying agent in order to receive the Merger Consideration, without interest. The issuance of Multiband common stock to the DTHC shareholders will occur as a matter of law as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES, OPTIONS OR WARRANTS WITH YOUR PROXY.

Q:	Who can help answer your other questions?

A:
If you have more questions about the Multiband Special Meeting or the Merger, you should contact Steven M. Bell, Multiband’s Chief Financial Officer, at (763) 504-3000. If you have additional questions about the DTHC Special Meeting or the Merger, you should contact David R. Johanson, DTHC’s Secretary, at (707) 299-2461.

MARKET PRICES OF MULTIBAND’S COMMON STOCK

Multiband common stock is quoted on the NASDAQ Capital Market under the symbol MBND. Quotations in the following table are based on information provided by the “Historical Quotes” database of LexisNexis(R), which includes data provided by SunGard Management Solutions(R). The quotations represent inter-dealer prices, without retail markup, markdown or commission, and do not necessarily represent actual transactions.

	High Bid	Low Bid
Fiscal Quarter ended
September 30, 2004	7.25	4.80
December 31, 2004	8.90	5.05
March 31, 2005	8.75	6.65
June 30, 2005	7.50	5.35

September 30, 2005	7.75	5.35
December 31, 2005	7.60	5.90
March 31, 2006	7.25	5.50
June 30, 2006	6.50	4.10

September 30, 2006	5.05	3.30
December 31, 2006	4.45	2.65
March 31, 2007	4.10	2.00
June 30, 2007	3.90	1.10
September 30, 2007	4.35	2.39

The closing sale price of the Multiband common stock on the NASDAQ on October 30, 2007, the last trading day before Multiband announced the execution of the Merger Agreement, was $2.80 per share. The average trading price of the Multiband common stock over the prior three-month period was approximately $2.75. On December __, 2007, the last trading day before this Joint Proxy Statement/Prospectus was printed; the closing price of Multiband’s common stock on the NASDAQ was $_____ per share. You are encouraged to obtain current market quotations for the Multiband common stock in connection with voting your shares.

Multiband has not paid any cash dividends in prior years on its common stock and it is currently restricted by the terms of the Merger Agreement from paying cash dividends on its common stock. As of November 8, 2007, Multiband had 1,048 shareholders of record of its common stock. As of that same date there were 7,420,404 shares of Multiband’s common stock no par value issued and outstanding and 374,345 shares of Multiband’s convertible preferred stock issued and outstanding.

MULTIBAND CORPORATION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The tables below present the selected historical consolidated financial data for Multiband for the five years ended December 31, 2006, derived from its audited consolidated financial statements for those years. The summary of operations for the five years ended December 31, 2006, and the balance sheet data as of December 31, 2006, 2005, 2004, 2003, and 2002 have been derived from the audited financial statements for Multiband included in the Annual Report on Form 10-K/A for Multiband for the year ended December 31, 2006, which is incorporated into this document by reference. The table below also presents the selected historical consolidated financial data of Multiband for the nine months ended September 30, 2007, derived from its unaudited consolidated financial statements from the period, included in the Quarterly Report on Form 10-Q for Multiband for the quarter ended September 30, 2007, which is incorporated by reference.

The following tables should be read in conjunction with the consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Multiband Corporations’ Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which are incorporated by reference in this Joint Proxy Statement/Prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

Historical Consolidated Statement of Operations Data

	Nine Months Ended September 30,	Year Ended December 31
	2007	2006	2005	2004	2003	2002
Revenue	$11,960,281	$18,051,601	$16,515,426	$11,067,834	$1,441,118	$577,221
Operating costs and expenses	(16,268,096)	(27,191,052)	(22,353,165)	(15,362,441)	(4,598,056)	(3,582,983)
Loss from operations	(4,307,815)	(9,139,451)	(5,837,739)	(4,294,607)	(3,156,938)	(3,005,762)
Net loss	(4,560,718)	(10,183,723)	(7,475,000)	(9,783,962)	(4,365,004)	(4,438,059)
Net income (loss) attributable to common stockholders	(6,714,416)	(14,250,446)	(10,827,229)	(10,374,417)	(4,613,693)	(4,591,637)
Net income (loss) per share (Basic and Diluted)	(.94)	(2.11)	(1.86)	(2.23)	(1.43)	(1.96)
Weighted average common stock Outstanding (Basic and Diluted)	7,177,435	6,757,643	5,819,585	4,661,519	3,222,446	2,347,019

Historical Consolidated Balance Sheet Data

	As of September 30,	As of December 31,
	2007	2006	2005	2004	2003	2002
Cash and cash equivalents	$1,083,939	$1,020,975	$3,100,427	$726,553	$2,945,960	$540,375
Working capital (deficiency)	(4,677,097)	(5,294,245)	(971,418)	(8,931,414)	1,118,792	(252,870)
Total assets	10,175,516	17,986,056	26,271,405	26,633,712	13,902,885	10,347,316
Cumulative convertible preferred stock	3,642,049	3,705,264	3,766,154	3,772,754	2,531,821	2,575,437
Accumulated deficit	(76,496,700)	(69,782,284)	(55,531,838)	(44,704,609)	(34,330,192)	(29,715,999)
Total stockholders’ equity	1,913,451	5,659,309	14,968,295	8,549,431	5,807,711	2,642,285

DIRECTECH HOLDING COMPANY, INC. SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA - UNAUDITED

The tables below present the selected historical consolidated financial data for DTHC for the years ended December 31, 2006, and December 31, 2005, derived from its unaudited consolidated financial statements for those years. The table below also presents selected historical consolidated financial data of DTHC for the nine months ended September 30, 2007, derived from its unaudited consolidated financial statements from the period. Historical results are not necessarily indicative of the results to be expected in the future.

Historical Consolidated Statement of Operations Data

	Nine Months Ended September 30,	Twelve Months Ended December 31,
	2007	2006
Revenue	158,011,581	189,688,358
Operating costs and expenses	154,870,716	180,310,757
Income from operations	3,140,865	9,377,601
Net income	1,150,326	519,090

Historical Consolidated Balance Sheet Data

	September 30,	December 31,
	2007	2006	2005
Cash and cash equivalents	21,019,973	14,237,638	5,746,969
Working capital (deficiency)	2,032,412	884,152	(3,258,154)
Total assets	69,360,203	78,778,640	55,604,485
Convertible redeemable preferred stock	-	-	-
Accumulated deficit	(7,593,765)	(8,744,091)	(9,263,181)
Total stockholders’ equity (deficit)	(14,016,515)	(15,668,841)	(22,490,432)

Unaudited quarterly results

The following table sets forth certain un-audited quarterly operating information for each of the seven quarters in the two-year period ended September 30, 2007. Results for any previous fiscal quarter are not necessarily indicative of results for the full year or for any future quarter. DTHC has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues in the third quarter of the fiscal year.

(In Thousands)

	Sept 30, 2007	June 30, 2007	Mar. 31, 2007
Revenue	56,491	52,053	49,468
Cost of sales	44,543	38,660	38,532
Gross profit	11,948	13,393	10,936
Operating expense	10,474	11,498	11,164
Operating income(loss)	1,474	1,895	(228)
Interest expense	513	515	408
Other income(expenses)	131	105	186
Net income before ESOP and taxes	1.092	1,485	(450)
ESOP compensation expense	123	124	123
Net income(loss) before taxes	969	1,361	(573)
Income tax provision	199	199	209
Net income(loss)	770	1,162	(782)

	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006
Revenue	52,531	49,940	43,463	43,753
Cost of sales	41,729	37,068	32,200	34,947
Gross profit	10,802	12,872	11,263	8,806
Operating expense	10,386	8,058	7,836	8,086
Operating income(loss)	416	4,814	3,427	720
Interest expense	573	479	497	407
Other income(expenses)	199	206	194	147
Net income before ESOP and taxes	42	4,541	3,124	460
ESOP compensation expense	1,630	1,630	1,630	1,630
Net income(loss) before taxes	(1,588)	2,911	1,494	(1,170)
Income tax provision	282	282	282	282
Net income(loss)	(1,870)	2,629	1,212	(1,452)

Management’s Discussion and Analysis of Financial Conditions and Results of Operation.

The following discussion of the financial condition and results of DTHC’s operations should be read in conjunction with the condensed consolidated financial statements and the notes thereto included elsewhere in this report:

Nine Months Ended September 30, 2007, versus Nine Months Ended September 30, 2006

Results of Operations

Revenues

Total revenues increased 15.2% to $158,011,581 for the nine months ended September 30, 2007, as compared to $137,156,695 for the nine months ended September 30, 2006. This increase appears to be primarily due to increases in installations and related agent fees paid by DirecTV, Inc. (DTV).

Costs of Sales

Costs of sales increased 16.8% to $121,734,786 for the nine months ended September 30, 2007, as compared to $104,214,504 for the nine months ended September 30, 2006. This increase appears to be primarily due to the aforementioned increase in revenue between comparable periods.

Operating Expenses

Operating expenses increased 38.2% to $33,135,930 for the nine months ended September 30, 2007, versus $23,980,729 for the nine months ended September 30, 2006. This substantial increase in operating expenses appears to be primarily related to increased payroll expense. Secondarily there also appears to be material increases between the comparable periods in workers compensation insurance expense, legal , audit and professional fee expense, and advertising expense. DTHC anticipates that operating expenses will stabilize in future periods due to additional management control over these and other expenses.

Operating Income

Operating income declined 65.0% to $3,140,865 for the nine months ended September 30, 2007, as compared to $8,961,462 for the nine months ended September 30, 2006. This appears to be largely due to the aforementioned increases in certain operating expenses.

Interest Expense

Interest expense increased 3.7% to $1,435,942 for the nine months ended September 30, 2007, versus $1,384,182 for the comparable period in 2006. This appears to be largely due to increases in long-term borrowings by DTHC between those periods.

Net Income/Loss

Net income declined 51.9% to $1,150,326 for the nine months ended September 30, 2007, versus $2,389,376 for the comparable period in 2006. This appears to be due to a reduction in operating income and an increase in interest expense.

Liquidity and Capital Resources

DTHC’s cash position as of September 30, 2007, was strong with cash totaling $21,019,973 versus $13,202,383 as of September 30, 2006. As of September 30, 2007, DTHC’s cash on hand appears to be sufficient to fund its operations during the next twelve months.

Capital Expenditures

DTHC used $2,796,476 for capital expenditures during the nine months ended September 30, 2007, as compared to $785,179 in the same period last year. Capital expenditures consisted primarily of accounting software and computer equipment purchased for internal use and property buildouts related to multi-dwelling units.

CHANGES IN AND/OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Neither Multiband nor DTHC has had any material changes in and/or disagreements with accountants regarding accounting and financial disclosure issues during the prior three fiscal years.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The following selected unaudited pro forma combined condensed financial information was prepared using the purchase method of accounting. Multiband and DTHC unaudited pro forma combined condensed balance sheet data assumes that the Merger involving Multiband and DTHC took place on September 30, 2007, and combines Multiband and DTHC historical consolidated balance sheet at September 30, 2007. Multiband and DTHC unaudited pro forma combined condensed statements of operations data assume that the Merger involving Multiband and DTHC took place on January 1, 2006. The unaudited pro forma combined condensed statements of operations data for the year ended December 31, 2006, combines Multiband’s pro forma consolidated statement of operations and DTHC’s historical consolidated statement of operations data for the year then ended. The unaudited pro forma combined condensed statements of operations data for the nine months ended September 30, 2007, combines Multiband’s and DTHC’s historical consolidated statement of operations for the nine months then ended.

The selected unaudited pro forma combined condensed financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma combined condensed financial data as of and for the nine months ended September 30, 2007, and for the fiscal year ended December 31, 2006, are derived from the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with those statements and the related notes. See “Unaudited Pro Forma Combined Condensed Financial Statements of Multiband Corporation and DTHC.”

Unaudited Pro Forma Combined Condensed Statements of Operations Data:

	Nine Months Ended September 30, 2007	Year Ended December 31, 2006
Revenue	$169,815,141	$207,702,099
(Loss)income from operations	(1,166,950)	238,150
Loss before income taxes	(3,128,017)	(8,536,594)
Net loss	(3,735,018)	(9,664,633)
Net loss per share, basic and diluted	$0.18	$0.43
Shares used in per share calculations, basic and diluted	32,108,235	31,688,443

Unaudited Pro Forma Combined Condensed Balance Sheet Data

As of September 30, 2007
Cash and cash equivalents	$22,103,912
Total current assets	63,826,803
Total assets	102,770,379
Total liabilities	91,281,279
Stockholders’ equity	11,489,100

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The information below reflects:

•
The historical net income (loss) and book value per share of Multiband common stock and historical net income (loss) and book value per share of DTHC common stock in comparison with the unaudited pro forma net income (loss) per share after giving effect to the proposed Merger involving Multiband and DTHC on a purchase basis; and

•	The equivalent historical net income (loss) and book value per share attributable to 24.9308 shares of Multiband common stock which will be received for each share of DTHC stock.

You should read the tables below in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Multiband and DTHC incorporated by reference in this join proxy/prospectus and the unaudited pro forma condensed financial information and notes related to such consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus.

DirecTECH Holding Company, Inc.	Nine months ended September 30,2007	Year ended December 31, 2006
Historical Per Common Share Data:
Net income (loss) per common share - Basic	**	**
Book value per equivalent DTHC share (3)	($0.56)	($0.63)
**not applicable as company is privately held

Multiband Corporation	Nine months ended September 30,2007	Year ended December 31, 2006
Historical Per Common Share Data:
Loss per Common Share - Basic and diluted
Attributable to common stockholders (1)	($0.94)	($2.11)
Book value per share (2)	$0.26	$0.80

Pro Forma Combined Multiband Corporation and DirecTECH Holding Company, Inc.	Nine months ended September 30,2007	Year ended December 31, 2006
Combined Pro Forma Per Common Share Data:
Pro forma net loss per common share - basic and diluted - attributable to common stockholders. (5)	($0.18)	($0.43)
Pro forma Book value per Combined stockholders’ equity as of September 30, 2007(4)	$0.36	-

(1)
Income (loss) per common share - Basic and diluted - attributable to common shareholders has been computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) from continuing operations per share is computed using the weighted average number of common and potentially dilutive shares outstanding during the period. Potentially diluted shares consist of the incremental shares of common stock issuable upon the exercise of outstanding stock options and warrants and unvested restricted stock using the treasury stock method. The treasury stock method calculates the dilutive effect for only those stock options and warrants for which the sum of proceeds, including unrecognized compensation and any windfall tax benefits, is less than the average stock price during the period presented. Potentially dilutive shares are excluded from the computation of net income (loss) per share if their effect is anti-dilutive.

(2)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding as of the end of the period presented
(3)
The equivalent pro forma combined net loss and book value per DTHC share of common stock are calculated by multiplying the DTHC historical share amounts (1,000,000) by the exchange ratio of 24.9308 shares of Multiband common stock for each share of DTHC common stock.

(4)
The combined pro forma book value per share is computed by dividing combined pro forma stockholders’ equity by the combined pro forma number of shares of Multiband common stock outstanding assuming the Merger had occurred as of September 30, 2007.

(5)
The pro forma net loss per common share - basic and diluted - attributable to common stockholders is computed by dividing the combined pro forma loss attributable to common stockholders by the weighted average shares outstanding assuming that the pro forma shares issued to DTHC stockholders of 24,930,800 shares were outstanding as of the first day of the year.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Joint Proxy Statement/Prospectus, and the documents to which we refer you in this Joint Proxy Statement/Prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and may be based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of Multiband and/or DTHC, the expected completion and timing of the Merger and other information relating to the Merger. There are forward-looking statements throughout this Joint Proxy Statement/Prospectus, including, among others, under the headings “Summary”, “The Merger”, “The Merger - Opinion of Source Capital Group, Inc.”, “The Merger - Opinion of Shareholder Strategies, Inc.”, and in statements made in the future tense or containing the words “believes”, “plans”, “expects”, “anticipates”, “intends”, “estimates”, or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results, events or developments we anticipate will be realized or occur, or that they will have the expected effects on the business or operations of Multiband and/or DTHC. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this Joint Proxy Statement/Prospectus or elsewhere as a result of new information, future events or otherwise, except as mandated by applicable law.

RISK FACTORS

In addition to other factors and matters contained or incorporated in this Joint Proxy Statement/Prospectus, Multiband and DTHC believe that the following “RISK FACTORS” could cause actual results to differ materially from those discussed in the forward-looking statements. Their operations and Multiband’s securities are subject to a number of risks, including, but not limited to, those described below. If any of the following risks actually occur, the business, financial condition or operating results of Multiband and the trading price or value of Multiband common stock could be materially adversely affected.

You should consider the following factors in evaluating whether to approve the issuance of Multiband common stock in connection with the Merger (if you are a Multiband shareholder) or whether to adopt the Merger Agreement, as the case may be, if you are a Multiband or DTHC shareholder. In addition, you should read and consider the risk factors contained in Multiband’s Annual Report on Form 10-K/A for the period ended December 31, 2006, which has been filed with the SEC and is incorporated by reference. Additional risks and uncertainties not presently known to Multiband and/or DTHC or that are not currently believed important also may adversely affect the transaction and Multiband and/or DTHC following the Merger. The Risk Factors include, without limitation:

Closing Conditions To The Merger

The satisfaction of the conditions to the Merger, including the receipt of the required Multiband and DTHC shareholder approval may not occur and thus the Merger would not occur.

Uncertain Effects Of The Merger

The uncertain effect of the announcement of the Merger on Multiband’s and DTHC’s business relationships, operating results and business generally, including their ability to retain key employees, suppliers and customers. Even if the Merger is consummated, the DTHC business as merged into the Multiband business may not achieve the operating results and growth anticipated by management in structuring the transaction.

The Merger Agreement Could Terminate Or Be Delayed

The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement would result in the Merger not being consummated.

Also, there is risk that the Merger may not be completed in a timely manner or at all, which may materially adversely affect Multiband’s and/or DTHC’s business future prospects and the price of Multiband’s common stock, which is quoted on the NASDAQ Capital Market as MBND.

The Merger Could Subject The Parties To Litigation Or Other Expenses

1. There is risk that Multiband and/or DTHC may be subject to litigation in connection with the Merger;

2. There are risks related to diverting Multiband’s and/or DTHC’s management attention from ongoing business operations;

3. The amount of the costs, fee, expenses and charges related to the Merger; and

4. Multiband’s and/or DTHC’s ability to make the proper strategic choices with respect to pursuing profitable growth in their businesses.

Multiband Shareholders And DTHC Stockholders Will Each Have A Reduced Ownership And Voting Interest After The Merger

After the merger, Multiband shareholders and DTHC stockholders will each own a smaller percentage of Multiband than they currently own of Multiband or DTHC respectively. Multiband shareholders and DTHC stockholders may have less influence over the management and policies of Multiband than they currently exercise over the management and policies of Multiband and DTHC, respectively.

Other Risks And Uncertainties

1. The other risks and uncertainties set forth in Multiband’s publicly filed documents, including Multiband’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006;

2. The fact that Multiband may have to relist with the NASDAQ stock market if they deem the Merger to be a “reverse Merger”; and

3. The other risks and uncertainties set forth in DTHC’s audited financial statements for the fiscal year ended December 31, 2006.

General Additional Risk Factors Regarding Multiband

Multiband, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

Recognizing that voice, data, and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Multiband, between 1998 and 2001, purchased three competitors which, in the aggregate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

In early 2000, Multiband created its Multiband Consumer Services (“MCS”) division, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in Multi-Dwelling Units (“MDUs”) on one billing platform, which Multiband developed internally.

The Multiband specific risk factors, as detailed further below, should be analyzed in the context of Multiband's anticipated MDU related growth.

Multiband Net Losses

Multiband had net losses of Ten Million One Hundred Eighty-Three Thousand Seven Hundred Twenty-Three and No/100 Dollars ($10,183,723.00) for the year ended December 31, 2006, Seven Million Four Hundred Seventy-Five Thousand and No/100 Dollars ($7,475,000.00) for the year ended December 31, 2005, and Nine Million Seven Hundred Eighty-Three Thousand Nine Hundred Sixty-Two and No/100 Dollars ($9,783,962) for the year ended December 31, 2004. Multiband may never be profitable.

The prolonged effects of generating losses without additional funding may restrict Multiband’s ability to pursue its business strategy. Unless Multiband’s business plan is successful, an investment in Multiband’s common stock may result in a complete loss of an investor's capital.

If Multiband cannot achieve profitability from operating activities, it may not be able to meet:

•       its capital expenditure objectives;

•       its debt service obligations; or

•       its working capital needs.

Please also refer to the discussion regarding the “Possible Change in Control Effects” on page 40.

Multiband Working Capital Deficit

Multiband had a working capital deficiency of negative Five Million Two Hundred Ninety-Four Thousand Two Hundred Forty-Five and No/100 Dollars ($5,294,245) and negative Nine Hundred Seventy-One Thousand Four Hundred Eighteen and No/100 Dollars ($971,418), as of December 31, 2006, and December 31, 2005, respectively; primarily due to operating losses and acquisition related debt.  There is no assurance that Multiband will have positive working capital or be able to meet its working capital needs in future periods.

Multiband Goodwill

In June 2001, the Financial Accounting Standards Board (“FASB”) adopted Statement of Financial Accounting Standards (“SFAS”) 142, "Goodwill and Other Intangible Assets" which changed the amortization rules on recorded goodwill from a monthly amortization to a periodic "impairment" analysis for fiscal years beginning after December 15, 2001.  In 2004, Multiband recorded an impairment charge of Two Million Seven Hundred Forty-Eight Thousand Eight Hundred Seventy-Nine and No/100 Dollars ($2,748,879) related to Multiband Business Services which is included in discontinued operations for the year ended December 31, 2004.  In 2006, Multiband recorded an impairment charge to goodwill of Four Hundred Seventeen Thousand Four Hundred Sixty-Five and No/100 Dollars ($417,465) related to the sale of video assets to Consolidated Smart Broadband Systems, LLC (“CSBS”).  As of December 31, 2006, Multiband had remaining recorded goodwill of Five Hundred Nine Thousand Eighty-Six and No/100 Dollars ($509,086) primarily related to the purchase of Rainbow Satellite Group, LLC.

Deregulation

Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us. Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, Multiband’s activity is specifically exempt from the need to tariff its services in MDU's. The Telecommunications Act of 1996, however, provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

Dependence on Multiband’s Strategic Alliances

Several suppliers or potential suppliers of Multiband, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Multiband's business, Multiband believes that enough alternate suppliers exist to allow Multiband to execute its business plans. Multiband also is highly dependent on its Master System Operator Agreement (the “MSO Agreement”) with DirecTV, Inc.  The initial term of the MSO Agreement, which expires in August 2008, is for three years and provides for two additional two-year renewals if Multiband has a minimum number of paying video subscribers in its system operator network.  Although an alternate provider of satellite television services, Echostar, exists, the termination of the MSO Agreement could have a material adverse effect on Multiband's business.

Changes in Technology

A portion of Multiband’s projected future revenue is dependent on public acceptance of broadband and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Multiband's and DTHC’s control. Furthermore, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on Multiband’s and DTHC’s competitiveness in the marketplace if Multiband and/or DTHC are unable to adopt or deploy such technologies.

Attraction and Retention of Employees

Multiband's and DTHC’s success depends on the continued employment of certain key personnel, including executive officers. If Multiband and/or DTHC are unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Multiband's and DTHC’s success depends on their ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

Multiband Intellectual Property Rights

Multiband relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Multiband licenses intellectual property. Multiband also relies on agreements with owners of MDUs which grant Multiband rights of access for a specific period to MDU premises whereby Multiband is allowed to offer its voice, data, and video services to individual residents of the MDUs. If it was determined that Multiband infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Multiband's business, financial condition and results of operations. Also, there can be no assurance that Multiband would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Multiband's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Multiband or the steps taken by Multiband will be adequate to prevent misappropriation of Multiband's intellectual property.

Variability of Quarterly Operating Results

Variations in Multiband's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Multiband's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause substantial fluctuations in operating results from quarter to quarter.

Certain Anti-Takeover Effects

Multiband is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Multiband. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of Multiband's securities, or the removal of incumbent management.

Volatility of Multiband's Common Stock

The trading price of Multiband’s common stock has been and is likely to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. Multiband cannot be sure that an active public market for its common stock will continue after this offering. Investors may not be able to sell Multiband common stock at or above the price they paid for their common stock, or at all. Prices for Multiband common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

Future Sales of Multiband Common Stock May Lower Multiband Common Stock Price

If Multiband’s existing shareholders sell a large number of shares of Multiband common stock, the market price of the common stock could decline significantly. The perception in the public market that Multiband’s existing shareholders might sell shares of Multiband common stock could depress our market price.

Competition

Multiband faces competition from others who are competing for a share of the MDU market, including other satellite companies, cable companies and telephone companies. Some of these companies have substantially greater assets and resources than Multiband does.

Multiband NASDAQ Listing

Multiband is not in compliance with Marketplace Rule 4310(c)(3) which requires Multiband to have Five Hundred Thousand and No/100 Dollars ($500,000) of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years; or Thirty-Five Million and No/100 Dollars ($35,000,000) market value of listed securities; or Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) in stockholders’ equity. Multiband’s stockholders’ equity as reflected on its Form 10-Q for the period ended September 30, 2007, was approximately One Million Nine Hundred Thousand and No/100 Dollars ($1,900,000.00).

On November 1, 2007, Multiband announced that it had entered into a definitive agreement under which a Multiband subsidiary, Multiband HoldCo, Inc., will merge with DTHC, one of the nation's largest DirecTV Home Satellite Provider companies, resulting in DTHC becoming a wholly-owned subsidiary of Multiband. The transaction is anticipated to close during the First Quarter of 2008. Upon consummation of the Merger, Multiband believes that it will have sufficient stockholders’ equity to comply with Marketplace Rule 4310(c)(3) for continued listing.

Multiband has until December 6, 2007, to provide the NASDAQ Staff with a plan to achieve and maintain compliance with all NASDAQ Capital Market listing requirements and request continued listing pending the completion of the plan. There can be no assurance, however, that the Panel will grant Multiband's request for continued listing.

Convergent Capital Default

As of September 30, 2007, Multiband failed to meet the compliance covenants of its lender, Convergent Capital I, L.P., a Delaware limited partnership (“Convergent Capital”), with respect to having minimum net worth of Three Million and No/100 Dollars ($3,000,000.00) and positive EBITDA for the quarter ended September 30, 2007, of One Hundred Fifty Thousand and No/100 Dollars ($150,000). Convergent Capital provided Multiband with a waiver for both covenants for the quarter ended September 30, 2007.

Possible Change in Control Effects

Pursuant to the Merger Agreement, the former stockholders of DTHC will end up owning approximately seventy-seven percent (77%) of Multiband’s issued and outstanding common stock. A substantial percentage of this ownership will be concentrated among a small group of DTHC management and directors. The DirecTECH Holding Company Employee Stock Ownership Trust (the “DTHC ESOT”) also will own a substantial percentage of Multiband’s common stock subsequent to the Merger. As a result, the DTHC management and directors and the DTHC ESOT could exercise control over Multiband in ways that current shareholders of Multiband could find adverse to their interests.

Furthermore, Multiband has substantial net operating losses, which may be subject to the Section 382 of the Internal Revenue Code of 1986, as amended, limitations resulting from a deemed “change in control”. The possible loss of certain net operating losses may reasonably affect the value of the Multiband common stock subsequent to the Closing of the Merger.

General Additional Risk Factors Regarding DTHC

Lack of Diversification

DTHC’s primary source of revenues is DirecTV, Inc. which, in 2006, accounted for approximately ninety-nine percent (99%) of DTHC’s total revenues. Any adverse changes that DTHC may experience in its business relationship with DirecTV, Inc., including, without limitation, reductions in fees paid by DirecTV, Inc., would have a material adverse affect on DTHC’s revenues and overall financial condition.

Lack of Internal Controls Related to Prevention of Improper Accounting Entries

DTHC’s management has determined based upon input from an independent advisor that its control environment at December 31, 2006, lacked certain controls related to the prevention of improper accounting entries and that the lack of these controls constitutes a material weakness in internal control over financial reporting.  DTHC expects to receive a “material weakness” letter from its independent registered public accounting firm in this respect.   This material weakness determined by DTHC’s management identified that DTHC’s control environment at December 31, 2006, lacked certain controls related to the prevention of improper accounting entries and resulted in a number of adjusting accounting entries to DTHC's financial statements for the 12-month period ended December 31, 2006. DTHC anticipates that this material weakness and other deficiencies will be remediated as Multiband becomes involved in the accounting processes and controls at DTHC.  Furthermore, this material weakness resulted in adjusted accounting entries being recorded in DTHC’s financial statements for the fiscal year ended December 31, 2005.  DTHC has attempted to incorporate these changes into the unaudited financial statements disclosed in this Joint Proxy Statement/Prospectus.

THE MULTIBAND AND DTHC SHAREHOLDER SPECIAL MEETINGS

Time, Place, and Purpose of the Multiband and DTHC Shareholder Special Meetings

This Joint Proxy Statement/Prospectus is being furnished to Multiband’s and DTHC’s shareholders in connection with the solicitation of proxies by their respective Boards of Directors for use at the Special Meetings of the Multiband and DTHC shareholders to be held on December 31, 2007, starting at 3:00 p.m. Central Standard Time, at 9449 Science Center Drive New Hope, Minnesota. The purpose of the Special Meetings will be for the Multiband and DTHC shareholders to consider and vote upon three proposals: (1) to approve the Merger Agreement; (2) to approve the adjournment of the Special Meetings, if necessary or appropriate, to solicit additional proxies to vote for approval of the Merger Agreement if there are insufficient votes to approve the Merger Agreement; and (3) with respect to Multiband only, to approve raising the number of authorized Multiband capital shares from 20 million to 100 million, or with respect to DTHC only, to approve the DTHC 2007 Equity Incentive Plan. A copy of the Merger Agreement (redacted for certain confidential information related to litigation and claims) is attached to this Joint Proxy Statement/Prospectus as Annex A. This Joint Proxy Statement/Prospectus, the notice of the Special Meeting, and the enclosed form of proxy are first being mailed to Multiband and DTHC shareholders on or about December, 2007.

Recommendation of the Multiband and DTHC Boards of Directors

Multiband’s Board of Directors has approved the Merger and the Merger Agreement. Accordingly, Multiband’s Board of Directors recommends that Multiband’s shareholders vote “FOR” the approval of the Merger Agreement. In considering the recommendation that Multiband’s shareholders approve the Merger Agreement, Multiband’s shareholders should be aware that members of Multiband’s Board of Directors and Multiband’s executive officers have interests in the Merger both similar to and potentially different than those of other Multiband shareholders. Please refer to the section entitled “The Merger - Interests of Multiband’s and DTHC’s Directors and Executive Officers in the Merger” beginning on page 57 for a description of such interests.

DTHC’s Board of Directors has approved the Merger and the Merger Agreement. Accordingly, the DTHC Board of Directors recommends that DTHC’s stockholders vote “FOR” the approval of the Merger Agreement. In considering the Board of Directors’ unanimous recommendation that DTHC’s stockholders approve the Merger Agreement, DTHC stockholders should be aware that members of DTHC’s Board of Directors and DTHC’s executive officers have interests in the Merger both similar to and potentially different than those of other DTHC stockholders. Please refer to the section entitled “The Merger - Interests of the Multiband’s and DTHC’s Directors and Executive Officers in the Merger” beginning on page 57 for a description of such interests.

Record Date, Quorum, and Voting Power for Multiband

The holders of record of Multiband common stock at the close of business on November 8, 2007, the record date for the Multiband Special Meeting, are entitled to receive notice of, and to attend and vote at, the Multiband Special Meeting. As of the record date, there were 7,420,404 shares of Multiband common stock issued and outstanding, all of which are entitled to be voted at the Multiband Special Meeting. Each issued and outstanding share of Multiband common stock on the record date entitles the holder to one vote on each matter submitted to Multiband shareholders for a vote at the Multiband Special Meeting.

A quorum of the holders of the issued and outstanding shares of Multiband common stock must be present to conduct business at the Multiband Special Meeting, including conducting the vote on the three proposals described in this Joint Proxy Statement/Prospectus. A quorum is present if the holders of a majority of the voting power of all Multiband common stock entitled to vote are present in person or by proxy at the Special Meeting. Abstentions will count for the purpose of determining whether a quorum is present. Once a share is represented at the Multiband Special Meeting, it will be counted for the purpose of determining a quorum at the Multiband Special Meeting and any adjournment or postponement of the Multiband Special Meeting. If a new record date is set for the adjourned Multiband Special Meeting, then a new quorum will need to be established at the reconvened meeting.

Record Date, Quorum, and Voting Power for DTHC

The holders of record of DTHC common stock at the close of business on December 21, 2007, the record date for the DTHC Special Meeting, are entitled to receive notice of, and to attend and vote at, the DTHC Special Meeting. As of the record date, there will be 1,000,000 issued and outstanding shares of DTHC common stock, all of which will be entitled to be voted at the DTHC Special Meeting. Each issued and outstanding share of DTHC common stock on the record date will entitle the holder to one vote on each matter submitted to DTHC stockholders for a vote at the DTHC Special Meeting.

A quorum of the holders of the issued and outstanding DTHC common stock must be present to conduct business at the DTHC Special Meeting, including conducting the vote on the two DTHC proposals described in this Joint Proxy Statement/Prospectus. A quorum will be considered present at the DTHC Special Meeting if the holders of fifty-one percent (51%) of the voting power of all issued and outstanding DTHC common stock entitled to vote are present in person or by proxy at the DTHC Special Meeting. Abstentions will count for the purpose of determining whether a quorum is present. Once a share is represented at the DTHC Special Meeting, it will be counted for the purpose of determining a quorum at the DTHC Special Meeting and any adjournment or postponement of the DTHC Special Meeting. If a new record date is set for the adjourned DTHC Special Meeting, then a new quorum will need to be established at the reconvened meeting.

Required Vote

For Multiband and DTHC to complete the Merger, Multiband and DTHC shareholders as of the close of business on the record date holding at least a majority of the voting power of the issued and outstanding shares of Multiband common stock and the DTHC common stock, must vote in favor of approval of the Merger Agreement. Abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement. The proposal to adjourn the Special Multiband or DTHC Special Meetings, if necessary or appropriate, to solicit additional proxies requires the approval of a majority of the voting power of the Multiband common stock and the DTHC common stock entitled to vote at the Multiband and DTHC Special Meetings, respectively, and present in person or by proxy. Abstentions are considered present and entitled to vote and therefore will have the same effect as a vote against any proposal to adjourn the meetings, whereas broker non-votes are not considered present and entitled to vote and will not affect the proposal to adjourn the Multiband or DTHC Special Meetings.

In order for Multiband common stock or DTHC common stock to be included in the votes at the respective shareholder Special Meetings, if you are a registered shareholder of Multiband or DTHC, as the case may be (that is, if you hold your Multiband or DTHC common stock in certificated form), you must submit your proxy and vote your stock by signing, dating and returning the enclosed proxy in the postage prepaid envelope provided, or you may vote in person at the Multiband or DTHC Special Meeting, respectively.

If your shares of Multiband or DTHC common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares of Multiband or DTHC common stock using the instructions provided by your nominee holder. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee directly for directions on how to vote your shares. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes and abstentions will not count as votes cast on the proposal to approve the Merger, and will therefore have the same effect as a vote cast against the proposal.

Voting by Directors and Executive Officers

As of November 8, 2007, the record date for the Multiband Special Meeting, the current directors and executive officers of Multiband have sole or share voting power with respect to an aggregate of 429,240 shares of Multiband common stock (excluding shares subject to options and warrants), representing approximately five point eight percent (5.8%) of the issued and outstanding Multiband common stock. Each of Multiband’s directors and executive officers has informed Multiband that they intend to vote all of their Multiband common stock “FOR” the approval of the Merger Agreement, “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, and “FOR” approving the raising of the number of authorized Multiband capital shares from 20 million to 100 million.

As of December 21, 2007, the record date for the DTHC Special Meeting, the current directors and executive officers of DTHC have sole or share voting power with respect to an aggregate of 366,699 shares of DTHC common stock (excluding shares subject to options and warrants), representing approximately thirty-six point sixty-seven percent (36.67%) of the issued and outstanding DTHC common stock. Each of DTHC’s directors and executive officers has informed DTHC that they intend to vote all of their DTHC common stock “FOR” the approval of the Merger Agreement, and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Proxies; Revocation

If you vote your Multiband common stock or DTHC common stock, as the case may be, by signing and dating a Proxy Card, your shares of Multiband common stock or DTHC common stock shall be voted at the respective Special Meeting in accordance with your instructions. If no instructions are indicated on your signed and dated Proxy Card, your shares will be voted “FOR” the approval of the Merger Agreement, “FOR” adjournment of the meeting, if necessary or appropriate to solicit additional proxies, and, with respect to the Multiband Special Meeting only, “FOR” approving the raising of the number of authorized Multiband capital shares from 20 million to 100 million, or with respect to the DTHC Special Meeting only, “FOR” approving the DTHC 2007 Equity Incentive Plan.

You may revoke or change your proxy at any time before it is voted. If you have not voted through a broker, bank or other nominee because you are the registered shareholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation that is dated after the date of the Proxy Card you wish to revoke with the Secretary of Multiband or DTHC, as the case may be; or

•	submitting a duly executed Proxy Card bearing a later date in the manner indicated on the Proxy Card and in the Notice of the Multiband and DTHC Special Meetings.

Simply attending the Multiband or DTHC Special Meeting will not constitute revocation of a proxy. If your shares of Multiband or DTHC common stock are held in “street” name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies.

Under Minnesota law, no matter other than the proposal to approve the Merger Agreement, the proposal to adjourn the Multiband Special Meeting, if necessary or appropriate to solicit additional proxies, or the proposal to increase the number of Multiband may be brought before the Multiband Special Meeting.

Under Delaware law, no matter other than the proposal to approve the Merger Agreement, the proposal to adjourn the DTHC Special Meeting, if necessary or appropriate to solicit additional proxies, or the proposal to approve the DTHC 2007 Equity Incentive Plan may be brought before the DTHC Special Meeting.

Shareholders should NOT send stock certificates, options or warrants with their Proxy Cards. If the Merger is completed, DTHC stockholders will receive a transmittal letter form following the completion of the Merger with instructions for use in effecting the surrender of DTHC common stock in exchange for the applicable Merger Consideration.

Expenses of Proxy Solicitation

The expenses of preparing, printing and mailing this Joint Proxy Statement/Prospectus and the proxies solicited hereby will be borne by Multiband and DTHC. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Multiband, none of whom will receive additional compensation therefore. DTHC or its officers or shareholders will not engage in any additional solicitation. Multiband will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of Multiband common stock held of record by others.

Adjournments

Although it is not currently expected, the Multiband or DTHC Special Meetings may be adjourned for the purpose of soliciting additional proxies to vote for the approval of the Merger Agreement. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting. If the Multiband or DTHC Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders of Multiband or DTHC who have already sent in their proxies may revoke them prior to their use at the Special Meeting, reconvened following such adjournment, in the manner described above.

THE PARTIES TO THE MERGER AGREEMENT

Multiband Corporation

Multiband is a corporation incorporated under the laws of the State of Minnesota with its principal executive offices at 9449 Science Center Drive, New Hope, Minnesota 55428. Our phone number is (763) 504-3000. Multiband is one of the largest providers of voice, data, and video to Multiple Dwelling Units in the United States.

Multiband HoldCo, Inc.

Multiband HoldCo, Inc. is a Delaware Corporation and a wholly-owned subsidiary of Multiband.

DirecTECH Holding Company, Inc.

DTHC, a Delaware corporation, is engaged in the general distribution of DirecTV, Inc. (“DirecTV”) programming services. DTHC specializes in the provisioning of Satellite TV to single family homes. DTHC is the culmination of a corporate reorganization of DirecTV Home Service Providers (“HSPs”) which have operated in regional markets since 1983, 1985, 1995, and 2000, respectively. DTHC’s management team has extensive experience in cable television, Direct Broadcast Satellite and services provisioning.

THE MERGER

Background of the Merger

Both DTHC and Multiband are engaged in the general distribution of DirecTV, Inc., a California corporation (“DirecTV”), programming services. DirecTECH specializes in the provisioning of satellite TV to single family homes while Multiband specializes in the installation of video, voice, and data services to Multiple Dwelling Units (e.g., apartments and condominiums), as well as the operation of its proprietary call, support, and billing centers.

DTHC Background

DTHC is actually the culmination of a corporate reorganization of DirecTV Home Service Providers (HSPs), which have operated in regional markets since 1983, 1985, 1995, and 2000. DTHC’s management team has extensive experience in cable, Direct Broadcast Satellite, and services provisioning. The members of DTHC’s corporate family that are DirecTV HSPs are DirecTECH Delaware, Inc., a Delaware corporation (“DTDE”), DirecTECH Southwest, Inc., a Louisiana corporation (“DTSW”), JBM, Inc., a Kentucky corporation (“JBM”), and Michigan Microtech, Inc., a Michigan corporation (“MMT”).

DTDE was founded in 2000 under the name “Directec, Inc.”, Directec, Inc. changed its name in 2004 to “DirecTECH, Inc” and later in 2004 to “DirecTECH Delaware, Inc.”. DTSW was founded in 1983 as “Comm-Craft, Inc.”. Comm-Craft, Inc. changed its name to “DirecTECH Southwest, Inc.” in 2004, under which name the company currently operates. JBM was founded in 1995 and adopted the assumed business name of “Primestar of the Bluegrass” in 1998. JBM replaced its assumed business name in 2002 with the assumed business name of “Bluegrass Satellite and Security”, which is currently still in use. MMT was founded and adopted the assumed business name of “Michigan Microtech” in 1985. MMT adopted the second assumed business name of “Telesales” in 1998 and another assumed business name of “Microtech Security Systems” in 1999.

Through the course of business, the management of DTDE, DTSW, JBM, and MMT determined that each corporate entity stood to gain from synergies that would be created if the corporations operated under common ownership. To that end, DTHC was incorporated in late 2004, and in June 2005, DTDE, DTSW, JBM, and MMT “merged” to become wholly-owned subsidiaries of DTHC. Although each subsidiary exists independently and operates in specific geographic locations, shared resources have resulted in a more efficient corporate entity on the whole.

As of the projected Closing Date of the Merger, DTHC will be owned approximately 45% by its management and directors and two other shareholders and 55% by the DirecTECH Holding Company Employee Stock Ownership Trust (the “DTHC ESOT”).

Multiband Background

Multiband was founded in 1975 as a telephone systems dealer under the name of Vicom, Inc. (“Vicom”) and stayed in that business sector until April of 2005 when it concluded the sale of its Corporate Technologies subsidiary, a Value Added Reseller (“VAR”). Corporate Technologies was a $30 million reseller of data and voice networks to commercial businesses.

In December of 2000, Vicom became traded on the NASDAQ exchange under the symbol VICM. This represented a move from the Pink Sheets to a national exchange in only five months.

Beginning in 2001, Vicom began the installation of its first MDU voice, video, and data installations. Leveraging the engineering and installation expertise of the Corporate Technologies subsidiary, the parent company initiated subscriber services under the name “Multiband”.

In April 2004, Vicom purchased the nation’s largest DirecTV Master System Operator, Minnesota Digital Universe, Inc. and thus entered the DirecTV distribution business.

In November of 2004, Vicom changed its name to Multiband Corporation and adopted its current NASDAQ trading symbol of MBND. Its operating business segments were re-named Multiband Subscriber Services and Multiband Business Services. The Business Services segment, d/b/a Corporate Technologies, was sold in 2005.

Reasons for the Merger

As separate entities, Multiband and DTHC are duplicating a number of key operational components. Specifically, finance, information technologies, engineering, and project management are functions which could be combined and streamlined into one merged entity.
Additionally, both entities possess key competencies in areas which, once combined, could provide meaningful synergistic advantages on the competitive playing field. Multiband’s proprietary ability to provide an integrated DirecTV video component, voice services, and data services billing platform combined with DTHC’s vast provisioning system could offer true “triple play” functionality to the DirecTV, Inc. programming feature set. The triple play capability has been the cornerstone of the cable companies’ marketing effort over the last several years and has catapulted their accelerated growth accordingly. A DirecTV based triple play has not been available outside the Regional Bell Operating Company (“RBOC”) venues of Verizon, Bell South and Qwest. Again, this marketing feature has been wildly successful due to the widely accepted viewpoint that DirecTV has a better video product than cable. Multiband contends, however, that the true advantage of a DirecTV corner stoned triple play has not yet been realized due to the poor billing presentation of the antiquated RBOC systems. Due to its size, DirecTV has found it impossible to revamp its collective processes to put forward a more dynamic billing application. Multiband, with its state of the art technology, feels that it is in an unprecedented position to attack the marketplace with the superior product created by the proposed Merger.

Fairness Opinion of Multiband’s Independent Appraiser and Financial Advisor

Source Capital Group, Inc. (“SCG”) was hired by Multiband in October 2007 to render an opinion regarding the fairness, from a financial point of view, of any consideration to be paid to the DTHC shareholders in the Merger. SCG delivered a draft of its opinion letter to Multiband on October 18, 2007 (subsequently confirmed in a final opinion letter dated November 19, 2007), which was considered at the Multiband Board of Directors meeting held via teleconference on that date. Based upon and subject to the factors they deemed relevant, SCG is of the opinion that the Merger Consideration to be paid by Multiband to DTHC’s shareholders is fair to Multiband from a financial point of view.

The full text of the written opinion of SCG, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by SCG is attached as Annex B to this Joint Proxy Statement/Prospectus.

Multiband’s shareholders are urged to read the SCG opinion in its entirety. SCG’s written opinion, addressed to the Board of Directors of Multiband, is directed only to the fairness of the Merger Consideration paid to DTHC from Multiband as of November 19, 2007. It does not address any other aspect of the proposed Merger, nor does it constitute a recommendation to any shareholder of Multiband as to how any shareholders should vote on the proposal to approve the Merger Agreement or any other matter. Any summary of SCG’s opinion letter set forth herein is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, SCG reviewed, without limit:

•	A draft of the amended and restated Letter of Intent between Multiband and DTHC dated September 17, 2007;

•	The Merger Agreement and all Disclosure Schedules and Exhibits;

•	Certain publicly available financial, business, operating and other data related to Multiband, including Multiband’s recent Form 8-K, Form 10-Q, and Form 10-K filings with the SEC;

•	Certain internal financial, operating and other data with respect to DTHC prepared and furnished to SCG by the management of Multiband and DTHC;

•	Certain financial, market performance and other data of certain other public companies deemed relevant by SCG; and

•	Such other information and factors deemed relevant by SCG for purposes of its opinion.

SCG also conducted discussions with senior management members of DTHC and Multiband regarding the financial condition, historical and current operating results, and business prospects of DTHC. The financial information for 2006 set forth in the following description is based on information supplied to SCG prior to DTHC’s completion of its audited financial statements for the year ended December 31, 2006, and the nine months ended September 30, 2007. Accordingly, such financial information may differ from the actual results reported by DTHC for the year ended December 31, 2006, in its audited financial statements and the completion of DTHC’s unaudited financial statements for the nine months ended September 30, 2007. You are urged to read the unaudited consolidated financial statements of DTHC for the fiscal year ended December 31, 2006, and the completion of its unaudited financial statements for the nine months ended September 30, 2007, as well as the notes related thereto, attached as Annex J to this Joint Proxy Statement/Prospectus.

In reviewing and arriving at its opinion, SCG relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information provided to it by DTHC, or otherwise made available to it, and has not independently verified such information. DTHC management advised SCG that they do not publicly disclose internal financial information of the type provided to SCG, and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. Moreover, DTHC does not currently provide, nor has it ever provided, its financial projections to research analysts on Wall Street. SCG relied upon the assurances of DTHC management that the information provided to it had been prepared on a reasonable basis in accordance with industry practice. SCG also relied upon the assurances of DTHC management that information regarding financial forecasts, projections and other estimates and business outlook information reflects the best currently available estimates and judgments of the management of DTHC, is based on reasonable assumptions, and that there is not (and the management of DTHC or Multiband are not aware of) any information or facts that would make the information provided to SCG incomplete or misleading. SCG expressed no opinion as to such financial forecasts, projections and other estimates and business outlook information or the assumptions on which they are based. In arriving at its opinion, SCG relied upon DTHC’s and Multiband’s estimates relating to certain financial, strategic, and operational benefits from the arrangement and has assumed that such benefits will be realized at the times and in the amounts specified by DTHC and Multiband

SCG has relied on advice of outside counsel to Multiband and on the assumptions of Multiband and DTHC management as to all accounting, legal, tax and financial reporting matters with respect to DTHC. SCG did not: (i) determine or consider the potential impact of becoming a reporting company under the 1933 Act on the financial condition of DTHC; or (ii) undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which DTHC or any of its Affiliates is a party or to which it may be a party. Accordingly SCG did not consider the possible assertion of claims, outcomes or damages arising out of any such matters. SCG assumed that neither Multiband nor DTHC is a party to any material pending transaction, including any external financing, recapitalization, acquisition or Merger, divestiture or spin-off other than the Merger Agreement and transactions described in the Merger Agreement. SCG expressed no opinion as to whether the necessary approvals or other conditions to the consummation of the Merger will be obtained or satisfied by Multiband and/or DTHC.

In arriving at its opinion, SCG did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of DTHC, and was not furnished with any such appraisals or valuations. The analyses performed by SCG in connection with its opinion were going-concern analyses; it expressed no opinion regarding the liquidation value of any entity. Furthermore, SCG’s opinion letter is based on economic, monetary and market consideration as they exist and can be evaluated as of November 19, 2007. SCG assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after November 19, 2007.

In connection with rendering its opinion letter, Multiband did not request to SCG, and SCG did not participate in Multiband’s and DTHC’s negotiation or structuring of the Merger. The Merger Consideration was determined through arm’s length negotiations between Multiband and DTHC, and not by SCG. No limitations were imposed by Multiband on SCG with respect to the investigations made or procedures followed by SCG in rendering its opinion.

SCG’s opinion letter is necessarily based upon the information that was provided to it by Multiband and DTHC and facts and circumstances as they existed on November 19, 2007. Events occurring after November 19, 2007 could materially affect the assumptions used in preparing the opinion. SCG did not express any opinion as to the prices at which shares of Multiband or related securities may trade following announcement of the Merger or at any future time.

Multiband did not request SCG to opine as to, and SCG’s opinion letter does not address, the basic business decision to proceed with or effect the Merger, or the merits of the Merger relative to any alternative transaction or business strategy that may be available to Multiband. SCG expressed no opinion as to whether any alternative transaction might produce consideration for the Multiband shareholders in excess of the amount contemplated in the Merger.

In preparing its opinion letter, SCG performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by SCG in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by SCG. Some summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by SCG, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to November 19, 2007, and is not necessarily indicative of current or future market conditions.

Market Trading Analysis

SCG reviewed the average daily closing price of Multiband’s common stock for each quarterly period during the fiscal year ended December 31, 2006, and for the nine months ended September 30, 2007. The average daily closing price of Multiband’s common stock increased 16% from $3.00 during the fourth quarter ended December 31, 2005, to a high of $3.51 during the third quarter ended September 30, 2007. Since the announcement of the planned Merger involving Multiband and DTHC on July 18, 2007, the average daily closing price of Multiband common stock had dropped to $2.51 as of September 29, 2007. We believe that the decline of Multiband’s market value subsequent to the July 2007 announcement was likely based upon the uncertainty of the combined entities’ post-Merger value. Specifically, the market had no idea what the dilution to existing Multiband shareholders will be, and is building in a discount for conservativeness. Subsequently, Multiband and DTHC executed a definitive merger agreement on October 31, 2007. Multiband common stock recovered substantially from the prior quarter’s low and traded to $3.26 as of the market’s close on November 19, 2007. We believe the recent recovery of Multiband’s market value subsequent to the definitive agreement announcement was based upon the increased certainty of the combined entities’ value post merger. Specifically, the market was able to rationally analyze the merits of the transaction and felt comfort in the increased certainty of the transaction being consummated.

Public Comparable Companies Analysis

This method applies the comparative public market information of companies comparable to DTHC (the “Comparable Group”). The methodology assumes that companies in the same industry share similar markets. The potential for revenue and earnings growth is usually dependent upon the characteristics of the growth rates of these markets, and companies in the same industry experience similar operating characteristics. The underlying components in the comparable company analysis assume the companies are ongoing concerns.

Using publicly available information, SCG compared selected financial data for DTHC with similar data of selected publicly traded outsourced-services companies considered by SCG to be comparable to DTHC. Because DTHC provides installation, integration and fulfillment services to homes, SCG examined other outsourced-services which touch consumers in the home as well as other enterprises, including: telecom/cable services, electrical services, customer care services, and other contract services. SCG did not analyze every publicly traded outsourced-services company, however, SCG selected the following list of companies (the “Comparable Companies”) which SCG deemed to be representative of each of the four sub-sectors listed above:

SUB-SECTOR	COMPANY
Wireline Telecom/Cable Services	180 Connect, Dycom and MasTec
Customer Care and Enterprise Networking	Black Box
Wireless Telecom Infrastructure Services	WPCS
Cable Installation and Bundled Services	MDU Communications

SCG identified these companies as the Comparable Companies because, in SCG’s opinion, these companies were the most similar to DTHC in terms of business and operating models, as well as size and services they provide. Specifically, each of these companies outsources service suppliers to third parties with the end user of such services being consumers and enterprises. Although SCG considers such companies similar for purposes of SCG’s analysis, none of the companies have the same management, makeup, size or combination of business as DTHC. In addition, SCG examined two additional publicly traded outsourced-services companies, Charys Holding Corp. and Volt Information Services, that it determined to exclude from its analysis due to the lack of similar technology services incorporated into the companies’ business solutions.

SCG analyzed the following financial data for each of the Comparable Companies: (1) the “enterprise value” (“EV”) defined as common stock market value (the number of fully diluted shares outstanding multiplied by the closing price of the common stock), plus total debt and preferred stock, less cash as a multiple of (i) revenues for the calendar year 2008 for which estimates have been furnished by IBES, management or SCG estimates, and (ii) earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the calendar year 2008 for which estimates have been furnished by IBES, management or SCG estimates; and (2) the closing price of the common stock on November 19, 2007, as a multiple of 2008 estimated earnings per share (“EPS”) (which EPS estimates reflected a median consensus of research analysts’ EPS estimates as reported by IBES) for each of the Comparable Companies.

SCG performed a valuation analysis by applying certain market trading statistics of the Comparable Companies to the historical and estimated financial results of DTHC. As of November 19, 2007, the Comparable Companies were trading at the following median valuation multiples:

		Market Valuation			30% Discounted Valuation
Public Median Valuation Metric	DirecTECH Holding Company Metric	Median Public Multiples	Implied DirecTECH Holding Company Ent. Val.	Implied DirecTECH Holding Company Equity Val.	Discounted Public Multiples	Implied DirecTECH Holding Company Ent. Val.	Implied DirecTECH Holding Company Equity Val.
EV 2008El Revenues	0.28	.76x	184.1	196.6	0.7x	128.9	137.6
EV / 2008El EBITDA	5.65	8.48x	103.1	115.7	7.6x	72.2	80.1
Mean			143.6	156.2		100.6	108.9

(1)
Based on information supplied to SCG prior to the completion by DTHC of its audited financial statements for the year ended December 31, 2006, and the completion of DTHC’s unaudited financial statements for the nine months ended September 30, 2007.

(2)
Fully-diluted shares outstanding calculation assumes the exercise of all convertible securities including convertible debentures, options and warrants. The calculation for Net Debt includes cash from the strike-price proceeds of all outstanding convertible debentures, options and warrants.

(3)	Excludes one-time restructuring costs.

As a result of these valuation analyses, SCG derived an average implied market value of approximately $156.2 million for DTHC’s common stock, compared to the Merger Consideration of $80.0 million as of October 31, 2007, as provided in the Merger Agreement. The range of values for the analyses was $115.7 million to $196.6 million.

The scale of DTHC in 2008, as measured by projected annual revenues of roughly $243 million, is lower than the Comparable Companies’ median projected revenues $698 million. Furthermore, DTHC’s EBITDA margins of 3.0% are lower than the median of the Comparable Companies which is 4.8%. SCG’s analysis illustrates the substantial operating leverage in outsourced-services companies which comes from size and scale as well as diversification of product offerings.

SCG concluded that DTHC would command a valuation of approximately a thirty percent (30%) discount to the median trading multiple of the Comparable Companies because DTHC had a lower revenue base, lower EBITDA margins, smaller revenue base. and narrow product offering. Using this assumption, SCG derived an average implied market value of approximately $108.9 million for DTHC’s common stock, compared to the Merger Consideration of $80.0 million as of October 31, 2007. The range of values for the analyses was $80.1 million to $137.6 million, illustrating that management’s offer is in line with industry multiple ranges.

Comparable Company Performance

SCG reviewed key financial performance measures of 180 Connect, Dycom, and MasTec (the only direct publicly traded competitors of DTHC) to those of DTHC from January 1, 2005, through the projected date of December 31, 2008. The financial performance measurements analyzed were the year-over-year revenue growth rates, EBITDA margins, and adjusted EBITDA margins. SCG noted that while the annual revenue growth of DTHC is greater than the annual revenue growth of either Dycom or MasTec, DTHC’s EBITDA margins were significantly lower. DTHC’s higher revenue growth rate is explained by the fact that it is a much smaller company than either Dycom or MasTec. This causes each additional contract that DTHC obtains to have a greater impact on revenue. Dycom and MasTec have superior EBITDA margins due to their greater size and scalability. SCG noted that DTHC’s financial performance more closely mirrors that of 180 Connect, Inc., another pure-play provider of home installation services for DirecTV that recently merged with a public “shell” corporation called Ad.Venture Partners, Inc., a special purpose acquisition company (“SPAC”), to obtain liquidity and a listing on a U.S. securities exchange. Following the Merger involving Multiband and DTHC, the combined companies will not be directly comparable to any of these entities due to the marriage of Multiband’s bundled service offering to MDUs and MTUs to DTHC’s substantial installation and integration capabilities geared to the consumer and enterprise markets.

Merger and Acquisition Transaction Analysis

SCG reviewed certain publicly available information including several selected merger and acquisition transactions from January 1, 2002, to March 2, 2007, involving outsourced-services companies (the “Comparable Transactions”). SCG excluded any transaction less than $5 million in transaction value from the analysis. SCG screened for transactions using Capital IQ and reviewed the public filings and press releases of each transaction to determine the comparability of the target company to DTHC. The criteria used in determining the comparability of such target companies to DTHC included company size, companies which outsource contract services, specialty contractors, and companies offering services which touch the home or enterprise.

Of particular interest were MasTec’s February 2006 acquisition of Digital Satellite Services, Inc. for approximately $26 million plus other consideration; Quanta Services’ August 2007 acquisition of Infrasource for over $1.5 billion; and Ad.Venture Partners’ September 2007 acquisition of 180 Connect, Inc.

Information reviewed in the merger and acquisition transactions consisted of, if available, EV divided by, if available, latest twelve month (“LTM”) net revenues and LTM EBITDA, as of the time of the announcement of the acquisition. SCG noted that the median EV multiples for the Comparable Transactions were 1.0x LTM Revenues and 10.0x LTM EBITDA. Utilizing an average of the median multiples paid in these merger and acquisition transactions applied to DTHC’s results, SCG derived an implied $137.6 million equity value for DTHC’s enterprise value.

Discounted Cash Flow Analysis

SCG also reviewed the discounted cash flow methodology, which assumes that the present value of DTHC’s common stock is equal to the sum of the present value of the projected available cash flow streams to the equity holders and the terminal value of the equity.

Using financial projections furnished by DTHC’s management on November 16, 2007, for the five years ending December 30, 2007, through 2011, SCG calculated DTHC’s projected cash flow available for distributions, and DTHC’s projected future values of DTHC’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x and 8.0x to DTHC’s projected EBITDA for the year ending December 31, 2011. In determining the appropriate EBITDA multiple for use in calculating DTHC’s projected future equity value, SCG reviewed, among other things, the multiples at which public companies SCG deemed comparable to DTHC historically trade, as well as the multiples observed in historical mergers and acquisition transactions deemed relevant by SCG. The public companies and comparable transactions used for purposes of this analysis were the same as the Comparable Companies and Comparable Transactions used for purposes of the Public Comparable Companies Analysis, Comparable Company Performance and Merger and Acquisition Transaction Analysis discussed above. SCG discounted these valuations due to the relative smaller size and scale of DTHC in determining an appropriate multiple range and then projected future values of DTHC’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x and 8.0x to DTHC’s projected EBITDA for the year ending December 31, 2011. The projected future values were then discounted using a range of discount rates of 20.0% to 30.0%, which yielded an implied range of discounted enterprise present values of $84.5 million to $143.2 million, with an average of $113.9 million. A weighted average cost of capital calculation of 25.0% is appropriate for DTHC, in SCG’s opinion, as it assumes a small company risk premium and a risk premium for customer concentration risk. SCG arrived at the discount rate of 25% based on its belief that there is up to an additional 5% of small company risk associated with DTHC relative to its larger peers, including Dycom and MasTec.

In determining the discount rates used in the discounted present value analysis, SCG noted, without limitation, that factors such as inflation, prevailing market interest rates, the inherent business risk and rates of return required by investors. In determining the appropriate EBITDA multiple used in calculating DTHC’s projected future equity value, SCG noted, without limitation, the multiples at which public companies which SCG deemed comparable to DTHC historically traded, and the multiples observed in historical mergers and acquisition transactions which SCG deemed relevant.

Fairness Opinion of DTHC’s Independent Appraiser and Financial Advisor

DTHC’s Board of Directors retained Shareholders Strategies, Inc., a Virginia corporation (“SSI”), as an independent financial advisor to render an opinion regarding the fairness, from a financial point of view, of the Merger Consideration to be paid pursuant to the Merger Agreement to the holders of DTHC’s issued and outstanding common stock, and to provide its opinion in that regard. SSI rendered to the DTHC Board of Directors its opinion to that effect on November 29, 2007, and will do so again on the Closing Date. Based upon and subject to the factors it deemed relevant, SSI is of the opinion that the Merger Consideration to be paid by Multiband to DTHC’s shareholders is fair to its shareholders from a financial point of view. SSI will confirm this opinion on the Closing Date.

The full text of the written opinion of SSI, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by SSI is attached as Annex C to this Joint Proxy Statement/Prospectus.

DTHC’s shareholders are urged to read the SSI opinion letter and report in its entirety. SSI’s written opinion letter, addressed to the Board of Directors of DTHC, is directed only to the fairness of the Merger Consideration from Multiband to DTHC as of November 29, 2007. It does not address any other aspect of the Merger, nor does it constitute a recommendation to any DTHC shareholder as to how any shareholder should vote regarding the proposal to approve the Merger Agreement or any other matter. Any summary of SSI’s opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, SSI reviewed, without limit:

•	The Amended and Restated Letter of Intent between Multiband and DTHC dated September 17, 2007, and October 11, 2007;

•	The Merger Agreement and all Disclosure Schedules and Exhibits;

•	Certain publicly available financial, business, operating and other data related to Multiband, including Multiband’s recent Form 8-K, Form 10-Q, and Form 10-K filings with the SEC;

•	Certain internal financial, operating and other data with respect to DTHC prepared and furnished to SSI by the management of Multiband and DTHC;

•	Certain financial, market performance and other data of certain other public companies deemed relevant by SSI; and

•	Such other information and factors deemed relevant by SSI for purposes of its opinion.

SSI’s Analysis and Conclusion

In SSI’s opinion, the consideration to be received by the stockholders of DTHC from Multiband is fair to the stockholders of DTHC from a financial point of view, as of November 29, 2007.

Scope of SSI’s Investigation

SSI’s investigation included a review of the Merger Agreement and all disclosure schedules and exhibits; discussions with senior management of DTHC about significant issues affecting the DTHC, historical and current DTHC financial results, and prospects for DTHC operating results in the future; discussions with senior management of Multiband about significant issues affecting Multiband, historical and current Multiband financial results, and prospects for Multiband operating results in the future; a site visit to the headquarters of Multiband in New Hope, Minnesota; a site visit to the headquarters of DTHC in Maysville, Kentucky; certain securities filings of Multiband with the SEC, including Multiband’s recent Forms 8-K, 10-K, and 10-Q; certain internal financial and operational information regarding DTHC; and certain industry financial information for companies like Multiband and DTHC.

Limiting Conditions and Assumptions

The information provided to SSI by DTHC or other parties involved with the Merger has been accepted without further verification as correctly reflecting the operating and financial condition of DTHC, in accordance with accepted accounting principles. The information provided to SSI by Multiband and derived by SSI from SEC filings has been accepted without further verification as correctly reflecting the operating and financial condition of Multiband, in accordance with generally accepted accounting principles, applied on a consistent basis. SSI has not made an independent appraisal of DTHC’s or Multiband’s assets. SSI’s opinion is based on the economic, market, and financial conditions as they existed as of the valuation date, currently November 29, 2007. SSI will update its opinion as of the Closing Date of the Merger.

SSI relied on the accuracy and completeness of all information (including, without limitation, financial performance, projected revenues and expenses, and discretionary and non-recurring expenses) provided by DTHC and Multiband and representations made to SSI by DTHC and its advisors, and on publicly available data (“Information”). SSI did not independently verify such Information. SSI undertook no independent review of licenses, agreements, permits, contracts, or other legal and regulatory documents related to DTHC’s or Multiband’s operations, and relied entirely upon DTHC’s and Multiband’s representations that all such documents and transactions are valid and enforceable under all applicable laws and regulations.

SSI expresses no opinion regarding any financial forecasts or other estimates and business outlook information provided by DTHC and/or Multiband or the assumptions on which they are based. Nor does SSI express any opinion regarding the advisability or prudence of the Merger. SSI has relied on the advice of outside advisors to DTHC and on the assumptions of Multiband and DTHC management with respect to all accounting, legal, and tax matters.

Presentation of Valuation

1.	A review of DTHC, its history and origin, and its operations (see Company beginning on page 1 of Annex C)

2.	A review of the Industry (see Industry beginning on page 8 of Annex C)

3.
A review of DTHC’s historical Income Statements and Balance Sheets since the creation of the holding company (see Financial Review beginning on page 13 of Annex C). This review necessarily relied on management’s interim year to date financial statements (unaudited and unreviewed) through September 30, 2007, as well as a draft-only set of audited financial statements for fiscal year end 2006.

4.	The application of appropriate adjustments to the earnings of DTHC for discretionary and/or non-recurring income and expense items (see Adjusted Earnings on page 17 of Annex C)

5.	A discussion of the appropriate basis of value to be used in valuing DTHC for this purpose and a conclusion that DTHC should be valued on a controlling interest basis.

6.
The consideration of a “control premium” in the valuation of DTHC, and the conclusion that the presentation of DTHC’s earnings as adjusted for discretionary and non-recurring expenses, as well as the earnings projections employed in the valuation, obviate the application of a specific control premium.

7.	The selection of the Market Multiple Approach, the Discounted Cash Flow Approach, and the Guideline Transactions Approach as appropriate methods for valuing DTHC.

8.	A review and presentation of the Market Multiple Approach (please refer to pages 20-25 of Annex C).

9.	A presentation of the Discounted Cash Flow Approach (please refer to pages 25-26 of Annex C)

10.	A presentation of the Guideline Transactions Approach (please refer to pages 26-27 of Annex C) in which the MasTec/DSS transaction is employed as a guide.

Review of the Three Valuation Methods Prior to Consideration of Non-Operating Assets

Market Multiple Approach	$73.3-85.9 million
Discounted Cash Flow	$78.6 million
Guideline Transactions	$77.0 million
Conclusion	$73.3-85.9 million

In conclusion, a value of $73.3 to $85.9 million for DTHC is considered reasonable for DTHC’s equity on a controlling interest basis, before the consideration of non-operating assets.

Non-Operating Assets

The Shareholder Notes Receivable of Eight Hundred Eighty-Seven Thousand and No/100 Dollars ($887,000) is a non-operating (financial) asset of DTHC which must be added to the valuation conclusion. Thought of another way, this asset nets against DTHC’s interest-bearing debt. The remaining balance of $11.5 million on the DTHC ESOT’s obligations to a former officer and director of two of DTHC’s subsidiaries (the “DTHC ESOT Notes”) creates another non-operating asset of DTHC. As DTHC makes deductible contributions which are used to repay the principal on the DTHC ESOT Notes, DTHC enjoys a tax deduction for state and federal income tax purposes. A reasonable assumption is that this $11.5 million of the DTHC ESOT Notes principal will be amortized over a four-year period. At a 40% tax rate, this creates tax savings of $1.15 million per year for four years. At a weighted average cost of capital of 16.3%, the present value of this tax shield to DTHC is estimated to be $3.2 million.

The total non-operating assets are, therefore, $4.1 million. This, when added to the valuation range concluded above, yields a final valuation conclusion of approximately $77.4 million to $90.0 million on a controlling interest basis. This equates to a range of $77.40 to $90.00 per share, based on 1,000,000 shares of DTHC common stock issued and outstanding.

Merger Share Exchange Rate

The analysis of Multiband that SSI completed (as summarized in the following paragraph) will determine whether the proposed exchange rate of 24.9308 shares of Multiband common stock for each share of DTHC common stock is reasonable. Based on the concluded per share prices above for DTHC, this implies a range of $3.10 per share to $3.61 per share on a fully diluted basis for Multiband (the result of dividing the DTHC price range by 24.9308).

SSI Analysis of Multiband

1.	An extensive review of the business model and operations of Multiband, including a history of the company

2.	A review of the Industry as it particularly relates to Multiband

3.	A brief review of Multiband’s recent Income Statements and Balance Sheets and a discussion of Multiband’s financial results

4.	A comparison and contrast of Multiband with DTHC

5.
An analysis of the value of Multiband using a) its recent traded stock price, and b) a capitalization of Multiband’s projected EBITDA for 2009 (as indicated by management) using derived earnings multiples for publicly traded agency companies.

SSI Conclusions

Based on the information available to SSI as of the date of this report, the proposed merger exchange rate of 24.9308 shares of Multiband common stock (subject to adjustment pursuant to the Merger Agreement) for each share of DTHC common stock would represent no less than fair consideration to the DTHC stockholders.

Certain Effects of the Merger on Multiband and/or DTHC

When DTHC files a Delaware Certificate of Merger with the Secretary of State of Delaware (or at a later time agreed upon by Multiband and DTHC) (the “Effective Time of the Merger”), all assets of every description and the business of each of DTHC and HoldCo shall vest in DTHC as the surviving corporation. All debts, claims, liabilities, and obligations of each of DTHC and HoldCo shall become the debts, claims, liabilities, and obligations of DTHC, as provided under the MBCA. DTHC then will be a wholly-owned subsidiary of Multiband. The same Articles of Incorporation and Bylaws governing DTHC immediately prior to the Effective Time of the Merger will govern DTHC as the entity surviving the Merger.

At the Effective Time of the Merger, each issued and outstanding share of DTHC common stock shall be converted into Multiband common stock, with the exception of DTHC shareholders who choose to exercise their appraisal rights pursuant to applicable Delaware law (the “Dissenting Shareholders”). DTHC common stock shall no longer be issued and outstanding and shall cease to exist, except as owned by Multiband. Multiband will issue to each DTHC shareholder 24.9308 Multiband shares in exchange for each DTHC share of common stock (subject to adjustment as provided in the Merger Agreement).

Multiband shall become a plan sponsor of the DTHC ESOP and the DTHC EIAP at the Effective Time of Merger (as defined below on page 72). Multiband also shall assume the DTHC 2007 Equity Incentive Plan (DTHC’s stock option plan) and the DirecTECH Holding Company 2007 Incentive Enhancement Plan (the “DTHC 2007 IEP”) at the Effective Time of Merger (as defined below on page 72). Multiband shall thus assume all obligations of DTHC under the DTHC 2007 Equity Incentive Plan and the DTHC 2007 IEP.

Financing of the Merger and Related Transactions

Because the Merger involves an all stock exchange of shares of common stock, there is no cash consideration or financing involved in the Merger; however, Multiband, DTHC, and HoldCo shall have obtained loans sufficient for DTHC and Multiband to finance their post-Closing operations.

Interests of Multiband’s and DTHC’s Directors and Executive Officers in the Merger

In considering the unanimous recommendation of Multiband’s and DTHC’s Boards of Directors to vote “FOR” the approval of the Merger Agreement, Multiband’s and DTHC’s shareholders should be aware that some of Multiband’s and DTHC’s executive officers and members of Multiband’s and DTHC’s Boards of Directors may have interests in the Merger and related events that are different from, and/or in addition to, the interests of Multiband’s and DTHC’s shareholders generally. Such differing or additional interests in the transaction may present them with actual or potential conflicts of interest. These differing interests include the following arrangements:

•	Certain indemnification rights of Multiband’s and DTHC’s directors and executive officers; and

•	All officers and directors of Multiband and DTHC are non-controlling shareholders of Multiband and DTHC, respectively.

Board of Directors and Executive Officers for Multiband as the Surviving Entity

The Board of Directors and the Executive Officers of Multiband immediately prior to the Effective Time of the Merger shall be the members of the Board of Directors and Executive Officers of Multiband immediately following the Merger; provided, however, that J. Basil Mattingly, Thomas A. Beaudreau, and Henry E. Block shall serve on Multiband’s Board of Directors and a sufficient number of outside members shall be added to the Multiband Board of Directors. Furthermore, J. Basil Mattingly shall serve as the Chairman of Multiband’s Board of Directors subsequent to the Closing of the Merger.

Board of Directors and Executive Officers for DTHC as the Surviving Entity

The Board of Directors and the Executive Officers of DTHC immediately prior to the Effective Time shall be the members of the Board of Directors and Executive Officers of DTHC as the surviving entity of DTHC and HoldCo.

Executive Employment Agreements and Management Services Agreements

At a minimum, Multiband and DTHC expect that Executive Employment Agreements for Thomas A. Beaudreau, Steven M. Bell, and James L. Mandel, will be executed concurrent with or subsequent to the Closing of the Merger. Those Executive Employment Agreements have not yet been negotiated.

DTHC currently has an Executive Employment Agreement with Thomas A. Beaudreau, its President and Chief Executive Officer, the material terms of which include, without limitation: :

•	Employment for a term that commenced on October 2, 2004, and terminates on October 1, 2009, except as otherwise indicated in the Executive Employment Agreement (the “Employment Term”);

•	“Base Compensation” at a salary of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00) per annum, as adjusted;

•	Eligibility for an executive cash bonus of One Hundred Thousand and No/100 Dollars ($100,000.00) per calendar year;

•
Grant of options to purchase 50,000 shares of DTHC common stock at approximately Ninety and 10/100 Dollars ($90.10) per share, which is expected to be the fair market value of one share of DTHC common stock as of December 31, 2007, as established in good faith by the DTHC Board of Directors based upon an opinion by SSI;

•
Issuance of 50,000 pool participation units as provided in the DTHC 2007 IEP, which shall provide a cash payment by DTHC to Mr. Beaudreau in the following amount in the range of approximately Two Million and No/100 Dollars ($2,000,000) to Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000) to be paid in substantially equal, annual installments over a period of five (5) years commencing on November 1, 2009, subject to certain restrictions and conditions set forth in the DTHC 2007 IEP;

•	A severance provision that will pay Mr. Beaudreau his Base Compensation for a period not to exceed the earlier of (1) the end of the Employment Term, or (2) two years;

•	Eligibility to participate in the DirecTECH Holding Company Employee Stock Ownership Plan and Trust.

Multiband will enter into a Management Services Agreement with Henry E. Block on or before the Closing of the Merger, the material terms of which will include, without limitation:

•	A term commencing on January 1, 2008, and terminating on December 31, 2014, except as otherwise indicated in the Management Services Agreement (the “Consulting Term”).

•	A consulting fee of Three Hundred Twenty-Five Thousand and No/100 Dollars ($325,000.00) per annum (the “Consulting Fee”);

•	A severance provision that will pay Mr. Block the Consulting Fee for a period not to exceed the earlier of (1) the end of the Consulting Term, or (2) five years; and

•	Eligibility for incentive payments as determined by the Executive Compensation Committee of the Multiband Board of Directors.

The Management Services Agreement is similar in form and content to an Executive Employment Agreement that Mr. Block currently has with DTHC.

Multiband will enter into a Management Services Agreement with J. Basil Mattingly on or before the Closing of the Merger, the material terms of which will include, without limitation:

•	A term commencing on January 1, 2008 and terminating on December 31, 2014, except as otherwise indicated in the Management Services Agreement (the “Consulting Term”).

•	A consulting fee of Five Hundred Thousand and No/100 Dollars ($500,000.00) per annum (the “Consulting Fee”);

•	A severance provision that will pay Mr. Mattingly the Consulting Fee for a period not to exceed the earlier of (1) the end of the Consulting Term, or (2) five years; and

•	Eligibility for incentive payments as determined by the Executive Compensation Committee of the Multiband Board of Directors.

The Management Services Agreement is similar in form and content to an Executive Employment Agreement that Mr. Mattingly currently has with DTHC.

Multiband will enter into a Management Services Agreement with Bernard J. Schafer on or before the Closing of the Merger, the material terms of which will include, without limitation:

•	A term commencing on January 1, 2008, and terminating on December 31, 2014, except as otherwise indicated in the Management Services Agreement (the “Consulting Term”);

•	A consulting fee of Three Hundred Twenty-Five Thousand and No/100 Dollars ($325,000.00) per annum (the “Consulting Fee”);

•	A severance provision that will pay Mr. Schafer the Consulting Fee for a period not to exceed the earlier of (1) the end of the Consulting Term, or (2) five years; and

•	Eligibility for incentive payments as determined by the Executive Compensation Committee of the Multiband Board of Directors.

Multiband currently has an employment agreement with Steven M. Bell, its Chief Financial Officer for the term beginning January 2005 and ending September 2008. Mr. Bell’s compensation is not tied directly to the Company’s performance. The agreement states that annual base salary for Mr. Bell will be One Hundred Ninety-Five Thousand and No/100 Dollars ($195,000.00) per year. Other key provisions of the contact include an agreement by Mr. Bell to keep confidential information secret both during and after employment and covenants not to compete with the Company for one year from the date of termination of employment. Mr. Bell's contract provides him with 400,000 stock options at an exercise price of Seven and 35/100 Dollars ($7.35) per share, vested over a three-year period.

Multiband currently has an employment agreement with James L. Mandel, its Chief Executive Officer from January 2005 to December 2007, the terms of which involve an annual base salary of Two Hundred Fifty Thousand and No/100 Dollars ($250,000). Mr. Mandel’s job responsibilities include developing a company business plans, developing expansion and growth opportunities, and directing the performance of other executive officers. Mr. Mandel's contract provides him with 600,000 stock options at an exercise price of Seven and 35/100 Dollars ($7.35) per share, vested over a one year period.

Multiband Executive and Equity Compensation

Compensation Discussion and Analysis

Multiband’s Executive Compensation Committee:

•	reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and

•	establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

Multiband is committed to attracting, hiring and retaining an experienced management team that can successfully sell and operate our services. The fundamental policy of Multiband’s Executive Compensation Committee is to provide Multiband’s executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term shareholder interest, as well as each officer’s personal performance. The compensation package for each executive officer is comprised of three elements: (1) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (2) potential for cash bonus payments contingent upon specific corporate and individual milestones; and (3) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Multiband’s shareholders.

At the beginning of each year, certain performance objectives are set by the Executive Compensation Committee for Multiband management. 2006 Corporate objectives included goals based on subscriber growth and certain financial metrics. By year end, the Executive Compensation Committee reviews the performance of Multiband against the corporate objectives and reviews the performance of each executive officer against their individual objectives. Based upon results achieved, the executive officers may receive part or all of a targeted bonus award.

Multiband’s Executive Compensation Committee met four times during 2006. The Executive Compensation Committee is comprised entirely of non-employee Directors who meet the independence requirements of the NASDAQ listing standards. The Executive Compensation Committee is comprised of Frank Bennett, Eugene Harris, and Donald Miller.

The following table sets forth certain information relating to the remuneration paid by Multiband to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded One Hundred Thousand and No/100 Dollars ($100,000.00) during Multiband’s fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non equity incentive plan compensation ($)	Change in pension value and non qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
James L. Mandel Chief Executive Officer	2006	$250,000	$33,500	-0-	-0-	-0-	-0-	-0-	$283,500

Steven M. Bell Chief Financial Officer	2006	$195,000	$13,500	-0-	-0-	-0-	-0-	-0-	$208,500

Dave Ekman Chief Information Officer	2006	$150,000	-0-	-0-	-0-	-0-	-0-	-0-	$150,000

Kent Whitney VP Operations	2006	$110,000	-0-	-0-	-0-	-0-	-0-	-0-	$110,000

Director Compensation

Multiband paid outside Directors a cash fee of Ten Thousand and No/100 Dollars ($10,000.00) annually in 2006. Outside Directors receive a stock option of 30,000 shares at market price upon joining Multiband’s Board of Directors. Additional awards or options to Directors are determined by the Executive Compensation Committee. Each Director is entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in relation to travel to and from and attendance at board meetings.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	(1) Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Change in pension value and nonqualified deferred compensation earnings (f)	(2) All other compensation ($) (g)	Total ($) (h)
Frank Bennett	$10,000	-0-	$29,500	-0-	-0-	$1,179	$40,679
Jonathan Dodge	$10,000	-0-	$29,500	-0-	-0-	-0-	$39,500
Eugene Harris	$10,000	-0-	$29,500	-0-	-0-	$2,100	$41,600
Donald Miller	$10,000	-0-	$60,500	-0-	-0-	$1,426	$73,352

(1)
The amounts in this column are calculated based on Statement of Financial Accounting Standard 123R “Share-Based Payment” and equal the financial statement compensation expense as reported in our 2006 consolidated statement of operations for the fiscal year.

(2)	Represents payment of expenses incurred in conjunction with attending board of directors meetings.

DTHC Executive and Equity Compensation

Compensation Discussion and Analysis

DTHC is in the process of retaining the Stanton Group of Minneapolis, Minnesota to review DTHC’s Executive Employment Agreements and the proposed Management Services Agreements for Messrs. Mattingly, Schafer, and Block with Multiband and will provide to the DTHC Board of Directors on or before the Closing of the Merger a written analysis, opinion letter, and report regarding the reasonableness of DTHC’s executive compensation and Management Services Agreements, including stock options to be granted.

Prior to the completion of the Merger, as indicated in this Joint Proxy Statement/Prospectus, DTHC will seek the approval of its shareholders and Board of Directors to adopt the DTHC 2007 Equity Incentive Plan, a copy of which is attached as Annex I to this Joint Proxy Statement/Prospectus, permitting the issuance of stock options to DTHC’s key employees and officers and others (although DTHC does not currently intend to grant any options to anyone other than DTHC’s key employees and officers as reflected in this Joint Proxy Statement/Prospectus) to acquire shares of DTHC common stock.  The aggregate number of shares of DTHC common stock that may be granted as options under the DTHC 2007 Equity Incentive Plan totals 100,000 shares.   DTHC will grant all stock options at the fair market value of the underlying DTHC common stock as of the date such stock options are issued to DTHC’s key employees and officers.   Furthermore, prior to the completion of the Merger, DTHC will seek the approval of its Board of Directors to adopt the DTHC 2007 IEP, pursuant to which DTHC will provide deferred compensation benefits to one of its key employees.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction by publicly traded corporations and their affiliates for certain individual executive compensation exceeding One Million and No/100 Dollars ($1,000,000) in any taxable year for the chief executive officer and its four highest compensated officers (other than the chief executive officer). Compensation that qualifies as performance-based compensation is exempt from the cap on deductible compensation. It is possible that certain payments under the DTHC 2007 IEP may constitute compensation in excess of $1,000,000 and thus, may not be deductible under Section 162(m) of the Code. Section 409A of the Code imposes additional limitations on non-qualified, deferred compensation plans, such as the DTHC 2007 IEP, and subjects such plans to additional conditions. DTHC may amend certain aspects of the DTHC 2007 IEP in the future for compliance with, or exemption from, the requirements of Section 409A of the Code. DTHC also intends to amend its Executive Employment Agreement with Mr. Beaudreau in this respect as well to ensure compliance with Section 409A of the Code.

The following table (derived from Forms W-2 for 2006) sets forth certain information relating to the remuneration paid by DTHC to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded One Hundred Thousand and No/100 Dollars ($100,000.00) during DTHC’s fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non equity incentive plan compensation ($)	Change in pension value and non qualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Thomas A. Beaudreau President and Chief Executive Officer	2006	$225,000	$100,000	-0-	-0-	-0-	-0-	$2,565.95	$327,565.95

David N. Wallingford Chief Financial Officer	2006	$200,000	-0-	-0-	-0-	-0-	-0-	$12,495.83	$212,495.83

Henry E. Block Vice President	2006	$325,000	-0-	-0-	-0-	-0-	-0-	$11,845.39	$336,845.39

Bernard J. Schafer Vice President	2006	$325,000	-0-	-0-	-0-	-0-	-0-	$11,819.77	$336,819.77

J. Basil Mattingly Chairman of the Board of Directors	2006	$500,000	$175,000	-0-	-0-	-0-	-0-	$4,812.41	$679,812.41

Director Compensation

DTHC does not pay a fee, grant stock options, or otherwise compensate its Directors, except as described above, and provided, however, that each Director is entitled to reimbursement for his reasonable out-of-pocket expenses incurred in relation to travel to and from and attendance at DTHC Board of Directors meetings.

Regulatory and Other Governmental Approvals

Except for the required filing of the Articles of Merger with the Secretary of State of Minnesota at or before the Effective Time of the Merger, the required filing of the Certificate of Merger with the Secretary of State of Delaware, the required filing of certain disclosure documents with the United States Federal Trade Commission and the United States Department of Justice pursuant to the requirements of the Hart-Scott-Rodino Act, which occurred on November 30, 2007, and the required filing of certain disclosure documents with the United States Securities and Exchange Commission and NASDAQ, we are unaware of any material foreign, federal or state regulatory requirements or approvals required for the completion of the Merger.

Material U.S. Federal Income Tax Consequences

The Merger shall qualify as a tax-free “reorganization” pursuant to the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and the rules and regulations promulgated there under. Multiband shall obtain an opinion letter to this effect from a qualified independent advisor (acceptable to DTHC) on or before the Closing of the Merger. Multiband also will obtain from an outside, independent firm a tax or legal opinion, without limitation, with respect to the U.S an regarding the status of the Multiband common stock to be issued in the Merger as "employer securities" under Section 409(l) of the Code, and "qualifying employer securities" as that term is defined in Section 407(d)(5) of ERISA, as these terms relate to the continuing status of the DTHC ESOP as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

Anticipated Accounting Treatment

Multiband and DTHC expect the Merger to be accounted for using the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations. Under this method, the total estimated purchase price is allocated to the net tangible and intangible assets of Multiband, acquired in connection with the Merger based on their estimated fair values. These allocations will be based upon a valuation that has not yet been finalized. Based on Multiband’s analysis of certain provisions of Statement of Financial Accounting Standard No. 141, such as the make-up of shareholder ownership subsequent to the Merger, Multiband is taking the position that it is the company being acquired in the Merger for financial accounting purposes even though Multiband is the legal acquirer of DTHC pursuant to the terms of the Merger Agreement and applicable law.

Fees and Expenses Incurred by Multiband and/or DTHC

Whether or not Multiband or DTHC completes the Merger, in general, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses (except for the DirecTECH Holding Company Employee Stock Ownership Plan and Trust). These include, without limitation, all accounting, legal, finder, broker, and other fees and expenses.

Multiband Shareholders’ Dissenters’ Rights

Under Minnesota Law, Multiband shareholders are entitled to dissent from the proposed Merger and to obtain “fair value” plus interest for their Multiband shares by asserting their dissenters’ rights.

For purposes of dissenters’ rights, “fair value” means the value of the Multiband shares immediately before the Effective Date of the Merger. “Interest” means interest commencing five days after the Effective Date of the Merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments (currently 5%).

The following summary of the applicable provisions of sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of those provisions and is qualified in its entirety by reference to those sections, the full text of which is attached as Annex E to this Joint Proxy Statement/Prospectus. Those sections should be reviewed carefully by any shareholders who wish to exercise dissenters’ rights. Any holder who forfeits dissenter’s rights by failure to follow these procedures will then receive the Merger Consideration described in this Joint Proxy Statement/Prospectus.

This Merger Agreement constitutes a plan of Merger for which shareholder approval is required under the MBCA. Under sections 302A.471 and 302A.473 of the MBCA, Multiband shareholders will have the right, by fully complying with the applicable provisions of sections 302A.471 and 302A.473, to dissent with respect to the Merger and to obtain payment in cash of the fair value of their shares after the Merger is completed.

If you choose to assert your dissenter’s rights or preserve you right to dissent, you must carefully review the requirements under sections 302A.471 and 302A.473 of the MBCA and should consult with an attorney.

If your shares are held of record in the name of another person, such as a bank, broker, or other nominee, you must act promptly to cause the record holder to follow the steps summarized below and in a timely manner in order to perfect whatever dissenter’s rights you may have.

Pursuant to the Merger Agreement, not more than five percent (5%) of the issued and outstanding Multiband shares shall exercise dissenter’s rights with respect to the Merger.

A Dissenting Shareholder Must Perfect Dissenters’ Rights

If you elect to exercise your dissenter’s rights, to “perfect” them you must:

•	provide Multiband with written notice of your intention to demand payment of the fair value of your shares before the vote on the Merger proposal at the Multiband Special Meeting:

•	not vote your shares in favor of the Merger proposal; and

•
assert you dissenter’s rights as to all of your Multiband shares (except where certain shares are beneficially owned by another person but registered under your name, in which event dissenters’ rights must be asserted with respect to all of those shares beneficially owned by the other person and the name and address of the beneficial owner must be disclosed).

The written notice must reasonably inform Multiband of your identity and your intention to exercise your dissenter’s rights, a vote against the Merger proposal will not in and of itself constitute sufficient written notice. All written notices should be:

•	addressed to Multiband, Attention: Corporate Secretary, 9449 Science Center Drive, New Hope, MN 55428;

•	filed before the shareholder vote on the Merger proposal at the Special Meeting; and

•	executed by, or sent with the written consent of, the holder of record.

A failure to vote will not constitute a waiver of your dissenter’s rights, but a vote in favor of the Merger proposal will constitute a waiver of your dissenter’s rights and will override any previously written notice of intent to demand payment. If you return a signed proxy but do not specify a vote against the Merger proposal or a direction to abstain, the proxy will be voted for the Merger proposal, which will have the effect of waiving your dissenter’s rights.

If you fail to comply with these conditions, you will not have dissenter’s rights with respect to your Multiband shares of common stock.

The Surviving Corporation Must Provide Dissenting Shareholders with Written Notice

If the Merger is completed and you have properly asserted your dissenter’s rights, the surviving corporation must give you a written notice containing the following:

•	the address where your demand for payment and stock certificates must be sent;

•	the date when your demand and stock certificates must be received;

•	any restrictions on transfer of un-certificated shares that will apply after the demand for payment is received;

•	a form to be used to certify the date on which you, or the beneficial owner on whose behalf you dissent, acquired the shares or an interest in them and to demand payment; and

•	a copy of sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under those sections.

Dissenting Shareholders Must Demand Payment and Return the Multiband Shares

Within 30 days after the written notice described above is given by the surviving corporation, you must demand payment and deposit your stock certificates with the surviving corporation (or comply with any restrictions on uncertificated shares), or you will irrevocably forfeit your dissenter’s rights and will be entitled to receive the Merger consideration. Under Minnesota law, notice by mail is given by the surviving corporation when deposited in U.S. mail. You will retain all rights and a shareholder until the effective time of the Merger.

The Surviving Corporation Must Send Dissenting Shareholders Fair Value and Specified Information

If you make timely demand for payment and deposit your stock certificates (or comply with any restrictions on uncertificated shares), then the surviving corporation will send you, after the effective time of the Merger or the receipt of the demand, whichever is later, an amount which it estimates to be the fair value of your shares, plus interest. The payment for fair value must be accompanied by the following:

•	Multiband’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the Merger;

•	Multiband’s latest available interim financial statements;

•	An estimate of the fair value of your Multiband shares;

•	A brief description of the method used to arrive at the estimate of the fair value;

•	A brief description of the procedures to be followed if you wish to demand supplemental payment; and

•	Copies of sections 302A.471 and 302A.473 of the MBCA.

A Dissenting Shareholder May Demand Supplemental Payment

If you believe that the amount of the payment by Multiband is less than the fair value of your shares, plus interest, you must give written notice to the surviving corporation of your own estimate of the fair value of your shares, plus interest, within 30 days after the date the surviving corporation sends you its fair value estimate and payment. Your written notice must also demand payment of the difference.

If you fail to give written notice of your estimate to the surviving corporation and demand payment for the difference within the 30-day time period, you will be entitled only to the amount the surviving corporation estimates as fair value and previously paid to you.

Multiband May Withhold Payment of Fair Value Under Certain Circumstances

If you were not a Multiband shareholder or are dissenting on behalf of a person who was not a beneficial owner of Multiband common stock on November 8, 2007, Multiband may withhold the payment of the estimated fair value, plus interest, for your or such person’s shares. In that event, the surviving corporation must provide you with the following:

•	the notice and all other materials that were sent after shareholder approval of the Merger to all shareholders who have properly exercised dissenters’ rights;

•	a statement of reason for withholding the payment; and

•	an offer to pay you the amount listed in the materials if you agree to accept that amount in full satisfaction.

If you decline this offer, you may demand payment by following the same procedures described for demand of supplemental payment by shareholders who owned their shares as of October 31, 2007.

If you did not own Multiband shares as of October 31, 2007, and fail to properly demand payment, you will be entitled only to the amount offered by Multiband.

The rules and procedures for supplemental payment applicable to a dissenting shareholder who owned Multiband shares on October 31, 2007, also will apply to any Multiband shareholder properly giving a demand but who did not own Multiband shares of record or beneficially on October 31, 2007. Any such Multiband shareholder is not entitled to receive any payment from Multiband until the fair value of the Multiband shares, plus interest, has been determined pursuant to the rules and procedures for supplemental payment.

A Court Will Settle Fair Value Disputes

If Multiband cannot agree within 60 days after it receives your estimate of the fair value of your Multiband shares, then it will file an action in a court of competent jurisdiction in Ramsey County, Minnesota, asking the court to determine the fair value of your Multiband shares, plus interest. If your demand is not settled within the applicable 60-day settlement period, you and all other dissenting shareholders whose demands have not been settled will be made parties to this proceeding.

The court will determine whether you have fully complied with the provisions of section 302A.473 of the MBCA and will then determine the fair value of your Multiband shares. The court may appoint one or more persons as appraisers to receive evidence and make recommendations to the court. The court will determine the fair value of your Multiband shares by taking into account any and all factors the court finds relevant. The court will compute the fair value by utilizing any method or methods it deems appropriate, whether or not used by Multiband, you or another dissenting shareholder.

The fair value of your Multiband shares, as determined by the court, will be binding on you. If the court determines that the fair value of your Multiband shares is in excess of the Multiband’s estimate of the fair value of the Multiband shares, then the court will enter a judgment in your favor in an amount by which the value determined by the court exceeds the surviving corporation’s estimate of the fair value, plus interest.

The costs and expenses of the court proceeding will be assessed against Multiband, except that the court may assess part or all of those costs and expenses against any dissenting shareholder whose action in demanding payment is found to be arbitrary, vexatious, or not in good faith.

If the court finds that Multiband has failed to comply substantially with section 302A.473 of the MBCA, the court also may assess fees and expenses, if any, of attorneys and experts as the court deems equitable. These fees and expenses may also be assessed against any dissenting shareholder who has acted arbitrarily, capriciously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

If you are considering exercising your dissenter’s rights, you should bear in mind that the fair value of your shares determined under sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration you would receive pursuant to the Merger Agreement if you do not seek dissenter’s rights with respect to your Multiband shares.

Furthermore, the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under sections 302A.471 and 302A.473 of the MBCA.

Because of the availability of dissenters’ rights, no Multiband shareholder has legal right to set aside the adoption of the Merger Agreement or the consummation of the Merger, except if the adoption or consummation is fraudulent with respect to Multiband or its shareholders.

Cash received pursuant to the exercise of dissenters’ rights will be subject to income tax as described under the section entitled “Multiband’s Proposal No. 1 and DTHC Proposal No. 1 - The Merger - Material U.S. Federal Income Tax Consequences”.

If you fail to comply fully with the statutory procedures summarized above, you will forfeit your right to dissent and will receive the Merger consideration for your shares.

DTHC Stockholders’ Dissenters’ Rights

Under Delaware law, holders of DTHC common stock have the right to exercise the right to an appraisal pursuant to Section 262 of the Delaware General Corporate Law (the “DGCL”). Such DTHC shareholders will receive an appraised value of their shares of DTHC common stock in lieu of the consideration they would have otherwise received from the Merger.

The following summary of Section 262 of the DGCL is not intended to be a complete statement of those provisions and is qualified in its entirety by reference to those sections. A copy of Section 262 of the DGCL is attached hereto as Annex F. Please review this section carefully, especially if you wish to exercise dissenters’ rights or in making that decisions. Any holder of DTHC common stock who forfeits dissenter’s rights by failure to follow these procedures will then receive the Merger Consideration described in this Joint Proxy Statement/Prospectus.

If a holder of DTHC common stock elects to exercise the right to an appraisal, he or she or it must make a written demand for appraisal upon DTHC. This written demand must reasonably inform DTHC of the stockholder’s identity and intent to demand an appraisal of DTHC. Merely voting against the Merger will not constitute a demand. Such holders must send this written demand to:

DirecTECH Holding Company, Inc.
c/o Johanson Berenson LLP
1792 Second Street
Napa, California 94559

Within 10 days after the Effective Time of the Merger (as defined in the Merger Agreement), DTHC (in its capacity as the surviving entity of DTHC and HoldCo) shall notify a dissenting stockholder of the approval of the Merger, the Effective Date of the Merger, and that appraisal rights are available to them.

Within 120 days of the Effective Time of the Merger, a DTHC stockholder complying with Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Court of Chancery (the “Court”). The purpose of this proceeding will be to determine the value of the DTHC common stock of the dissenting stockholder(s).

At the hearing, the Court will determine whether the dissenting DTHC stockholder has complied with Section 262 of the DGCL and is thereby entitled to appraisal rights. Upon this determination, the Court will determine the fair value of the shares of DTHC common stock held by the dissenting stockholder. The Court will exclude any element of value arising from the accomplishment or expectation of the Merger. The Court will take into consideration all relevant factors, and will account for interest, if any. The Court will then direct the payment of the fair value of the shares by DTHC common stock (as the surviving entity to the Merger) to the dissenting stockholders.

The Court may determine the costs of the proceeding and tax them onto the parties as it deems equitable. A dissenting stock holder may ask the Court to charge pro rata his or her or its share of the proceeding costs against the value of all shares of DTHC common stock entitled to an appraisal.

After the Effective Time of the Merger, no dissenting DTHC stockholder will be entitled to vote his or her or its DTHC common stock for any purpose or to receive payment of dividends or other distributions on the stock, except for those dividends or other distributions payable prior to the Effective Time of the Merger. If no petition for appraisal is filed by a dissenting stockholder within 120 days after the Effective Time of the Merger, or the dissenting stockholder delivers to DTHC a written withdrawal of his or her or its demand for an appraisal and an acceptance of the Merger, then the right of the dissenting stockholder to an appraisal will cease either at 60 days after the Effective Time of the Merger or later (with the written approval of DTHC). The dissenting stockholder will then be entitled to receive Multiband common stock as provided in the Merger Agreement.

Restrictions on Resale

The shares of Multiband common stock to be received by DTHC stockholders in the Merger will be registered under the 1933 Act and, except as described in this section, and under applicable law, may be freely traded without restriction. Multiband’s registration statement on Form S-4, of which this Joint Proxy Statement/Prospectus forms a part, does not cover the resale of shares of Multiband common stock by persons who are deemed to be “affiliates” of Multiband on the date of the Multiband special meeting of its stockholders. Multiband common stock to be resold by “affiliates” may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the 1933 Act or otherwise permitted under the 1933 Act. Persons who are deemed to be “affiliates” of Multiband prior to the Merger include individuals or entities that control, are controlled by, or are under common control with Multiband on the date of the Multiband special meeting, and may include officers and directors, as well as principal shareholders of Multiband on the date of the Multiband Special Meeting. More specifically, Section 16.(f)(1) of the 1933 Act defines “affiliate of the issuer” as “a person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, the issuer.” Section 2.(a)(2) of the 1933 Act defines “Person” to include “an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization or a government or political subdivision thereof.”

THE MERGER AGREEMENT

The summary of the terms of the Merger Agreement below and elsewhere in this Joint Proxy Statement/Prospectus do not purport to describe all the terms of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and which we incorporate by reference into this document. Multiband and DTHC urge you to read carefully the Merger Agreement in its entirety.

The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any financial information about Multiband, DTHC, or HoldCo. The Merger Agreement’s Disclosure Schedules are redacted for confidentiality purposes in certain respects. Financial information about Multiband and DTHC can be found in the documents incorporated by reference and summarized in this Joint Proxy Statement/Prospectus. You also may find further information about Multiband in its public filings with the SEC, which are available at www.sec.gov.

Structure of the Merger

The Merger Agreement provides for the Merger of HoldCo with and into DTHC with DTHC surviving the Merger and becoming a wholly-owned subsidiary of Multiband. The Merger Agreement also provides that the DTHC stockholders will receive, in the aggregate, 24,930,800 shares (subject to adjustment as provided in the Merger Agreement) of Multiband common stock in exchange for all the issued and outstanding shares of DTHC. Because post Merger, the former DTHC stockholders will own approximately seventy-seven percent (77%) of the issued and outstanding common stock of Multiband, Multiband is treating the transaction as if DTHC is acquiring Multiband for financial accounting purposes even though Multiband is the legal acquirer of DTHC pursuant to the terms of the Merger Agreement.

Effective Time

The “Effective Time of the Merger” will occur upon the following: (1) the filing of the Articles of Merger with the Secretary of State of Minnesota; and (2) the filing of the Delaware Certificate of Merger with the Secretary of State of Delaware or at a later time as agreed to by the Multiband, DTHC, and HoldCo and specified in the Delaware Certificate of Merger.

Articles of Incorporation and Bylaws

The Articles of Incorporation and Bylaws of DTHC and Multiband, as in effect immediately prior to the Effective Time of the Merger, shall be those of DTHC and Multiband subsequent to the Effective Time of the Merger.

Merger Consideration

Multiband will issue to each DTHC stockholder 24.9308 shares of Multiband common stock (as adjusted pursuant to the Merger Agreement) to acquire 100% of the issued and outstanding shares of DTHC common stock.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by the merging parties to each other, subject in some cases to specified exceptions and qualifications contained in the Merger Agreement or the disclosure schedules delivered in conjunction therewith. Some of the representations and warranties in the Merger Agreement may not be accurate or complete as of any specified date and may be subject to contractual standards of materiality that differ from the standards of materiality under U.S. securities or other laws. Furthermore, the statements contained in those representations and warranties are made solely for the purposes of the Merger Agreement and may be subject to important qualifications and limitations, such as qualified by materiality or knowledge or a material adverse effect standard. Initial capitalized terms as provided in this Section have the same meaning as ascribed to them in the Merger Agreement.

The representations and warranties made by Multiband relate to, among other things:

•	Proper corporate and government approvals, such as:

•	Multiband has authority to execute, and will accordingly execute, the Merger Agreement;

•	That proper corporate action has been taken on the part of Multiband; or

•	That the Merger Agreement is valid and enforceable against Multiband;

•	That the Multiband Affiliates are in good standing in the State of Minnesota and in all states in which the Multiband Affiliates are authorized to conduct business;

•
That the execution and consummation of the Merger Agreement does not, and will not, cause a material breach, default, or conflict with any material agreement or other instrument (such as Multiband’s Articles of Incorporation or Bylaws), to which Multiband is bound;

•
That no authorization, registration, or the like, regarding Multiband is required, except for those with regard to the Hart-Scott-Rodino Act and those with regard to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules of the NASDAQ Stock Market;

•	That the financial statements of Multiband as of December 31, 2006, and the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles and fairly represent the financial condition of Multiband. Also, that there have been no material adverse changes in the financial condition of the Multiband Affiliates since December 31, 2006;

•	That, with respect to Labor Relations:

•	The Multiband Affiliates have not been a party to any collective bargaining or other labor contract;

•
To Multiband’s Knowledge, there are presently no (1) strikes, slowdowns, picketing, and the like; (2) legal proceedings affecting the Multiband Affiliates with regard to labor relations or employment matters (subject to certain exceptions); (3) any application for a certification of a collective bargaining agent; and

•	That the Multiband Affiliates have complied in all material respects with all Legal Requirements relating to employment and employment-related matters;

•	That Multiband is in compliance with all the terms and conditions of its employee benefit plans;

•	That Multiband has no Environmental, Health and Safety Liabilities;

•	That the Multiband Parties have delivered:

•	Copies and schedules/registers of material policies of insurance to which they are parties;

•	Copies of all pending applications for policies of insurance; and

•	A statement of the auditor of DTHC’s financial statements regarding the adequacy of each of DTHC’s and the DTHC Affiliates’ coverage for current and pending claims;

•
That the Multiband Parties have timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by them prior to the Closing Date;

•
That the Multiband Affiliates have no liabilities, obligations, or commitments except those disclosed on the Multiband Balance Sheet; those incurred by Multiband in the ordinary course of business; and that the Multiband Affiliates are not parties to, nor have a commitment to become a party to, any joint venture or the like, off-balance sheet partnership, or the like.

•
That with regard to Capital Structure, Multiband is currently authorized to issue twenty million (20,000,000) authorized shares of common stock, no par value, of which seven million three hundred eighty-seven thousand one hundred ninety-five (7,387,195) are presently issued and outstanding; that four hundred one thousand nine hundred five (401,905) are currently issued and outstanding shares of convertible preferred stock; and three million one hundred eighty-three thousand two hundred thirty-one (3,183,231) shares as of September 30, 2007, are in the form of exercisable stock warrants. Also, Multiband continues to have, until the Closing, a sufficient number of authorized but unissued shares of common stock to be able to issue Multiband Shares to the DTHC Stockholder. In the alternative, Multiband will obtain authorization from its shareholders to increase its authorized number of shares of capital stock prior to Closing;

•	That with regard to HoldCo, the aggregate number of shares of capital stock that HoldCo is authorized to issue is one hundred (100) authorized shares of common stock, all of which are issued and presently outstanding. All of HoldCo shares of common stock have been validly issued and are fully paid and non-assessable and have no par value;

•	That with regard to the Multiband subsidiaries:

•	The issued and outstanding shares of capital stock of each subsidiary has been duly authorized and validly issued, are fully paid and nonassessable;

•
That each Multiband subsidiary is validly existing and in good standing under the laws in which the subsidiaries were formed and in which it does business; also, that it has the power to carry on its business as presently conducted;

•	That no Multiband subsidiary has issued any outstanding securities (except for shares of capital stock by Multiband);

•	That no Multiband subsidiary has any outstanding bonds, debentures, notes, or the like of which its holders have a right to vote on any matter;

•
That, subject to certain exceptions, neither Multiband nor any Multiband subsidiary, either directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture, or other business association or entity, or to provide funds to or make any investment; and

•	That Multiband and its subsidiaries have no obligations, contingent or otherwise, to provide funds or make an investment in any entity;

•
That Multiband and its subsidiaries do not own real property. Also, that to the extent Multiband has an interest(s) in real property, this interest has been disclosed in the Merger Agreement by Multiband;

•	That subject to certain exceptions, Multiband is not a party to any legal action or the like that would have a material adverse effect on its business;

•
That the Multiband Affiliates have made available to DTHC copies of any contracts and the like. Also, that the Multiband Affiliates are not in material breach of the terms of these contracts, nor will consummation of the Merger Agreement cause any such breach;

•	That with regard to SEC Filings, Multiband and the Multiband Affiliates have filed all forms, reports, and documents to be filed with the SEC since March, 2001;

•
That each of the consolidated financial statements contained in the Multiband SEC Reports was prepared in accordance with United States generally accepted accounting principles, and each presents fairly the consolidated financial position, results of operations, and cash of Multiband and its consolidated subsidiaries;

•	That Multiband is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable NASDAQ listing and corporate governance rules and regulations;

•	That Multiband has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the 1934 Act);

•
That since March 2005, Multiband has not received any oral or written notification of a “reportable condition” or “material weakness” in Multiband’s internal controls (as defined in the Statements of Auditing Standards 60);

•	That with regard to the Absence of Certain Changes or Events:

•	There has not been a Multiband Material Adverse Effect;

•	The Multiband Affiliates have not amended or otherwise modified their articles of incorporation or other organizational instruments;

•	The Multiband Affiliates have not declared, set aside, or paid any dividend or other distribution with respect to any of its securities;

•
The Multiband Affiliates have not split, combined, or reclassified any of their securities, or issued, or authorized for issuance, any securities except for the grant of Multiband stock options and the issuance of shares of Multiband common stock upon exercise of Multiband stock options, in each case, in the ordinary course of business consistent with past practice;

•	There has not been any material damage, destruction, or loss with respect to the property and assets of the Multiband Affiliates, whether or not covered by insurance;

•
There has not been any revaluation of the Multiband Affiliates’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

•	The Multiband Affiliates have not made any change in accounting practices; and

•	The Multiband Affiliates have not agreed, whether in writing or otherwise, to do any of the foregoing.

DTHC’s representations and warranties relate to, among other things:

•	Proper corporate and government approvals, such as:

•	That DTHC has authority to execute, and will accordingly execute, the Merger Agreement;

•	That, subject to certain exceptions, no government approval is required to consummate the Merger Agreement; or

•
That the Board of Directors of DTHC have approved the Merger Agreement and determined, pursuant to the opinion letter delivered by its financial advisor, Stockholder Strategies, Inc., that the Merger Agreement is advisable and in the best interests of the DTHC Stockholders;

•	That DTHC and all of the DTHC Affiliates are in good standing in the State of Delaware, or any and all states in which DTHC or the DTHC Affiliates are authorized to conduct business;

•
That the execution and consummation of the Merger Agreement does not, and will not, cause a material breach, default, or conflict with any material agreement or other instrument (such as DTHC’s Articles of Incorporation or Bylaws), to which DTHC is bound;

•
That the financial statements of DTHC, as of December 31, 2006, and the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles and fairly represent the financial condition of DTHC. Also, that there has been no material adverse change in the financial condition of DTHC since December 31, 2006;

•	That, with respect to Labor Relations (except as provided in the disclosure schedules attached to the Merger Agreement):

•	During the last six years, DTHC nor its Affiliates has not been a party to any collective bargaining or other labor contract;

•
To DTHC’s Knowledge, presently or during the past six years, there have not been (1) strikes, slowdowns, picketing, and the like; (2) legal proceedings commenced against DTHC or the DTHC Affiliates with regard to labor relations or employment matters (subject to certain exceptions); (3) any application for a certification of a collective bargaining agent; and

•	DTHC and the DTHC Affiliates have complied in all material respects with all Legal Requirements relating to employment and employment-related matters;

•	That DTHC is in material compliance with the terms of its employee benefit plans;

•	That DTHC has no Environmental, Health and Safety Liabilities;

•	That DTHC and the DTHC Affiliates have delivered:

•	Copies and schedules/registers of material policies of insurance to which it is a party;

•	Copies of all pending applications for policies of insurance; and

•	A statement of the auditor of DTHC’s financial statements regarding the adequacy of each of DTHC’s and the DTHC Affiliates’ coverage for current and pending claims;

•
That DTHC has timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by them prior to the Closing Date. Also, that to its Knowledge, DTHC has paid all such Taxes and that DTHC possesses all rights, licenses and the like necessary to entitle it to own its properties and transact its current businesses.

•
That with regard to Capital Structure, DTHC is currently authorized to issue two million (2,000,000) authorized shares of common stock, of which one million (1,000,000) are presently issued and outstanding. Also, that DTHC will not, prior to Closing, issue more shares of its common stock and/or alter the capital structure of DTHC in any manner except with respect to the grant of certain Incentive and Non-Qualified Stock Options;

•	That except for certain leasehold agreements, DTHC does not own any property interests;

•	That subject to certain exceptions, DTHC is not a party to any legal action or the like that would have a DTHC Material Adverse Effect; and

•
That DTHC has made available to HoldCo and Multiband copies of any contracts and the like. Also, that DTHC is not in material breach of the terms of these contracts, nor will consummation of the Merger Agreement cause any such breach.

Conduct of Business of DTHC and Multiband

From the date upon which the Merger Agreement was signed, October 31, 2007, and until either the Merger Agreement is terminated or consummated, DTHC and the DTHC Affiliates and Multiband and the Multiband Affiliates shall:

•	Carry on their business in the usual, regular, and ordinary course in a manner consistent with past practice;

•
Use their reasonable best efforts to preserve intact their present business organization, keep available the services of their present employees and preserve their relationships with customers, suppliers, distributors, and the like; and

•
Use their reasonable best efforts to conduct their business such that on the Closing Date the representations and warranties of DTHC and Multiband, as the case may be, shall be true and correct, and that DTHC and Multiband shall use their reasonable best efforts to cause all of the conditions to the obligations of DTHC and Multiband under the Merger Agreement to be satisfied as soon as practicable.

Except as expressly provided in the Merger Agreement, DTHC and Multiband shall not permit any of the DTHC Affiliates or the Multiband Affiliates to, without the prior written consent of Multiband or DTHC, as the case may be:

•
Adopt or propose any amendment to DTHC’s and/or the DTHC Affiliates’ or Multiband’s and/or the Multiband Affiliates’, as the case may be, Articles of Incorporation and other organizational instruments;

•	Declare, set aside or pay any dividend or other distribution with respect to any DTHC and/or the DTHC Affiliates’ or Multiband and/or the Multiband Affiliates’, as the case may be, securities;

•
Issue or authorize for issuance of any DTHC and/or DTHC Affiliates’ or Multiband and/or the Multiband Affiliates’, as the case may be, securities, subject to certain exceptions; or make any change in any issued and outstanding securities, or redeem, purchase, or otherwise acquire any securities other than the repurchase at cost from DTHC and/or the DTHC Affiliates’ or Multiband and/or the Multiband Affiliates’, as the case may be, employees of DTHC Shares or Multiband Shares, as the case may be, in connection with the termination of their employment pursuant to DTHC’s and/or Multiband’s standard of form of option/restricted shareholder agreement, subject to certain exceptions;

•
Other than with regard to certain exceptions, modify the compensation, benefits, bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to any current or former directors, employees, contractors, or consultants of DTHC and/or the DTHC Affiliates or Multiband and/or the Multiband Affiliates’, as the case may be, other than as contemplated, nor enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at-will”), severance or termination agreement;

•
Establish, adopt, enter into, amend, or terminate any DTHC Benefit Plan or Multiband Benefit Plan, as the case may be, or any other Plans, for the benefit of any current or former directors, employees, contractors, or consultants of DTHC and/or the DTHC Affiliates or Multiband and/or the Multiband Affiliates (except in the ordinary course of business);

•
Other than (i) sales of inventory, and (ii) other dispositions of property and assets that are not material to DTHC and the DTHC Affiliates or Multiband and the Multiband Affiliates, as the case may be, sell, lease, transfer or assign any property or assets of the DTHC and/or the DTHC Affiliates or Multiband and/or the Multiband Affiliates, as the case may be;

•
Except with regard to certain exceptions, (i) assume, incur or guarantee any indebtedness, other than endorsements for collection in the ordinary course of business, or (ii) modify the terms of any existing indebtedness in any material respect;

•
Other than certain permitted liens and liens granted pursuant to credit facilities already existing, pledge or permit to become subject to liens any properties or assets of DTHC and/or the DTHC Affiliates or Multiband and/or the Multiband Affiliates;

•	Other than certain travel loans or advances, make any loans, advances or capital contributions to, or investments in, any other person;

•	Not cancel any debts or waive any claims or rights of substantial value;

•
Other than in the ordinary course of business consistent with past practice, (i) amend, modify or terminate, or waive, release, or assign any rights under, any material contract, (ii) enter into any contract which, if entered into prior to the date hereof, would have been required to be listed in the schedules as referenced in the Merger Agreement;

•
Acquire, or agree to acquire any assets and the like, or agree to engage in any merger, consolidation or other business combination, except in connection with certain capital expenditures, acquisitions of inventory and other tangible assets in the ordinary course of business, acquisitions as provided for in the disclosure schedules, and other such acquisitions not to exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate;

•	Amend any DTHC or Multiband stock option or any other similar plan, or authorize cash payments in exchange for any of the foregoing;

•
Except with regard to certain exceptions, make any filings or registrations with any Governmental Body (except routine filings and registrations made in the ordinary course of business and filings made pursuant to the Merger Agreement);

•	Take any actions outside the ordinary course of business;

•	Make any changes in its accounting methods, principles or practices;

•	Make any tax election, change its method of Tax accounting or settle any claim relating to taxes; and

•	Take any action or omit to do any act within its reasonable control that is reasonably likely to result in the failure to satisfy of any of the conditions to the Merger Agreement.

Regulatory Approvals

DTHC and Multiband shall jointly apply for any governmental approvals required to consummate the Merger Agreement.

Included in these requirements are that each party will file (a) with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (“DOJ”) the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Act (the “HSR Act”); and (b) with any other Governmental Body pursuant to any other antitrust laws.

Access to Information

In the period prior to the closing of the Merger, Multiband and DTHC shall afford each other reasonable access to each of their properties, assets, and records, so as to enable each party to obtain information concerning the business of the other. Multiband and DTHC shall furnish to each other all documents, records, information and working papers with respect to itself, and as the other Party may reasonably request. The confidentiality agreement between Multiband and DTHC as incorporated into the Merger Agreement, dated October 31, 2007, shall apply to any information exchanged between Multiband and DTHC.

Multiband and DTHC are not required to disclose any information that would violate applicable law or contract, violate its confidentiality obligations, or result in the loss of attorney-client privilege.

Public Announcement

Multiband and DTHC have agreed to consult with each other and to mutually agree upon any press releases or public announcements pertaining to the Merger Agreement and the Merger prior to their issuance, except as may be required by applicable law or by obligations under any agreement with the NASDAQ. With regard to these exceptions, the party proposing to issue a press release or to make a public announcement shall consult in good faith with the other parties before issuing any such press releases or making any such public announcements.

Indemnification and Insurance

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling Multiband, the registrant, pursuant to the foregoing provisions, Multiband has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, as amended, and is, therefore, unenforceable.

Conditions to the Completion of the Merger Agreement by Multiband and/or DTHC

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions, without limitation:

•	Multiband’s shareholders shall have approved the Merger Agreement in accordance with applicable law and Multiband’s articles of incorporation and bylaws;

•	No law enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement shall be in effect;

•
All consents, orders and approvals of governmental authorities legally required for the consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained and be in effect at the Effective Time of the Merger;

•	Multiband, DTHC, and HoldCo shall have obtained sufficient financing for DTHC and Multiband to finance their operations subsequent to the Closing;

•
Multiband’s and DTHC’s financial advisors shall have issued an opinion letter and corresponding valuation report to Multiband’s, DTHC’s, and HoldCo’s respective Board of Directors stating that the Merger Agreement is fair to Multiband, DTHC, and HoldCo and their shareholders, respectively, from a financial point of view;

•	Multiband shall have received all state securities and “blue sky” permits and approvals necessary to consummate the transactions contemplated hereby; and

•
The relevant parties shall have entered into a certain Registration Rights Agreement defining the rights of the DTHC stockholders existing prior to the Merger Agreement to have their shares of Multiband common stock included in a registration for the public offer of securities as described in and attached to the Merger Agreement in addition to any rights of such stockholders to sell their shares of Multiband common stock in accordance with the provisions of Rule 144 promulgated under the 1933 Act by the Securities and Exchange Commission.

•	The Closing is also contingent on the satisfaction of the following conditions:
•	Completion by the parties of a financial statement audit and/or due diligence review of the Corporate Parties’ future prospects and historical operations;

•	Reasonably satisfactory transfer of “market” leases on any of the Corporate Parties’ equipment (as necessary);

•	Mutually agreeable written “triple-net leases” with the owners of the real property in which the Corporate Parties’ primary operating facilities are currently located;

•	The Corporate Parties’ long-term debt shall be in the ordinary course of business as of the Closing;

•	Completion of bylaws, articles of incorporation, and other corporate governance provisions reasonably acceptable to the Parties;

•	The Board of Directors of Multiband as of the Closing shall initially consist of members mutually agreeable to the Boards of Directors of the Corporate Parties;

•	The Board of Directors of DTHC shall initially remain intact as of the Closing;

•	North Star Trust Company shall determine that approval of the transactions contemplated by the Merger Agreement is prudent and in the best interests of the DTHC Plans’ participants;

•
The DTHC ESOT shall have exercised its right to purchase a majority interest of DTHC and the closing of that transaction shall have occurred on terms and conditions mutually acceptable to the DTHC Stockholders who sell DTHC common stock to the DTHC ESOT (the “DTHC 2007 ESOP SPA”). The DTHC ESOT currently contemplates using a cash contribution of approximately 21% of the purchase price (or Three Million and No/100 Dollars ($3,000,000.00)) and a promissory note in the amount of approximately Twelve Million and No/100 Dollars ($12,000,000.00) to exercise the DTHC ESOT’s right to purchase a majority (increasing its current ownership of DTHC to approximately 55%) of DTHC’s issued and outstanding shares of common stock. Within thirty (30) days after the Closing Date of the Merger, DTHC agrees to make a cash contribution to the DTHC ESOT for 2007 in a sufficient amount to repay all debt incurred with respect to the 2007 DTHC ESOP SPA. Furthermore, prior to or on the Closing Date of the 2007 DTHC ESOP SPA, DTHC agrees to make a contribution of 8,600 shares of DTHC common stock to the DTHC ESOT. Finally, DTHC also intends to make an offer to DTHC stockholders who have sold DTHC common stock to the DTHC ESOT to contribute sufficient funds to the DTHC ESOT to repay in full all of the DTHC stockholders’ outstanding Promissory Notes; provided, however, that they loan such funds back to DTHC. If all of the DTHC stockholders who have sold DTHC common stock to the DTHC ESOT agree to do so, this will eliminate the ESOP Contra Equity Account on the DTHC financial statements as of December 31, 2007, and it will result in a corresponding increase in DTHC’s outstanding debt. This also will result in repayment in full of all of the DTHC ESOT’s outstanding debt and a release for allocation to DTHC ESOP Participants’ Stock Accounts of all of the remaining shares of DTHC common stock held in the DTHC ESOT loan suspense account;

•	Not more than five percent (5%) of Multiband’s issued and outstanding shares of capital stock shall have exercised dissenters’ rights with respect to the Merger; and

•	An independent appraisal of the valuation of DTHC shall have been completed by the DTHC ESOT Independent Appraiser, and reviewed and accepted in good faith by North Star Trust Company.

The obligations of Multiband to complete the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

•
The representations and warranties of DTHC set forth in the Merger Agreement shall have been true and correct, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a DTHC Material Adverse Effect;

•	DTHC shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date;

•	There shall not have occurred any event, occurrence or change that has had, or would reasonably be expected to have, a DTHC Material Adverse Effect;

•	Certain third party consents referenced in the Merger Agreement shall have been obtained; and

•	The required deliveries as set forth in the Merger Agreement shall have been received by Multiband.

The obligations of DTHC to complete the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

•
The representations and warranties of Multiband set forth in the Merger Agreement shall have been true and correct, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a Multiband Material Adverse Effect;

•	Multiband shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date;

•	There shall not have occurred any event, occurrence or change that has had, or would reasonably be expected to have, a Multiband Material Adverse Effect;

•	Certain third party consents referenced in the Merger Agreement shall have been obtained;

•	The required deliveries as set forth in the Merger Agreement shall have been received by DTHC;

•	The DTHC ESOP Participants shall have been afforded an opportunity to direct North Star Trust Company with respect to the Merger after a direction pass-through of the Joint Proxy Statement/Prospectus;

•
All actions, proceedings, instruments and documents required to enable the Multiband Parties to perform this Agreement and all other legal matters unrelated to a default by DTHC of its obligations in the Merger Agreement, shall have been duly undertaken by Multiband, to the satisfaction of DTHC;

•	The Multiband Parties’ and the Multiband Affiliates’ Boards of Directors shall have approved this Agreement;

•
The DTHC ESOT shall have received an opinion letter from the DTHC ESOT Independent Appraiser to the effect that (a) the fair market value of the shares of Multiband common stock that the DTHC Stockholder receives in the Merger is not less than the fair market value of the shares of DTHC common stock that the DTHC stockholders transfer to Multiband in the Merger, and (b) the transactions contemplated by the Merger Agreement will be fair to the DTHC ESOT from a financial standpoint;

•	Multiband shall have executed and delivered Executive Employment Agreements for (at a minimum) James L. Mandel, and Steven M. Bell; and

•	DTHC shall have been satisfied in its reasonable discretion with its due diligence review and inspections of the business, operations assets and records of the Multiband Parties.

Termination of the Merger Agreement by Multiband and/or DTHC or Otherwise

Multiband and/or DTHC may terminate the Merger Agreement at any time prior to the Effective Time of the Merger (even after Multiband’s and/or DTHC’s stockholders have approved the Merger Agreement) upon the occurrence of one of the following conditions:

•	Mutual written consent of Multiband and DTHC;

•	Material breach of the Merger Agreement by Multiband or DTHC;

•	Failure by Multiband and/or DTHC to consummate the Merger by 5:00 p.m. P.S.T. on March 31, 2008;

•	Failure by Multiband and/or DTHC to fully satisfy a material condition precedent to closing; and/or

•	Failure by Multiband and/or DTHC to obtain the regulatory approvals required to consummate the Merger.

Amendment of the Merger Agreement by Multiband and/or DTHC

Any provision of the Merger Agreement may be amended or waived by either Multiband or DTHC at any time prior to the consummation of the Merger, before or after shareholder approval has been obtained. Should Multiband’s and/or DTHC’s stockholders approve the Merger Agreement, no amendment shall be made that changes the Merger Consideration payable or that, as the case may be, adversely affects the rights of Multiband’s and/or DTHC’s stockholders under the Merger Agreement, or requires by law further approval by Multiband’s and/or DTHC’s stockholders, unless the approval of Multiband’s and/or DTHC’s stockholders for such amendment is obtained.

MULTIBAND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only Multiband shareholders of record at the close of business on November 8, 2007 (the “Record Date”), will be entitled to vote at the Multiband Special Meeting. On the Record Date, there were 7,420,404 shares of Multiband common stock issued and outstanding. Each holder of Multiband common stock is entitled to one vote, exercisable in person or by proxy, for each share of Multiband common stock held of record on the Record Date. The affirmative vote of holders of a majority of shares of Multiband common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Multiband Special Meeting.

The following table sets forth certain information as of November 8, 2007, with respect to each person known by Multiband to be the beneficial owner of more than five percent (5%) of its common stock, each Director of Multiband, and all officers and Directors of Multiband as a group. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

Name and Address of Beneficial Owners	Number of Shares[1] Beneficially Owned		Percent of Common Stock Outstanding
Steven M. Bell 9449 Science Center Drive New Hope, MN 55428	191,146	[2]	2.6%

Frank Bennett 301 Carlson Parkway - Suite 120 Minnetonka, MN 55305	103,000	[3]	1.4%

Jonathan Dodge 715 Florida Avenue South - Suite 402 Golden Valley, MN 55426	31,100	[4]	0.4%

David Ekman 200 44th Street SW Fargo, ND 58103	363,650	[5]	4.9%

Eugene Harris 7773 Forsyth Blvd. Clayton, MO 63105	34,540	[6]	0.5%

James L. Mandel 9449 Science Center Drive New Hope, MN 55428	222,827	[7]	3.0%

Donald Miller 1924 Cocoplum Way Naples, FL 34105	307,021	[8]	4.1%

S Special Situations Fund II QP, LP 527 Madison Avenue New York, NY 10022	2,153,223	[9]	29.0%

Marathon Capital Management, LLP 4 North Park Drive Hunt Valley, MD 21030	448,180		6.0%

All Directors and executive officers as a group (seven persons)	1,253,284		16.9%

* Less than one percent

1 Each person has sole voting and sole dispositive power with respect to all issued and outstanding shares of Multiband common stock, except as noted. Based on an average of 7,420,404 shares of Multiband common stock issued and outstanding at November 8, 2007. Shares of Multiband common stock not issued and outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of November 8, 2007, or within 60 days of such date are treated as issued and outstanding when determining the number of shares of Multiband common stock beneficially owned by each person and the group and the percent of the class owned by each individual and the group. Unless otherwise indicated, each person named or included in the group has sole vesting and investment power with respect to the shares of common stock set forth opposite his or her name. Unless otherwise indicated, the information in the table does not include any stock options and/or warrants outstanding that cannot be exercised within 60 days of November 8, 2007.

2 Includes vested options to acquire 80,434 shares of Multiband common stock. Mr. Bell's Beneficial Ownership does include 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

3 Includes vested options to purchase 31,000 shares of Multiband common stock.

4 Includes vested options to acquire 26,000 shares of Multiband common stock.

5Includes vested options to purchase 43,434 shares of Multiband common stock.

6 Includes vested options to purchase 25,000 shares of Multiband common stock. Mr. Harris' beneficial ownership does include 3,800 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership.

7 Includes warrants and vested options to purchase 190,560 shares of Multiband common stock.

8 Includes warrants and vested options to purchase 107,400 shares of Multiband common stock.

9 Includes 7,900 shares of preferred stock convertible into 526,667 Multiband common stock and warrants to purchase 1,142,857 shares of Multiband common stock.

DTHC SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Only DTHC stockholders of record at the close of business on December 21, 2007 (the “Record Date”), will be entitled to vote at the DTHC Special Meeting. On the Record Date, there will be 1,000,000 shares of DTHC common stock issued and outstanding. Each holder of DTHC common stock is entitled to one vote, exercisable in person or by proxy, for each share of DTHC common stock held of record on the Record Date. The affirmative vote of holders of a majority of shares of DTHC common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the DTHC Special Meeting.

The following table sets forth certain information as of December 3, 2007, with respect to each person known by DTHC to be the legal owner of its common stock. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares of DTHC common stock set forth opposite his or its name.

Name of DTHC Stockholder	Number of Shares
Bas Mattingly Master, LLC	291,386.25
Bernard J. Schafer Trust, LLC	112,416.25
Building Blocks Family Trust, LLC	112,416.25
Bruister Family Limited Liability Company	42,267.00
Bilyeu Bucks LLC	42,267.00
David N. Wallingford	9,909.25
DirecTECH Holding Company Employee Stock Ownership Trust (the “DTHC ESOT”)	389,338.00

MULTIBAND and DTHC PROPOSAL NO. 1

AGREEMENT AND PLAN OF MERGER

Both Multiband and DTHC are seeking approval of the Agreement and Plan of Merger dated as of October 31, 2007, by and among DTHC, HoldCo, and Multiband (the “Merger Agreement”).

MULTIBAND and DTHC PROPOSAL NO. 2

ADJOURNMENT OF THE SPECIAL MEETING

Both Multiband and DTHC are seeking approval to adjourn the respective Special Meetings, if necessary or appropriate, to solicit additional proxies to vote FOR approval of the Merger Agreement if there are insufficient votes present and cast at the Special Meetings to approve the Merger Agreement.

MULTIBAND ONLY PROPOSAL NO. 3

APPROVAL TO AMEND MULTIBAND’S ARTICLES OF INCORPORATION AND RAISE THE NUMBER OF AUTHORIZED CAPITAL SHARES FROM 20 TO 100 MILLION

Reasons for the amendment:

An increase in the number of authorized Multiband common stock is necessary to complete the Merger transaction. Currently, Multiband only has the authority to issue 20 million shares. Multiband currently has outstanding as of November 8, 2007, 7,420,404 shares of common stock. As of that date, another 7,833,340 shares are reserved for issuance upon exercise of Company options and warrants. Thus, Multiband needs to increase the number of its authorized capital shares to complete the merger transaction.

An increase in the number of authorized Multiband shares of capital stock also will provide the shares of Multiband capital stock needed for employee and director stock plans and convertible securities that are currently issued and outstanding as well as additional shares of common stock for potential growth in Multiband after the Merger closes. With the increased authorized capital shares, Multiband would have greater flexibility in structuring possible future financings and acquisitions and meeting other corporate needs which might arise.

DTHC ONLY PROPOSAL NO. 3

APPROVAL OF THE DTHC 2007 EQUITY INCENTIVE PLAN

Reasons for the DTHC 2007 Equity Incentive Plan:

The DTHC 2007 Equity Incentive Plan is required in order for DTHC to grant stock options to attract and/or retain highly skilled executives. The ability to provide stock options in addition to base compensation and/or other benefits enables DTHC to remain a competitive employer in the marketplace.

OTHER MATTERS

Other Business at Special Meeting

Multiband and DTHC are not currently aware of any other business to be conducted at the Special Meetings.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the 1934 Act, 17 C.F.R. § 240.14a-3(e)(1) (2007), one Joint Proxy Statement/Prospectus will be delivered to two or more shareholders who share an address, unless Multiband or DTHC, as the case may be, have received contrary instructions from one or more of the Multiband or DTHC stockholders. Multiband or DTHC, as the case may be, will deliver promptly upon written or oral request a separate copy of the Joint Proxy Statement/Prospectus to a Multiband or DTHC stockholder, as the case may be, at a shared address to which a single copy of the Joint Proxy Statement/Prospectus was delivered. Requests for additional copies of the Joint Proxy Statement/Prospectus, and requests that in the future separate Joint Proxy Statements/Prospectuses be sent to Multiband or DTHC stockholders who share an address, should be directed to Multiband Corporation, Steven M. Bell, Chief Financial Officer, 9449 Science Center Drive, New Hope, Minnesota 55428, telephone (763) 504-3000, or DirecTECH Holding Company, Inc., c/o, Jerome J. Kashinski, Senior Operations Counsel, 3825 East Mulberry Street, Fort Collins, Colorado 80524, telephone (970) 416-6773. Furthermore, Multiband or DTHC stockholders who share a single address but receive multiple copies of the Joint Proxy Statement/Prospectus may request in the future that they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF MULTIBAND AND DTHC

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger. These unaudited pro forma combined condensed financial statements are derived from the historical consolidated financial statements of Multiband, which are incorporated by reference into this document, and the unaudited historical financial statements of DTHC, which are attached hereto as ANNEX J. These historical financial statements have been adjusted as described in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet combines the historical balance sheets of Multiband and DTHC giving the effect as if the Merger occurred on September 30, 2007. The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Multiband and DTHC, giving the effect as if the Merger occurred on January 1, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable and expected to have a continuing impact on the combined results.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the consolidated financial statements and related notes of Multiband and DTHC, which have been incorporated by reference in this Joint Proxy Statement/Prospectus.

Multiband has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that we believe are reasonable. These unaudited pro forma combined condensed financial statements are being provided for informational purposes only. They do not claim to represent Multiband’s and DTHC’s actual financial position or results of operations had the acquisition occurred on the date specified nor do they project our results of operations or financial position for any future period or date. In addition, the pro forma combined financial statements do not account for the cost of any integration activities or synergies resulting from the Merger of Multiband and DTHC.

The unaudited pro forma combined condensed financial statements were prepared using the purchase method of accounting with Multiband considered the acquired company. Based on the purchase method of accounting, the estimated purchase price calculated as described in Note 3 to the unaudited pro forma combined condensed financial statements is allocated to Multiband’s assets and liabilities based on their estimated fair value as of the date of the completion of the Merger. The purchase price allocation is subject to change based on the fair values of Multiband’s assets and liabilities at the date of the completion of the Merger. Furthermore, the purchase price is subject to change based on the actual number of shares of DTHC common stock and stock options issued and outstanding at the Closing Date.

Unaudited Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2006

	Historical DTHC	Historical Multiband Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenue	$189,688,358	$18,051,601	($37,860	) (C)	$207,702,099

Cost of sales	145,943,750	13,216,664	-		159,160,414

Gross Profit	43,744,608	4,834,937	(37,860)		48,541,685

Operating expenses	34,367,007	11,712,888	(37,860	) (C)	46,042,035
Impairment of assets	-	2,261,500	-		2,261,500

INCOME(LOSS) FROM OPERATIONS	9,377,601	(9,139,451)	-		238,150

OTHER EXPENSE
Interest expense	(1,957,450)	(1,206,196)	-		(3,163,646)
Interest income	746,479	67,796	-		814,275
Other income	-	91,928	-		91,928
Total Other Expense	(1,210,971)	(1,046,472)	-		(2,257,443)

INCOME(LOSS) BEFORE ESOP, DISCONTINUED OPERATIONS AND INCOME TAXES	8,166,630	(10,185,923)	-		(2,019,293)

ESOP compensation expense	6,519,501	-	-		6,519,501

INCOME(LOSS) FROM CONTINUING OPERATIONS	1,647,129	(10,185,923)	-		(8,538,794)

INCOME FROM DISCONTINUED OPERATIONS	-	2,200	-		2,200

INCOME(LOSS) BEFORE INCOME TAXES	1,647,129	(10,183,723)	-		(8,536,594)

Provision for Income Taxes	1,128,039	-	-		1,128,039

NET INCOME(LOSS)	519,090	(10,183,723)			(9,664,633)
Preferred Stock Dividends	-	(4,066,723)	-		(4,066,723)

INCOME(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$519,090	$(14,250,446)	-		$(13,731,356)

BASIC AND DILUTED -
INCOME(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	**	$(2.11)			$(.43)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	**	6,757,643			31,688,443

** not applicable as company was privately held

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Nine Months ended September 30, 2007

	Historical DTHC	Historical Multiband Corporation	Pro Forma Adjustments		Pro Forma Combined
Revenue	$158,011,581	$11,960,281	$(156,721	)(C)	$169,815,141

Cost of sales	121,734,786	9,070,587	(87,793	)(C)	130,717,580
Gross Profit	36,276,795	2,889,694	(68,928)		39,097,561

Operating expenses	33,135,930	7,197,509	(68,928	)(C)	40,264,511

INCOME(LOSS) FROM OPERATIONS	3,140,865	(4,307,815)	-		(1,166,950)

OTHER EXPENSE
Interest expense	(1,435,942)	(430,264)	-		(1,866,206)
Interest income	407,783	27,055	-		434,838
Other income	14,621	150,306	(324,626	)(C)	(159,699)

Total Other Expense	(1,013,538)	(252,903)	(324,626)		(1,591,067)

INCOME(LOSS) BEFORE ESOP AND INCOME TAXES	2,127,327	(4,560,718)	(324,626)		(2,758,017)

ESOP compensation expense	370,000	-	-		370,000

NET INCOME(LOSS) BEFORE INCOME TAXES	1,757,327	(4,560,718)	(324,626)		(3,128,017)

Provision for Income Taxes	607,001	-	-		607,001

NET INCOME (LOSS)	1,150,326	(4,560,718)	(324,626)		(3,735,018)

Preferred Stock Dividends	-	(2,153,698)	-		(2,153,698)

INCOME(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,150,326	$(6,714,416)	$(324,626)		$(5,888,716)

BASIC AND DILUTED -
INCOME(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	**	$(0.94)			$(0.18)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED PROFORMA	**	7,177,435			32,108,235

** not applicable as company was privately held

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements

Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2007

	Historical DTHC	Historical Multiband Corporation	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$21,019,973	$1,083,939	-		$22,103,912
Accounts receivable, net	22,344,185	1,742,626	(26,704	)(C)	24,060,107
Inventories	14,557,837	149,447	-		14,707,284
Prepaid expenses and other	1,515,201	207,836	-		1,723,037
Current portion of notes receivable	-	6,463	-		6,463
Deferred tax asset - current	1,226,000	-	-		1,226,000
Total Current Assets	60,663,196	3,190,311	(26,704)		63,826,803
PROPERTY AND EQUIPMENT, NET	2,141,711	1,904,071			4,045,782
OTHER ASSETS
Goodwill	-	62,394	23,585,990	(E)	23,648,384
Deposits	2,688,635		-		2,688,635
Intangible assets, net	1,649,241	4,833,992	(324,626	) (C)	6,158,607
Notes receivable - stockholders, less current portion	886,584	-	-		886,584
Notes receivable - long-term, net	143,148	58,591	-		201,739
Other assets	194,688	126,157	-		320,845
Deferred tax asset	993,000	-	-		993,000
Total Other Assets	6,555,296	5,081,134	23,261,364		34,897,794

TOTAL ASSETS	$69,360,203	$10,175,516	$23,234,660		$102,770,379

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements

Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2007

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	Historical DTHC	Historical Multiband Corporation	Pro Forma Adjustments		Pro Forma Combined
CURRENT LIABILITIES
Current portion of long-term debt	$4,347,881	$1,686,356	$-		$6,034,237
Current portion of capital lease obligations	73,384	236,291	-		309,675
Accounts payable	40,979,008	3,201,033	(26,704	)(C)	44,153,337
Accrued liabilities	12,820,359	2,260,696	(330,800	)(D)	14,750,255
Customer deposits	-	60,582	-		60,582
Deferred service obligations and revenue	40,175	195,194	-		235,369
Mandatory redeemable preferred stock, 22,726 Class F preferred shares	-	227,256	-		227,256
Income taxes payable	369,027				369,027
EIAP Contribution payable	950	-	-		950
Total Current Liabilities	58,630,784	7,867,408	(357,504)		66,140,688
LONG-TERM LIABILITIES
Long-term debt, net	24,499,448	96,536	-		24,595,984
Capital lease obligations, net of current portion	246,486	298,121	-		544,607
Total Liabilities	83,376,718	8,262,065	(357,504)		91,281,279

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY (DEFICIT)
Cumulative convertible preferred stock, no par value:
8% Class A (25,428 shares issued and outstanding, $266,994 liquidation preference)	-	382,208	-		382,208
10% Class B (4,070 shares issued and outstanding, $42,735 liquidation preference)	-	40,700	-		40,700
10% Class C (121,050 shares issued and outstanding, $1,210,500 and $1,241,300 liquidation preference)	-	1,557,710	-		1,557,710
10% Class F (150,000 shares issues and outstanding, $1,500,000 liquidation preference)	-	1,500,000	-		1,500,000
8% Class G (38,195 shares issued and outstanding, $381,950 liquidation preference)	-	161,431	-		161,431
6% Class H (2.0 shares issued and outstanding, $200,000 liquidation preference)	-	-	-		-
Variable rate % Class I (57,500 shares issued and outstanding, $5,750,000 liquidation preference)	-	-	-		-
Common stock, no par value (7,396,064 MBND historical shares issued and outstanding, 32,326,864 pro forma shares issued and outstanding)	100,000	29,268,635	(2,987,113	)(A)	26,381,522
Additional paid in capital	4,417,956		(4,417,956	)(A)	-
Stock subscriptions receivable	-	(185,268)	185,268	(B)	-
Options and warrants	-	45,684,735	(45,684,735	)(B)	-
Retained earnings (accumulated deficit)	(7,593,765)	(76,496,700)	76,496,700	(B)	(7,593,765)
	(3,075,809)	1,913,451	23,592,164		22,429,806
Unearned ESOP compensation	(10,940,706)	-	-		(10,940,706)
Total Stockholders’ Equity (Deficit)	(14,016,515)	1,913,451	23,592,164		11,489,100
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$69,360,203	$10,175,516	$23,234,660		$102,770,379

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

NOTE 1 - Nature of Business

DirecTECH Holding Co, Inc.(DTHC) is a Delaware corporation, incorporated in December 2004, DTHC began active operations in June 2005. DTHC and subsidiaries act as Home Service Providers for DirecTV, Inc. (DTV). Its business is to install and provide DTV satellite television programming to residents of single family homes.

Multiband Corporation (MBND) is a Minnesota Corporation, established in September 1975. Its primary focus is to provide DTV satellite television, voice and data services to multiple dwelling units (MDUs) both directly and through a network of system operators. Multiband also provides billing and call support for other satellite television system operators.

NOTE 2 - Merger Transactions and Basis of Presentation

On October 31, 2007, an Agreement and Plan of Merger (“Merger Agreement”) was entered into among MBND, Multiband Hold Co. Inc. (Hold Co.), a wholly-owned Delaware subsidiary corporation of Multiband and DTHC. The Merger Agreement provides for, among other things, the Merger of Hold Co with and into DTHC, with DTHC surviving the merger and becoming a wholly-owned subsidiary of Multiband. Pursuant to the Merger Agreement, MBND also provides for the shareholders of DTHC to receive, in the aggregate, 24,930,800 (as adjusted for various valuation and other reasons) shares of MBND common stock in exchange for all the issued and outstanding shares of DTHC common stock.

Because DTHC stockholders will own a majority of the voting stock of the combined company upon closing of the merger, DTHC is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with Statement of Financial Accounting Standards No 141, Business Combinations. Accordingly, the assets and liabilities of MBND will be recorded as of the merger closing date at their estimated fair value.

The accompanying pro forma combined condensed financial statements do not give effect to any cost savings or revenue synergies which are expected to result from the merger of DTHC and MBND. Further, these pro forma combined condensed financial statements will change, perhaps materially, based on facts and circumstances as of the closing of the merger.

NOTE 3 - Preliminary Purchase Price Allocation

The preliminary estimated purchase price is as follows:

Fair value of MBND outstanding common stock	$22,188,192
Direct merger-related costs	300,000
Total estimated purchase price	$22,488,192

On September 30, 2007, MBND had 7,396,064 shares of common stock outstanding. The fair value of MBND common stock used in determining the purchase price was $3.00 per share based on its closing price on NASDAQ on September 28, 2007. The merger related costs include approximately $230,000 in legal costs and $70,000 for a fairness opinion. MBND did not assign any value to its options or warrants.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Under the purchase method of accounting, the total purchase price is allocated to acquired tangible and intangible assets and assumed liabilities of MBND based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of the assets and the liabilities assumed is allocated to goodwill. A preliminary allocation of the preliminary estimated purchase price, as shown above, to the acquired tangible and intangible assets and assumed liabilities of MBND based on the estimated fair values as of September 30, 2007, is as follows:

Cash and cash equivalents	$1,083,939
Accounts receivable and other current assets	2,106,372
Property and equipment	1,904,071
Intangible assets	4,833,992
Goodwill	23,648,384
Other long-term assets	184,748
Assumed liabilities	(7,631,265)
Preferred stock	(3,642,049)
Total purchase price	$22,488,192

The final determination of the purchase price allocation will be based on the estimate fair values of the tangible and intangible assets acquired and liabilities at the date of the closing of the merger and will be made as soon as practicable after the closing. The purchase price allocation will remain preliminary until MBND completes its internal valuation of the tangible and intangible assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in these pro forma financials statements.

NOTE 4 - Pro Forma Adjustments

A)
Elimination of DTHC historical common stock and additional paid in capital. Shares of DTHC common stock exchanged for shares of Multiband common stock using agreed upon exchange ratio of 24.9308 shares of Multiband common stock for each share of DTHC common stock. Adjust MBND book value of common stock for reverse merger accounting impact on no par common stock.

B)	Eliminate Multiband’s historical retained earnings, option and warrant account and subscription receivable account.

C)
Elimination of intercompany transactions. These transactions include Multiband call center support of DTHC subscribers, DTHC technician support services, DTHC DTV revenue and gain on sale of subscribers to DTHC. Effective March 31, 2007, the Company completed the sale of substantially all of its video assets located in Ohio to Directech MDU (“Dtech”). The purchase price paid by Dtech was $745,790. The purchase price consisted of the assumption of a note payable for the gross value of $329,036 and $416,754 cash paid at closing on April 20, 2007. The sale of the Ohio assets resulted in a gain on sale in the amount of $324,626. The proceeds of $683,897, including assumed liabilities of $267,143, less the net book value of the MBND assets sold amounted to a gain on sale of $324,626. For proforma purposes herein, the gain on sale of subscribers to DTHC has been eliminated.

D)
Record the estimated $300,000 acquisition expenses that DTHC is incurring for the transaction as well as write off a Multiband accrual to zero which is not considered to have fair value at the time of the transaction.

E)	Write off existing goodwill of $62,394 and record goodwill from acquisition of $23,648,384.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

NOTE 5 - Pro Forma Weighted Average Share

Weighted averaged shares outstanding for the 9 months ended September 30, 2007 and the twelve months ended December 31, 2007 include MBND’s weighted average shares outstanding plus the 24,930,800 shares of MBND common stock to be issued with the merger.

LEGAL MATTERS

The validity of the Multiband common stock to be issued in the Merger will be passed upon for Multiband by Steven M. Bell, Esq., Multiband’s General Counsel. Multiband also will obtain an outside independent tax or legal opinion regarding the status of the Multiband common stock to be issued in the Merger as "employer securities" under Section 409(l) of the Code, and "qualifying employer securities" as that term is defined in Section 407(d)(5) of ERISA, as these terms relate to the continuing status of the DTHC ESOP as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. Furthermore, Multiband will obtain an outside independent tax or legal opinion regarding the status of the Merger as a tax-free “reorganization” pursuant to the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and the rules and regulations promulgated there under.

EXPERTS

The consolidated financial statements of Multiband appearing in Multiband’s annual report on Form 10-K/A for the year ended December 31, 2006, have been audited by Virchow Krause & Company, LLP, independent registered public accounting firm. Such consolidated financial statements and Multiband’s management’s assessment has been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Multiband files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that it files with the SEC at its Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Multiband’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Multiband has filed a Form S-4 registration statement to register with the SEC the offering and sale of the shares of the Multiband common stock to be issued to DTHC stockholders in the merger. This Joint Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus and proxy statement for the shareholders of Multiband for the Multiband special meeting of shareholders and a proxy statement of DTHC for the DTHC meeting of stockholders.

Any Multiband or DTHC stockholder, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered may request copies of proxy statements, reports and other information concerning Multiband, without charge, by written or telephonic request directed to Multiband at Multiband Corporation, 9449 Science Center Drive, New Hope, MN 55428, telephone: (763) 504-3000 or from the SEC at the SEC’s website provided above.

No persons have been authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Joint Proxy Statement/Prospectus is dated December __, 2007. You should not assume that the information contained in this Joint Proxy Statement/Prospectus is accurate as of any date other than that date, and the mailing of this Joint Proxy Statement/Prospectus to Multiband and DTHC stockholders shall not create any implication to the contrary.

As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement. The SEC allows Multiband to incorporate information into this Joint Proxy Statement/Prospectus “by reference” which means the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents listed below that Multiband has previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Multiband’s public filings include the following information:

•	Management’s discussion and analysis of financial condition and results of operations.

•	Changes in and disagreements with accountants on accounting and financial disclosure; and

•	Financial statements as required under the regulations to the 1933 Act.

Multiband Public Filings:

•	Annual Report on Form 10-K /Afor the year ended December 31, 2006, filed with the SEC on April 4, 2007.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC on August 14, 2007.

•	Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2007, filed with the SEC on November 14, 2007.

•	The description of Multiband common stock included in Multiband’s Form 10 filing, filed with the SEC on July 21, 2000.

PROXY
MULTIBAND CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
December 31, 2007

The undersigned hereby appoints James L. Mandel, Chief Executive Officer of Multiband Corporation, and Steven P. Bell, Chief Financial Officer of Multiband Corporation, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of Multiband Corporation that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Multiband Corporation to be held on December 31, 2007, at 9449 Science Center Drive, New Hope, MN 55428, and at any adjournment or postponement thereof, upon the matters described in the notice of Multiband Corporation Special Meeting and Joint Proxy Statement/Prospectus dated December __, 2007, receipt of which is hereby acknowledged, subject to any direction indicated on this card, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THE MULTIBAND CORPORATION BOARD OF DIRECTORS recommends a vote “FOR” Proposals 1, 2 & 3.

1.	Approval of the Agreement and Plan of Merger dated as of October 31, 2007, by and among DirecTECH Holding Company, Inc., Multiband HoldCo, Inc., and Multiband Corporation.

( ) For ( ) Against ( ) Abstain

2.
Approval of adjournment of the Multiband Corporation Special Meeting of its Shareholders, if necessary or appropriate, to solicit additional proxies to vote FOR approval of the Agreement and Plan of Merger if there are insufficient votes present and cast at the Special Meeting to approve the Agreement and Plan of Merger.

( ) For ( ) Against ( ) Abstain

3.	To approve an amendment to Multiband Corporation’s Articles of Incorporation to increase the authorized number of capital shares from 20 million to 100 million.

( ) For ( ) Against ( ) Abstain

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

Please sign and date the Proxy below and return in the enclosed envelope.

Dated: __________, 2007 Printed Name Signature

Please print your name, insert a date and sign your name as it appears hereon. When signing as an attorney, executor, administrator, and guardian or in some other representative capacity, please give full title. All joint owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE MULTIBAND CORPORATION BOARD OF DIRECTORS.

If you are a holder of Multiband common stock, please sign, date and return your enclosed Proxy Card to Steven M. Bell, Chief Financial Officer of Multiband, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first class mail to 9449 Science Center Dr., New Hope, MN 55428 (if you use first class mail, you must place the envelope in the mail no later than December 27, 2007);

(b)	Delivery of the sealed envelope by hand to Steven M. Bell, no later than 3:00 p.m. Central Standard Time, December 31, 2007;

(c)	Facsimile at (763) 504-3060 to the attention of Steven Bell, no later than 3:00 p.m. Central Standard Time, December 31, 2007; or

(d)	Scanned and e-mailed to Steven M. Bell at steve.bell@multibandusa.com no later than 3:00 p.m. Central Standard Time, December 31, 2007.

PROXY
DIRECTECH HOLDING COMPANY, INC.
SPECIAL MEETING OF STOCKHOLDERS
December 31, 2007

The undersigned hereby appoints Thomas A. Beadreau, President and Chief Executive Officer of DirecTECH Holding Company, Inc., and David R. Johanson, Secretary of DirecTECH Holding Company, Inc., and each of them, as proxies, with full power of substitution, to vote all shares of common stock of DirecTECH Holding Company, Inc. that the undersigned is entitled to vote at the Special Meeting of the Stockholders of DirecTECH Holding Company, Inc., to be held on December 31, 2007, at 9449 Science Center Drive, New Hope, MN 55428, and at any adjournment or postponement thereof, upon the matters described in the notice of DirecTECH Holding Company, Inc. Stockholders’ Special Meeting and Joint Proxy Statement/Prospectus dated December __, 2007, receipt of which is hereby acknowledged, subject to any direction indicated on this card, hereby revoking any proxy heretofore executed by the undersigned to vote at such meeting.

THE DIRECTECH HOLDING COMPANY, INC. BOARD OF DIRECTORS recommends a vote “FOR” Proposals 1, 2 & 3.

1.	Approval of the Agreement and Plan of Merger dated as of October 31, 2007, by and among DirecTECH Holding Company, Inc., Multiband HoldCo, Inc., and Multiband Corporation.

( ) For ( ) Against ( ) Abstain

2.
Approval of adjournment of the DirecTECH Holding Company, Inc. Special Meeting of its Stockholders, if necessary or appropriate, to solicit additional proxies to vote FOR approval of the Agreement and Plan of Merger if there are insufficient votes present and cast at the Special Meeting to approve the Agreement and Plan of Merger.

( ) For ( ) Against ( ) Abstain

3.	Approval of the DirecTECH Holding Company 2007 Equity Incentive Plan

( ) For ( ) Against ( ) Abstain

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

Please print your name, sign and date the Proxy below and return in the enclosed envelope.

Dated: __________, 2007 Printed Name Signature

Please print your name, insert a date and sign your name as it appears hereon. When signing as an attorney, executor, administrator, and guardian or in some other representative capacity, please give full title. All joint owners must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTECH HOLDING COMPANY, INC. BOARD OF DIRECTORS.

If you are a holder of DTHC common stock, please sign, date and return your enclosed Proxy Card to David R. Johanson, Secretary of DTHC, in the enclosed envelope, by one of the following means:

(a)	Delivery of the envelope by first class mail to 1792 Second Street, Napa, California 94559 (if you use first class mail, you must place the envelope in the mail no later than December 27, 2007);

(b)	Delivery of the sealed envelope by hand to David R. Johanson no later than 3:00 p.m. Central Standard Time, December 31, 2007;

(c)	Facsimile at (707) 226-6881 to the attention of David R. Johanson no later than 3:00 p.m. Central Standard Time, December 31, 2007; or

(d)	Scanned and e-mailed to drj@esop-law.com no later than 3:00 p.m. Central Standard Time, December 31, 2007.

Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on December 5, 2007.

MULTIBAND CORPORATION (Registrant)

By:	/s/ James L. Mandel
James L. Mandel Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this registration has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 5, 2007	/s/ James L. Mandel
Chief Executive Officer and Member of the Board of Directors

/s/ Steven M. Bell
Chief Financial Officer and Member of the Board of Directors

/s/ Frank Bennett
Member of the Board of Directors

/s/ Jonathan Dodge
Member of the Board of Directors

/s/ Eugene Harris
Member of the Board of Directors

/s/ Donald Miller
Member of the Board of Directors

Annex A-1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is made as of the _________ day of October, 2007, by and among Multiband HoldCo, Inc., a Delaware corporation (“HoldCo”), MULTIBAND CORPORATION, a publicly traded Minnesota corporation (“Multiband” and, together with HoldCo, the “Multiband Parties”), BAS MATTINGLY MASTER, LLC, a Delaware limited liability company (“BMM”), BERNARD J. SCHAFER TRUST, LLC, a Delaware limited liability company (“Schafer”), BUILDING BLOCKS FAMILY TRUST, LLC, a Delaware limited liability company (“Block”), and DAVID N. WALLINGFORD, an individual (“Wallingford”), and DirecTECH Holding Company, Inc., a Delaware corporation (“DTHC”). Each party hereto may be referred to herein individually as a “Party” and collectively, as the “Parties”. HoldCo, Multiband, and DTHC are collectively referred to herein as the “Corporate Parties”.

WITNESSETH:

WHEREAS, Multiband, DTHC and BMM, Schafer, and Block entered into that certain Letter of Intent, dated July 6, 2007, and amended and restated and dated as of September 17, and October 11, 2007 (the “Letter of Intent”), whereby they agreed to negotiate in good faith with a view to executing all definitive agreements necessary to complete the transaction described hereinafter; and

WHEREAS, HoldCo is a wholly owned subsidiary of Multiband; and

WHEREAS, the DTHC Shareholder owns one hundred percent (100%) of the issued and outstanding shares of capital stock of DTHC (the “DTHC Shares”); and

WHEREAS, HoldCo desires to merge into DTHC, with DTHC being the surviving corporation and becoming a wholly owned subsidiary of Multiband upon the terms and subject to the conditions set forth herein and pursuant to the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder;

WHEREAS, Multiband desires to issue newly issued shares of Multiband’s Common Stock (the “Multiband Shares”) to the DTHC Shareholder in exchange for the DTHC Shares upon the terms and subject to the conditions set forth herein;

WHEREAS, the DTHC Shareholder desires to exchange the DTHC Shares for the Multiband Shares upon the terms and subject to the conditions set forth herein; and

WHEREAS, as an inducement to the DTHC Shareholder to enter into this Agreement, Multiband is willing to execute and deliver to the DTHC Shareholder a Registration Rights Agreement in the form described in Section 3.3.7 of this Agreement and attached hereto as Schedule 3.3.7.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, representations and warranties hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Defined Terms

The following terms used in this Agreement shall have the meanings indicated below:

1.1 “1933 Act” shall mean the Securities Exchange Act of 1933, as amended.

1.2 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.3 “Affiliate Agreement” shall mean the agreement attached to this Agreement as Schedule 1.3.

1.4 “Certificate” shall have the meaning given in Section 2.6.1 of this Agreement.

1.5 “Closing” shall have the meaning given in Section 3.1 of this Agreement.

1.6 “Closing Date” shall have the meaning given in Section 3.1 of this Agreement.

1.7 “COBRA” shall have the meaning given in Section 4.10.6 of this Agreement.

1.8 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1.9 “Confidentiality Agreement” shall have the meaning given in Section 6.5 of this Agreement.

1.10 “Corporate Parties” shall mean DTHC and Multiband.

1.11 “Defined Benefit Plan” shall have the meaning given in Section 4.10.1 of this Agreement.

1.12 “DGCL” shall have the meaning given in Section 2.1 of this Agreement.

1.13 “DirecTECH Holding Company EIAP” shall mean the DirecTECH Holding Company Eligible Individual Account Plan, which forms a part of the DirecTECH Holding Company Employee Stock Ownership Plan.

2

1.14 “DirecTECH Holding Company ESOP” shall mean the DirecTECH Holding Company Employee Stock Ownership Trust, which forms a part of the DirecTECH Holding Company Employee Stock Ownership Plan.

1.15 “Dissenting Shares” shall have the meaning given in Section 2.6.1 of this Agreement.

1.16 “Dissenting Shareholders” shall have the meaning given in Section 2.6.1 of this Agreement.

1.17 “DOJ” shall have the meaning given in Section 6.6 of this Agreement.

1.18 “DTHC” shall have the meaning given in the heading of this Agreement.

1.19 “DTHC Affiliate” shall mean DTHC and DirecTECH, Inc., a California corporation, DirecTECH Delaware, Inc., a Delaware corporation, DirecTECH Protection, Inc., a Delaware corporation, DirecTECH MDU, Inc., a Delaware corporation, DirecTECH Development Corporation, a Delaware corporation, DirecTECH Southwest, a Louisiana corporation, JBM, Inc., a Kentucky corporation, and Michigan Microtech, a Michigan corporation.

1.20 “DTHC Closing Documents” shall have the meaning set forth in Section 4.14 of this Agreement.

1.21 “DTHC Contract” shall have the meaning set forth in Section 4.6.2 of this Agreement.

1.22 “DTHC Employee Plans” shall have the meaning set forth in Section 4.10.1 of this Agreement.

1.23 “DTHC ESOT” shall mean the DirecTECH Holding Company Employee Stock Ownership Trust, which forms a part of the DirecTECH Holding Company ESOP and the DirecTECH Holding Company EIAP.

1.24 “DTHC ESOT Independent Appraiser” shall have the meaning set forth in Section 4.18 of this Agreement.

1.25 “DTHC Facilities” shall mean any real property, leaseholds, or other interests currently or formerly owned or operated in connection with DTHC and the DTHC Affiliates and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated in connection with DTHC and the DTHC Affiliates.

1.26 “DTHC Incentive Enhancement Plan” shall mean the incentive enhancement plan described in Schedule 4.3 attached hereto.

3

1.27 “DTHC Material Adverse Affect” means any state of facts, development, event, circumstance, occurrence, or effect that, individually or taken collectively with all other events, circumstances, or effects that have occurred prior to the date of determination of the occurrence of the DTHC Material Adverse Affect, (a) is materially adverse to the condition (financial or otherwise), business, operations, prospects, or results of operations of DTHC and the DTHC Affiliates taken as a whole, (b) impairs the ability of DTHC to perform its obligations hereunder, or (c) delays the consummation of the Merger (hereinafter defined in Section 2.1.3.).

1.28 “DTHC Net Name” shall have the meaning given in Section 4.15.2 of this Agreement.

1.29 “DTHC Shareholder(s)” shall mean BMM, Schafer, Block, Wallingford, BRUISTER FAMILY LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Bruister”), BILYEU BUCKS LLC, a Delaware limited liability company (“Bucks”), and the DTHC ESOT.

1.30 “DTHC Shareholder’s Agent” shall have the meaning given in Section 15. of this Agreement.

1.31 “DTHC Shares” shall have the meaning given in the recitals to this Agreement and in Section 2.6.1 of this Agreement.

1.32 “DTHC Stock Option(s)” shall have the meaning given to incentive stock options or non-qualified stock options to purchase DTHC Common Stock as provided for in the DTHC Stock Option Plan.

1.33 “DTHC Stock Option Plan” shall mean the equity incentive plan described in Schedule 4.3 attached hereto.

1.34 “Due Diligence Period” shall mean the period commencing on July 6, 2007, and until November 30, 2007.

1.35 “Effective Time” shall have the meaning set forth in Section 2.4 of this Agreement.

1.36 “Environmental, Health and Safety Liabilities” shall mean any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or occupational safety and health law, including those consisting of or relating to (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product); (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or occupational safety and health law; (c) financial responsibility under any Environmental Law or occupational safety and health law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or occupational safety and health law (whether or not such Cleanup has been required or requested by any Governmental Body or any other person) and for any natural resource damages; or (d) any other compliance, corrective or remedial measure required under any Environmental Law or occupational safety and health law.

4

1.37 “Environmental Law” shall mean any Legal Requirement that requires or relates to (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

1.38 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.39 “ERISA Affiliate” shall have the meaning given in Section 4.10.1 of this Agreement.

1.40 “Exchange Agent” shall have the meaning given in Section 2.7.1 of this Agreement.

1.41 “Exchange Fund” shall have the meaning given in Section 2.7.1 of this Agreement.

1.42 “Exchange Ratio” shall have the meaning given in Section 2.1.5 of this Agreement.

1.43 “Excluded Share(s)” shall have the meaning given in Section 2.6.1 of this Agreement.

1.44 “FTC” shall have the meaning given in Section 6.6 of this Agreement.

5

1.45 “GAAP” shall have the meaning given in Sections 4.5 and 5.17.2 of this Agreement.

1.46 “Governmental Body” means any national, federal, state or local governmental, judicial or regulatory agency, authority or body within or outside the United States.

1.47 “Hazardous Activity” shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from the DTHC Facilities or the Multiband Facilities, respectively, or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the DTHC Facilities or the Multiband Facilities, respectively, or that may affect the value of the DTHC Facilities or the Multiband Facilities, respectively, or the respective businesses.

1.48 “Hazardous Material” shall mean any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

1.49 “HoldCo” shall have the meaning given in the heading of this Agreement.

1.50 “HSR Act” shall have the meaning given in Section 6.6 of this Agreement.

1.51 “Joint Proxy Statement” shall have the meaning given in Section 6.3.1 of this Agreement.

1.52 “Knowledge” shall mean actual knowledge as of the date of this Agreement, through and including the Closing Date; provided, however, that the term Knowledge shall encompass not only the actual knowledge of such individual(s) or entity(ies), but, in the case of the Corporate Parties, also shall include the knowledge that a reasonably prudent corporate officer or director of a corporation would possess.

1.53 “Legal Requirement” means any federal, state, local, municipal, foreign, international or multinational judgment or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty.

1.54 “Letter of Intent” shall have the meaning given in the recitals to this Agreement.

1.55 “Merger” shall have the meaning given in Section 2.1.3 of this Agreement.

6

1.56 “Merger Consideration” shall have the meaning given in Section 2.6.1 of this Agreement.

1.57 “Multiband” shall have the meaning given in the heading to this Agreement.

1.56 “Multiband Affiliate” shall mean Multiband and its active subsidiaries, HoldCo, Minnesota Digital Universe, Inc. and Multiband Subscriber Services, Inc.

1.57 “Multiband Balance Sheet” shall have the meaning set forth in Section 5.17.2 of this Agreement.

1.58 “Multiband Balance Sheet Date” shall have the meaning set forth in Section 5.17.2 of this Agreement.

1.59 “Multiband Contracts” shall have the meaning set forth in Section 5.12.8 of this Agreement.

1.60 “Multiband Closing Documents” shall have the meaning set forth in Section 5.14 of this Agreement.

1.61 “Multiband Employee Plan(s)” shall have the meaning set forth in Section 5.10.1 of this Agreement.

1.62 “Multiband ERISA Affiliate” shall have the meaning set forth in Section 5.10.1 of this Agreement.

1.63 “Multiband Facilities” shall mean any real property, leaseholds, or other interests currently or formerly owned or operated in connection with the Multiband Parties and the Multiband Affiliates and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated in connection with the Multiband Parties and the Multiband Affiliates.

1.64 “Multiband Material Adverse Affect” means any state of facts, development, event, circumstance, occurrence, or effect that, individually or taken collectively with all other events, circumstances, or effects that have occurred prior to the date of determination of the occurrence of the Multiband Material Adverse Affect, (a) is materially adverse to the condition (financial or otherwise), business, operations, prospects, or results of operations of the Multiband Affiliates taken as a whole, (b) impairs the ability of the Multiband Affiliates to perform their obligations hereunder, or (c) delays the consummation of the Merger.

1.65 “Multiband Net Names” shall have the meaning set forth in Section 5.15.2 of this Agreement.

1.66 “Multiband Parties” shall have the meaning set forth in the heading to this Agreement.

7

1.67 “Multiband SEC Reports” shall have the meaning set forth in Section 5.17.1 of this Agreement.

1.68 “Multiband Share(s)” shall have the meaning set forth in the recitals to this Agreement and in Section 2.6.1 of this Agreement.

1.69 “North Star Trust Company” shall mean the institutional trustee of the DTHC ESOT.

1.70 “Party” shall have the meaning given in the recitals to this Agreement.

1.71 “Parties” shall have the meaning given in the recitals to this Agreement.

1.72 “Person” shall have the meaning given in Section 2.7.2 of this Agreement.

1.73 “PBGC” shall have the meaning given in Section 4.10.2 of this Agreement.

1.74 “Registration Rights Agreement” shall have the meaning given in Section 3.3.7 of this Agreement.

1.75 “Replacement Option” shall have the meaning given in Section 2.8.1 of this Agreement.

1.76 “Representatives” shall have the meaning given in Section 6.5 of this Agreement.

1.77 “SOX” shall have the meaning given in Section 5.17.4 of this Agreement.

1.78 “Surviving Entity” shall have the meaning given in Section 2.1.3. of this Agreement.

1.79 “Tax” means any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (whether domestic or foreign).

1.80 “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

8

1.81 “Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

SECTION 2. Merger

2.1 In accordance with Sections 351, 354, 361, 368(a)(1)(A), and 368(a)(2)(E) of the Code, and Section 251 of the Delaware General Corporation Law (the “DGCL”):

2.1.1 Cancellation of the DTHC Shares. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.6 of this Agreement, and subject further to the adjustments indicated in Section 2.2, on the Closing Date, all of each DTHC Shareholder’s right, title, and interest to the DTHC Shares indicated next to such DTHC Shareholder’s name on Section 4.3 attached hereto shall be cancelled and retired and shall cease to exist;

2.1.2 Rule 145. Notwithstanding anything to the contrary in this Agreement, no certificates representing the Multiband Shares shall be delivered to a person who is a Multiband “affiliate” for purposes of Rule 145 of the 1933 Act until such person shall have executed and delivered to Multiband an Affiliate Agreement;

2.1.3 Wholly Owned Subsidiary and Merger. Immediately subsequent to the Closing Date, DTHC will become a wholly owned subsidiary of Multiband, and HoldCo will merge with and into DTHC (the “Surviving Entity”), with DTHC being the surviving corporation (the “Merger”). As soon as practicable following the Closing, DTHC and Multiband will cause a Certificate of Merger (the “Delaware Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Corporate Parties and specified in the Delaware Certificate of Merger (the “Effective Time”);

2.1.4 Plan Sponsor. Multiband will become a plan sponsor of the DTHC ESOP, the DTHC EIAP; and

2.1.5 Exchange Ratio. Multiband shall issue to each DTHC Shareholder 24.9308 Multiband Shares in exchange for each DTHC Share. The ratio of Multiband Shares issued in exchange for each DTHC Share is referred to in this Agreement as the “Exchange Ratio”.

2.2 Valuation Adjustments to Exchange of Securities. The number of newly issued Multiband Shares issued by Multiband to the DTHC Shareholder shall be generally based on the proportional fair market values of the Multiband Shares and the DTHC Shares as established by negotiations among the Parties, after taking into account: (1) the average market value, subject to a prorata adjustment for a reverse stock split, of the Multiband Shares for the twelve months immediately preceding July 6, 2007, and (2) the recommendations of DTHC’s and Multiband’s independent appraisers and financial advisor or advisors retained for the purpose of determining the fair market value of the DTHC Shares, and as reviewed and accepted by Multiband’s Board of Directors and shareholders and the DTHC Board of Directors and the DTHC Shareholders. If Multiband’s independent appraiser and financial advisor establish a fair market value for DTHC that is smaller than Seventy-Two Million and No/100 Dollars ($72,000,000), then the Parties, by mutual agreement prior to the Closing, shall have the option to average the fair market value of the Multiband independent appraisal and the independent appraisal completed by DTHC‘s independent appraiser and financial advisor or select a third independent appraiser to determine the fair market value of Multiband and DTHC for purposes of the Merger. The Parties are estimating that the fair market value of DTHC for purposes of the Merger shall be in a range of Eighty Million and No/100 Dollars ($80,000,000). The Parties also are estimating that the fair market value of Multiband shall be in the range of Twenty-Five Million and No/100 Dollars ($25,000,000) for purposes of the Merger. In the event that the Corporate Parties determine on the Closing Date that DTHC is valued at less than Eighty Million and No/100 Dollars ($80,000,000) for purposes of the Merger, then the number of the Multiband Shares that Multiband will issue to the DTHC Shareholders pursuant to Section 2.6.1 shall be adjusted downward at the Closing pursuant to the formula contained on Schedule 2.2(a) attached hereto. Conversely, in the event that the Corporate Parties determine that DTHC is valued at more than Eighty Million and No/100 Dollars ($80,000,000) for purposes of the Merger, then the number of the Multiband Shares that Multiband will issue to the DTHC Shareholders pursuant to Section 2.6.1 shall be adjusted upward at the Closing pursuant to the formula contained on Schedule 2.2 attached hereto.

9

2.3 Adjustments to the Exchange Ratio Based Upon Stock Splits, Etc. If between the date of this Agreement and the Closing Date, there shall be any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of stock or any similar event with respect to the Multiband Shares or the DTHC Shares, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of stock or similar event.

2.4 Articles of Incorporation and By-laws.

2.4.1 The Articles of Incorporation of DTHC as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Entity, until duly amended as provided therein or by applicable law.

2.4.2 The By-Laws of DTHC as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Entity, until duly amended as provided therein or by applicable law.

2.5 Directors and Officers of the Surviving Entity. At the Effective Time, each of the directors and officers of DTHC immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity, each to hold office until their respective death, permanent disability, resignation or removal or until his or her respective successor is duly elected and qualified, all in accordance with the Articles of Incorporation and Bylaws of the Surviving Entity and applicable Law.

10

2.6 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of DTHC:

2.6.1 Merger Consideration. Each share of the Common Stock, par value $.01 per share, of DTHC (a “DTHC Share” or, collectively, the “DTHC Shares”) issued and outstanding at the Effective Time (other than the DTHC Shares owned by Multiband and HoldCo or Shares that are owned by DTHC and not held on behalf of third parties or the DTHC Shares (the “Dissenting Shares”) that are held by shareholders (“Dissenting Shareholders”) exercising appraisal rights pursuant to Section 262 of the DGCL (each, an “Excluded Share” and collectively, the “Excluded Shares”)) shall be converted into, and become exchangeable for that fraction of a share of Common Stock, with no par value per share, of Multiband (a “Multiband Share” or, collectively, the “Multiband Shares”) (the “Merger Consideration”) equal to the Exchange Ratio. At the Effective Time, all of the DTHC Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate representing any of such DTHC Shares (other than the Excluded Shares) (a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 2.7.5 cash in lieu of fractional shares into which such DTHC Shares have been converted pursuant to this Section 2.6.1 and any dividends or other distributions pursuant to Section 2.7.3 and any Dissenting Shares shall thereafter represent only the right to receive the payments set forth in Section 2.7.8.

2.6.2 Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

2.7 Exchange of Certificates for Shares.

2.7.1 Exchange Agent. As of the Effective Time, Multiband shall deposit, or shall cause to be deposited, with an exchange agent selected by Multiband, with DTHC’s prior approval, which shall not be unreasonably withheld (the “Exchange Agent”), for the benefit of the holders of the DTHC Shares, certificates representing the shares of Multiband Common Stock and any cash and any dividends or other distributions with respect to the Multiband Common Stock to be issued or paid pursuant to this Sections 2. in exchange for the outstanding DTHC Shares upon due surrender of the Certificates pursuant to the provisions of this Section 2. (such cash and certificates for Multiband Shares, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the “Exchange Fund”).

11

2.7.2 Exchange Procedures. Appropriate transmittal materials shall be provided by the Exchange Agent to holders of record of the DTHC Shares as soon as practicable after the Effective Time advising such holders of the effectiveness of the Merger and the procedure for surrendering the Certificates to the Exchange Agent, including a Certificate in form and substance satisfactory to Multiband and the holders of record of the DTHC Shares which Multiband will be relying upon in connection with the issuance of Multiband Shares. Upon the surrender of a Certificate to the Exchange Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of the Multiband Shares that such holder is entitled to receive pursuant to this Section 2., (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares, plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2., (z) a Registration Rights Agreement in form and substance reasonably satisfactory to Multiband and the holders of record of the DTHC Shares, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of the DTHC Shares that is not registered in the transfer records of DTHC, a certificate representing the proper number of the Multiband Shares, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such DTHC Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for the Multiband Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for Multiband Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Multiband or the Exchange Agent that such tax has been paid or is not applicable.

For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability DTHC, joint venture, estate, trust, association, organization, Governmental Body or other entity of any kind or nature.

2.7.3 Distributions with Respect to Unexchanged Shares; Voting. All of the Multiband Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Multiband in respect of the Multiband Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Multiband Shares shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing the Multiband Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Multiband Shares and not paid, and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such Multiband Shares with a record date after the Effective Time but with a payment date subsequent to surrender. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Multiband stockholders the number of Multiband Shares represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

12

2.7.4 Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of DTHC of the DTHC Shares that were outstanding immediately prior to the Effective Time.

2.7.5 Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of the Multiband Shares will be issued and any holder of the DTHC Shares entitled to receive a fractional share of the Multiband Shares but for this Section 2.7.5 shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of the Multiband Shares based on the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of the Multiband Shares that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Multiband Shares have been received by the Exchange Agent.

2.7.6 Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any of the Multiband Shares) that remains unclaimed by the DTHC Shareholder for 180 days after the Effective Time shall be delivered to Multiband. Any DTHC Shareholder who has not theretofore complied with this Section 2. shall thereafter look only to Multiband for delivery of any certificates for the Multiband Shares of such shareholders and payment of any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to this Section 2. upon due surrender of their Certificates (or affidavit(s) of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Multiband, the Surviving Entity, the Exchange Agent, or any other Person shall be liable to any former holder of DTHC Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

2.7.7 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Multiband, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Multiband Shares and any cash, unpaid dividends and other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

13

2.7.8 Dissenters’ Rights. No Dissenting Shareholder shall be entitled to the Multiband Shares or cash in lieu of fractional shares or any dividends or other distributions pursuant to this Section 2. unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Merger under the DGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the DTHC Shares owned by such Dissenting Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any of the DTHC Shares, such DTHC Shares shall thereupon be treated as though such DTHC Shares had been converted into shares of the Multiband Shares. DTHC shall give Multiband (1) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by DTHC relating to stockholders’ rights of appraisal, and (2) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. DTHC shall not, except with the prior written consent of Multiband, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

2.8 Treatment of DTHC Stock Options.

2.8.1 DTHC Stock Options. At the Effective Time, by virtue of the Merger and without the need of any further action on the part of the DTHC or holders of DTHC Stock Options, Multiband shall assume the DTHC Stock Option Plan and the DTHC Incentive Enhancement Plan, with the result that all obligations of DTHC under the DTHC Stock Option Plan, including with respect to DTHC Stock Options outstanding at the Effective Time, and the DTHC Incentive Enhancement Plan shall be obligations of Multiband following the Effective Time. Without limiting the foregoing, at the Effective Time, each outstanding DTHC Stock Option, whether vested or unvested, shall, by virtue of the Merger and without any further action on the part of DTHC or the holder thereof, be assumed by Multiband (each such assumed option, a "Replacement Option"). Each Replacement Option shall be subject to the same terms and conditions as the applicable DTHC Stock Option it replaced, except that (1) each such Replacement Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Multiband Common Stock (rounded down to the nearest whole share) equal to the number of shares of DTHC Common Stock subject to such DTHC Stock Option multiplied by the Exchange Ratio, and (2) the exercise price per share of Multiband Common Stock shall be an amount equal to the exercise price per share of the shares of DTHC Common Stock subject to such DTHC Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent). To the extent that they replace options which qualify as "incentive stock options” under the Code, each Replacement Option will be intended to qualify as an "incentive stock option" under the Code (although Multiband makes no representation and warranty whatsoever that such options will so qualify).

14

2.8.2 Corporate Actions. At or prior to the Effective Time, DTHC, its Board of Directors, and its executive compensation committee, as applicable, shall adopt any resolutions and take any actions, including adoption of any appropriate amendments to the DTHC Stock Plan and other DTHC Employee Plans which are necessary to effectuate the provisions of Section 2.8.1.

2.9 No Right to Acquire Shares. DTHC shall take all actions necessary to ensure that from and after the Effective Time: (a) neither Multiband nor the Surviving Entity will be required to deliver the DTHC Shares or other capital stock of DTHC or any of the DTHC Affiliates to any Person pursuant to or in settlement of the DTHC Stock Options after the Effective Time, and (ii) the Surviving Entity will not be bound by any options, rights, awards or arrangements which would entitle any Person, other than Multiband or HoldCo, to beneficially own shares of the Surviving Entity or Multiband or receive any payments (other than as set forth in this Section 2.) in respect of such options, rights, awards or arrangements.

SECTION 3. Closing

3.1 Date, Time and Place. Provided that all of the closing conditions precedent and mutual conditions set forth in Sections 8. and 9. have been satisfied (or waived as provided in this Agreement, or otherwise will be satisfied at the closing), the “Closing” of the transactions provided for in this Agreement shall take place at 12:01 a.m. Pacific Standard Time on January 1, 2008, at the law offices of Morgan Lewis & Bockius LLP in Chicago, Illinois, unless another date, place and time shall be agreed to between the Corporate Parties. The date and time of the Closing is sometimes herein called the “Closing Date”.

3.2 Deliveries by DTHC and the DTHC Shareholder at the Closing. At the Closing, DTHC and the DTHC Shareholder will deliver of cause to be delivered to Multiband the following:

3.2.1 The Articles of Incorporation of DTHC and all amendments thereto, certified by the Secretary of the State of Delaware, dated as of a date within five (5) days prior to the Closing Date;

3.2.2 A “good standing” certificate for DTHC, dated as of a date within five (5) days prior to the Closing Date;

15

3.2.3 A certificate, or certificates, representing the DTHC Shares, duly endorsed or accompanied by duly executed stock powers;

3.2.4 Certificates of the President of DTHC and BMM, Block, and Schafer, dated as of the Closing Date, confirming (A) the truth and correctness of all of the representations and warranties of DTHC and the DTHC Shareholder contained herein as of the Closing Date and as of all times between the date hereof and the Closing Date, subject to the provisions of Section 4. hereof, and (B) that all agreements and covenants of DTHC and the DTHC Shareholder specified herein have been complied with;

3.2.5 A certificate of the Secretary of DTHC, dated as of the Closing Date, in form and substance reasonably satisfactory to Multiband, as to (a) the lack of amendments to DTHC’s Articles of Incorporation since the date of the certificate referred to in Section 3.2.1. above; (b) DTHC’s Bylaws; (c) the resolutions and/or Special Meeting Minutes of DTHC’s Board of Directors authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (d) the incumbency and signatures of DTHC’s officers who execute this Agreement;

3.2.6 The favorable legal opinion of counsel to DTHC and the DTHC ESOT, dated as of the Closing Date, in substantially the form set forth in Schedule 3.2.6., attached hereto, unless waived; and

3.2.7 Such other documents and instruments as Multiband may reasonably request to effectuate the transactions contemplated by this Agreement and any other transactions contemplated hereby.

3.3 Deliveries by Multiband at the Closing. At the Closing, Multiband will deliver or cause to be delivered to the DTHC Shareholder the following:

3.3.1 The Articles of Incorporation of Multiband and all amendments thereto, certified by the Secretary of the State of Minnesota, dated as of a date within five (5) days prior to the Closing Date;

3.3.2 A “good standing” certificate for Multiband, dated as of a date within five (5) days prior to the Closing Date;

3.3.3 A certificate, or certificates, representing the Multiband Shares, duly endorsed or accompanied by duly executed stock powers;

3.3.4 Certificates of the Chief Executive Officer, President, and Chief Financial Officer of Multiband, dated as of the Closing Date, confirming (A) the truth and correctness of all of the representations and warranties of Multiband contained herein as of the Closing Date and as of all times between the date hereof and the Closing Date, subject to the provisions of Section 5. hereof, and (B) that all agreements and covenants of Multiband and the Multiband Shareholder specified herein have been complied with;

16

3.3.5 A certificate of the Secretary of Multiband, dated as of the Closing Date, in form and substance reasonably satisfactory to DTHC, as to (a) the lack of amendments to Multiband’s Articles of Incorporation since the date of the certificate referred to in Section 3.2.1. above; (b) Multiband’s Bylaws; (c) the resolutions and/or Special Meeting Minutes of Multiband’s Board of Directors authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (d) the incumbency and signatures of Multiband’s officers who execute this Agreement;

3.3.6 The favorable legal opinion of counsel to Multiband, dated as of the Closing Date, in substantially the form set forth in Schedule 3.3.6., attached hereto, unless waived;

3.3.7 The Registration Rights Agreement executed by Multiband in substantially the form attached hereto as Schedule 3.3.7.

3.3.8 The favorable tax opinion of Multiband’s counsel, dated as of the Closing Date, in substantially the form set forth attached hereto as Schedule 3.3.8., unless waived, that the Merger will qualify as a merger under Section 368(a)(1)(A) of the Code and that Multiband’s net operating losses will be available to offset income in future years; and

3.3.9 Such other documents and instruments as DTHC may reasonably request to effectuate the transactions contemplated by this Agreement and any other transactions contemplated hereby.

3.4 Deliveries by HoldCo at the Closing. At the Closing, HoldCo will deliver of cause to be delivered to DTHC the following:

3.4.1 The Articles of Incorporation of HoldCo and all amendments thereto, certified by the Secretary of the State of Delaware, dated as of a date within five (5) days prior to the Closing Date;

3.4.2 A “good standing” certificate for HoldCo, dated as of a date within five (5) days prior to the Closing Date;

3.4.3 Certificates of the Chief Executive Officer, President, and Chief Financial Officer of HoldCo, dated as of the Closing Date, confirming (a) the truth and correctness of all of the representations and warranties of HoldCo contained herein as of the Closing Date and as of all times between the date hereof and the Closing Date, subject to the provisions of Section 6. hereof, and (b) that all agreements and covenants of HoldCo and the HoldCo shareholders specified herein have been complied with;

3.4.4 A certificate of the Secretary of HoldCo, dated as of the Closing Date, in form and substance reasonably satisfactory to Multiband and DTHC, as to (a) the lack of amendments to HoldCo’s Articles of Incorporation since the date of the certificate referred to in Section 3.2.1. above; (b) HoldCo’s Bylaws; (c) the resolutions and/or Special Meeting Minutes of HoldCo’s Board of Directors authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (d) the incumbency and signatures of HoldCo’s officers who execute this Agreement; and

17

3.45 Such other documents and instruments as Multiband or its counsel may reasonably request to effectuate the transactions contemplated by this Agreement and any other transactions contemplated hereby.

SECTION 4. Representations and Warranties of DTHC with Respect to DTHC

Except as set forth in the corresponding disclosure schedule, as material inducement to HoldCo and Multiband to enter into this Agreement and to close the transactions contemplated hereunder, DTHC and the DTHC Affiliates hereby make the following representations, warranties and agreements to and with the Multiband Affiliates:

4.1 Proper Corporate and Governmental Approvals. DTHC has full power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents contemplated hereby have been, or will be when executed and delivered at or prior to the Closing, duly executed and delivered by DTHC and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of DTHC, enforceable against DTHC in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and/or other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. Except as indicated in Schedule 4.1, no approval of any Government Body or governmental agency is required to consummate the transactions contemplated hereby, except any approvals heretofore obtained. The Board of Directors of DTHC has (a) approved this Agreement and the transactions contemplated hereby; (b) decided to retain Shareholder Strategies, Inc. to consider the issuance of an opinion letter that this Agreement and the Merger are advisable and in the best interests of the DTHC Shareholder and will so advise the DTHC Shareholders accordingly upon receipt of such opinion letter; and (c) resolved to recommend that the DTHC Shareholders approve the Merger subject to the terms of this Agreement. Such resolutions of the Board of Directors of DTHC have not been rescinded and are in full force and effect.

4.2 Good Standing. DTHC and every DTHC Affiliate are in good standing in the State of Delaware and/or in all states in which DTHC or the DTHC Affiliate is authorized to conduct business.

4.3 Capital Structure. The aggregate number of shares of capital stock that DTHC is authorized to issue is two million (2,000,000) authorized shares of Common Stock, of which one million (1,000,000) shares are issued and presently outstanding. DTHC agrees that it shall not, prior to the Closing, issue more shares of its common stock and/or alter the capital structure of DTHC in any manner except with respect to the grant of Incentive and Non-Qualified Stock Options, the details of which are contained on Schedule 4.3 attached hereto. All such issued DTHC Shares have been validly issued and are fully paid and non-assessable. DTHC’s Board of Directors has granted DTHC Stock Options for approximately ten percent (10%) of its authorized and issued Common Stock to DTHC’s employees. At the Closing, the DTHC Shareholders shall have good and marketable title to the DTHC Shares, free and clear of all claims, liens and encumbrances, excepting restrictions on transfer imposed by the Securities Act of 1933, as amended, and applicable state securities laws. All of the DTHC shareholders are listed below:

Name of DTHC Shareholder	Number of Shares
Bas Mattingly Master, LLC	291,386.25
Bernard J. Schafer Trust, LLC	112,416.25
Building Blocks Family Trust, LLC	112,416.25
Bruister Family Limited Liability Company	42,267.00
Bilyeu Bucks LLC	42,267.00
David N. Wallingford	9,909.25
DirecTECH Holding Company Employee Stock Ownership Trust (the “DTHC ESOT”)	389,338.00

18

Set forth on Schedule 4.3 attached hereto is a true and correct list of each option holder, the number of options to acquire DTHC capital stock held by each option holder, and the grant date of each option. Except as set forth on Schedule 4.3, there are no outstanding options, warrants, or other securities convertible into the DTHC Shares. Except as indicated above, DTHC does not have any outstanding securities of any kind. Except as set forth in Schedule 4.3, DTHC is not a party to any contract obligating DTHC, directly or indirectly, to issue additional securities of any kind. Except as set forth on Schedule 4.3, none of the DTHC Shares have been transferred in violation of, or are subject to, any preemptive rights, rights of first offer, or subscription agreements. Except as set forth on Schedule 4.3, DTHC is not a party to any stockholder agreement, voting agreement, voting trust, or any such similar arrangements with respect to the transfer, voting, or other rights associated with its securities, and to DTHC’s Knowledge, there are no such agreements, trusts, or arrangements to which DTHC is a party. DTHC has not repurchased or otherwise acquired any of its securities since June 1, 2005. There are no obligations, contingent or otherwise, for DTHC to repurchase, redeem, or otherwise acquire any of its securities other than as indicated on Schedule 4.3 attached hereto. There are no declared or accrued unpaid dividends with respect to DTHC’s securities. Except as set forth on Schedule 4.3, DTHC does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights. DTHC does not have outstanding any bonds, debentures, notes, or other obligations or debt securities the holders of which have a right to vote (or convertible into, or exercisable into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

19

4.4 Absence of Conflict with Charter Documents, Bylaws and Material Contracts. Except as set forth in Schedule 4.4, the execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof by DTHC do not and will not, with or without the giving of notice, the lapse of time or both, result in the material breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement or other instrument (including without limitation, DTHC’s Articles of Incorporation and Bylaws) by which DTHC is bound, any judgment, decree, order or award of any court, Governmental Body or arbitrator, or any material applicable law, rule or regulation.

4.5 Financial Statements. The financial statements of DTHC as of December 31, 2006, and the fiscal year then ended, audited by Grant Thornton, DTHC’s certified public accountants, have been prepared in accordance with generally accepted accounting practices (“GAAP”) and fairly represent the financial condition of DTHC on such date. Since such date, there has, in DTHC’s reasonable opinion, been no material adverse change in the financial condition of DTHC.

4.6 Condition, Ownership and Status of Owned and Leased Real and Personal Property.

4.6.1 DTHC does not own any real property (including without limitation any option or other right or obligation to purchase any real property or any interest therein).

4.6.2 Schedule 4.6.2 sets forth a complete list of all real property and interests in real property used, held for use or intended to be used primarily in the operation or conduct of DTHC’s business and identifies any leases, reciprocal easements, operating agreements, licenses or similar agreements relating thereto. True and complete copies of each agreement set forth on Schedule 4.6.2 has previously been furnished to Multiband. Each agreement set forth on Schedule 4.6.2 is in full force and effect and has not been amended in writing or otherwise, and no party thereto is in default or breach thereunder. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under such agreements. None of DTHC, any DTHC Shareholder or any of the DTHC Affiliates has received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment under any such agreement.

4.7 Litigation and Compliance with Laws. Except as set forth in Schedule 4.7 of this Agreement, (a) DTHC is not engaged in or a party to any legal action, investigation, arbitration or other proceeding before any court, administrative agency or arbitrator in which a final determination adverse to DTHC would have a material adverse effect on the assets, financial condition or operations of the business; and (b) DTHC has not been charged with and, to its best knowledge, is not under investigation with respect to any violation of any provision of federal, state or other applicable law or administrative regulation.

20

4.8 Status of Material Contracts. DTHC has made available to HoldCo and Multiband true and complete copies of any material documents, contracts and commitments to which DTHC is a party (the “DTHC Contracts”). To the best of its knowledge, (a) DTHC is not in default of any material term or provision of any DTHC Contract; and (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a breach of any DTHC Contract.

4.9 Status of Labor Relations. Except as set forth on Schedule 4.9 attached hereto, (a) neither DTHC nor any DTHC Affiliate in the last six years has been or is a party to any collective bargaining or other labor contract, and (b) during the last six years, there has not been, there is not presently pending or existing, and to DTHC’s Knowledge there is not threatened, (i) any strike, slowdown, picketing, organizing campaign, work stoppage, or employee grievance process, (ii) any proceeding against or affecting DTHC relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting DTHC or its premises, or (iii) any application for certification of a collective bargaining agent. Except as set forth on Schedule 4.9 attached hereto, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees or independent contractors by DTHC, and no such action is contemplated by DTHC. Except as set forth on Schedule 4.9 attached hereto, DTHC and the DTHC Affiliates have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Except as set forth on Schedule 4.9 attached hereto, DTHC is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, including without limitation any retroactive workers’ compensation.

4.10 Status of Employee Benefit Plans.

4.10.1 Set forth on Schedule 4.10.1(a) is a list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (a) is maintained or contributed to by DTHC, a DTHC Affiliate or any other person controlled by, controlling or under common control with DTHC (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained or contributed to in the last six years by DTHC, or any ERISA Affiliate, or with respect to which DTHC or the DTHC Affiliate has or may have any liability, and (b) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee, independent contractor or service provider of DTHC or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively, the “DTHC Employee Plans”). Schedule 4.10.1(b) identifies as such any DTHC Employee Plan that is (w) a “Defined Benefit Plan” (as defined in Section 414(l) of the Code); (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan.

21

4.10.2 DTHC has delivered to Multiband copies of (a) the documents comprising each DTHC Employee Plan (or, with respect to any DTHC Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of DTHC any ERISA Affiliate); (b) all trust agreements, insurance contracts or any other funding instruments related to the DTHC Employee Plans; (c) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”) or any other Governmental Body that pertain to any DTHC Employee Plan and any open requests therefor; (d) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the DTHC Employee Plans during the current year and each of the three preceding years; (e) all collective bargaining agreements pursuant to which contributions to any DTHC Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by DTHC or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (f) all contracts with third-party record keepers, trustees, appraisers, actuaries, accountants, attorneys, investment managers, consultants and other independent contractors that relate to any DTHC Employee Plan; (g) with respect to DTHC Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (h) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications, including communications to DTHC Employee Plan participants, regarding the DTHC Employee Plans.

4.10.3 Except as set forth on Schedule 4.10.3, DTHC has made full payment for all amounts that are required under the terms of each DTHC Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such DTHC Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such DTHC Employee Plan, whether or not waived. The value of the assets of each DTHC Employee Plan exceeds the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such DTHC Employee Plan. DTHC is not required to provide security to a DTHC Employee Plan under Section 401(a)(29) of the Code. The funded status of each DTHC Employee Plan that is a Defined Benefit Plan is disclosed on Schedule 4.10.3 in a manner consistent with the Statement of Financial Accounting Standards No. 87. DTHC has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the DTHC Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

22

4.10.4 Except as disclosed on Schedule 4.10.4, no DTHC Employee Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such DTHC Employee Plan. The PBGC has not instituted or threatened a proceeding to terminate or to appoint a trustee to administer any of the DTHC Employee Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the DTHC Employee Plans by the PBGC. No DTHC Employee Plan has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. DTHC has paid in full all insurance premiums due to the PBGC with regard to the DTHC Employee Plans for all applicable periods ending on or before the Closing Date.

4.10.5   None of DTHC, the DTHC Shareholder, North Star Trust Company, or any fiduciary of any DTHC Employee Plan, or any ERISA Affiliate has any liability or has Knowledge of any facts or circumstances that might give rise to any liability, and the transactions contemplated by this Agreement will not result in any liability, (a) for the termination of or withdrawal from any DTHC Employee Plan under Sections 4062, 4063 or 4064 of ERISA, (b) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (c) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (d) for any excise tax imposed by Section 4971 of the Code, (e) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (f) for withdrawal from any Multiemployer Plan under Section 4201 of ERISA.

4.10.6 DTHC has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (a) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as “COBRA”, and (b) any applicable state statutes mandating health insurance continuation coverage for employees. Set forth on Schedule 4.10.6 is a list of all individuals who are current or former COBRA beneficiaries, their relationship to DTHC, the welfare plans they participated in, the benefits they elected to receive under COBRA and the expiration (or expected expiration) of their coverage.

23

4.10.7 The form of all DTHC Employee Plans is in material compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in accordance with their terms and each of the DTHC Employee Plans and the administration thereof, is and has been in compliance with the requirements of any and all applicable statutes, orders, or governmental rules or regulations, including, but not limited to, ERISA and the Code. To DTHC’s and each DTHC Shareholder’s Knowledge, none of DTHC or any fiduciary of a DTHC Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the DTHC Employee Plans (including Internal Revenue Service/Department of Labor Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the DTHC Employee Plans have been appropriately given.

4.10.8 Each DTHC Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and none of DTHC and the DTHC Affiliates or any fiduciary of any Employee Benefit Plan, has Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any DTHC Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and none of DTHC and the DTHC Affiliates or any fiduciary of any Employee Benefit Plan has Knowledge of any circumstance that will or could result in a revocation of such exemption. Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each DTHC Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

4.10.9 There is no material pending or threatened proceeding relating to any DTHC Employee Plan, nor is there any basis for any such proceeding. No action, lawsuit, grievance, or arbitration or other manner of litigation or claim with respect to the assets thereof of any DTHC Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration, for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any of the DTHC Employee Plans, the Trust, DTHC, any ERISA affiliate, or any Fiduciary of a DTHC Employee Plan. None of DTHC, the DTHC Shareholder, North Star Trust Company, or any fiduciary of a DTHC Employee Plan has engaged in a transaction with respect to any DTHC Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to subject DTHC to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The transactions contemplated by this Agreement will not result in the assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

24

4.10.10 DTHC and the DTHC Affiliates have maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed on Schedule 4.10.10.

4.10.11 Except as set forth on Schedule 4.10.11 and as required by Legal Requirements, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any present of former director, employee, officer, or independent contractor of DTHC or the DTHC Affiliates. There are no contracts or arrangements with respect to the providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

4.10.12 Except as set forth on Schedule 4.10.12 and for the continuation coverage requirements of COBRA, DTHC does not have any potential liability for benefits to present or former employees, independent contractors or their respective dependents following termination of employment or retirement under any of the DTHC Employee Plans that are Employee Welfare Benefit Plans.

4.10.13 No written or oral representations have been made to any employee, independent contractor, or former employee or former independent contractor of DTHC promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any present or former employee or independent contractor of DTHC or DTHC Affiliate or former independent contractor concerning the employee benefits of Multiband.

4.10.14 DTHC and the DTHC Affiliates do not maintain any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

4.11 Status of Environmental Liabilities. Except as set forth on Schedule 4.11,

4.11.1 DTHC is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable in any material respects under, any Environmental Law. Neither DTHC nor any of the DTHC Affiliates has any basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (a) any Governmental Body or private citizen acting in the public interest, or (b) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the DTHC Facilities or any other properties or assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by DTHC or any of thee DTHC Affiliates or any other person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

25

4.11.2 There are no pending or, to the Knowledge of any of DTHC or any of the DTHC Affiliates, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the DTHC Facilities or any other properties and assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates has or had an interest.

4.11.3 Neither DTHC nor any of the DTHC Affiliates has any basis to expect, nor has any of them or any other person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to any Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the DTHC Facilities or any other properties or assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by DTHC or any of the DTHC Affiliates, or any other person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

4.11.4 Neither DTHC nor any of the DTHC Affiliates, or any other person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the DTHC Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates, has or had an interest, or at any property geologically or hydrologically adjoining the DTHC Facilities or any such other property or assets.

4.11.5 To the Knowledge of DTHC and the DTHC Affiliates, there are no Hazardous Materials present on or in the environment at the DTHC Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the DTHC Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of DTHC or any of the DTHC Affiliates and any other person for whose conduct they are or may be held responsible, or any other person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the DTHC Facilities or any other properties or assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates has or had an interest.

26

4.11.6 There has been no release or, to the Knowledge of any of DTHC or any of the DTHC Affiliates, threat of release, of any Hazardous Materials at or from the DTHC Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the DTHC Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which DTHC or any of the DTHC Affiliates has or had an interest, or any geologically or hydrologically adjoining property, whether by DTHC any of the DTHC Affiliates or any other person.

4.11.7 DTHC has delivered to Multiband true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by DTHC or any of the DTHC Affiliates pertaining to Hazardous Materials or Hazardous Activities in, on, or under the DTHC Facilities, or concerning compliance by DTHC or any of the DTHC Affiliates or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

4.12 Status of Insurance Policies.

4.12.1 DTHC has delivered to Multiband: (a) copies of all material policies of insurance to which DTHC, any of the DTHC Shareholder or any of their respective DTHC Affiliates is a party or under which any such person is or has been covered at any time within the five years preceding the date of this Agreement and which relates to DTHC and the DTHC Affiliates; (b) statements of any insurance brokerage fees paid, if any, in addition to premiums shown on current policies, (c) schedules/registers of insurance for each of the five years preceding the earliest policy year referenced in clause (a) hereof, showing brokers, carriers, policy numbers, dates of coverage, types of insurance, limits provided and premiums, (d) copies of all pending applications for policies of insurance; copies of all applications filed in connection with current policies and (e) any statement by the auditor of DTHC’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims. Set forth on Schedule 4.12.1 is a list of all policies of insurance related to DTHC and the DTHC Affiliates, including the policy number of each such policy.

4.12.2 Schedule 4.12.2 describes: (a) any self-insurance arrangement by or affecting DTHC and the DTHC Affiliates, including any reserves established thereunder and any partial self-insurance such as through deductibles of more than $100,000 each occurrence, at any time during the ten years preceding the date of this Agreement; (b) any current or previous contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk related to DTHC and the DTHC Affiliates, including any captive insurance company participation; and (c) all obligations of DTHC and the DTHC Affiliates to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

27

4.12.3 Schedule 4.12.3 sets forth, by year, for the current policy year and each of the ten preceding policy years: (a) a summary (whether internally prepared or insurance company issued) of the loss experience under each policy; (b) a statement describing each open claim and all closed claims for an amount in excess of $100,000 under an insurance policy, which sets forth: (1) the name of the claimant; (2) a description of the policy by insurer, type of insurance, and period of coverage; and (3) the amount and a brief description of the claim; and (c) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

4.12.4 Except as set forth on Schedule 4.12.4: (a) all policies that provide coverage to any of DTHC, or any of the DTHC Affiliates: (1) are valid, outstanding, and enforceable; (2) are issued by an insurer that is financially sound and reputable; (3) taken together, provide adequate insurance coverage for the assets and the operations of DTHC for all risks normally insured against by a person carrying on the same business or businesses as DTHC and for all risks to which DTHC is normally exposed; (4) are sufficient for compliance with all Legal Requirements and contracts related to DTHC and the DTHC Affiliates; (5) will continue in full force and effect following the Closing Date; and (6) do not provide for any retrospective premium adjustment or other experienced-based liability, (b) DTHC or any of the DTHC Affiliates has not received (1) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (2) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder, (c) DTHC and the DTHC Affiliates have paid all premiums due, and has otherwise performed all of its obligations, under each policy related to DTHC and the DTHC Affiliates or that provides coverage for DTHC and the DTHC Affiliates; and (d) DTHC has given notice to the insurer of all claims that may be insured thereby.

4.13 Compliance with Specified Matters Relating to Taxes, Permits and Licenses. To its Knowledge, DTHC has timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by it prior to the Closing Date, pursuant to applicable Legal Requirements, and such Tax Returns were true and correct in all material respects. In addition, and to its Knowledge, DTHC has paid all Taxes that have or may have become due pursuant to such Tax Returns or otherwise, or pursuant to any assessment received by DTHC. To its Knowledge, DTHC possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

4.14 Enforceability. This Agreement constitutes the legal, valid and binding obligation of DTHC and each DTHC Shareholder (only with respect to Section 9. of this Agreement for the DTHC Shareholder), enforceable against each of them in accordance with its terms. Upon the execution and delivery by DTHC and each DTHC Shareholder (only with respect to Section 9. of this Agreement for the DTHC Shareholder) of each agreement to be executed or delivered by DTHC or such DTHC Shareholder at the Closing (collectively, the “DTHC Closing Documents”), each of the DTHC Closing Documents will constitute the legal, valid and binding obligation of DTHC and each DTHC Shareholder (only with respect to Section 9. of this Agreement for the DTHC Shareholder) who is a party to the DTHC Closing Documents, enforceable against it/them in accordance with its respective terms except as enforcement is affected by laws of bankruptcy, reorganization, insolvency and creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. DTHC and each DTHC Shareholder has the absolute and unrestricted right, power and authority to execute and deliver this Agreement (only with respect to Section 9. of this Agreement for the DTHC Shareholder) and the DTHC Closing Documents to which it is a party and to perform its obligations under this Agreement (only with respect to Section 9. of this Agreement for the DTHC Shareholder) and the DTHC Closing Documents, and such action has been duly authorized by all necessary action by such DTHC Shareholder and board of directors, as necessary.

28

4.15 Intellectual Property.

4.15.1 Set forth on Schedule 4.15.1 is a list and description of all patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by or DTHC, or any of the DTHC Affiliates and all goodwill associated therewith comprising their intellectual property assets. DTHC and the DTHC Affiliates own or have the right to use and DTHC and the DTHC Affiliates shall as of the Closing Date own or have the right to use their business names, all assumed fictitious business names, any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names (and all derivatives thereof), software, formulae, methods, processes and other intangible properties that are necessary or customarily used by DTHC and the DTHC Affiliates for the ownership, management or operation of their business that otherwise comprise their intellectual property assets, including those listed on Schedule 4.15.1. Except as set forth on Schedule 4.15.1, (a) DTHC and the DTHC Affiliates are the sole and exclusive owners of all right, title and interest in and to all of their intellectual property assets, and have the exclusive right to use, transfer and license the same, free and clear of any claim or conflict with their intellectual property assets of others; (b) no royalties, honorariums or fees are payable to any person by reason of the ownership or use of any of their intellectual property assets; (c) there have been no claims made against or asserting the invalidity, abuse, misuse, or unenforceability of any of their intellectual property assets and no grounds for any such claims exist; (d)  none of DTHC or any of the DTHC Affiliates has made any claim of any violation or infringement by others of any of their intellectual property assets or interests therein and, to the Knowledge of and DTHC and the DTHC Affiliates, no grounds for any such claims exist; (e) DTHC and the DTHC Affiliates have not received any notice that they are in conflict with or infringing upon the asserted intellectual property rights of others in connection with their intellectual property assets, and, to their Knowledge, neither the use of their intellectual property assets nor the operation of their business is infringing or has infringed upon any intellectual property rights of others; (f) their intellectual property assets are sufficient and include all intellectual property rights necessary for DTHC and the DTHC Affiliates to lawfully operate their business as presently being operated; (g) no interest in any DTHC’s and/or the DTHC Affiliates’ intellectual property assets has been assigned, transferred, licensed or sublicensed by DTHC or the DTHC Affiliates to any person other than Multiband pursuant to this Agreement; (h) to the extent that any item constituting part of the DTHC and DTHC Affiliates’ intellectual property assets has been registered with, filed in or issued by, any Governmental Body, such registrations, filings or issuances are listed on Schedule 4.15.1 and were duly made and remain in full force and effect; (i) to the Knowledge of DTHC and the DTHC Affiliates, there has not been any act or failure to act during the prosecution or registration of, or any other proceeding relating to, any of their intellectual property assets or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of their intellectual property assets; (j) to the extent any DTHC and/or DTHC Affiliate intellectual property asset constitutes proprietary or confidential information, such information has been adequately safeguarded from disclosure; and (k) to the Knowledge of DTHC and the DTHC Affiliates, all of DTHC’s and the DTHC Affiliates’ current intellectual property assets will remain in full force and effect following the Closing without alteration or impairment.

29

4.15.2 Schedule 4.15.2 contains a list and summary description of all rights in internet web sites and internet domain names presently used by DTHC and the respective DTHC Affiliates (collectively “DTHC Net Name(s)”). To DTHC’s and the DTHC Affiliates’ Knowledge, all DTHC Net Names have been registered and are in compliance with all formal Legal Requirements. To DTHC’s and the DTHC Affiliates’ Knowledge, no DTHC Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding and, to the Knowledge of DTHC and the DTHC Affiliates, no such action is threatened with respect to any DTHC Net Name. To the Knowledge of DTHC and the DTHC Affiliates, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any DTHC Net Name. To DTHC’s and the DTHC Affiliates’ Knowledge, no DTHC Net Name is infringed or has been challenged, interfered with or threatened in any way. To DTHC’s and DTHC’s Affiliates’ Knowledge, no DTHC Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other person.

4.16 Conflicting Interests. Except as set forth in Schedule 4.16, no present or former officer or director, and no DTHC Affiliate has (a) any material interest in any property used in or pertaining to the business of DTHC or the DTHC Affiliates; or (b) any contract, commitment, arrangement or understanding with DTHC or any DTHC Affiliate.

4.17 Completeness of Statements. No representation or warranty of DTHC or the DTHC Affiliates herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of DTHC or the DTHC Affiliates to HoldCo or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing, any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

30

4.18 Cooperation with Independent Appraiser. DTHC and the DTHC Affiliates have provided or will provide the DTHC ESOT’s independent appraiser (the “DTHC ESOT Independent Appraiser”) with all information requested by it in connection with the independent appraisal of the fair market value of the DTHC Shares, and have not withheld any information that, to DTHC’s and the DTHC Affiliates’, might have an adverse effect on the outcome of such independent appraisal.

4.19 Completeness of Disclosures. DTHC has disclosed to Multiband all material information it is aware of or has actual knowledge of in connection with the business, financial condition, valuation and prospects of DTHC and the DTHC Affiliates, and, to their Knowledge, no facts or circumstances exist which could materially adversely affect DTHC or the DTHC Affiliates. To the best of DTHC’s Knowledge, after diligent investigation, the representations and warranties made by the DTHC Parties in this Section 4. are true, complete and accurate.

SECTION 5.  Representations, Warranties and Covenants of the Multiband Parties

Except as set forth in the corresponding Disclosure Schedule, as material inducement to DTHC and the DTHC Affiliates and the DTHC Shareholder (other than the DTHC ESOT) to enter into this Agreement and to close the transactions contemplated hereunder, the Multiband Parties make the following representations and warranties to DTHC, the DTHC Affiliates, and the DTHC Shareholder (other than the DTHC ESOT):

5.1 Proper Corporate and Governmental Approvals.

5.1.1 The Multiband Parties have full power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby. This Agreement and the documents contemplated hereby have been, or will be when executed and delivered at or prior to the Closing, duly executed and delivered by the Multiband Parties and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of the Multiband Parties, enforceable against the Multiband Parties in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and/or other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. Except as indicated in Schedule 5.1, no approval of any government body or governmental agency is required to consummate the transactions contemplated hereby, except any approvals heretofore obtained.

31

5.1.2 The execution and delivery of this Agreement by Multiband and the consummation by Multiband of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Multiband, subject in the case of the consummation of the Merger to the approval of Multiband’s shareholders. The affirmative vote of the holders of a majority of the issued and outstanding shares of Multiband Common Stock at a duly convened meeting of the Multiband shareholders to approve the issuance of the Multiband Shares pursuant to the Merger is the only vote of the holders of any class of Multiband capital stock or any other Multiband security necessary in connection with the Merger. This Agreement has been duly executed and delivered by Multiband and, assuming due authorization, execution, and delivery by DTHC, constitutes the valid and binding obligation of Multiband, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

5.1.3 The Board of Directors of Multiband has, by the unanimous vote of all directors now in office, (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is advisable and in the best interests of Multiband’s shareholders, and (iii) resolved to recommend that the Multiband shareholders approve the issuance of Multiband Common Stock contemplated by this Agreement. Such resolutions have not been rescinded and are in full force and effect.

5.2 Good Standing. The Multiband Affiliates are in good standing in the State of Minnesota and in all states in which the Multiband Affiliates are authorized to conduct business.

5.3 Capital Structure.

5.3.1 Multiband Capital Structure. The aggregate number of shares of capital stock that Multiband is authorized to issue is (a) Twenty Million (20,000,000) authorized shares of Common Stock, no par value, of which Seven Million Three Hundred Eighty-Seven Thousand One Hundred Ninety-Five (7,387,195) Multiband Shares are issued and outstanding shares of Common Stock no par value (pursuant to SEC Form 10-Q for the period ending September 30, 2007); (b) Four Hundred One Thousand Nine Hundred Five (401,905) are currently issued and outstanding shares of convertible preferred stock (pursuant to SEC Form 10-Q for the period ending June 30, 2007); and (c) Three Million One Hundred Eighty-Three Thousand Two Hundred Thirty-One (3,183,231) shares as of September 30, 2007, which are in the form of exercisable stock warrants. Multiband has, and will continue to have at all times until the Closing hereunder, a sufficient number of authorized but unissued shares of its Common Stock to be able to issue all of the Multiband Shares which are to be issued hereunder to the DTHC Shareholder or will obtain authorization from its shareholders to increase its authorized number of shares prior to the Closing.

32

All issued and outstanding Multiband Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in full compliance with all applicable federal and state securities laws. Except for Multiband’s Common Stock and Preferred Stock, Multiband does not have any issued and outstanding securities of any kind. Set forth on Schedule 5.3.1. attached hereto is a true and correct list of each option holder, the number of options to acquire Multiband capital stock held by each option holder, and the grant date of each option. Except as set forth on Schedule 5.3.1, there are no outstanding options, warrants, or other securities convertible into the Multiband Shares. Except as set forth in Schedule 5.3.1, Multiband is not a party to any contract obligating Multiband, directly or indirectly, to issue additional securities of any kind. Except as set forth on Schedule 5.3.1., none of the Multiband Shares have been transferred in violation of, or are subject to, any preemptive rights, rights of first offer, or subscription agreements. Except as set forth on Schedule 5.3.1., Multiband is not a party to any stockholder agreement, voting agreement, voting trust, or any such similar arrangements with respect to the transfer, voting, or other rights associated with its securities, and to Multiband’s Knowledge, there are no such agreements, trusts, or arrangements to which Multiband is a party. Multiband has not repurchased or otherwise acquired any of its common stock since 2005. There are no obligations, contingent or otherwise, for Multiband to repurchase, redeem, or otherwise acquire any of its securities other than as indicated on Schedule 5.3.1. attached hereto. Except as set forth in Schedule 5.3.1., there are no declared or accrued unpaid dividends with respect to Multiband’s securities. Except as set forth on Schedule 5.3.1., Multiband does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights. Multiband does not have outstanding any bonds, debentures, notes, or other obligations or debt securities the holders of which have a right to vote (or convertible into, or exercisable into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

5.3.2 HoldCo Capital Structure. The aggregate number of shares of capital stock that HoldCo is authorized to issue is One Hundred (100) authorized shares of Common Stock, of which One Hundred (100) HoldCo Shares are issued and presently outstanding. All of the HoldCo Shares have been validly issued and are fully paid and non-assessable and have a .01 par value.

5.3.3 Subsidiaries.

(a) Schedule 5.3.3 attached hereto contains a true and correct list of Multiband’s subsidiaries and sets forth with respect to each subsidiary the jurisdiction of formation. The issued and outstanding shares of capital stock of each subsidiary has been duly authorized and validly issued, are fully paid and nonassessable, and are owned by Multiband free and clear of any liens.

(b) Each Multiband subsidiary is validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power to own, lease, and operate its properties and to carry on its business as now being duly conducted, and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except for those jurisdictions in which the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Multiband Material Adverse Affect.

33

(c) Other than shares of capital stock owned by Multiband, no Multiband subsidiary has issued and outstanding securities of any kind. No Multiband subsidiary is a party to any contract obligating such subsidiary, directly or indirectly, to issue any additional securities.

(d) No Multiband subsidiary has outstanding any bonds, debentures, notes, or other obligations or debt securities the holders of which have a right to vote (or convertible into, or exercisable into, or exercisable or exchangeable for, securities having the right to vote) on any matter.

(e) Other than subsidiaries set forth on Schedule 5.3.3, neither Multiband nor any Multiband subsidiary, either directly or indirectly, owns any securities or other interest in any corporation, partnership, joint venture, or other business association or entity, or to provide funds to or make any investment.

(f) Multiband and its subsidiaries have no obligations, contingent or otherwise, to provide funds or make an investment (in the form of a loan, capital contribution, or otherwise) in any entity.

5.4 Absence of Conflict with Charter Documents, Bylaws and Material Contracts; Authorization.

5.4.1 Except as set forth on Schedule 5.4.1, the execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof by the Multiband Parties do not and will not, with or without the giving of notice, the lapse of time or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement or other instrument (including without limitation, the Multiband, and/or the Multiband Affiliates’ Articles of Incorporation and Bylaws) by which the Multiband Parties are bound, any judgment, decree, order or award of any court, Governmental Body or arbitrator, or any material applicable law, rule or regulation.

5.4.2 No authorization or order of, declaration, registration, or filing with, or notice to any governmental entity is required by or with respect to Multiband in connection with the execution and delivery of this Agreement and the consummation of the Merger, except for: (a) such filings as may be necessary under the Hart-Scott- Rodino Act, or (b) such filings as may be required under the 1933 Act or the 1934 Act or the rules of the NASDAQ Stock Market.

5.5 Financial Statements. The financial statements of the Multiband Affiliates as of December 31, 2006, and the fiscal year then ended, audited by Virchow, Krause & Company, LLP, Multiband’s certified public accountants, have been prepared in accordance with generally accepted accounting practices and fairly represent the financial condition of Multiband on such date. Since December 31, 2006, there has been no material adverse change in the financial condition of the Multiband Affiliates.

34

5.6 Condition, Ownership and Status of Owned and Leased Real and Personal Property.

5.6.1 The Multiband Affiliates do not own any real property (including without limitation any option or other right or obligation to purchase any real property or any interest therein).

5.6.2 Schedule 5.6.2 sets forth a complete list of all real property and interests in real property used, held for use or intended to be used primarily in the operation or conduct of the Multiband Affiliates’ business and identifies any leases, reciprocal easements, operating agreements, licenses or similar agreements relating thereto. True and complete copies of each agreement set forth on Schedule 5.6.2 has previously been furnished to DTHC. Each agreement set forth on Schedule 5.6.2 is in full force and effect and has not been amended in writing or otherwise, and no party thereto is in default or breach thereunder. No event has occurred which, with the passage of time or the giving of notice or both, would cause a breach of or default under such agreements. None of the Multiband Parties, any shareholder of Multiband or any Multiband Affiliate has received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment under any such agreement.

5.7 Litigation and Compliance with Laws. Except as set forth in Schedule 5.7 of this Agreement, (a) the Multiband Affiliates are not engaged in or a party to any legal action, investigation, arbitration or other proceeding before any court, administrative agency or arbitrator in which a final determination adverse to any Multiband Affiliate would have a material adverse effect on the assets, financial condition or operations of the business; and (b) the Multiband Affiliates have not been charged with and, to their Knowledge, are not under investigation with respect to any violation of any provision of federal, state or other applicable law or administrative regulation. There is no unsatisfied judgment, penalty, or award against or affecting the Multiband Affiliates or any of their respective properties or assets that has or would reasonably be expected to have, individually or in the aggregate, a Multiband Material Adverse Affect.

5.8  Status of Material Contracts. The Multiband Affiliates have made available to DTHC true and complete copies of any material documents, contracts and commitments to which any of the Multiband Affiliates is a party (the “Multiband Contracts”). To their Knowledge, the Multiband Affiliates are not in default of any material term or provision of any of the Multiband Contracts. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause a breach of any of the Multiband Contracts.

5.9 Status of Labor Relations. Except as set forth on Schedule 5.9 attached hereto, (a) neither the Multiband Affiliates have not been or are not currently a party to any collective bargaining or other labor contract; and (b) there has not been, there is not presently pending or existing, and to the Multiband Affiliates’ Knowledge there is not threatened, (1) any strike, slowdown, picketing, organizing campaign, work stoppage, or employee grievance process, (2) any proceeding against or affecting the Multiband Affiliates relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Multiband or its premises, or (3) any application for certification of a collective bargaining agent. Except as set forth on Schedule 5.9 attached hereto, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees or independent contractors by the Multiband Affiliates, and no such action is contemplated by Multiband. Except as set forth on Schedule 5.9 attached hereto, the Multiband Affiliates have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Except as set forth on Schedule 5.9 attached hereto, the Multiband Affiliates are not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements, including without limitation any retroactive workers’ compensation.

35

5.10 Status of Employee Benefit Plans.

5.10.1 Set forth on Schedule 5.10.1 attached hereto is a list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (a) is maintained or contributed to by the Multiband Affiliates or any other person controlled by, controlling or under common control with the Multiband Affiliates (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“Multiband ERISA Affiliate”) or has been maintained or contributed to in the last six years by Multiband, or any Multiband ERISA Affiliate, or with respect to which the Multiband Affiliates have or may have any liability, and (b) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee, independent contractor or service provider of the Multiband Affiliates or any Multiband ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively, the “Multiband Employee Plans”). Schedule 5.10.1 attached hereto identifies as such any Multiband Employee Plan that is (w) a Defined Benefit Plan; (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multiemployer Plan.

36

5.10.2 The Multiband Affiliates have delivered to DTHC copies of (a) the documents comprising each Multiband Employee Plan (or, with respect to any Multiband Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of the Multiband Affiliates or any Multiband ERISA Affiliate); (b) all trust agreements, insurance contracts or any other funding instruments related to the Multiband Employee Plans; (c) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the PBGC or any other Governmental Body that pertain to any Multiband Employee Plan and any open requests therefor; (d) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Multiband Employee Plans during the current year and each of the three preceding years; (e) all collective bargaining agreements pursuant to which contributions to any Multiband Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by the Multiband Affiliates or any Multiband ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (f) all contracts with third-party record keepers, trustees, appraisers, actuaries, accountants, attorneys, investment managers, consultants and other independent contractors that relate to any Multiband Employee Plan; (g) with respect to Multiband Employee Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (h) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications, including communications to Multiband Employee Plan participants, regarding the Multiband Employee Plans.

5.10.3 Except as set forth on Schedule 5.10.3 attached hereto, the Multiband Affiliates have made full payment for all amounts that are required under the terms of each Multiband Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Multiband Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Multiband Employee Plan, whether or not waived. The value of the assets of each Multiband Employee Plan exceeds the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such Multiband Employee Plan. Multiband is not required to provide security to a Multiband Employee Plan under Section 401(a)(29) of the Code. The funded status of each Multiband Employee Plan that is a Defined Benefit Plan is disclosed on Schedule 5.10.3 attached hereto in a manner consistent with the Statement of Financial Accounting Standards No. 87. The Multiband Affiliates have paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the Multiband Employee Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

37

5.10.4 Except as disclosed on Schedule 5.10.4 attached hereto, no Multiband Employee Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such Multiband Employee Plan. The PBGC has not instituted or threatened a proceeding to terminate or to appoint a trustee to administer any of the Multiband Employee Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the Multiband Employee Plans by the PBGC. No Multiband Employee Plan has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. The Multiband Affiliates have paid in full all insurance premiums due to the PBGC with regard to the Multiband Employee Plans for all applicable periods ending on or before the Closing Date.

5.10.5 None of the Multiband Affiliates nor any Multiband ERISA Affiliate has any liability or has Knowledge of any facts or circumstances that might give rise to any liability, and the transactions contemplated by this Agreement will not result in any liability, (a) for the termination of or withdrawal from any Multiband Employee Plan under Sections 4062, 4063 or 4064 of ERISA, (b) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (c) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (d) for any excise tax imposed by Section 4971 of the Code, (e) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (f) for withdrawal from any Multiemployer Plan under Section 4201 of ERISA.

5.10.6 The Multiband Affiliates have, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (a) COBRA and (b) any applicable state statutes mandating health insurance continuation coverage for employees. Set forth on Schedule 5.10.6 is a list of all individuals who are current or former COBRA beneficiaries, their relationship to the Multiband Affiliates, the welfare plans they participated in, the benefits they elected to receive under COBRA and the expiration (or expected expiration) of their coverage.

5.10.7 The forms of all Multiband Employee Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in accordance with their terms and each of the Multiband Employee Plans and the administration thereof, is and has been in compliance with the requirements of any and all applicable statutes, orders, or governmental rules or regulations, including, but not limited to, ERISA and the Code. To the Multiband Affiliates’ Knowledge, none of the Multiband Affiliates or any fiduciary of a Multiband Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Multiband Employee Plans (including Internal Revenue Service/Department of Labor Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Multiband Employee Plans have been appropriately given.

38

5.10.8 Each Multiband Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and none of the Multiband Affiliates or any fiduciary of any Employee Benefit Plan, has Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any Multiband Employee Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and none of the Multiband Affiliates or any fiduciary of any Employee Benefit Plan has Knowledge of any circumstance that will or could result in a revocation of such exemption. Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each Multiband Employee Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

5.10.9 There is no material pending or threatened proceeding relating to any Multiband Employee Plan, nor is there any basis for any such proceeding. No action, suit, grievance, or arbitration or other manner of litigation or claim with respect to the assets thereof of any Multiband Employee Plan (other than routine claims for benefits made in the ordinary course of plan administration, for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any of the Multiband Employee Plans, the Multiband Affiliates, any ERISA affiliate, or any fiduciary of a Multiband Employee Plan. None of Multiband or any fiduciary of a Multiband Employee Plan has engaged in a transaction with respect to any Multiband Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to subject Multiband to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

5.10.10 The Multiband Affiliates have maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed on Schedule 5.10.10.

39

5.10.11 Except as set forth on Schedule 5.10.11 and as required by Legal Requirements, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any present of former director, employee, officer, or independent contractor of the Multiband Affiliates. There are no contracts or arrangements with respect to the Multiband Affiliates providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

5.10.12 Except as set forth on Schedule 5.10.12 and for the continuation coverage requirements of COBRA, the Multiband Parties do not have any potential liability for benefits to present or former employees, independent contractors or their respective dependents following termination of employment or retirement under any of the Multiband Employee Plans that are Employee Welfare Benefit Plans.

5.10.13 No written or oral representations have been made to any employee, independent contractor, or former employee or former independent contractor of the Multiband Parties promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any present or former employee or independent contractor of Multiband or Multiband Affiliate or former independent contractor concerning the employee benefits of the Multiband Parties.

5.10.14 The Multiband Affiliates do not maintain any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

5.11 Status of Environmental Liabilities. Except as set forth on Schedule 5.11,

5.11.1 The Multiband Parties are, and at all times has been, in full compliance with, and has not been and is not in violation of or liable in any material respects under, any Environmental Law. No Multiband Party or any Multiband Affiliate has any basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (a) any Governmental Body or private citizen acting in the public interest, or (b) the current or prior owner or operator of any Multiband Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Multiband Facilities or any other properties or assets (whether real, personal, or mixed) in which the Multiband Parties or any Multiband Affiliate has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Multiband Parties or any Multiband Affiliate or any other person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

40

5.11.2 There are no pending or, to the Knowledge of the Multiband Parties or any Multiband Affiliate, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Multiband Facilities or any other properties and assets (whether real, personal, or mixed) in which the Multiband Parties or any Multiband Affiliate has or had an interest.

5.11.3 No Multiband Party or any Multiband Affiliate has any basis to expect, nor has any of them or any other person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Multiband Facilities or any other properties or assets (whether real, personal, or mixed) in which any Multiband Party or any Multiband Affiliate had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Multiband Parties or any Multiband Affiliate, or any other person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

5.11.4 Neither the Multiband Parties nor any Multiband Affiliate, or any other person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Multiband Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Multiband Parties or any Multiband Affiliate, has or had an interest, or at any property geologically or hydrologically adjoining the Multiband Facilities or any such other property or assets.

5.11.5 To the Knowledge of the Multiband Parties and the Multiband Affiliates, there are no Hazardous Materials present on or in the environment at the Multiband Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Multiband Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Multiband or a Multiband Affiliate and any other person for whose conduct they are or may be held responsible, or any other person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Multiband Facilities or any other properties or assets (whether real, personal, or mixed) in which the Multiband Parties or any Multiband Affiliate has or had an interest.

5.11.6 There has been no release or, to the Knowledge of the Multiband Parties or a Multiband Affiliate, threat of release, of any Hazardous Materials at or from the Multiband Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Multiband Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Multiband Parties or any Multiband Affiliate has or had an interest, or any geologically or hydrologically adjoining property, whether by the Multiband Parties or any Multiband Affiliate or any other person.

41

5.11.7 The Multiband Parties have delivered to DTHC true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Multiband Parties, or a Multiband Affiliate pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Multiband Facilities, or concerning compliance by the Multiband Parties or any Multiband Affiliate or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

5.12 Status of Insurance Policies.

5.12.1 The Multiband Parties have delivered to DTHC: (a) copies of all policies of insurance to which the Multiband Parties, or any Multiband Affiliate is a party or under which any such person is or has been covered at any time within the five years preceding the date of this Agreement and which relates to the business of the Multiband Parties; (b) statements of any insurance brokerage fees paid, if any, in addition to premiums shown on current policies, (c) schedules/registers of insurance for each of the five years preceding the earliest policy year referenced in clause (a) hereof, showing brokers, carriers, policy numbers, dates of coverage, types of insurance, limits provided and premiums, (d) copies of all pending applications for policies of insurance; copies of all applications filed in connection with current policies and (e) any statement by the auditor of Multiband’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims. Set forth on Schedule 5.12.1 is a list of all policies of insurance related to the Multiband Parties, including the policy number of each such policy.

5.12.2 Schedule 5.12.2 describes: (a) any self-insurance arrangement by or affecting the Multiband Parties, including any reserves established thereunder and any partial self-insurance such as through deductibles of more than $100,000 each occurrence, at any time during the ten years preceding the date of this Agreement; (b) any current or previous contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk related to Multiband, including any captive insurance company participation; and (c) all obligations of Multiband to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

5.12.3 Schedule 5.12.3 sets forth, by year, for the current policy year and each of the ten preceding policy years: (a) a summary (whether internally prepared or insurance company issued) of the loss experience under each policy; (b) a statement describing each open claim and all closed claims for an amount in excess of $100,000 under an insurance policy, which sets forth: (1) the name of the claimant; (2) a description of the policy by insurer, type of insurance, and period of coverage; and (3) the amount and a brief description of the claim; and (c) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

42

5.12.4 Except as set forth on Schedule 5.12.4: (a) all policies that provide coverage to the Multiband Parties, or any Multiband Affiliate: (1) are valid, outstanding, and enforceable; (2) are issued by an insurer that is financially sound and reputable; (3) taken together, provide adequate insurance coverage for the assets and the operations of the Multiband Parties for all risks normally insured against by a person carrying on the same business or businesses as Multiband and for all risks to which the Multiband Parties are normally exposed; (4) are sufficient for compliance with all Legal Requirements and contracts related to the Multiband Parties; (5) will continue in full force and effect following the Closing Date; and (6) do not provide for any retrospective premium adjustment or other experienced-based liability; (b) the Multiband Parties or any Multiband Affiliate have not received (1) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (2) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; (c) the Multiband Parties and the Multiband Affiliates have paid all premiums due, and has otherwise performed all of its obligations, under each policy related to the Multiband Parties and the Multiband Affiliates or that provides coverage for the Multiband Parties and the Multiband Affiliates; and (d) the Multiband Parties have given notice to the insurer of all claims that may be insured thereby.

5.13 Compliance with Specified Matters Relating to Taxes, Permits and Licenses. To their Knowledge, the Multiband Parties have timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by them prior to the Closing Date, pursuant to applicable Legal Requirements, and such Tax Returns were true and correct in all material respects. In addition, and to their Knowledge, the Multiband Parties have paid all Taxes that have or may have become due pursuant to such Tax Returns or otherwise, or pursuant to any assessment received by Multiband. To their Knowledge, the Multiband Parties possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle them to own their properties and to transact the businesses in which they are now engaged.

5.14 Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Multiband Parties, enforceable against them in accordance with its terms. Upon the execution and delivery by the Multiband Affiliates of each agreement to be executed or delivered by the Multiband Affiliates at the Closing (collectively, the “Multiband Closing Documents”), each of the Multiband Closing Documents will constitute the legal, valid and binding obligation of the Multiband Affiliates, enforceable against them in accordance with their respective terms except as enforcement is affected by laws of bankruptcy, reorganization, insolvency and creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. The Multiband Parties have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Multiband Closing Documents to which it is a party and to perform its obligations under this Agreement and the Multiband Closing Documents, and such action has been duly authorized by all necessary action by such Multiband Parties’ shareholders and boards of directors, and by the Multiband Affiliates’ board of directors.

43

5.15. Intellectual Property.

5.15.1 Set forth on Schedule 5.15.1 is a list and description of all patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by or the Multiband Parties or any Multiband Affiliate and all goodwill associated therewith comprising their intellectual property assets. The Multiband Parties and the Multiband Affiliates own or have the right to use and the Multiband Parties and the Multiband Affiliates shall as of the Effective Time own or have the right to use their business names, all assumed fictitious business names, any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names (and all derivatives thereof), software, formulae, methods, processes and other intangible properties that are necessary or customarily used by the Multiband Parties and the Multiband Affiliates for the ownership, management or operation of their businesses that otherwise comprise their intellectual property assets, including those listed on Schedule 5.15.1. Except as set forth on Schedule 5.15.1, (a) the Multiband Parties and the Multiband Affiliates are the sole and exclusive owners of all right, title and interest in and to all of their intellectual property assets, and have the exclusive right to use, transfer and license the same, free and clear of any claim or conflict with their intellectual property assets of others; (b) no royalties, honorariums or fees are payable to any person by reason of the ownership or use of any of their intellectual property assets; (c) there have been no claims made against or asserting the invalidity, abuse, misuse, or unenforceability of any of their intellectual property assets and no grounds for any such claims exist; (d)  the Multiband Parties and the Multiband Affiliates have not made any claim of any violation or infringement by others of any of their intellectual property assets or interests therein and, to the Knowledge of the Multiband Parties and the Multiband Affiliates, no grounds for any such claims exist; (e)  the Multiband Parties and the Multiband Affiliates have not received any notice that they are in conflict with or infringing upon the asserted intellectual property rights of others in connection with their intellectual property assets, and, to their Knowledge, neither the use of their intellectual property assets nor the operation of their business is infringing or has infringed upon any intellectual property rights of others; (f) their intellectual property assets are sufficient and include all intellectual property rights necessary for the Multiband Parties and the Multiband Affiliates to lawfully operate their business as presently being operated; (g) no interest in any the Multiband Parties’ and or Multiband Affiliates’ intellectual property assets has been assigned, transferred, licensed or sublicensed by the Multiband Parties or the Multiband Affiliates to any person other than the Multiband Parties or a Multiband Affiliate pursuant to this Agreement; (h) to the extent that any item constituting part of the Multiband Parties and Multiband Affiliates’ intellectual property assets has been registered with, filed in or issued by, any Governmental Body, such registrations, filings or issuances are listed on Schedule 5.15.1 and were duly made and remain in full force and effect; (i) to the Knowledge of Multiband and the Multiband Affiliates, there has not been any act or failure to act during the prosecution or registration of, or any other proceeding relating to, any of their intellectual property assets or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of their intellectual property assets; (j) to the extent any of the Multiband Parties or Multiband Affiliates’ intellectual property asset constitutes proprietary or confidential information, such information has been adequately safeguarded from disclosure; and (k) to the Knowledge of the Multiband Parties, all of the Multiband Parties’ current intellectual property assets will remain in full force and effect following the Effective Time without alteration or impairment.

44

5.15.2 Schedule 5.15.2 contains a list and summary description of all rights in internet web sites and internet domain names presently used by the Multiband Parties and the Multiband Affiliates comprising part of their intellectual property assets (collectively “Multiband Net Names”). To the Multiband Parties’ and the Multiband Affiliates’ Knowledge, all Multiband Net Names have been registered and are in compliance with all formal Legal Requirements. No Multiband Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to the Knowledge of the Multiband Parties and the Multiband Affiliates, no such action is threatened with respect to any Multiband Net Name. To the Knowledge of the Multiband Parties and the Multiband Affiliates, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Multiband Net Name. To the Multiband Parties’ and the Multiband Affiliates’ Knowledge, no Multiband Net Name is infringed or, to the Knowledge of the Multiband Parties and the Multiband Affiliates, has been challenged, interfered with or threatened in any way. To the Multiband Parties and the Multiband Affiliates’ Knowledge, no Multiband Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other person.

5.16 Conflicting Interests. Except as set forth in Schedule 5.16, no present or former officer or director of the Multiband Parties or the Multiband Affiliates has (a) any material interest in any property used in or pertaining to the business of the Multiband Parties or the Multiband Affiliates; or (b) any contract, commitment, arrangement or understanding with the Multiband Parties or any Multiband Affiliate.

5.17 SEC Filings; Financial Statements.

5.17.1 Multiband and the Multiband Affiliates have filed all forms, reports, and documents to be filed with the SEC since March, 2001 (collectively, the “Multiband SEC Reports”). As of the respective dates that they were filed (and if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing), (a) each of the Multiband SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as the case may be, and (b) none of the Multiband SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Multiband Affiliate is required to file any form, report, or other document with the SEC or any similar governmental entity or any national securities exchange or quotation service.

45

5.17.2 Each of the consolidated financial statements (including in each case any notes thereto) contained in the Multiband SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, or in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC), and each presents fairly, in all material respects, the consolidated financial position, results of operations, and cash of Multiband and its consolidated subsidiaries, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments which would not reasonably be expected to be, individually or in the aggregate, material to the Multiband Affiliates taken as a whole). The most recent Multiband balance sheet contained in the Multiband SEC Reports as of June 30, 2007, is hereinafter referred to as the “Multiband Balance Sheet” and the date thereof is hereinafter referred to as the “Multiband Balance Sheet Date”.

5.17.3 Multiband has furnished to DTHC and the DTHC Shareholder a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which were required to be filed, to agreements, documents, or other instruments that Multiband previously filed with the SEC pursuant to the 1933 Act and the 1934 Act.

5.17.4 Multiband is in compliance with (a) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”), and (b) the applicable NASDAQ listing and corporate governance rules and regulations.

5.17.5 Multiband has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the 1934 Act). Such disclosure controls and procedures are sufficient to ensure that all information that is required to be disclosed by Multiband in the reports that it files or submits under the 1934 Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to Multiband’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of Multiband’s Chief Executive Officer and Chief Financial Officer required under the 1934 Act with respect to such reports.

5.17.6 Multiband has established and maintained internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the 1934 Act). Such internal controls over financial reporting provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. There are no significant deficiencies or material weaknesses in the design or operation of Multiband’s internal controls, which could have a Multiband Material Adverse Affect with respect to Multiband’s ability to record, process, summarize, and report financial data. There is no fraud, whether or not material, that involves Multiband’s management or other Multiband employees who have a significant role in Multiband’s internal controls.

46

5.17.7 Since March 2005, Multiband has not received any oral or written notification of a “reportable condition” or “material weakness” in Multiband’s internal controls (as defined in the Statements of Auditing Standards 60, as in effect on the date hereof).

5.18 No Undisclosed Liabilities. The Multiband Affiliaties have no liabilities, obligations, or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, except (a) those which are adequately disclosed in the Multiband Balance Sheet, and (b) those which have been incurred in the ordinary course of business and consistent with past practice since the Multiband Balance Sheet Date and which would not reasonably be expected to have, individually or in the aggregate, a Multiband Material Adverse Affect. The Multiband Affiliates are not a party to, and do not have a commitment to become a party to, any joint venture, off-balance sheet partnership, or similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Multiband Affiliates, on the one hand, and an unconsolidated affiliates, including any structured finance, special purpose, or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a)(iv) of Regulation S-K).

5.19 Taxes.

5.19.1 Each of the Multiband Affiliates has duly and timely filed all Tax Returns required to have been filed by or with respect to the Multiband Affiliates and will duly and timely file all Tax Returns due between the date hereof and the Closing Date. Each such Tax Return correctly and completely reflects all liability for Taxes and all information required to be reported thereon. All Taxes owed by the Multiband Affiliates (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). Each of the Multiband Affiliates has adequately provided for, in its books of account and records, all Liability for all unpaid Taxes, being current Taxes not yet due and payable.

5.19.2 Each of the Multiband Affiliates has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records related thereto.

5.19.3 The statute of limitations for the assessment of income Taxes has expired for all periods prior to January 1, 2004. The Multiband Affiliates are not the beneficiaries of any extension of time within which to file any Tax Return, nor has any Multiband Affiliate made (or had made on its behalf) any requests for extension. The Multiband Affiliates have not waived (or is subject to a waiver) of any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

47

5.19.4 Schedule 5.19.4 indicates those Multiband Affiliates’ Tax Returns that have been audited and those Tax Returns that are currently the subject of audit. Except as set forth on Schedule 5.19, there is no material action now pending or threatened against or with respect to the Multiband Affiliates in respect of any Tax or any assessment or deficiency. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Multiband Affiliates’ assets. The Multiband Affiliates have delivered to DTHC and the DTHC Shareholder correct and complete copies of all Federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Multiband Affiliates.

5.19.5 Schedule 5.19.5 lists as of the date of this Agreement all jurisdictions in which the Multiband Affiliates currently file Tax Returns. No claim has been made by any Taxing Authority in any jurisdiction where the Multiband Affiliates do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction or that any of them must file Tax Returns.

5.19.6 The Multiband Affiliates have not filed any consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local, or foreign income Tax law). None of the assets or properties of the Multiband Affiliates constitutes tax exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. The Multiband Affiliates are not parties to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. The Multiband Affiliates have never been United States real property holding corporations within the meaning of Section 897(c)(2) of the Code. The Multiband Affiliates are not “foreign persons” within the meaning of Section 1445 of the Code. The Multiband Affiliates have not made any payments, and are not obligated to make any payments, or are parties to any agreement that under certain circumstances could obligate them or any one of them to make payments that would result in a nondeductible expense under Section 280G of the Code or an excise tax to the recipient of such payments pursuant to Section 4999 of the Code.

5.19.7 The Multiband Affiliates have not been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date of this Agreement. The Multiband Affiliates have not received any ruling from any Tax Authority or have entered into (or is subject to) any agreement with a Taxing Authority. The Multiband Affiliates have disclosed on their Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code.

48

5.19.8 The Multiband Affiliates (a) have never been parties to a Tax allocation or sharing agreement or Tax indemnification agreement, (b) have never been members of an affiliated, consolidated, condensed, or unitary group, (c) have no liability for or obligation to pay Taxes of any other person under Treas. Reg. Section 1.1502-6 (or any similar provision of Tax law), or as a transferee or successor, by contract or otherwise. The Multiband Affiliates are not parties to any joint venture, partnership, or other arrangement that is treated as a partnership for Federal income Tax purposes.

5.19.9 The Multiband Affiliates have not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

5.20 Absence of Certain Changes or Events. Since the Multiband Balance Sheet Date to the date of this Agreement:

(a) there has not been a Multiband Material Adverse Effect;

(b) the Multiband Affiliates have not amended or otherwise modified their articles of incorporation or other organizational instruments;

(c) the Multiband Affiliates have not declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(d) the Multiband Affiliates have not split, combined, or reclassified any of their securities, or issued, or authorized for issuance, any securities except for the grant of Multiband stock options and the issuance of shares of Multiband Common Stock upon exercise of Multiband stock options, in each case, in the ordinary course of business consistent with past practice;

(e) there has not been any material damage, destruction, or loss with respect to the property and assets of the Multiband Affiliates, whether or not covered by insurance;

(f) there has not been any revaluation of the Multiband Affiliates’ assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

(g) the Multiband Affiliates have not made any change in accounting practices; or

(g) the Multiband Affiliates have not agreed, whether in writing or otherwise, to do any of the foregoing.

5.21 Completeness of Statements. No representation or warranty of the Multiband Parties or the Multiband Affiliates herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of the Multiband Parties or the Multiband Affiliates to DTHC or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing, any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

49

5.22 Cooperation with Independent Appraiser. The Multiband Parties and the Multiband Affiliates have provided or will provide the Multiband Independent Appraiser with all information requested by it in connection with the independent appraisal of the fair market value of the Multiband Shares, and have not withheld any information that, to the Multiband Parties’ and the Multiband Affiliates’ Knowledge, might have an adverse effect on the outcome of such independent appraisal.

5.23 Completeness of Disclosures. The Multiband Parties and the Multiband Affiliates have disclosed to DTHC all material information they are aware of or have actual knowledge of in connection with the business, financial condition, valuation and prospects of the Multiband Parties and the Multiband Affiliates, and, to their Knowledge, no facts or circumstances exist which could materially adversely affect the Multiband Parties or the Multiband Affiliates. To the best of the Multiband Parties’ Knowledge, after diligent investigation, the representations and warranties made by the Multiband Parties in this Section 5. are true, complete and accurate.

SECTION 6.  Additional Agreements

6.1 Conduct of Business by DTHC.

6.1.1 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the consummation of the transactions contemplated hereby, DTHC shall, and it shall cause the DTHC Affiliates to:

(a) carry on its business in the usual, regular, and ordinary course in a manner consistent with past practice;

(b) use its reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and other having business dealings with it; and

(c) use its reasonable best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of DTHC contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date, and DTHC shall use its reasonable best efforts to cause all of the conditions to the obligations of DTHC under this Agreement to be satisfied as soon as practicable following the date hereof.

50

6.1.2 Except as expressly provided in this Agreement, DTHC shall not permit any of DTHC Affiliates to, without the prior written consent of Multiband:

(a) adopt or propose any amendment to DTHC’s and/or the DTHC Affiliates’ Articles of Incorporation and other organizational instruments;

(b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to any DTHC and/or DTHC Affiliates’ securities;

(c) (i) issue or authorize for issuance of any DTHC and/or DTHC Affiliates’ securities, except the grant of DTHC incentive stock options contemplated on Schedule 4.3 to newly hired non-officer employees in the ordinary course of business consistent with past practice, or (ii) make any change in any issued and outstanding securities, or redeem, purchase, or otherwise acquire any securities other than the repurchase at cost from DTHC and/or DTHC Affiliates’ employees of DTHC Shares in connection with the termination of their employment pursuant to DTHC’s standard of form of option/restricted shareholder agreement and as otherwise contemplated on Schedule 4.3;

(d) (i) other than pursuant to a written agreement or DTHC Benefit Plan in the amount required hereunder and other than payment of bonuses and increases in salaries or wage rates or fringe benefits to non-officer employees, contractors or consultants in the ordinary course of business consistent with past practice, (A) modify the compensation or benefits payable or to become payable by DTHC and/or the DTHC Affiliates to any of its current or former directors, officers, employees, contractors or consultants, or (B) modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors, or consultants of DTHC and/or the DTHC Affiliates other than as contemplated on Schedule 6.1.2(d)(i)(B), or (ii) enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at-will”), severance or termination agreement;

(e) establish, adopt, enter into, amend, or terminate any DTHC Benefit Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, employees, contractors, or consultants of DTHC and/or the DTHC Affiliates except in the ordinary course of business;

(f) other than (i) sales of inventory, and (ii) other dispositions of property and assets that are not material, individually or in the aggregate, to DTHC and the DTHC Affiliates, taken as a whole, in each case in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of the DTHC and/or the DTHC Affiliates;

51

(g) except as indicated on Schedule 6.1.2(g) and other than borrowings in the ordinary course of business consistent with past practice pursuant to credit facilities existing on the date of this Agreement or the financing of ordinary course trade payables consistent with past practice, (i) assume, incur or guarantee any indebtedness, other than endorsements for collection in the ordinary course of business, or (ii) modify the terms of any existing indebtedness in any material respect;

(h) other than permitted liens and liens granted pursuant to credit facilities existing on the date of this Agreement in connection with borrowings permitted under subparagraph (g), pledge or permit to become subject to liens any properties or assets of DTHC and/or the DTHC Affiliates;

(i) other than travel loans or advances in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person;

(j) not cancel any debts or waive any claims or rights of substantial value;

(k) other than in the ordinary course of business consistent with past practice, (i) amend, modify or terminate, or waive, release, or assign any rights under, any material contract, (ii) enter into any contract which, if entered into prior to the date hereof, would have been required to be set forth in the Schedules attached to this Agreement;

(l) acquire, or agree to acquire, from any person any assets, operations, business, or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any person, except in connection with (i) capital expenditures set forth in Schedule 6.1.2(l)(i), (ii) acquisitions of inventory and other tangible assets in the ordinary course of business consistent with past practice and (iii) acquisitions of assets, operations, businesses or securities set forth in Schedule 6.1.2(l)(iii), and other such acquisitions not to exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate;

(m) amend any DTHC stock option or any other similar plan, or authorize cash payments in exchange for any of the foregoing;

(n) except as indicated on Schedule 6.1.2(n), make any filings or registrations, with any governmental entity, except routine filings and registrations made in the ordinary course of business and filings made pursuant to this Agreement;

(o) take any actions outside the ordinary course of business;

(p) other than as required by GAAP (as advised by its regular independent accounts), make any changes in its accounting methods, principles or practices;

52

(q) make any tax election, change its method of Tax accounting or settle any claim relating to taxes;

(r) take any action or omit to do any act within its reasonable control which action or omission which is reasonable likely to result in any of the conditions to the transactions contemplated by the Agreement not being satisfied, except as may be required by applicable law; or

(s) agree, whether in writing or otherwise, to do any of the foregoing.

6.2 Conduct of Business by Multiband.

6.2.1 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the consummation of the transactions contemplated hereby, the Multiband Affiliates shall:

(a) carry on its business in the usual, regular and ordinary course in a manner consistent with past practice;

(b) use its reasonable best efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; and

(c) use its reasonable best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Multiband Affiliates contained in this Agreement shall be true and correct, as though such representations and warranties were made on and as of such date, and the Multiband Affiliates shall use their reasonable best efforts to cause all of the conditions to the obligations of the Multiband Affiliates under this Agreement to be satisfied as soon as practicable following the date hereof.

6.2.2 Except as expressly provided in this Agreement, the Multiband Affiliates shall not:

(a) adopt or propose any amendment to their Articles of Incorporation or other organizational instruments, except to increase its authorized Multiband Share capitalization from 20,000,000 to 100,000,000 shares and legally effectuate the Closing of the Merger;

(b) declare, set aside, or pay any dividend (except for preferred stock dividends paid monthly or quarterly in the ordinary course of business) or other distribution (whether in cash, stock or other property) with respect to any securities;

53

(c) (i) issue or authorize for issuance any securities, except the grant of Multiband stock options to newly hired non-officer employees in the ordinary course of business consistent with past practice and/or the issuance of shares of Multiband Common Stock and/or Preferred Stock upon the exercise of Multiband stock options, except as necessary to effectuate the terms of this Agreement, or (ii) make any change in the issued and outstanding securities, or redeem, purchase or otherwise acquire any securities other than the repurchase at cost from employees of Multiband Shares in connection with the termination of their employment pursuant to Multiband’s standard form of option/restricted shares agreement;

(d) (i) other than pursuant to a written agreement or Multiband Benefit Plan in the amount required hereunder and other than payment of bonuses and increases in salaries or wage rates or fringe benefits to non-officer employees, contractors or consultants in the ordinary course of business consistent with past practice, (A) modify the compensation or benefits payable or to become payable by the Multiband Affiliates to any of its current or former directors, officers, employees, contractors or consultants, or (B) modify any bonus, severance, termination, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any current or former directors, employees, contractors or consultants of the Multiband Affiliates, or (ii) enter into any employment (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees are terminable “at-will”), severance or termination agreement;

(e) establish, adopt, enter into, amend or terminate any Multiband Benefit Plan or any collective bargaining, thrift, compensation or other plan, agreement trust, fund, policy or arrangement for the benefit of any current or former directors, employees, contractors or consultants of the Multiband Affiliates;

(f) other than (i) sales of inventory, and (ii) other dispositions of property and assets that are not material, individually or in the aggregate, to the Multiband Affiliates, taken as a whole, in each case in the ordinary course of business consistent with past practice, sell, lease, transfer or assign any property or assets of the Multiband Affiliates;

(g) other than borrowings in the ordinary course of business consistent with past practice pursuant to credit facilities existing on the date of this Agreement or the financing of ordinary course trade payables consistent with past practice, (i) assume, incur or guarantee any indebtedness, other than endorsements for collection in the ordinary course of business, or (ii) modify the terms of any existing indebtedness if any material respect;

(h) other than permitted liens and liens granted pursuant to credit facilities existing on the date of this Agreement in connection with borrowings permitted under subparagraph (g), pledge or permit to become subject to liens any properties or assets of the Multiband Affiliates;

54

(i) other than travel loans or advances in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person;

(j) not cancel any debts or waive any claims or rights of substantial value;

(k) other than in the ordinary course of business consistent with past practice, (i) amend, modify or terminate, or waive, release or assign any rights under, any material contract, (ii) enter into any contract which, if entered into prior to the date hereof, would have been required to be set forth in the Schedules attached to this Agreement;

(l) acquire, or agree to acquire, from any person any assets, operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any person, except in connection with (i) capital expenditures set forth in Schedule 6.2.2(l)(i), (ii) acquisitions of inventory or other tangible assets in the ordinary course of business consistent with past practice and (C) acquisitions of assets, operations, businesses or securities set forth in Schedule 6.2.2(l)(ii), and other such acquisitions not to exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate;

(m) not settle or compromise any litigation other than settlements or compromises of litigation where the settlement is limited solely to the release of claims and the monetary payment by the Multiband Affiliates does not exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate or Five Hundred Thousand and No/100 Dollars ($500,000.00) in any individual case;

(n) amend any Multiband stock option or any other similar plan, or authorize cash payments in exchange for any of the foregoing;

(o) make any filings or registrations, with any governmental entity, except routine filings and registrations made in the ordinary course of business and filings in connection with this Agreement;

(p) take any actions outside the ordinary course of business;

(q) other than as required by GAAP (as advised by its regular independent accounts), make any changes in its accounting methods, principles or practices;

(r) make any tax election, change its method of Tax accounting or settle any claim relating to taxes;

(s) take any action or omit to do any act within its reasonable control which action or omission which is reasonably likely to result in any of the conditions to the transactions contemplated by this Agreement not being satisfied, except as may be required by applicable law; or

55

(t) agree, whether in writing or otherwise, to do any of the foregoing.

6.3 Joint Proxy Statement.

6.3.1 The Parties agree jointly to prepare a joint proxy statement (the “Joint Proxy Statement”) in connection with the Merger. The Corporate Parties agree to cooperate, and to cause their subsidiaries to cooperate, with the other Parties, its counsel and its accountants, in the preparation of the Joint Proxy Statement. Multiband also agrees to use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. DTHC agrees to furnish to Multiband all information concerning DTHC, the DTHC Affiliates, and their officers, directors, and shareholders as may be reasonably requested in connection with the foregoing.

6.3.2 Each of DTHC and Multiband agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Joint Proxy Statement will, and each amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the DTHC Shareholder Meeting or the Multiband Shareholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of DTHC and Multiband further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement.

6.3.3 Multiband agrees to advise DTHC, promptly after Multiband receives notice thereof, of the issuance of any stop order or the suspension of the qualification of Multiband Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose.

6.4 Meetings of Shareholders.

6.4.1 As promptly as practicable, each of DTHC and Multiband shall take all action necessary under the laws of Minnesota and Delaware and the respective Articles of Incorporation and other organizational instruments to call, convene and hold a meeting of its respective shareholders to consider, in the case of DTHC or Multiband, respectively, the adoption of this Agreement, and the Merger. Unless there has been a change in recommendation, Multiband shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and approval of the Merger, and shall take all other actions necessary or advisable to secure the vote of its shareholders required by the rules of the NASDAQ Stock Market and the law of Minnesota, to obtain such approvals. The DTHC Shareholders who are executing this Agreement agree to vote in favor of the Merger.

56

6.4.2 (a) The Board of Directors of Multiband and DTHC shall recommend that the Multiband shareholders and the DTHC Shareholders, respectively, vote in favor of the adoption of this Agreement and the Merger, (b) the Joint Proxy Statement shall include a statement that the Board of Directors of Multiband has recommended that the Multiband shareholders vote in favor of the adoption of this Agreement and the Merger, and the Board of Directors of DTHC has determined that this Agreement and the Merger are in the best interests of the DTHC Shareholder and has recommended that the DTHC Shareholders vote in favor of the adoption of this Agreement and Merger subject to the terms of this Agreement, and (c) neither the Board of Directors of the Multiband nor the Board of Directors of DTHC nor any committee thereof shall effect any change of recommendation, provided, however, that the foregoing shall not prohibit the Board of Directors of Multiband or DTHC, as applicable, from fulfilling its duty of candor or disclosure to its shareholders under applicable law.

6.5 Access to Information. Subject to the terms of the confidentiality provisions of the Letter of Intent (the “Confidentiality Agreement”), each of Multiband and DTHC shall, and shall cause the Multiband Affiliates and the DTHC Affiliates to, afford to the other party’s officers, directors, employees, accountants, counsel and other agents (“Representative(s)”) reasonable access to its properties, assets and records during the period prior to the Closing Date to obtain all information concerning its business as such other party may reasonable request. Each of Multiband and DTHC shall furnish to the other Party all such documents and copies of documents and records and information with respect to itself and the Multiband Affiliates and the DTHC Affiliates and copies of any working papers relation thereto as the other Party may reasonably request. Nothing in this Section 6.5 shall require Multiband or DTHC, as the case may be, to provide any access, or to disclose any information, if permitting such access or disclosing such information would (a) violate applicable law, (b) violate any of its obligations with respect to confidentiality (provided that each party shall, upon the request of the other party, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (c) result in the loss of attorney-client privilege (provided that each party shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each of Multiband and DTHC also will consult with the other Party regarding its business on a regular basis.

57

6.6 Regulatory Approvals.

6.6.1  Each of DTHC and Multiband shall promptly apply for, and take all reasonable necessary actions to obtain or make, as applicable, all authorizations, orders, declarations and filings with, and notices to, any Governmental Body or other person required to be obtained or made by it for the consummation of the transactions contemplated hereby. Each Corporate Party shall cooperate with and promptly furnish information to the other Corporate Party necessary in connection with any requirements imposed upon such other Corporate Party in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of DTHC and Multiband shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten business days following the execution and delivery of this Agreement, file (a) with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (“DOJ”) the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Act (the “HSR Act”), which forms shall specifically request early termination of the waiting period prescribed by the HSR Act; and (b) with any other Governmental Body, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any other antitrust laws. Each of DTHC and Multiband shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that may be necessary under the HSR Act. DTHC and Multiband shall be equally responsible for all filing and other similar fees payable in connection with such filings, and for any local counsel fees.

6.6.2 Each of the DTHC and Multiband shall use its reasonable best efforts to obtain promptly any clearance required under the HSR Act for the consummation of the transactions contemplated hereby. Each of DTHC and Multiband shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and any other Governmental Body and shall comply promptly with any such inquiry or request. Each of the DTHC and Multiband shall give the other reasonable prior notice of any communication with, and any proposed understanding or agreement with, any governmental entity regarding any authorizations, orders, declarations and filings with, and notices to, any governmental entity, and permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed communication, understanding or agreement with any governmental entity with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, (a) neither DTHC nor Multiband shall be required to (i) consent to the divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any of their or their respective affiliates’ assets, or (ii) consent to any other structural or conduct remedy or enter into any settlement or agree to any order regarding antitrust matters respecting the transactions contemplated by this Agreement, and (b) neither DTHC nor Multiband nor any of their respective affiliates shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Body or any other person respecting the transactions contemplated by this Agreement; provided, however, that each of DTHC and Multiband shall both promptly respond to the DOJ or the FTC to any request for additional information.

58

6.6.3 Each of DTHC and Multiband shall instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and the expiration of the applicable HSR Act waiting period at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking (a) to keep each other appropriately informed of communications from and to personnel of the reviewing Governmental Body, and (b) to confer with each other regarding appropriate contacts with and response to personnel of any governmental entity.

6.7 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Multiband and DTHC. Thereafter, each of Multiband and DTHC shall not issue any press release or otherwise make any public statements with respect to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement without the prior consent of the other Corporate Parties (such consent not to be unreasonably withheld or delayed); provided that a Corporate Party may, without such consent (but after prior consultation to the extent practicable in the circumstances), issue such press releases and make such public statements that it believes are required by applicable law or the rules of the NASDAQ Stock Market. Notwithstanding the foregoing, a Corporate Party may make public statements in response to questions from the press, analysts, investors and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases or public statements made jointly by Multiband and DTHC and do not violate the terms of the Confidentiality Agreement.

6.8 Notification of Certain Matters. Each of Multiband and DTHC shall give prompt notice to the other Corporate Party of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or would reasonable be expected to have a Multiband Material Adverse Effect or a DTHC Material Adverse Effect, as applicable, (b) would cause or constitute a breach of any of its representations, warranties, covenants, or agreements contained herein, (c) the failure of any condition precedent to its obligations, (d) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Merger, (e) any notice or other communication from any governmental entity in connection with the Agreement or the Merger; provided, however, that (i) the delivery of any notice pursuant to this Section 6.7 shall not prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (ii) disclosure by Multiband or DTHC shall not be deemed to amend or supplement the DTHC Disclosure Schedules or Multiband Disclosure Schedule or constitute an exception to any representation or warranty.

59

SECTION 7.  General Conditions to the Merger

7.1 The obligations of DTHC and Multiband to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of the following conditions:

7.1.1 Multiband and DTHC Shareholder Approval. The Multiband shareholders’ approval and the DTHC Shareholders’ approval of the Merger shall have been obtained.

7.1.2 Hart-Scott-Rodino Filing and Approval. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

7.1.3 Governmental Body Approvals. All authorizations and orders of, declarations and filings with, and notices to any Governmental Body required to permit the consummation of the Merger shall have been obtained or made and shall be in full force and effect.

7.1.4 Legality. No temporary restraining order, preliminary or permanent injunction, or other order preventing the consummation of the Merger shall be in effect. No law shall have been enacted or shall be deemed applicable to the Merger which makes the consummation of the Merger illegal.

7.1.5 Litigation. No action shall be pending or threatened before any court or other Governmental Body, in each case that has a reasonable likelihood of success, (a) seeking to prevent consummation of the Merger or seeking to obtain from Multiband or DTHC damages that are material in relation to the Multiband Affiliates, taken as a whole, or DTHC and DTHC Affiliates, taken as a whole, as the case may be, (b) seeking to impose any material limitation on the right of Multiband to control the DTHC and the DTHC Affiliates, (c) seeking to restrain or prohibit Multiband’s or DTHC’s ownership or operation (or that of their respective Multiband and DTHC Affiliates) or any portion of the business or assets of the Multiband Affiliates, taken as a whole, or of DTHC and the DTHC Affiliates, taken as a whole, or to compel DTHC or Multiband or any of their respective Multiband and DTHC Affiliates to dispose of or hold separate any portion of the business or assets of the Multiband Affiliates, taken as a whole, or of DTHC and the DTHC Affiliates, taken as a whole, and if such business or assets relate to DTHC or any of the DTHC Affiliates, such business or assets are material to the financial condition, results of operations or prospects of the DTHC and the DTHC Affiliates, taken as a whole, and if such business or assets relate to the Multiband Affiliates, such business or assets are material to the financial condition, results of operations or prospects of the Multiband Affiliates, taken as a whole.

7.1.6 Due Diligence. Each Party shall have been satisfied in its reasonable discretion with their due diligence review and inspections of the business, operations, assets and records of the other Parties with respect to the operation of the other Parties and the transactions contemplated by this Agreement.

60

7.1.7 Financing. Multiband, DTHC, and HoldCo shall have obtained a binding commitment from a financial institution of their choice for a loan(s) (on terms and conditions reasonably acceptable to the Parties) of a sufficient dollar amount for DTHC and Multiband to finance their operations subsequent to the Closing.

7.1.8 Fairness Opinions for the Merger. Multiband’s and DTHC’s financial advisors shall have issued an opinion letter and corresponding valuation report to Multiband’s, DTHC’s, and HoldCo’s Board of Directors, respectively, dated as of the Closing, to the effect that the transactions contemplated by this Agreement as a whole, including the Merger, are fair to Multiband, DTHC, and HoldCo and their shareholders, respectively, from a financial point of view.

7.1.9  Blue Sky Approvals. Multiband shall have received all state securities and “blue sky” permits and approvals necessary to consummate the transactions contemplated hereby.

7.1.10 Registration Rights Agreement. The relevant parties shall have entered into the Registration Rights Agreement in favor of each of the DTHC Shareholders substantially the form set forth on Schedule 3.3.7.

7.1.11 Other Closing Conditions. As specific additional conditions to the Closing of the transactions contemplated by this Agreement, the Closing is contingent on the satisfaction of the following conditions, which are for the benefit of the Parties, and which may only be waived by the Parties: (a) completion by the Parties of a financial statement audit and/or due diligence review of the Corporate Parties’ future prospects and historical operations; (b) reasonably satisfactory transfer of “market” leases on any of the Corporate Parties’ equipment (as necessary); (c) mutually agreeable written “triple-net leases” with the owners of the real property in which the Corporate Parties’ primary operating facilities are currently located, for a minimum term of five years following the Closing plus a renewal option of five years, with lease rates adjusted every 18 months tied to a mutually acceptable economic index; (d) the Corporate Parties’ long-term debt shall be in the ordinary course of business as of the Closing; (e) completion of bylaws, articles of incorporation, and other corporate governance provisions reasonably acceptable to the Parties; (f) the Board of Directors of Multiband as of the Closing shall initially consist of members mutually agreeable to the Boards of Directors of the Corporate Parties; provided, however, that the “inside” members of the Board of Directors of Multiband shall initially, to the extent not in violation of NASDAQ and/or Securities and Exchange Commission (“SEC) rules, be Steven Bell, Jim Mandel, J. Basil Mattingly, and two of the following individuals: (i) Thomas A. Beaudreau, (ii) Henry E. Block, and (iii) Bernard J. Schafer; (g) the Board of Directors of DTHC shall initially remain intact as of the Closing; (h) North Star Trust Company shall determine that approval of the transactions contemplated by this Agreement is prudent and in the best interests of the DTHC Plans’ participants; (i) the DTHC ESOT shall have exercised its right to purchase a majority interest of DTHC and the closing of that transaction shall have occurred on terms and conditions mutually acceptable to the DTHC Shareholders; (j) not more than five percent (5%) of Multiband’s issued and outstanding shares of capital stock shall have exercised dissenters’ rights with respect to the Merger; and (k) an independent appraisal of the valuation of DTHC completed by the DTHC ESOT Independent Appraiser, reviewed and accepted in good faith by North Star Trust Company.

61

SECTION 8. Conditions Precedent to DTHC’s Obligation to Close the Transactions Contemplated by this Agreement

The following shall be conditions precedent to the obligation of DTHC to close the transactions contemplated by this Agreement, any of which may be waived in whole or in part by DTHC:

8.1 The representations and warranties of Multiband set forth in this Agreement shall have been true and correct at and as of the date hereof (without giving effect to any Multiband Material Adverse Effect qualifications and other qualifications based on the word “material” or similar phrases set forth therein) and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, except where the failure of such representations and warranties to be true and correct (without giving effect to any Multiband Material Adverse Effect qualifications and other qualifications based on the word “material” or similar phrases set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Multiband Material Adverse Effect. DTHC and each of the DTHC Shareholders shall have received a certificate dated as of the Closing Date signed on behalf of Multiband by the President of Multiband to such effect.

8.2 Multiband shall have performed, or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date. DTHC and each of the DTHC Shareholders shall have received a certificate signed on behalf of DTHC by the President of DTHC to such effect.

8.3 There shall not have occurred any event, occurrence or change that has had, or would reasonably be expected to have, a Multiband Material Adverse Effect.

8.4 The third party consents set forth on Schedule 8.4 shall have been obtained.

8.5 DTHC and each of the DTHC Shareholders shall have received the deliveries set forth in Section 3.3.

8.6 The DTHC ESOP Participants shall have been afforded an opportunity to direct North Star Trust Company with respect to the Merger after a direction pass-through of the Joint Proxy Statement.

62

8.7 All actions, proceedings, instruments and documents required to enable the Multiband Parties to perform this Agreement or matters incident thereto (other than matters for which DTHC is responsible under the terms of this Agreement), and all other legal matters not relating to a default by DTHC of its obligations hereunder, shall have been duly taken, satisfied, executed or delivered, as the case may be, to the reasonable satisfaction of DTHC.

8.8 The Multiband Parties’ and the Multiband Affiliates’ Boards of Directors shall have approved this Agreement and all other transactions contemplated hereby.

8.9 The DTHC ESOT shall have received an opinion letter, reasonably acceptable to the DTHC ESOT, of the DTHC ESOT Independent Appraiser, dated as of the Closing Date, to the effect that (a) the fair market value of the Multiband Shares that the DTHC Shareholder receives in the Merger is not less than the fair market value of the DTHC Shares that the DTHC Shareholder transfers to HoldCo in the Merger, as the term “fair market value” is defined in Section 3(18)(B) of ERISA, and the applicable “adequate consideration” regulations hereunder, and (b) the transactions contemplated hereby, including the Merger, and any and all related transactions and events provided for pursuant to this Agreement, will be fair to the DTHC ESOT from a financial standpoint.

8.10 Executive Employment Agreements. Multiband shall have executed and delivered Executive Employment Agreements for (at a minimum) J. Basil Mattingly, Henry E. Block, Bernard J. Schafer, Thomas A. Beaudreau, James L. Mandel, and Steven Bell in substantially the form attached hereto as Schedule 8.10 attached hereto, with only such changes as are approved by the Corporate Parties.

8.11 DTHC shall have been satisfied in its reasonable discretion with its due diligence review and inspections of the business, operations assets and records of the Multiband Parties with respect to the operation of the Multiband Parties and the transactions contemplated hereby; provided, however, that if DTHC does not deliver to the Multiband Parties a written notice of termination of this Agreement as a result of such due diligence review and the review of the Disclosure Schedules on or before the later of (a) the fifth day after final delivery of the Disclosure Schedules, or (b) seven (7) days prior to the Closing Date, then this condition shall be deemed to have been fulfilled.

SECTION 9.  Conditions to Obligation of Multiband to Effect the Merger

The obligation of Multiband to effect the Merger is subject to the satisfaction (or waiver by Multiband in its sole discretion) of the following further conditions:

9.1 The representations and warranties of DTHC set forth in this Agreement shall have been true and correct at and as of the date hereof (without giving effect to any DTHC Material Adverse Effect qualifications and other qualifications based on the word “material” or similar phrases set forth therein) and shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, except where the failure of such representations and warranties to be true and correct (without giving effect to any DTHC Material Adverse Effect qualifications and other qualifications based on the word “material” or similar phrases set forth therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a DTHC Material Adverse Effect. Multiband shall have received a certificate dated the Closing Date signed on behalf of DTHC by the President of DTHC to such effect.

63

9.2 DTHC shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Multiband shall have received a certificate signed on behalf of DTHC by the President or Chief Financial officer of DTHC to such effect.

9.3 There shall not have occurred any event, occurrence or change that has had, or would reasonably be expected to have, a DTHC Material Adverse Effect.

9.4 The third party consents set forth on Schedule 9.4 shall have been obtained.

9.5 Multiband shall have received the deliveries set forth in Section 3.2.

9.6 The DTHC Shareholders shall not exercise dissenters’ rights with respect to the Merger.

SECTION 10. Survival

The representations, warranties, covenants, and agreements included in this Agreement and in any certificate delivered pursuant hereto shall terminate on the Closing Date, except that the covenants and agreements set forth in Sections 2.8, 6., 7., 10., 12., 13., 14., 15., 16.4, 16.5, 16.6, and 16.22 of this Agreement shall survive the Closing.

SECTION 11. Termination

11.1. This Agreement may be terminated at any time by any Party:

11.1.1  Upon material breach of this Agreement by any other Party;

11.1.2  By the written agreement of Multiband and DTHC;

11.1.3  By Multiband, or DTHC, by written notice to the other Parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. P.S.T. on March 31, 2008, unless such date shall be extended by the mutual written consent of Multiband and DTHC; provided, however, that no Party may give such notice if its breach of this Agreement has precluded the consummation of this Agreement;

64

11.1.4  By a failure to satisfy fully any of the conditions precedent benefiting such Party at or prior to the Closing;

11.1.5  If the Multiband shareholders’ approval and/or the DTHC Shareholders’ approval shall not have been obtained at the Multiband shareholders’ meeting or the DTHC Shareholders’ meeting, respectively, or any adjournment or postponement thereof; or

11.1.6  If required regulatory approvals for the transactions contemplated by this Agreement have not been obtained or if conditions imposed on this Agreement by regulatory authorities are unacceptable in the reasonable judgment of any Party.

11.2 In the event of the termination of this Agreement pursuant to this Section 11., this Agreement shall be void, without any liability to any Party in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, attorneys, stockholders or shareholders except as set forth in Section 11.3; provided, however, that the provisions of Section 6.7, Section 11.3 and Sections 6., 7., 10., 13., and 16.4 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

11.3  Remedies. Any Corporate Party terminating this Agreement pursuant to Section 11.1 shall have the right to recover damages sustained by such Party as a result of any breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other Party to terminate the Agreement under Section 11.1.

SECTION 12. Securities Laws Compliance Procedures

12.1 Investment Intent. Multiband shall effectuate the issuance of the Multiband Shares in a private placement pursuant to Section 4(2) of the 1933 Act and the 1934 Act. The Parties acknowledge and agree that Multiband shall be entitled to receive from each DTHC Shareholder, as a condition to such issuance as a private placement pursuant to Section 4(2) of the Securities Act, a certificate in form and substance to be agreed upon by Multiband and each DTHC Shareholder. Such certificate shall acknowledge that each DTHC Shareholder is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Multiband which it deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Multiband Shares. Such certificate shall further acknowledge that each DTHC Shareholder will acquire the Multiband Shares for his, her or its own account, and not with a view to, or for resale in connection with any distribution or public offering thereof.

65

12.2 Multiband Shares Not Registered. The Multiband Shares to be issued in the Merger have not been registered under the 1933 Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the 1933 Act. Each shareholder of DTHC, by virtue of the Merger and the conversion into the Multiband Shares of the DTHC Shares held by each DTHC Shareholder, shall be bound by the provisions in this Section. The Multiband Shares may not be transferred or resold without (a) registration under the 1933 Act or any applicable state securities laws, or (b) an exemption from the registration requirements of the 1933 Act and applicable state securities laws. Although Rule 144 promulgated under the 1933 Act by the Securities & Exchange Commission (the "Commission") may permit sales at a future date provided such Rule remains in effect, in any event each Recipient may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Recipient has acquired such securities. Any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

SECTION 13. Further Assurances

The Parties agree to execute and deliver all such other instruments and take all such other action as any Party may reasonably request from time to time, before or after the Closing and without payment of further consideration therefor, in order to effectuate the transactions provided for herein. The Parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

SECTION 14. Designation of Agent

For convenience purposes only in connection with closing the transactions contemplated by this Agreement, the DTHC Shareholders (other than the DTHC ESOT) hereby irrevocably appoints David R. Johanson, not individually but solely in his capacity as the Corporate Secretary of DTHC (with full indemnification rights and a right of advancement from DTHC), as the DTHC Shareholder’s attorney-in-fact and agent (sometimes in this Agreement referred to as the “DTHC Shareholder’s Agent”) to take any action and to execute any documents on the DTHC Shareholder’s (except the DTHC ESOT’s) behalf with respect to this Agreement and the transactions provided for herein, including but not limited to the making and execution of any amendments to this Agreement (except amendments to this Section 14.), the giving and receipt of any notices pursuant hereto, the execution of any and all documents required to be executed in order to complete Closing hereunder, the acceptance of service of process in connection with any claim related to this Agreement and the compromise or settlement of any and all disputes which may hereafter arise pursuant to any provision of this Agreement or any matter or thing growing out of this Agreement or the transactions provided for herein. Such appointment shall, to the fullest extent permitted by the law, survive the death or incompetency of the DTHC Shareholder (except the DTHC ESOT). In the event of the incompetency, incapacity, bankruptcy, death or resignation of the DTHC Shareholder’s Agent, the DTHC Shareholder (except the DTHC ESOT) shall appoint a successor to serve in such capacity and shall give Multiband written notice of such appointment. Such appointment of a successor shall be irrevocable.

66

SECTION 15. Indemnity Against Brokerage Commissions and Finder’s Fees

The Parties hereby represent and warrant that there is no person or entity entitled to receive from any Party any brokerage commission or finder’s fee in connection with this Agreement or the transactions provided for herein, and each hereby indemnifies and agrees to hold the other Parties hereto harmless from and against any claim for brokerage commission or finder’s fee based on any retention or alleged retention of a broker or finder by such Party.

SECTION 16. Miscellaneous

16.1 Indulgences, Waivers, Etc. Neither the failure nor any delay on the part of any Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of such right, remedy, power of privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

16.2 Controlling Laws. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Minnesota, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Minnesota to the rights and duties of the Parties.

16.3 Public Announcements and Confidentiality. The Parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed prior to the Closing except to agents, representatives, counsel, accountants and consultants unless otherwise specifically provided in this Agreement or as required by law. None of the Parties hereto shall make any public disclosure of the terms of this Agreement prior to the Closing, except as required by law or mutually agreed to by the Corporate Parties, such requirement to be substantiated by a written opinion of counsel. The Parties shall endeavor to make only those press releases or other public disclosures as are required by law; provided, however, that no press release or other public disclosure prior to the Closing shall be made without a minimum of twenty-four (24) hours prior consultation with the other Parties.

67

16.4 Costs. Each Party shall be responsible for and bear all of its own costs and expenses incurred in connection with the Merger, including, without limitation, all accounting, legal, finder, broker and other fees and expenses.

16.5 Dispute Resolution.  Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or any other controversy arising out of this Agreement, including, without limitation, any state or federal statutory claims, shall be submitted to arbitration in St. Paul, Minnesota, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator (the “Arbitrator”) shall be selected from the American Arbitration Association, and the Arbitration shall be conducted in accordance with JAMS as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by the Parties in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the Parties hereto and may be enforced by any court of competent jurisdiction. The Parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law.

16.6 Applicable Law. This Agreement shall be governed in all respects by Minnesota law except as otherwise indicated herein.

16.7 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express or DHL or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Multiband/HoldCo:	Multiband Corporation
9449 Science Center Drive New Hope, Minnesota 55428 Attn: President

68

If to DTHC:	DirecTECH Holding Company, Inc.
33 W. 2nd Street, Suite 504 Maysville, KY 41056 Attn: Chairman of the Board

With a copy to:	Johanson Berenson LLP
Attorneys & Counselors at Law 1792 Second Street Napa, California 94559 Attn: David R. Johanson, Esq.

If to the DTHC
Shareholder (other than the:	Bas Mattingly Master, LLC
DTHC ESOT)	201 Edgemont Rd.
Maysville, KY 41056

Bernard J. Schafer Trust, LLC 2185 East Remus Road Mt. Pleasant, MI 48858

Building Blocks Family Trust, LLC 2185 East Remus Road Mt. Pleasant, MI 48858

David N. Wallingford 938 Jersey Ridge Road Maysville, KY 41056

Any Party may alter the address to which communications or copies are to be sent by giving notice of such changes of address to the other Parties in conformity with the provisions of this Section 16. for the giving of notice.

16.8 Exhibits and Schedules. All Exhibits and Schedules attached hereto are herby incorporated by reference into, and made a part of, this Agreement.

16.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.

16.10 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns, except that no Party may assign or transfer its rights or obligations under or interest in this Agreement without the prior written consent of the other Parties.

69

16.11 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party benefits upon any other person except as otherwise indicated in this Agreement.

16.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the Parties reflected hereon as the signatories. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing if the originally executed counterpart is delivered within a reasonable time thereafter.

16.13 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that any other provision may be invalid or unenforceable in whole or in part for any reason. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and unenforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

16.14 Entire Agreement. This Agreement, together with the related agreements referred to herein, contains the entire understanding among the Parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, including, without limitation, the Letter of Intent. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

16.15 Disclaimer of Representations. Except as expressly set forth in Sections 4. and 5. hereof and the Schedules referred to therein, the Parties have not made any representations or warranties to each other, and HoldCo, DTHC, and the DTHC Shareholder, individually and collectively, expressly acknowledge that they are not relying on any other information received from any other Party or its representatives (including, without limitation, any projections, forecasts or forward-looking information).

70

16.16 Amendments and Modifications. This Agreement may not be amended or modified other than by an agreement in writing signed by all of the Parties. Notwithstanding the foregoing, however, nothing shall preclude any two Parties from agreeing in writing to a modification of their rights and duties with respect to each other, but no such agreement shall be binding on Parties to this Agreement who have not consented in writing thereto.

16.17 Section and Paragraph Headings and Recitals. The Section and Paragraph headings in this Agreement and the recitals at the beginning of this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

16.18 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

16.19 Duty of Cooperation. Each Party shall cooperate in good faith with the other Parties generally, and in particular will make available, as the other Parties reasonably request, management decisions, liaison personnel, information, approvals and acceptances so that the other Parties may properly perform their obligations under this Agreement.

16.20 Time of the Essence. With regarding to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

16.21 Construction. The construction of this Agreement shall not take into consideration the Party(ies) who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. The Parties acknowledge that they were advised by competent counsel that each has chosen to represent such Party and each Party has had a full opportunity to comment upon and negotiate the terms of this Agreement. The language used in this Agreement is the language chosen by the Parties hereto to express their mutual intent as a result of arm’s length bargaining.

16.22 Exclusivity. Until March 31, 2008, the Parties shall not, directly or indirectly, through any representatives or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity relating to the acquisition of any of their shares of capital stock, their assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course of business).

[Signatures on next page]

71

Annex A-2

Wednesday, October 31, 2007
7:15 PM

HOLDCO:

HOLDCO,
a Minnesota corporation

By: ____________________
Its: President

MULTIBAND:

MULTIBAND CORPORATION
a Minnesota corporation

By: ____________________
Jim Mandel
Its: CEO

DTHC:

DIRECTECH HOLDING COMPANY, INC.,
a Delaware corporation

By: ____________________
Thomas A. Beaudreau
Its: President & CEO

DTHC SHAREHOLDERS:

BAS MATTINGLY MASTER, LLC,
a Delaware limited liability company

By: ____________________
J. Basil Mattingly
Its: Voting Member

By: ____________________
Bernard J. Schafer
Its: Voting Member

[Signatures continued on next page]

- 72 -

DirecTECH (3) Page 1

HOLDCO:	**HOLDCO,** a Minnesota corporation By: ______________________ ______________ Its: President
MULTIBAND:	**MULTIBAND CORPORATION** a Minnesota corporation By: ______________________ Jim Mandel Its: CEO
DTHC:	**DIRECTECH HOLDING COMPANY, INC.,** a Delaware corporation By: ______________________ Thomas A. Beaudreau Its: President & CEO
DTHC SHAREHOLDERS:	**BAS MATTINGLY MASTER, LLC,** a Delaware limited liability company By: ______________________ J. Basil Mattingly Its: Voting Member **BERNARD J. SCHAFER TRUST, LLC,** a Delaware limited liability company By: ______________________ Bernard J. Schafer Its: Voting Member

[Signatures continued on next page]

- 72 -

Oct 30 07 05:13p Basil Mattingly 606-5639479 p.3

HOLDCO: HOLDCO,
a Minnesota corporation

By: ______________________________
Its: President

MULTIBAND: MULTIBAND CORPORATION
a Minnesota corporation

By: ______________________________
Jim Mandel
Its: CEO

DTHC: DIRECTECH HOLDING COMPANY, INC.,
a Delaware corporation

By: ______________________________
Thomas A. Beaudreau
Its: President & CEO

DTHC SHAREHOLDERS: BAS MATTINGLY MASTER, LLC,
a Delaware limited liability company

By: ______________________________
J. Basil Mattingly
Its: Voting Member

By: ______________________________
Bernard J. Schafer
Its: Voting Member

[Signatures continued on next page]

- 72 -

HOLDCO:	**HOLDCO,** a Minnesota corporation By: ____________________ ____________ Its: President
MULTIBAND:	**MULTIBAND CORPORATION** a Minnesota corporation By: ____________________ Jim Mandel Its: CEO
DTHC:	**DIRECTECH HOLDING COMPANY, INC.,** a Delaware corporation By: ____________________ Thomas A. Beaudreau Its: President & CEO
DTHC SHAREHOLDERS:	**BAS MATTINGLY MASTER, LLC,** a Delaware limited liability company By: ____________________ **J. Basil Mattingly** Its: Voting Member **BERNARD J. SCHAFER TRUST, LLC,** a Delaware limited liability company By: ____________________ Bernard J. Schafer Its: Voting Member

[Signatures continued on next page]

- 72 -

Oct 31 2007 11:46AM Whiteville Farms 19885882051 p.1

NOV-01-2007 01:06 From: To:8170782266881 Page:2/4

BUILDING BLOCKS FAMLIY TRUST, LLC,
a Delaware limited liability company

By:
Henry E. Block
Its: Voting Member

David N. Wallingford

- 73 -

10-31-07; 8:04AM;JOHANSON BERENSON ;17072256681 # 2/ 3

BUILDING BLOCKS FAMLIY TRUST, LLC,
a Delaware limited liability company

By: ______________________________
Henry E. Block
Its: Voting Member

____
David N. Wallingford

- 73 -

Oct 31 07 12:13p Eileen Calvert 608-564-0846 p.2

Capital Group, Inc.
Members NASD, SIPC	Investment Bankers / Brokers

Annex B

OPINIONS OF SOURCE CAPITAL GROUP

In October 2007, Multiband Corporation (“Multiband” or “the Company”) retained Source Capital Group to render an opinion as to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband in the arrangement to merge the Company with DirecTECH Holding Company, Inc. (“the AGREEMENT”). On November 19, 2007, Source Capital Group delivered to the Board of Multiband its written opinion that, as of that date and based upon and subject to the assumptions and other matters described in the opinion, the consideration to be paid by Multiband pursuant to the Agreement was fair to the stockholders of Multiband from a financial point of view. The Source Capital Group opinions are addressed to the Board, relate only to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband as of their respective dates and do not constitute a recommendation to any Multiband stockholder as to how that stockholder should vote or act on any matter relating to the arrangement.

The complete text of the November 19, 2007 Source Capital Group opinion, which sets forth the assumptions made, matters considered, and limitations on and scope of the review undertaken by Source Capital Group, are attached to this proxy statement/prospectus. The summary of each Source Capital Group opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to such Source Capital Group opinion. Multiband stockholders should read the Source Capital Group opinions carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by Source Capital Group.

November 19, 2007 Opinion
Scope of the Assignment and Background

In arriving at its opinion, Source Capital Group reviewed, among other things:

•
A copy of the LOI between Multiband and DirecTECH Holding Company, Inc. dated July 6, 2007 and a copy of the definitive merger agreement between Multiband and DirecTECH Holding Company, Inc. dated October 31, 2007;

•	certain publicly available financial, business and operating information related to Multiband, including the Company’s recent form 8-K, 10-Q and 10-K filings with the SEC;

•
certain internal financial, operating and other data with respect to DirecTECH Holding Company prepared and furnished to Source Capital Group by the management of DirecTECH Holding Company and Multiband;

•
certain internal financial projections for DirecTECH Holding Company and Multiband, which were prepared for financial planning purposes and furnished to Source Capital Group by the management of DirecTECH Holding Company and Multiband;

•	certain financial, market performance, and other data of certain other public companies that Source Capital Group deemed relevant; and

•	such other information and factors that Source Capital Group deemed relevant for purposes of its opinion.

Source Capital Group also conducted discussions with members of the senior management of DirecTECH Holding Company and Multiband, including J. Basil Mattingly, DirecTECH’s Chairman of the Board, Tom Beaudreau, DirecTECH’s Chief Executive Officer, and James Mandel, Multiband’s Chief Executive Officer, relating to the financial condition, historical and current operating results, business and prospects of DirecTECH Holding Company. The financial information for 2006 and 2007 set forth in the following description is based on information supplied to Source Capital Group prior to DirecTECH Holding Company's completion of its audited financial statements for the year ended December 31, 2006 and the nine months ended September 30, 2007. Accordingly, such financial information may differ from the actual results reported by DirecTECH Holding Company for the year ended December 31, 2006 and the nine months ended September 30, 2007 and you are urged to read the audited consolidated financial statements of DirecTECH Holding Company for the year ended December 31, 2006 and the nine months ended September 30, 2007 and the notes related thereto, included elsewhere in this proxy statement/prospectus.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 2 of 10

In connection with its review and in arriving at its opinion, Source Capital Group relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information provided to it by DirecTECH Holding Company, or otherwise made available to it, and has not independently verified such information. The management of DirecTECH Holding Company advised Source Capital Group that they do not publicly disclose internal financial information of the type provided to Source Capital Group, and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. Moreover, DirecTECH Holding Company does not currently provide, nor has it ever provided, its financial projections to research analysts on Wall Street. Source Capital Group relied upon the assurances of the management of DirecTECH Holding Company that the information provided had been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, projections and other estimates and business outlook information, reflects the best currently available estimates and judgments of the management of DirecTECH Holding Company, is based on reasonable assumptions and that there is not (and the management of DirecTECH Holding Company or Multiband is not aware of) any information or facts that would make the information provided to Source Capital Group incomplete or misleading. Source Capital Group expressed no opinion as to such financial forecasts, projections and other estimates and business outlook information or the assumptions on which they are based. In arriving at its opinion, Source Capital Group relied upon DirecTECH Holding Company’s and Multiband’s estimates relating to certain financial, strategic, and operational benefits from the arrangement and has assumed that such benefits will be realized at the times and in the amounts specified by DirecTECH Holding Company and Multiband.

Source Capital Group has relied on advice of the outside counsel to Multiband and on the assumptions of the management of Multiband and DirecTECH Holding Company, as to all accounting, legal, tax and financial reporting matters with respect to DirecTECH Holding Company. Source Capital Group did not: (i) determine or consider the potential impact of becoming a reporting company under the Exchange Act on the financial condition of DirecTECH Holding Company; or (ii) undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims, or other contingent liabilities to which DirecTECH Holding Company or any of its affiliates is a party or may be subject, and therefore did not consider the possible assertion of claims, outcomes or damages arising out of any such matters. For the purpose of its opinion, Source Capital Group assumed that neither DirecTECH Holding Company nor Multiband is party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, divestiture or spin-off other than the arrangement. Source Capital Group expressed no opinion regarding whether the necessary approvals or other conditions to the consummation of the arrangement will be obtained or satisfied.

In arriving at its opinion, Source Capital Group did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of DirecTECH Holding Company, and was not furnished with any such appraisals or valuations. The analyses performed by Source Capital Group in connection with its opinion were going-concern analyses, and as such Source Capital Group expressed no opinion regarding the liquidation value of any entity. Further, its opinion is based on economic, monetary and market consideration as they exist and can be evaluated as of the date of the opinion and it assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after the date of the opinion.

In connection with rendering its opinion, Source Capital Group was not requested to and did not participate in the negotiation or structuring of the arrangement. The arrangement consideration was determined through arm’s length negotiations between Multiband and DirecTECH Holding Company and not by Source Capital Group. No limitations were imposed by Multiband on Source Capital Group with respect to the investigations made or procedures followed by Source Capital Group in rendering its opinion.

Source Capital Group’s opinion is necessarily based upon the information that was provided to it and facts and circumstances as they existed on the date of the opinion and events occurring after the date thereof could materially affect the assumptions used in preparing the opinion. Source Capital Group did not express any opinion as to the prices at which shares of Multiband or related securities may trade following announcement of the arrangement or at any future time.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 3 of 10

Source Capital Group was not requested to opine as to, and their opinion does not address, the basic business decision to proceed with or effect the arrangement, the merits of the arrangement relative to any alternative transaction or business strategy that may be available to Multiband. Source Capital Group expressed no opinion as to whether any alternative transaction might produce consideration for the stockholders of Multiband in excess of the amount contemplated in the arrangement.

In preparing its opinion, Source Capital Group performed a variety of financial and comparative analysis. The following paragraphs summarize the material financial analyses performed by Source Capital Group in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Source Capital Group. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Source Capital Group, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to November 19, 2007, and is not necessarily indicative of current or future market conditions.

Market Trading Analysis

Source Capital Group reviewed the average daily closing price of Multiband’s common stock for each quarterly period during the fiscal year ended December 31, 2006 and for the nine months ended September 30, 2007. The average daily closing price of Multiband’s common stock increased 16% from $3.00 during the fourth quarter ended December 31, 2005 to a high of $3.51 during the third quarter ended September 30, 2007. However, following the announcement of the planned merger between Multiband and DirecTECH Holding Company on July 18, 2007, the average daily closing price of Multiband common shares had dropped to a low $2.51 as of September 29, 2007. We believe the decline of Multiband’s market value subsequent to the letter of intent (LOI) announcement was likely based upon the uncertainty of the combined entities’ value post merger. Specifically, the market had no idea what the dilution to existing shareholders would be and built in a discount for conservativeness. Subsequently, Multiband and DirecTECH Holding Company executed a definitive merger agreement on October 31, 2007. Multiband common stock recovered substantially from prior quarter lows and traded to $3.26 as of the market’s close on November 19, 2007. We believe the recent recovery of Multiband’s market value subsequent to the definitive agreement announcement was based upon the increased certainty of the combined entities’ value post merger. Specifically, the market was able to rationally analyze the merits of the transaction and felt comfort in the increased certainty of the transaction being consummated.

Public Comparable Companies Analysis

This method applies the comparative public market information of companies comparable to DirecTECH Holding Company (“Comparable Group”). The methodology assumes that companies in the same industry share similar markets. The potential for revenue and earnings growth is usually dependent upon the characteristics of the growth rates of these markets, and companies in the same industry experience similar operating characteristics. The underlying components in the comparable company analysis assume the companies are ongoing concerns.

Using publicly available information, Source Capital Group compared selected financial data of DirecTECH Holding Company with similar data of selected publicly traded outsourced-services companies considered by Source Capital Group to be comparable to DirecTECH Holding Company. Since DirecTECH Holding Company provides installation, integration and fulfillment services to the home, Source Capital Group examined other outsourced-services which touch consumers in the home as well as enterprises, including: telecom/cable services, electrical services, customer care services, and other contract services and other contract services. Source Capital Group did not analyze every publicly traded outsourced-services company, but selected the following list of companies which Source Capital Group deemed to be representative of each of the four sub-sectors listed above:

•	Wireline Telecom/Cable Services: 180 Connect, Dycom and MasTec;

•	Customer Care and Enterprise Networking: Black Box;

•	Wireless Telecom Infrastructure Services: WPCS and Kratos;

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 4 of 10

•	Cable Installation and Bundled Services: MDU Communications;

These companies collectively are the “Comparable Companies.” Source Capital Group identified these companies as the Comparable Companies because, in their opinion, these companies were the most similar to DirecTECH Holding Company in terms of business and operating models, size and services they provide. Specifically, each of these companies is outsourced service suppliers to third parties with the end user of such services being consumers and enterprises. Although such companies were considered similar for purposes of Source Capital Group’s analysis, none of the companies have the same management, makeup, size or combination of business as DirecTECH Holding Company. In addition, Source Capital Group examined two additional publicly traded outsourced-services companies, Charys Holding Corp. and Volt Information Services, that it determined to exclude from its analysis due to the lack of similar technology services incorporated into the companies’ business solutions.

Source Capital Group analyzed the following financial data for each of the Comparable Companies: (1) the “enterprise value” (“EV”) defined as common stock market value (the number of fully-diluted shares outstanding multiplied by the closing price of the common stock), plus total debt and preferred stock, less cash as a multiple of (i) revenues for the calendar year 2008 for which estimates have been furnished by IBES, management or Source Capital estimates, and (ii) earnings before interest, taxes and depreciation and amortization (“EBITDA”) for the calendar year 2008 for which estimates have been furnished by IBES, management or Source Capital estimates. Source Capital Group performed valuation analyses by applying certain market trading statistics of the Comparable Companies to the historical and estimated financial results of DirecTECH Holding Company. As of the market’s close on November 19, 2007, the Comparable Companies were trading at the following median valuation multiples:

		Market Valuation			30% Discounted Valuation
Public Median Valuation Metric	DirecTECH Holding Company Metric	Median Public Multiples	Implied DirecTECH Holding Company Ent. Val. (MM)	Implied DirecTECH Holding Company Equity Val. (MM)	Discounted Public Multiples	Implied DirecTECH Holding Company Ent. Val. (MM)	Implied DirecTECH Holding Company Equity Val. (MM)
EV / 2008E revenues	0.28x	0.76x	184.1	196.6	0.7x	128.9	137.6
EV / 2008E EBITDA	5.65x	8.48x	103.1	115.7	7.6x	72.2	80.1
Mean			143.6	156.2		100.6	108.9

*
Based on information supplied to Source Capital Group prior to the completion by DirecTECH Holding Company of its audited financial statements for the year ended December 31, 2006 and the nine months ended September 30, 2007.

**
Fully-diluted shares outstanding calculation assumes the exercise of all convertible securities including convertible debentures, options and warrants. The calculation for Net Debt includes cash from the strike-price proceeds of all outstanding convertible debentures, options and warrants.

***	Excludes one-time credits and charges.

As a result of these valuation analyses, Source Capital Group derived an average implied market value of approximately $156.2 million for DirecTECH Holding Company’s common shares, compared to the arrangement consideration of $80.0 million as per the terms of the company’s definitive merger agreement dated October 31, 2007. The range of values for the analyses was $115.7 million to $196.6 million.

The scale of DirecTECH Holding Company in 2008, as measured by projected annual revenues of roughly $243 million, is lower than the Comparable Companies’ median projected revenues $698 million. In addition, DirecTECH Holding Company’s current EBITDA margins of 3.0% are lower than the median of the Comparable Companies which is 4.8%. Source Capital Group analysis illustrates the significant operating leverage in outsourced-services companies which comes from size and scale as well as diversification of product offerings. Source Capital Group concluded that DirecTECH Holding Company would command a valuation of approximately a 30 percent discount to the median trading multiple of the Comparable Companies because DirecTECH Holding Company had a lower revenue base, lower EBITDA margins, and a narrow product offering. Using this assumption, Source Capital Group derived an average implied market value of approximately $108.9 million for DirecTECH Holding Company’s common shares, compared to the arrangement consideration of $80.0 million as per the terms of the company’s definitive agreement dated October 31, 2008. The range of values for the analyses was $80.1 million to $137.6 million, illustrating that management’s offer is inline with industry multiple ranges.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 5 of 10

Integrated Contractors - November 19, 2007
(Dollars in millions)	BBOX	CNCT	DY	KTOS	MDTV	MTZ	WPCS	MEDIAN	DirecTECH

INCOME DATA (quarter ending)	Sep-07	Jun-07	Jul-07	Sep-07	Jun-07	Sep-07	Jul-07		Sep-07
Revenues	$260.6	$102.5	$317.3	$47.5	$4.0	$266.9	$21.8	$157.2	$57.9
Gross profit	95.6	12.6	64.3	9.2	2.2	36.0	6.6	22.6	13.5
Operating expenses:
Selling, general & administrative	65.3	4.1	21.8	8.2	2.2	15.7	4.0	11.9	11.7
EBITDA	30.3	8.6	42.5	1.0	0.0	20.3	2.6	10.6	1.7
Depreciation & amortization	4.7	4.0	15.8	1.7	1.3	4.3	0.5	3.0	0.4
Stock based comp and other	1.4	0.2	1.5	6.5	0.2	1.1	0.0	1.3	0.2
Total operating expenses	71.5	8.3	39.1	16.4	3.7	21.0	4.6	18.7	12.3
EBIT	24.2	4.3	25.1	(7.2)	(1.5)	14.9	2.0	6.7	1.2
EBT	18.1	(8.6)	23.6	(7.1)	(1.7)	13.0	2.1	5.6	0.2
Net income to common	$11.310	($8.8)	$14.5	($7.5)	($1.7)	$11.9	$1.3	$5.1	$0.2

BALANCE SHEET DATA
Cash, & cash equivalents	$18.2	$12.8	$18.9	$6.2	$0.3	$133.1	$22.0	$12.5	$21.0
Current assets	375.7	90.8	292.4	69.4	2.4	385.1	46.9	180.9	60.2
Property, plant & equipment, net	35.8	31.4	164.5	4.8	20.1	73.5	5.4	46.8	3.8
Intangible and other assets	702.7	36.2	332.8	157.3	3.8	248.4	22.5	202.8	5.9
Total assets	1,114.2	158.4	789.8	231.5	26.3	707.0	74.7	469.2	69.9

Current liabilities	239.9	106.4	127.3	66.5	2.6	209.4	14.8	96.9	57.7
Long-term debt	230.3	18.7	163.5	-	7.3	191.3	4.5	85.4	25.0
Other long-term obligations	20.4	16.0	54.4	6.2	0.3	-	1.1	3.3	0.2
Total liabilities	490.6	141.1	345.1	72.7	10.3	400.8	20.3	208.9	83.0
Stockholders' equity	$623.6	$17.3	$444.6	$158.8	$16.0	$306.2	$54.4	$232.5	($13.1)

SHARE DATA
Shares outstanding	17.7	49.7	41.0	74.2	51.6	66.8	7.1	59.2	24.9
Price	$36.24	$1.85	$25.85	$1.96	$0.42	$9.45	$10.51	$5.71	$3.26

MARGIN ANALYSIS
Gross margin	36.7%	12.3%	20.3%	19.3%	55.4%	13.5%	30.4%	19.8%	23.3%
EBITDA margin	11.6%	8.3%	13.4%	2.0%	0.4%	7.6%	11.8%	4.8%	3.0%
Operating margin	9.3%	4.2%	7.9%	-15.2%	-37.6%	5.6%	9.4%	-4.8%	2.0%
EBT margin	6.9%	-8.4%	7.4%	-14.9%	-43.6%	4.9%	9.8%	-5.0%	0.4%
Net margin	4.3%	-8.6%	4.6%	-15.8%	-43.6%	4.5%	5.8%	-5.7%	0.4%

LEVERAGE ANALYSIS
Current ratio	1.6x	0.9x	2.3x	1.0x	0.9x	1.8x	3.2x	1.4x	1.0x
Long-term debt / total assets	20.7%	11.8%	20.7%	0.0%	28.0%	27.1%	6.0%	23.9%	35.8%
Long-term debt / total capitalization	26.4%	16.9%	13.4%	0.0%	25.3%	23.2%	5.6%	18.3%	23.6%

SCALE
Market capitalization	$640.8	$91.9	$1,060.0	$145.4	$21.7	$631.7	$74.5	$388.6	$81.3
Total capitalization	$871.2	$110.6	$1,223.5	$145.4	$29.0	$823.0	$78.9	$484.2	$106.3
Enterprise value	$852.9	$97.8	$1,204.6	$139.2	$28.7	$690.0	$56.9	$414.6	$85.3

VALUATION ANALYSIS
2008E revenues	$1,000.0	$410.1	$1,340.0	$275.6	$15.8	$1,120.0	$107.1	$697.8	$243.0
EV / 2008E revenues	0.85x	0.24x	0.90x	0.51x	1.82x	0.62x	0.53x	0.76x	0.35x
YoY revenue growth (2007-2008)	3.9%	14.0%	9.4%	15.6%	25.0%	9.8%	11.1%	12.7%	5.0%
2008E EBITDA	$121.1	$34.2	$169.9	$3.9	$0.1	$81.3	$10.3	$42.6	$12.1
EV / 2008E EBITDA	7.04x	2.86x	7.09x	36.01x	NM	8.48x	5.51x	8.48x	7.02x

PERFORMANCE ANALYSIS
Annualized revenue / employee	$347,507	$86,334	$116,460	$63,333	$152,154	$115,276	$241,729	$115,868	$77,135
EBITDA / SG&A	$1.85	$8.44	$7.79	$0.47	$0.03	$5.19	$2.55	$2.83	$1.03
Return on Equity (ROE)	1.8%	-50.6%	3.3%	-4.7%	-10.8%	3.9%	2.3%	-0.7%	-1.6%

COMPANY INFORMATION
Employees	3,000	4,750	10,899	3,000	104	9,260	361	6,130	3,000

Note: Restructuring or other non-recurring credits and charges are excluded for all companies.

Source: Company reports, IBES, Source Capital Group.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 6 of 10

Comparable Company Performance

Source Capital Group reviewed key financial performance measures of Dycom, MasTec and 180 Connect, the only direct publicly traded competitors of DirecTECH Holding Company, to those of DirecTECH Holding Company from January 1, 2005 through projected December 31, 2008. The financial performance measurements analyzed were the year-over-year revenue growth rates, EBITDA margins and adjusted EBITDA margins. Source Capital Group noted that 5% projected annual revenue growth of DirecTECH Holding Company is lower than the projected annual revenue growth of Dycom (9.4%) and MasTec (9.8%). Additionally, DirecTECH Holding Company’s projected 2008 EBITDA margins of 5% were lower that Dycom and MasTec. DirecTECH Holding Company’s lower revenue growth rate is explained by the fact that it is a narrower company with significant reliance on DirecTV for business and limited expansion opportunities. Dycom and MasTec have superior EBITDA margins due their greater size and scalability. Meanwhile, we note that DirecTECH Holding Company’s financial performance mirrors that of 180 Connect, another pure-play provider of home installation services for DirecTV that recently merged with a public “shell” corporation called Ad.Venture Partners, Inc. (a SPAC - special purpose acquisition company) to obtain liquidity and a listing on a U.S. securities exchange. Following the merger between Multiband and DirecTECH Holding Company, the combined companies will not be directly comparable to any of these entities due to the marriage of Multiband’s bundled service offering to MDUs and MTUs to DirecTECH Holding Company’s substantial installation and integration capabilities geared to the consumer and enterprise markets. We would expect revenue and EBITDA performance of the combined companies to improve materially as a result of the merger.

Merger and Acquisition Transaction Analysis

Source Capital Group reviewed certain publicly available information including several selected merger and acquisition transactions from January 1, 2002 to September 30, 2007 involving outsourced-services companies (the “Comparable Transactions”). Any transaction less than $5 million in transaction value was excluded from the analysis. Source Capital Group screened for transactions using Capital IQ and reviewed the public filings and press releases of each transaction to determine the comparability of the target company to DirecTECH Holding Company. The criteria used in determining the comparability of such target companies to DirecTECH Holding Company included company size, companies which outsource contract services, specialty contractors, and companies offering services which touch the home or enterprise.

Of particular interest were MasTec’s February 2006 acquisition of Digital Satellite Services, Inc. for $26 million; Quanta Services’ August 2007 acquisition of Infrasource for roughly $1.5 billion; and Ad.Venture Partners’ September 2007 acquisition of 180 Connect.

Information reviewed in the selected merger and acquisition transactions consisted of, if available, EV divided by, if available, LTM net revenues and LTM EBITDA, as of the time of the announcement of the acquisition. Source Capital Group noted that the median EV multiples for the Comparable Transactions were 1.0x annualized revenues and 10.0x annualized EBITDA. Utilizing an average of the median multiples paid in these merger and acquisition transactions applied to DirecTECH Holding Company’s 3Q07 results, Source Capital Group derived an implied $150.6 million enterprise value for DirecTECH Holding Company.

Discounted Cash Flow Analysis

Source Capital Group reviewed the discounted cash flow (DCF) methodology, which assumes that the present value of the common stock is equal to the sum of the present value of the projected available cash flow streams to the equity holders and the terminal value of the equity.

Using financial projections furnished by DirecTECH Holding Company’s management on November 16, 2007 for the five years ending December 30, 2007 through 2011, Source Capital Group calculated projected cash flow available for distributions, and DirecTECH Holding Company’s projected future values of DirecTECH Holding Company’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x, and 8.0x to DirecTECH Holding Company’s projected EBITDA for the year ending December 31, 2011. In determining the appropriate EBITDA multiple for use in calculating DirecTECH Holding Company’s projected future equity value, Source Capital Group reviewed, among other things, the multiples at which public companies Source Capital Group deemed comparable to DirecTECH Holding Company historically trade as well as the multiples observed in historical mergers and acquisition transactions deemed relevant by Source Capital Group. The public companies and comparable transactions used for purposes of this analysis were the same as the Comparable Companies and Comparable Transactions used for purposes of the Public Comparable Companies Analysis, Comparable Company Performance and Merger and Acquisition Transaction Analysis discussed above. Source Capital Group discounted these valuations due to the relative smaller size and scale of DirecTECH Holding Company in determining an appropriate multiple range and then projected future values of DirecTECH Holding Company’s common stock by applying assumed EBITDA multiples of 6.0x, 7.0x and 8.0x to DirecTECH Holding Company’s projected EBITDA for the year ending December 31, 2011. The projected future values were then discounted using a range of discount rates of 20.0% to 30.0%, which yielded an implied range of discounted enterprise present values of $84.5 million to $143.2 million, with an average of $113.9 million. A weighted average cost of capital calculation of 25.0% is appropriate for DirecTECH Holding Company, in our opinion, as it assumes a small company risk premium and a risk premium for customer concentration risk. Source Capital Group arrived at the discount rate of 25.0% based on its belief that there is up to an additional 5% of small company risk and up to an additional 5% of customer concentration risk associated with DirecTECH Holding Company relative to its larger peers, including Dycom and MasTec.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 7 of 10

In determining the discount rates used in the discounted present value analysis, Source Capital Group noted, among other things, factors such as inflation, prevailing market interest rates, the inherent business risk and rates of return required by investors. In determining the appropriate EBITDA multiple used in calculating DirecTECH Holding Company’s projected future equity value, Source Capital Group noted, among other things, the multiples at which public companies which Source Capital Group deemed comparable to DirecTECH Holding Company historically traded, and the multiples observed in historical mergers and acquisition transactions which Source Capital Group deemed relevant.

General Disclosure Regarding both Opinions

No company, transaction or business used in the analyses described above as a comparison is identical to Multiband, DirecTECH Holding Company or the arrangement. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the arrangement, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summaries set forth above do not purport to be a complete description of the analyses performed by Source Capital Group in connection with the rendering of its opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Source Capital Group believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinions. Source Capital Group did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

Under the terms of Multiband’s engagement letter with Source Capital Group, Multiband paid a nonrefundable fee of $30,000 to Source Capital Group for rendering the initial Source Capital Group opinion. In addition, Multiband agreed to reimburse preapproved legal expenses and other fees incurred by Source Capital Group in connection with providing the fairness opinion. Multiband also agreed to indemnify Source Capital Group against certain liabilities relating to or arising out of services performed by Source Capital Group in rendering its opinion.

As part of its investment banking services, Source Capital Group is regularly engaged in the evaluation of businesses and their securities in connection with arrangements and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Source Capital Group was retained by the Board to render an opinion in connection with the arrangement based on Source Capital Group’s experience as a financial advisor in mergers and acquisitions.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 8 of 10

Conclusion

In October 2007, Multiband Corporation (“Multiband” or “the Company”) retained Source Capital Group to render an opinion as to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband in the arrangement to merge the Company with DirecTECH Holding Company, Inc. (“the AGREEMENT”). Based on a consideration of 24,930,800 Multiband common shares to be paid to DirecTECH Holding Company, Inc. as consideration for this merger and the closing price for Multiband common shares on November 19, 2007 of $3.26, this suggests an equity value and enterprise value for DirecTECH Holding Company, Inc. of $81.3 million and $85.3 million, respectively. Source Capital Group used a variety of analytical methods to assess the fairness to Multiband shareholders of the price ascribed to DirecTECH Holding Company, Inc. including 1) relative value analysis versus industry comparable companies, 2) analysis of multiples paid for similar companies in merger and acquisition transactions over the past few years, and 3) discounted cash flow (DCF) analysis of DirecTECH Holding Company, Inc.’s EBITDA projections from 2007-2011.
Based upon and subject to the foregoing and such other factors as we consider relevant, Source Capital Group is of the opinion that the Purchase Consideration to be paid for the Target by the Company, as per the terms of the AGREEMENT, is fair to the Company from a financial point of view.

Copy of Opinion Letter Delivered to Multiband’s Board of Directors

November 19, 2007
Board of Directors
Multiband
9449 Science Center Drive
New Hope, MN 55428

Dear Directors:

The Board of Directors (the “Board of Directors”) of Multiband Corporation (the “Company”) has engaged Source Capital Group (“SCG”) as its independent financial advisor in connection with a contemplated transaction (the “Proposed Transaction”), as described below. Specifically, SCG has been engaged to provide an opinion as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in the Proposed Transaction. Previously, SCG has not provided financial advisory services to the Company.

About Source Capital Group

SCG is a leading provider of independent financial advisory and investment banking services, supporting client needs principally in areas of capital raising, valuation, mergers and acquisitions, financial restructurings and disputes. Specifically, our services include fairness opinions, transaction advisory services, restructuring advisory, financial reporting and public and private placement of equity and debt capital. SCG employs approximately 150 professionals in several offices nationwide serving clients in the United States, Europe and Asia.

Description of the Proposed Transaction

The Proposed Transaction involves an acquisition by the Company of the assets of DirecTECH Holding Company for a combination of cash, Multiband common stock and assumption of specified liabilities, subject to adjustments as provided in the Asset Purchase Agreement (the “Purchase Consideration”).

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 9 of 10

Scope of Analysis

In connection with our Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. SCG also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. We also discussed with senior management and executive officers of the Company the history, current operations, assets and liabilities, and probable future outlook of the Target. Our due diligence with regards to the Proposed Transaction included, but was not limited to, discussions with management of Multiband and DirecTECH Holding Company and a review of the following items:

1.	The Letter of Intent to merge Multiband with DirecTECH Holding Company dated July 6, 2007;

2.	The Definitive Merger Agreement between Multiband and DirecTECH Holding Company dated October 31, 2007;

3.	The DirecTECH Holding Company ESOP plan valuation of the Company;

4.	SEC filings of Multiband Corp. and of identified comparables to DirecTECH Holding Company;

5.	Other relevant draft documents related to the Proposed Transaction;

6.	The Target’s draft audited financial statements for the years ended December 31, 2005 through 2006 and the nine months ended September 30, 2007;

7.	Financial projections for the Target delivered by the Company for the fiscal years ending December 31, 2007 through 2011;

8.	An executive summary of the merits of the transaction prepared by Multiband management;

9.	Other operating and financial information provided to us by the Company and the target; and

10.	Certain other relevant, publicly available information, including economic, industry, and investment information.

Assumptions, Qualifications and Limiting Conditions

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, SCG:

1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Company, and did not attempt to independently verify such information;

2.
Assumed that any estimates, evaluations and projections (financial or otherwise) furnished to SCG were reasonably prepared and based upon the last currently available information and good faith judgment of the person or persons furnishing the same;

3.	Assumed that information supplied and representations made by the Company management are substantially accurate regarding the Target, the Company and the Proposed Transaction;

4.	Assumed that the final versions of all documents reviewed by us in draft form (including, without limitation, the Asset Purchase Agreement) conform in all material respects to the drafts reviewed;

5.
Assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company on all legal matters with respect to the Proposed Transaction and assumed all procedures required by law to be taken in connection with the Proposed Transaction have been, or will be, duly, validly and timely taken and that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations;

6.
Assumed that all representations and warranties of each party to the Asset Purchase Agreement are true and correct and that each party will perform all covenants and Agreements required to be performed by such party;

7.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Asset Purchase Agreement, without any amendments thereto or any waivers of any terms or conditions thereof;

8.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company, the Target or the expected benefits of the Proposed Transaction; and

9.	Assumed that none of the items in the Disclosure Schedule to the Asset Purchase Agreement would have a material financial impact on the Company or the Target.

In our analysis and in connection with the preparation of our Opinion, SCG has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which our Opinion is based proves to be untrue in any material respect, the Opinion cannot and should not be relied upon. Neither the Board of Directors nor Company management placed any limitation upon SCG with respect to the procedures followed or factors considered by SCG in rendering its Opinion.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Source Capital Group, Inc.	Page 10 of 10

In connection with our Opinion, SCG did not make any independent evaluation of the Company’s solvency, or perform an appraisal or physical inspection of any of the Company’s or Target’s specific assets or liabilities (contingent or otherwise). SCG has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or Target’s credit worthiness, tax advice or accounting advice. SCG expresses no opinion as to the prices at which the Company’s shares will trade at any time.

SCG has prepared the Opinion effective as of November 19, 2007. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and SCG disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of SCG after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, SCG reserves the right to change, modify or withdraw the Opinion.

The basis and methodology for the Opinion have been designed specifically for the Board of Directors in connection with its consideration of the Proposed Transaction. The Opinion is not a recommendation as to how any shareholder should vote or act with respect to any matters relating to the Proposed Transaction (including, without limitation, with respect to the exercise of rights to convert the Company shares into cash). Further, we have not been requested to opine as to, and the Opinion does not in any manner address, the underlying business decision of the Company to engage in the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any alternative business transaction or strategy (including, without limitation, a liquidation of the Company after not completing a business combination transaction within the allotted time). The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. This letter should not be construed as creating any fiduciary duty on SCG’s part to any party.

The Opinion may be included in its entirety in any proxy statement distributed to shareholders of the Company in connection with the Proposed Transaction or other documents required by law or regulation to be filed with the SEC, and you may summarize or otherwise reference the existence of the Opinion in such documents, provided that any such summary or reference language shall be subject to prior approval by SCG. Said approval shall not be unreasonably withheld. Except as described above, without our prior consent, the Opinion may not be quoted or referred to, in whole or in part, in any written document or used for any other purpose.

Conclusion

In October 2007, Multiband Corporation (“Multiband” or “the Company”) retained Source Capital Group to render an opinion as to the fairness, from a financial point of view, to the stockholders of Multiband of the consideration to be paid by Multiband in the arrangement to merge the Company with DirecTECH Holding Company, Inc. (“the AGREEMENT”). Based on a consideration of 24,930,800 Multiband common shares to be paid to DirecTECH Holding Company, Inc. as consideration for this merger and the closing price for Multiband common shares on November 19, 2007 of $3.26, this suggests an equity value and enterprise value for DirecTECH Holding Company, Inc. of $81.3 million and $85.3 million, respectively. Source Capital Group used a variety of analytical methods to assess the fairness to Multiband shareholders of the price ascribed to DirecTECH Holding Company, Inc. including 1) relative value analysis versus industry comparable companies, 2) analysis of multiples paid for similar companies in merger and acquisition transactions over the past few years, and 3) discounted cash flow (DCF) analysis of DirecTECH Holding Company, Inc.’s EBITDA projections from 2007-2011.
Based upon and subject to the foregoing and such other factors as we consider relevant, Source Capital Group is of the opinion that the Purchase Consideration to be paid for the Target by the Company, as per the terms of the AGREEMENT, is fair to the Company from a financial point of view.

Respectfully submitted,

SOURCE CAPITAL GROUP, INC.

276 Post Road West • Westport, CT 06880  • 203 341-3500 • 800 882-2889 • Fax 203 341-3515

Annex C

Fairness Opinion

DirecTECH Holding Company, Inc. and Multiband Corporation

November 29, 2007

SHAREHOLDER STRATEGIES, INC.
306 East Jefferson Street
Charlottesville, VA 22902
(434) 984-0474

SHAREHOLDER STRATEGIES, INC.
306 EAST JEFFERSON STREET
CHARLOTTESVILLE, VIRGINIA 22902

TELEPHONE (434) 984-0474
FACSIMILE (434) 984-5757

November 29, 2007

Board of Directors
DirecTECH Holding Company, Inc.
33 West Second Street, Suite 504
Maysville, KY 41056

Dear Members of the Board of Directors:

Shareholder Strategies, Inc. ("SSI"), a Virginia corporation and an independent financial consulting firm, has been engaged by the Board of Directors of DirecTECH Holding Company, Inc. ("DTHC" or the "Company") to serve as their financial advisor in conjunction with a proposed transaction (the "Transaction"). In the Transaction, the Company would merge with Multiband Holdco, Inc., a Delaware corporation ("Holdco"), a wholly-owned subsidiary of Multiband Corporation, a Minnesota corporation ("Multiband"), with DTHC as the surviving entity. The Company would thus become a wholly-owned subsidiary of Multiband. The Transaction is defined in that certain Agreement and Plan of Merger dated October 31, 2007 (the "Merger Agreement"). The Merger Agreement specifies that DTHC's stockholders will receive 24.9308 (as adjusted pursuant to the Merger Agreement) newly-issued shares of Multiband Common Stock for each share of DTHC Common Stock owned on the Closing Date. The Company has requested that SSI render an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the DTHC stockholders in the Transaction and of the Transaction as a whole. The fee for SSI's financial advisory services does not depend in any way upon the conclusions reported. This appraisal and fairness opinion is subject to the limiting conditions below.

DirecTECH Holding Company, Inc. Board of Directors
November 29, 2007
Page Two

Limiting Conditions

The possession of this opinion letter and/or the accompanying report, or copies thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone other than the party to whom it is addressed for the purpose intended without the prior written consent of SSI, which consent shall not be unreasonably withheld, and in any event only with proper attribution and only in its entirety; provided, however, that SSI has agreed to (1) allow Multiband to attach this opinion letter and accompanying report to a Form S-4 Joint Proxy Statement/Prospectus that Multiband is scheduled to file with the Securities and Exchange Commission on November 30, 2007, and for this opinion letter and report to be distributed publicly as provided for in connection with the Form S-4 Joint Proxy Statement/Prospectus, and (2) permit Multiband and DTHC to attach this opinion letter and accompanying report to a Notification and Report Form for Certain Mergers and Acquisitions that will be filed with the U.S. Department of Justice and the Federal Trade Commission on November 30, 2007.

SSI is acting in an independent capacity in the preparation of this opinion letter and accompanying report. SSI owns no shares of capital stock in the Company or Multiband, nor do its associates serve as officers of either company or as members of their Boards of Directors. SSI has acted neither as a fiduciary nor as an investment advisor in performing its services on behalf of DTHC. For legal, tax or accounting advice, please consult an appropriate professional.

Shareholder Strategies, Inc.

Shareholder Strategies, Inc.

DirecTECH Holding Company, Inc.

Company

History and Background

DirecTECH Holding Company, Inc., a Delaware corporation ("DTHC"), is comprised of subsidiaries that install and service DirecTV, Inc. ("DirecTV") systems. DTHC has the exclusive fulfillment (installation and maintenance) contract for DirecTV for its territory (all or part of 14 states ranging from Texas to Maine). As such, DTHC is a Home Service Provider ("HSP") for DirecTV. Headquartered in Maysville, Kentucky, DTHC came into being as the result of a corporate reorganization of four regional DirecTV HSPs. These include DirecTECH Delaware, Inc., a Delaware corporation (formerly DirecTECH, Inc.), DirecTECH Southwest, Inc., a Louisiana corporation (formerly Comm-Craft, Inc.), JBM, Inc., a Kentucky corporation, and Michigan Microtech, Inc., a Michigan corporation.

DirecTech Southwest, Inc. ("DTSW") was founded in 1983 under the name "Comm-Craft, Inc." It changed its name to "DirecTECH Southwest, Inc." in 2004. DTSW was headquartered in Winnfield, Louisiana, and its principal owner originally was Woody D. Bilyeu, who is no longer with the company. DTSW's territory includes Louisiana, Tennessee, Kentucky and Texas.

JBM, Inc. ("JBM") was founded in 1995 and adopted the assumed business name of "Primestar of the Bluegrass" in 1998. In 2002, JBM changed its assumed business name to "Bluegrass Satellite and Security", which is still in use. Headquartered in Maysville, Kentucky, JBM's principal owner originally was J. Basil Mattingly, and its territory includes Iowa, Illinois, Indiana, Kentucky and Ohio.

Michigan Microtech, Inc. ("MMT") was founded in 1985 and is headquartered in Mt. Pleasant, Michigan. Its territory includes the lower peninsula of Michigan. MMT's principal owners originally were Bernard J. Schafer and Henry E. Block.

SHAREHOLDER STRATEGIES, INC. 1

DirecTECH Holding Company, Inc.

DirecTECH Delaware, Inc. ("DTDE") was founded in 2000 and was originally managed out of Meridian, Mississippi by Herbert C. Bruister, and then out of Winnfield, Louisiana by the management of DTSW. Over time, management transitioned to personnel in Maysville. DTDE's territory includes Maine, Massachusetts, New York and Vermont. DTDE was originally formed by the principals of JBM, MMT and DTSW plus the principal of another HSP, Herbert C. Bruister of Bruister and Associates, Inc. of Meridian, Mississippi. The original purpose was to serve as a backup HSP in case of natural disaster or another situation that would require special assistance from an HSP. As it turned out, DTDE fulfilled the role of Alternate Fulfillment Supplier ("AFS") for the HSP that covered the Northeast and eventually was awarded that territory by DirecTV.

Over time, DTDE, DTSW, JBM and MMT determined that synergies would be created if the four corporations operated under common ownership. To that end, DTHC was incorporated in late 2004, and in June 2005, DTDE, DTSW, JBM and MMT became wholly-owned subsidiaries of DTHC. Each subsidiary continues to exist independently and to operate in a specific territory. Table 1 shows the breakdown in revenue for each of the HSP subsidiaries for FY 2005.

Table 1
Breakdown of Revenue by HSP Subsidiary - FY 2005
(000's)

Subsidiary	Revenue	% of Total
DTDE	$ 46,452	26.1%
DTSW	55,578	31.2%
JBM	51,429	28.9%
MMT	24,690	13.9%
HSP Total	$178,149	100.0%

DTHC also has a fifth wholly-owned subsidiary, DirecTECH Development, Inc., which owns three other corporations: DirecTECH MDU, Inc., DirecTECH Development Corporation and DirecTECH Protection, Inc., all Delaware corporations. DirecTECH MDU, Inc. manages

SHAREHOLDER STRATEGIES, INC. 2

DirecTECH Holding Company, Inc.

the new multi-dwelling unit business, and DirecTECH Protection, Inc. manages the security business. DirecTECH Development Corporation explores new business opportunities for the Company.

DirecTV began with more than 100 contractors and they reduced them over time to the 14 HSPs that remain. HSPs generally have exclusivity in their territories for all sales made by them or by DirecTV, and for all service work. However, there are still about 3,000 small dealers who are authorized to sell DirecTV. At their option, they may also install the systems that they sell. Furthermore, some large chains, such as Circuit City, can install DirecTV systems that they sell. These dealers constitute DirecTV's 'unmanaged network.' They operate outside much of the control and tracking that DirecTV uses with its HSPs.

DTHC acquires inventory from DirecTV in the form of dishes, set-top boxes, etc., and stores it in their warehouses. Terms are 30 days for standard equipment and 45 days for High Definition equipment. The average value of inventory on hand is $12.5 million. Technicians check out equipment for their daily assignments and install it. When the equipment is activated, it is moved off the balance sheet to COGS on the income statement. Technicians drive the standard DirecTV vans, which are leased for roughly $290 per month plus a minor administration fee. About 2,000 vans are used in DTHC's business.

DirecTV pays DTHC twice a month for fulfillment activities. In addition, DirecTV offers incentive bonuses if certain performance objectives are met. These are generally stretch objectives, and meeting them is important to DTHC's profitability. In the latter part of 2005, DirecTV began stepping down fulfillment fees to their HSPs, a process that took over a year to complete. In April 2007, DirecTV gave back a little bit on their pricing.

DTHC does little direct selling although this is a growing area for DirecTECH Development Corporation. Most sales are through DirecTV.

SHAREHOLDER STRATEGIES, INC. 3

DirecTECH Holding Company, Inc.

DTHC operates out of 32 locations, which are shown in Table 2. In addition to the locations shown below, DTHC contracts for some call center functions in India, where closeout work from technicians is handled.

Table 2
DirecTECH Locations

Location	Function	Entity	Employees
Ft. Collins, CO	Call Center, SGA	DTHC	236
Maysville, KY	SGA	DTHC	19
Mt. Pleasant, MI	SGA	DTHC	4
Mt. Pleasant, MI	SGA, Techs, Whse	MMT	104
Grand Rapids, MI	SGA, Techs, Whse	MMT	106
Novi, MI	SGA, Techs, Whse	MMT	190
Texarkana, LA	SGA, Techs, Whse	DTSW	59
Memphis, TN	SGA, Techs, Whse	DTSW	175
Baton Rouge, LA	SGA, Techs, Whse	DTSW	46
Paducah, KY	SGA, Techs, Whse	DTSW	62
Jonesboro, LA	SGA, Techs, Whse	DTSW	62
Houston, TX	SGA, Techs, Whse	DTSW	229
Shreveport, LA	SGA, Techs, Whse	DTSW	79
Lafayette, LA	SGA, Techs, Whse	DTSW	85
Portland, ME	SGA, Techs, Whse	DTDE	127
Boston, MA (South)	SGA, Techs, Whse	DTDE	129
Boston, MA (North)	SGA, Techs, Whse	DTDE	113
Burlington, VT	SGA, Techs, Whse	DTDE	62
New York (North)	SGA, Techs, Whse	DTDE	82
New York (South)	SGA, Techs, Whse	DTDE	82
Maysville, KY	SGA	JBM	84
Indianapolis, IN	SGA, Techs, Whse	JBM	137
Bloomington, IL	SGA, Techs, Whse	JBM	90
Davenport, IA	SGA, Techs, Whse	JBM	52
Evansville, IL	SGA, Techs, Whse	JBM	61
Louisville, KY	SGA, Techs, Whse	JBM	99
Columbus, OH	SGA, Techs, Whse	JBM	59
Cleveland, OH (East)	SGA, Techs, Whse	JBM	107
Cleveland, OH	SGA, Techs, Whse	JBM	114
Lexington, KY	SGA, Techs, Whse	JBM	84
Cincinnati, OH	SGA, Techs, Whse	JBM	87
Wilmington, OH	SGA, Techs, Whse	JBM	49

All of the locations are leased.

SHAREHOLDER STRATEGIES, INC. 4

DirecTECH Holding Company, Inc.

Competition

As DirecTV HSPs, the DTHC companies have virtual fulfillment exclusivity in their coverage areas. Competition comes in the form of other providers of service, primarily DISH Network (the number-two satellite service provider in the country), cable TV providers and recently, telecommunications providers. All three technologies (satellite, cable and telecom) are competing for share in a market where the borders surrounding television, the Internet and telecom are blurring.

Management

The management team of DTHC has extensive experience in the industry.

Thomas A. Beaudreau is President and Chief Executive Officer of DTHC. He came to DTHC from DirecTV, where he was Vice President of their HSP Division. Henry E. Block is Vice President. He is one of the co-founders and principals of MMT. Bernard J. Schafer is also Vice President. He is a co-founder and principal of MMT. J. Basil Mattingly is the Chairman of the Board of Directors of DTHC. He was the founder and principal of JBM. David N. Wallingford is Chief Financial Officer, although he will be retiring at the end of 2007.

Ownership

Table 3 shows the ownership of shares of DTHC Common Stock as of October 29, 2007.

Table 3
DTHC Common Stock as of October 29, 2007

DTHC Stockholder	Number of Shares	Percent
DTHC ESOT	389,338	38.93
Bas Mattingly Master, LLC	291,386.25	29.14
Bernard J. Schafer Trust,	112,416.25	11.24
Building Blocks Family	112,416.25	11.24
Bruister Family Limited	42,267	4.23
Bilyeu Bucks, LLC	42,267	4.23
David N. Wallingford	9,909.25	0.99
Total	1,000,000.00	100.00

SHAREHOLDER STRATEGIES, INC. 5

DirecTECH Holding Company, Inc.

Table 4 shows DTHC stock options that are expected to be issued shortly. Final terms are not known as of this report, and these options are not considered in this valuation.

Table 4
DTHC Stock Options (not yet issued)

Name	Options Granted (Shares)	Total ISO Portion (Shares)	ISO Immediately Exercisable (Shares)	Total NSO Portion (Shares)	Total Shares if Exercise NSO and ISO in First Year
Thomas A. Beaudreau	50,000	5,549.389567	1,109.877913	44,450.61	45,560.48835
David N. Wallingford	16,000	5,549.389567	1,109.877913	10,450.61	11,560.48835
Chyrl R. Bullock	10,000	5,549.389567	1,109.877913	4,450.61	5,560.488346
Kenneth R. Graham	8,000	5,549.389567	1,109.877913	2,450.61	3,560.488346

Employees

DTHC and its subsidiaries have a total of approximately 3,090 employees. About 2,076 are technicians who perform the DirecTV installations. The remaining employees are warehouse workers, clerical associates, headquarters staff personnel, call center personnel and the company managers. The breakdown of employees by entity and function is shown in Table 5.

Table 5
DTHC Employee Counts

Entity	SGA	COGS	Technician	Contractor	Total
DTHC	259	0	0	0	259
MDU	4	10	0	1	15
MMT	61	32	307	0	400
DTSW	92	109	585	12	798
DTDE	16	124	442	13	595
JBM	171	107	742	3	1,023
Total	603	382	2,076	29	3,090

SGA includes Administration, payroll, human resources, sales, dispatching, call center, administrative assistants. COGS includes warehouse, site managers, technician supervisors, trainers, quality control technicians, service technicians. Technicians are broken out separately.

Employee benefits vary by subsidiary. The companies offer paid vacation and sick leave. Medical and dental insurance is offered, and the employees' contributions vary by

SHAREHOLDER STRATEGIES, INC. 6

DirecTECH Holding Company, Inc.

subsidiary. There is no 401(k) or similar savings program. Employees benefit in company ownership through the DirecTECH Holding Company Employee Stock Ownership Plan.

Employee satisfaction and turnover varies by job function. Turnover among technicians varies from around 30% in some areas to over 100% in others. This is not uncommon in the industry. Turnover among headquarters employees is low.

The current payroll is approximately $10.2 million per month. The breakdown is: COGS employees $6.7 million; contractors $2.1 million; and SGA employees $1.4 million.

Other Factors

The home entertainment/communications industry is extremely competitive. Major players have diversified from their traditional businesses in order to grow and remain profitable. Cable TV companies (e.g., Comcast, Charter Cable) and satellite TV companies (e.g., DirecTV) offer Internet services in addition to television programming. Major telephone companies (e.g., AT&T, Verizon) offer Internet services in addition to local and long distance calling, and Verizon is offering television service (FiOS). Even electric power companies have been evaluating providing broadband services over power lines (BPL).

In addition to new competitors entering the business, there is a continuing evolution of services that must be provided. High Definition TV (HDTV) is growing rapidly and requires significant bandwidth. The same can be said for On Demand movies and other programming. On-line game playing is growing in popularity. In order to remain competitive, a company must be able to accommodate these services quickly and efficiently.

DTHC's success is currently tied exclusively to the success of DirecTV. In 2003, Rupert Murdoch's News Corporation bought a controlling interest in DirecTV from Hughes Electronics. Three years later, however, News Corp. agreed to exchange a 38 percent stake in DirecTV and other considerations to John Malone's Liberty Media for Liberty's 19 percent voting interest in News Corp. The deal is expected to close towards the end of 2007. The New York Times

SHAREHOLDER STRATEGIES, INC. 7

DirecTECH Holding Company, Inc.

reported, "The deal is about control: Mr. Malone has been accumulating an ever-larger stake in the News Corporation, raising concerns about a potential takeover, and Mr. Murdoch wants to buy back the shares." They went on to say, "But the idea that Mr. Murdoch would be willing to surrender his stake in DirecTV, the largest American satellite broadcaster, also says a lot about the competitive pressures on the satellite business."[1]

Industry Review

As described above, the majority of DTHC's business revolves around providing service: DirecTV, HughesNet, WildBlue and ADT. Principal among these is DirecTV, so this industry review will begin with DirecTV and the Direct Broadcast Satellite industry.

Brief History of the Direct Broadcast Satellite Industry

One can point to any of a number of significant events and declare that this was the beginning of the DBS (Direct Broadcast Satellite) industry. Some begin the timeline in 1945, with Arthur C. Clark's theory that worldwide communications could be accomplished by placing three space platforms into what we now call geo-synchronous orbits. Others begin with 1976, when HBO delivered satellite programming to cable companies for the first time. This was followed quickly by WTBS from Atlanta.

The programming was intended for cable companies, so that they could then distribute it to their subscribers. However, H. Taylor Howard, a noted NASA scientist and Stanford University Professor built his own satellite receiving system, which was perhaps the first Direct To Home (DTH) system in the country. Howard was an amateur radio operator, and he shared his invention with other ham radio operators around the world. Some entrepreneurs among them started selling the "big dish" systems, to the point where roughly 5,000 systems were sold in 1980.

---

[1] Satellite TV's 3-Headed Rival: Cable Plus Internet Plus Phone, by Saul Hansell, New York Times, September 18, 2006.

SHAREHOLDER STRATEGIES, INC. 8

DirecTECH Holding Company, Inc.

The DTH industry grew over the next few years as larger manufacturers entered the equipment area. This resulted in lower prices and improved reliability and ease of use of the equipment. Significant legislation passed in 1984 confirmed the right of people to own satellite systems and established the structure by which program providers could charge people for receiving their programming. To this point signals were transmitted "in the clear" and reception of those signals was free. Beginning in 1986, however, programmers, led by HBO, started scrambling their signals. Sales of systems dropped nearly 70 percent in 1986, and 60 percent of retailers closed their doors.

The industry began to shift from "equipment provider" to "content provider." Not surprisingly, piracy became an issue that was dealt with through better encryption, and the DTH industry began to grow again. In 1994, small-dish technology was introduced, and the Direct Broadcast Satellite (DBS) industry began to take off. A number of companies entered the business. The most significant were Primestar and DirecTV. After considerable industry consolidation and restructuring, there are currently two major satellite TV service providers: DirecTV and Dish Network (EchoStar Communications Corporation). In recent years, both providers have adopted a strategy of offering free satellite TV systems to subscribers who sign up for extended service contracts.2

The DBS Industry Today

Today, Dish Network has over 13 million customers, and DirecTV, number one in the DBS industry, has over 16 million customers in the U.S. DTHC is a DirecTV provider in fourteen states ranging from Texas to Maine. As such, the performance of DirecTV is an important success factor.

The annual report for The DirecTV Group states that they made major strides in their three focus areas of content, technology and service in 2006. They introduced a number of

SHAREHOLDER STRATEGIES, INC. 9

DirecTECH Holding Company, Inc.

original and high definition (HD) programming features, launched three new set-top receivers and improved their HD infrastructure, and they made improvements in customer service. DirecTV added 820,000 net new subscribers in 2006, partly by reducing churn from 1.7 percent in 2005 to 1.6 percent in 2006. Net new subscriber growth appears to be in decline, falling from 1.7 million in 2004 to 1.2 million in 2005.

The DirecTV Group posted a net income of $1.420 billion in 2006, compared with a net income of $336 million in 2005, and their stock price increased 77 percent in 2006. Of significance is that in the latter part of 2006, Rupert Murdoch's News Corp. agreed to transfer their approximately 38 percent interest in DirecTV to Liberty Media Corp. The transaction is expected to close in late 2007. Nonetheless, DirecTV has been experiencing good results in 2007. Over the first nine months, The DirecTV Group's revenues increased 17 percent over the same period in 2006 to $12.37 billion. Net income increased 4 percent to $1.10 billion, and 880,000 net new subscribers were added in the U.S.

Satellite Internet Service

DTHC also is an authorized dealer for HughesNet and WildBlue satellite Internet services. HughesNet is the service brand for Hughes Network Systems, LLC (HNS) and encompasses all broadband solutions and services. HughesNet evolved from DIRECWAY, a two-way broadband satellite service. HNS revenues grew six percent in 2006 to $858 Million, and operating income increased 27 percent year-over-year to $58 million. Earnings before interest, income taxes, depreciation and amortization (EBITDA) increased 24 percent to $108 million. At the end of 2006, HNS had over 327,000 subscribers in the consumer/SMB market.

WildBlue Communications, Inc. is a relatively new provider of broadband Internet access. They had about 139,000 subscribers at the end of the first quarter of 2007. Their

[2] Adapted from: "DTH History" by Harry W. Thibedeau, published in Satellite Retailers; and "Satellite Industry History" from SBCA Online (Satellite Broadcasting and Communications Association).

SHAREHOLDER STRATEGIES, INC. 10

DirecTECH Holding Company, Inc.

primary market is rural U.S. homes and businesses. Interestingly, one of their investors is Liberty Media, which is, as described above, in the process of acquiring significant stock in DirecTV from News Corporation.

Industry Issues

According to TVPredictions.com, the satellite TV industry is currently facing serious challenges. One is a loss in the competitive advantage of being able to provide many more channels than cable TV. With the advent of digital cable, cable TV can offer as many channels as can satellite TV. Another is potential difficulty in providing new technologies, such as High-Definition TV, Digital Video Recording and Video on Demand. These services require huge amounts of bandwidth, which is considerably easier for cable TV to provide, since satellite TV providers must launch additional satellites to obtain the bandwidth. Additionally, the size of the addressable market is smaller for satellite TV, since many potential customers do not have the clear view of the southern sky that is required for the DBS dish to "see" the satellite. With these challenges in mind the rapid subscription growth that has been enjoyed by satellite TV providers may begin to decline.

Another serious issue is the entry into the market of non-traditional competitors, such as Verizon, as described above. With their FiOS, they are able to television into the home, and, like cable providers, they are aggressively marketing "triple play" service of television, Internet and telephone. AT&T is also offering TV service, called U-verse, over fiber optic cables. Both FiOS and U-verse are in start-up mode and are available in limited geographic areas. To stay competitive, DirecTV has partnered with a number of Internet providers including AT&T, Verizon, Earthlink, Qwest and Wildblue, and is able to offer Internet access ranging from dial-up to satellite.

SHAREHOLDER STRATEGIES, INC. 11

DirecTECH Holding Company, Inc.

J.D. Power and Associates offers an informative discussion of the "triple play."

> "The cable/satellite market has shifted to a service model based on the voice, video and data triple play," said Frank Perazzini, director of telecommunications at J.D. Power and Associates. "As providers focus on putting this new model into practice, service reliability – which includes reception clarity and minimizing the number of outages – is critical in maintaining a satisfied customer base."
>
> Currently, 24 percent of cable subscribers are bundling voice, video and data services with their provider on a single bill. Future intention to bundle is also strong among cable customers, with 34 percent indicating they "definitely/probably" would combine all their services – an increase from 33 percent in 2006. Satellite providers that offer voice, video and data bundles through strategic alliances with telephone companies also experience increased demand from customers, as 41 percent of satellite subscribers indicate they "definitely/probably" would combine all their services, compared with 39 percent in 2006.
>
> "We've reached a point where the economics of bundling can't be ignored, and customers are evaluating features and prices and making informed decisions based on their needs and usage patterns," said Perazzini. "While satellite providers in particular face challenges with offering bundled service options – as they are typically not equipped with the same level of technology as cable providers – their strength lies in the reliability of their service. This is most evident in the regional performance of DirecTV."[3]

---

[3] DirecTV and WOW! Lead the Regional Cable and Satellite Customer Satisfaction Rankings, J.D. Power and Associates Press Release, August 15, 2007.

SHAREHOLDER STRATEGIES, INC. 12

DirecTECH Holding Company, Inc.

Financial Review

Balance Sheet

Exhibits 1 and 1a show the historic balance sheets for DTHC (see Exhibits following this narrative–certain excerpts appear below). The balance sheet for 2007 is derived from unaudited YTD (year-to-date) financial statements through September 30, 2007. The balance sheets for 2006 and 2005 are derived from a draft of the Company's 2006 audited financials. Some items on the balance sheet may be subject to change in the finalized audit. Retrospective financial statements which combine the four companies that merged to form DTHC are not available and therefore not presented.

	2007	2006	2005
ASSETS			
Cash and Securities	$22,894	$14,238	$5,747
Accounts Receivable	22,560	33,246	28,855
Inventory	14,576	17,236	10,757
Other Current Assets	2,698	6,375	3,794
Total Current Assets	62,728	71,095	49,153
Net Property & Equipment	3,799	1,703	984
Other Assets	4,053	3,993	3,956
Total Assets	$70,580	$76,791	$54,093

Cash and Securities was $22.9 million on September 30, 2007, which represents about 40 days' revenue for the Company. DTHC generates a fair amount of cash. This is typical for well-performing DirecTV HSPs. None of this is considered by management to be excess cash. The higher level of cash versus the 2006 year-end likely reflects a timing difference in payments received by DirecTV, since cash plus receivables for the two periods is more similar.

Accounts Receivable on September 30, 2007 was somewhat low, which is the flip side of the higher cash noted above. Nearly all the Company's revenue comes from DirecTV, as discussed earlier. DirecTV is a very reliable payer, and consequently receivables are not an issue for DTHC.

SHAREHOLDER STRATEGIES, INC. 13

DirecTECH Holding Company, Inc.

An exception is DirecTV's incentive payments. The arrival of these payments (which can easily total $6 million in a given year) is more uncertain.

Inventory represents a significant investment for DTHC, and has recently varied between 6.1% and 9.1% of sales (see Exhibit 1a). The Company pays DirecTV for its satellite equipment when acquired and reflects it on the balance sheet. The inventory (largely comprised of the satellite boxes) is removed from the balance sheet when installed at the customers' homes. Other Current Assets includes mostly prepaid expenses and other receivables. Total Current Assets for DTHC was about 30% of revenue on September 30, 2007, which appears typical.

Net Property and Equipment has been relatively modest for a company of DTHC's size, but increased in the latest year as the Company invested in new accounting software, leasehold improvements, and machinery and equipment. DTHC leases its approximately 2,000 trucks, which are reflected as an operating lease and not shown as fixed assets. Beginning in 2005, DirecTV has required its HSPs to furbish its entire service fleet with fresh, standard 'DirecTV" trucks. This has increased operating costs for the HSPs considerably, and has added to their eroding margins. Other Assets has been fairly stable and includes notes receivable from shareholders of $887 thousand as of September 30, 2007. Management indicates that this is a good and valid receivable to the Company which is expected to be repaid. As such, it is a financial asset of DTHC and not an operating asset. Therefore, this amount will be added to the valuation conclusion at the end of our analysis. DTHC had Total Assets of $70.6 million on September 30, 2007. At 33.5% of sales, this was within the observed range.

At $40.9 million, Accounts Payable was within the historical range, and lower as a percentage of sales. Payables largely include payments due to DirecTV for equipment, and amounts owed to other vendors.

SHAREHOLDER STRATEGIES, INC. 14

DirecTECH Holding Company, Inc.

LIABILITIES AND EQUITY	2007	2006	2005
Accounts Payable	$40,881	$41,762	$27,021
Accrued Expenses	12,201	20,427	11,296
Current Debt	3,704	6,679	9,732
Other Current Liabilities	783	403	5,152
Total Current Liabilities	57,569	69,271	53,201
Long Term Debt	25,144	23,232	24,781
Other Liabilities	250	0	0
Common Equity	(15,566)	(15,566)	(15,566)
Retained Earnings	3,184	(146)	(8,322)
Stockholders' Equity	(12,382)	(15,712)	(23,888)
Total Liabilities & Equity	$70,581	$76,791	$54,094

Current debt of $3.7 million is largely comprised of the current portion of the long-term ESOP debt (shareholder notes). Total Current Liabilities was 27.4% of sales on September 30, 2007, which is the lowest observed over the three periods. Long Term Debt of $25.1 million mostly represents the ESOP seller notes, but also includes $8.5 million of bank debt. The bank debt appeared in May of 2007 as the Company refinanced money that had been loaned back to the Company by the selling shareholders in prior ESOP transaction(s).

Common Equity is shown as negative $15.6 million as a result of the contra-equity account associated with the ESOP notes. This entry for FY 2006 and September 30, 2007 has not yet been updated to reflect payments made on these notes since FY 2005. Retained Earnings is low because of the accounting treatment of the creation of DTHC as a combination of the four prior HSPs. Total Stockholders' Equity, once again, does not include the amortization of the ESOP contra-equity account for periods after December 31, 2005. DTHC had $5.2 million of Working Capital on September 30, 2007. The actual ESOP notes have a remaining balance of $11.5 million as of this report, according to the Company's ESOP recordkeeping firm.

SHAREHOLDER STRATEGIES, INC. 15

DirecTECH Holding Company, Inc.

Income Statement

Exhibit 2 shows the historic, unadjusted income statements of the Company. The Latest-Twelve-Months' ("LTM") results are derived from the Company's unaudited YTD Income Statements through September 30, 2007 and the corresponding statements for 2006, in conjunction with the (draft) audited income statement for FY 2006. These numbers are subject to change both in the final audit for 2006 and the ongoing review (conducted by outside auditors) of September 30, 2007.

	2007	2006	2005
Revenue	$210,421	$189,688	$177,693
% change	10.9%	6.8%	
Cash Cost of Sales	160,757	145,943	130,706
% of revenue	76.4%	76.9%	73.6%
Gross Profit	49,664	43,745	46,987
% of revenue	23.6%	23.1%	26.4%
Cash Operating Expense	44,410	33,890	39,495
% of revenue	21.1%	17.9%	22.2%
Other Income/(Expenses)	746	746	160
EBITDA	6,000	10,601	7,652
% of revenue	2.9%	5.6%	4.3%
Depreciation/Amortization	854	477	266
EBIT	5,146	10,124	7,386
% of revenue	2.4%	5.3%	4.2%
Interest Expense	(2,902)	(1,957)	(2,388)
Income before Taxes	2,244	8,167	4,998

DTHC showed strong revenue growth in the LTM, with total sales up 10.9% over FY 2006. Management indicates that the Company's volume (in the number of service installs, etc.) was about 10% above their projections for the first three quarters of 2007. Total Gross Profit increased to $49.7 million in the LTM, although the margin squeeze caused by DirecTV shows up in the Company's lower gross profit margin in 2007 and 2006, versus 2005.

SHAREHOLDER STRATEGIES, INC. 16

DirecTECH Holding Company, Inc.

Cash Operating Expense includes the compensation expense from the ESOP (and the EIAP) for 2005, but not for 2006 or the LTM, since the required information for these accounting entries was not yet available for these periods. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as well as the Company's Earnings Before Interest and Taxes ("EBIT"), cannot be fairly compared among the three years, since the ESOP and EIAP expense appear in 2005 but not the other years. A more helpful comparison can be derived from the following section, which adjusts for ESOP expense and other costs.

Adjusted Earnings

Exhibit 3 takes the reported income figures from Exhibit 2 and makes certain adjustments for discretionary and/or non-recurring expenses. This permits a more useful determination of value. For DTHC, several adjustments were appropriate. Management indicates that 75% of the total W-2 compensation of three of the founding stockholders is considered discretionary. Therefore, this aggregate amount (about $1 million) is added back to earnings.

The ESOP expense and the EIAP expense are considered discretionary and not a true operating expense. The welfare benefit plan is likewise identified by management as being discretionary. The earnings adjustments result in a Comparative EBIT of $6.5 million in the LTM, down from $11.5 million in 2006 and $18.9 million in 2005.

SHAREHOLDER STRATEGIES, INC. 17

DirecTECH Holding Company, Inc.

	2007	2006	2005
Revenue	$210,421	$189,688	$177,693
Growth	10.9%	6.8%	
Earnings Before Interest & Taxes (EBIT)	5,146	10,124	7,386
Adjustments:			
Owner Compensation	1,000	1,016	968
ESOP Expense	0	0	5,467
EIAP Expense	0	0	4,750
Welfare Benefit Plan	320	350	321
Total Adjustments	1,320	1,366	11,506
Comparative EBIT	6,466	11,490	18,892
% of Revenue	3.1%	6.1%	10.6%

Management believes that the lower profits in 2006 and the LTM are explained by the margin squeeze caused by DirecTV and by uncontrolled expenses at the Company.

The most recent earnings of DTHC are not considered by management to be representative of what a controlling shareholder could reasonably achieve at the Company if expenses were properly brought under control. This is one of the reasons behind the proposed merger. Based on discussions with management, a review of DTHC's historical results, and a review of the financial projections confirmed by management, current representative earnings for the Company are considered to be as follows (in thousands): EBITDA - $11,350; EBIT – $10,500; Net Income - $4,650. These results are close to and yet still below those achieved in 2006 (after earnings adjustments – see Exhibit 3). These representative earnings will be used later in the Market Multiple Approach to help derive an estimated value for the Company.

SHAREHOLDER STRATEGIES, INC. 18

DirecTECH Holding Company, Inc.

Valuation

Basis of Value

As noted above, the purpose of this appraisal is to help the Directors consider the Transaction, in which 100% of the common stock of the Company would be traded for common shares of Multiband. This implies a valuation of a controlling interest. Therefore, the stock of DTHC will be performed on a controlling interest basis.

Control Premium

The valuation of a company on a controlling interest basis must include consideration of a control premium. A control premium represents an additional amount, above the freely traded minority interest value, that an acquirer might pay to acquire a controlling interest of the firm. Perquisites of control include the power to decide dividend policy, compensation of owners and officers, the degree of leverage, and the disposition of assets. A control premium can also include the strategic value to a special-purpose buyer that is obtainable from acquiring a target company in its own or a related industry.

In the valuation which follows, no formal control premium will be applied. Instead, we will be analyzing DTHC within the context of what its representative or achievable earnings would be, on a controlling interest basis. This approach implies or assumes the quick termination of any and all discretionary expenses, and assumes that the controlling shareholder would implement appropriate strategies to diversify and grow the Company's revenue stream, while keeping expenses under control. To apply a control premium on top of these assumptions would largely be double-counting.

Valuation Methods

Three methods were employed to determine the value of DTHC: the Market Multiple Approach, the Discounted Cash Flow Approach, and the Guideline Transactions Approach. All

SHAREHOLDER STRATEGIES, INC. 19

DirecTECH Holding Company, Inc.

are appropriate for valuing a company as a going concern. Since DTHC is being viewed on this basis, other approaches such as book value and liquidated value were considered less useful.

Market Multiple Approach

The Market Multiple Approach examines the freely traded earnings multiples of public companies that are in a similar business to DTHC, compares financial and risk factors of DTHC with these public companies, and concludes appropriate earnings multiples for the Company. These multiples are then multiplied by DTHC's corresponding earnings to arrive at a reasonable value for the Company.

A search for comparable publicly traded companies that primarily install home satellite TV systems was unsuccessful. An expanded search included companies that are electrical contractors, installers of telecommunications equipment and HVAC, fire and security systems. Dozens of potential guideline companies were reviewed. Some were discarded owing to poor earnings, other unrelated business lines, limited public information, or lack of sufficient stock float. The following companies were selected as being sensitive to many of the same economic forces as DTHC:

- Comfort Systems – Provides HVAC installation, maintenance, repair and replacement services. The Company's commercial and industrial markets include office buildings, retail centers, apartment complexes, hotels, manufacturing plants, and government facilities.
- Dycom Industries – Provides engineering, design, construction, installation, maintenance and facilities locating services to the telecommunications, cable television, and electric utility industries.
- Emcor – One of the nation's largest mechanical and electrical contractors. Emcor is involved in the design, integration, installation and startup of distribution systems for electrical power, lighting systems, fire and security systems, HVAC, voice and data, etc.
- Hughes Communications – Provides broadband satellite networks and services to consumers, small businesses, government and institutional customers.
- Integrated Electrical Services – Supplies electrical contracting and maintenance services to the commercial, industrial and residential, and communications markets.
- MasTec – Provides network design, installation and maintenance services to the telecommunications, CATV and utility industries. MasTec is itself an HSP for DirecTV.
- Quanta Services – Provides specialized contracting services and end-to-end network solutions to the electric power, gas, telecommunications and cable television industries.

SHAREHOLDER STRATEGIES, INC. 20

DirecTECH Holding Company, Inc.

Presented in Exhibit 4 is a financial comparison of the selected public companies with DTHC (see Exhibits following this narrative – some excerpts appear below).

In comparing size, it is clear that DTHC is smaller than the public companies. Size is an important investment criterion, since larger businesses have more resources to endure sustained periodic downturns. A risk assessment based exclusively on revenue and earnings size would conclude that DTHC is a riskier investment than the public companies.

	COMFORT SYS FIX	DYCOM DY	EMCOR EME	HUGHES HUGH	INT ELEC IESC	MASTEC MTZ	QUANTA PWR	DIRTECH
Fiscal Year	Dec-06	Jul-07	Dec-06	Dec-06	Sep-06	Dec-06	Dec-06	Dec-06
Latest Quarter	Sep-07	Jul-07	Sep-07	Jun-07	Jun-07	Jun-07	Jun-07	Sep-07
Size ($m)								
Rev: Last 4 qtrs	1,084.30	1,145.40	5,605.20	910.50	910.80	992.30	2,253.00	210.42
Latest Year	1,056.50	1,137.80	5,021.00	858.70	419.90	945.80	2,131.00	189.69
Latest Year[-1]	899.50	1,023.70	4,714.50	0.60	1,102.80	848.00	1,858.60	177.69
Latest Year[-2]	819.60	986.60	4,747.90	0.00	1,424.10	913.80	1,626.50	
EBITDA: Proj YrEnd	72.49	176.71	248.52			141.64	280.99	15.81
Last 4 quarters	54.30	134.00	190.10	127.90	21.60	64.80	201.20	7.32
Latest Year	49.80	134.00	141.00	102.20	9.40	58.60	189.00	11.97
Latest Year[-1]	37.70	107.60	105.40	(7.30)	(10.20)	54.00	128.90	19.16
Latest Year[-2]	28.80	121.30	73.90	0.00	28.70	10.90	74.90	
EBIT: Proj. Yr End	67.09	117.31	227.22			126.24	224.79	14.83
Last 4 quarters	51.10	84.30	174.30	85.70	10.30	59.10	109.30	6.47
Latest Year	47.20	84.20	124.30	62.50	3.70	51.30	91.90	11.49
Latest Year[-1]	(1.20)	52.50	83.70	18.40	(85.40)	39.40	76.10	18.89
Latest Year[-2]	20.10	59.00	45.90	0.00	(90.50)	(6.50)	12.50	
NetInc Proj Yr End	39.90	61.51	134.95			69.74	118.79	7.16
Last 4 quarters	31.30	41.90	116.80	33.40	(6.80)	(4.90)	45.00	2.14
Latest Year	28.70	41.90	86.70	(39.10)	(8.20)	(50.40)	17.50	5.72
Latest Year[-1]	(6.30)	18.20	60.00	68.80	(127.70)	(14.60)	29.60	9.90
Latest Year[-2]	10.70	24.30	33.20	0.00	(124.90)	(49.40)	(9.20)	

Growth in revenues and profits is a significant investment criterion. The Company's growth in revenue in the latest four quarters compares very well. Its revenue growth in the latest fiscal year end is at the low end of the public companies. DTHC's growth in earnings has been negative and therefore poor. Based on a total growth comparison, DTHC offers a less attractive investment than the public companies.

Size and stability of profit margins are a major investment consideration. Based on discussions with management, the profits observed for DTHC for 2006 are the closest to what would be considered representative for the Company, and DTHC's margins for 2006 are

SHAREHOLDER STRATEGIES, INC.

21

DirecTECH Holding Company, Inc.

comparable to many of the public companies. We note that DTHC's margins in 2006 are very similar to those observed for MasTec, which itself has a substantial HSP component. DTHC's margin stability, however, does not compare well. Based on the levels of profit margins and the stability of margins, DTHC offers a somewhat riskier investment than the public companies.

Profitability	COMFORT SYS FIX	DYCOM DY	EMCOR EME	HUGHES HUGH	INT ELEC IESC	MASTEC MTZ	QUANTA PWR	DIRTECH
EBITDA/Rev:								
Last 4 quarters	5%	12%	3%	14%	2%	7%	9%	3%
Latest Year	5%	12%	3%	12%	2%	6%	9%	6%
Latest Year[-1]	4%	11%	2%	-1217%	-1%	6%	7%	11%
Latest Year[-2]	4%	12%	2%		2%	1%	5%	
EBIT/Rev:								
Last 4 quarters	5%	7%	3%	9%	1%	6%	5%	3%
Latest Year	4%	7%	2%	7%	1%	5%	4%	6%
Latest Year[-1]	0%	5%	2%	3067%	-8%	5%	4%	11%
Latest Year[-2]	2%	6%	1%		-6%	-1%	1%	
Net Inc./Rev:								
Last 4 quarters	3%	4%	2%	4%	-1%	0%	2%	1%
Latest Year	3%	4%	2%	-5%	-2%	-5%	1%	3%
Latest Year[-1]	-1%	2%	1%	11467%	-12%	-2%	2%	6%
Latest Year[-2]	1%	2%	1%		-9%	-5%	-1%	

A company's degree of leverage affects its risk, since economic downturns can be harder to sustain for more highly leveraged companies. The public companies are generally not very leveraged, as indicated by their fairly low ratios of Debt/Market Capital. Only one public company has more leverage than DTHC. However, the Company's interest coverage is good, and most of its debt represents ESOP financing, which provides tax benefits to the Company. Based on leverage, we conclude that DTHC is slightly more risky than the public companies.

Leverage								
Debt/Market Cap	0.0%	12.3%	0.1%	31.4%	13.1%	12.5%	11.3%	26.2%
Interest coverage	79	6	52	1	1	5	3	2

The Company's liquidity measures are generally weak, relative to the public companies, as DTHC has Current Assets not much exceeding its Current Liabilities. This causes its Current Ratio to be low, and its Revenue/Working Capital to be high (low is good for this latter measure). However, the Company's Sales/Cash ratio is strong (low is good). Based on liquidity, DTHC offers a somewhat less attractive investment than the public companies.

SHAREHOLDER STRATEGIES, INC. 22

DirecTECH Holding Company, Inc.

Liquidity (FYE)	COMFORT SYS FIX	DYCOM DY	EMCOR EME	HUGHES HUGH	INT ELEC IESC	MASTEC MTZ	QUANTA PWR	DIRTECH
Current Ratio	1.7	2.3	1.3	2.1	2.1	2.3	3.5	1.1
Rev/Working Cap	6.7	6.9	11.1	3.2	3.1	5.8	3.2	36.8
Sales/Cash	12	60	18	8	15	11	6	9

DTHC's asset utilization can be measured by its Revenue/Assets and EBITDA/Assets. The Company's Revenue/Assets (asset turnover) of 2.7 is at the top of the observed range. At 0.1, the Company's EBITDA/Assets compares well. These two ratios reflect the Company's ability to generate income with as little asset investment as possible. DTHC's Revenue/Employee of $61 thousand is a reflection of its fairly easily trained workforce, and is the closest to that of MasTec, Integrated Electric and Dycom, suggesting functional similarities with these companies. DTHC's strong receivable turns reflect the prompt and reliable payment by DirecTV. We conclude that DTHC's asset utilization compares well with the public companies.

Activity								
Rev/Assets	2.4	1.5	2.7	1.0	2.4	1.5	1.4	2.7
EBITDA/Assets	0.1	0.2	0.1	0.1	0.1	0.1	0.1	0.1
Revenue/Employee	$159	$104	$186	$470	$58	$102	$1,521	$61
Receivable Turns	4	5	4	10	2	5	4	9
Inventory Turns	104	112	314	19	15	35	65	11

Qualitative factors are also important in evaluating an investment. DTHC is heavily reliant upon DirecTV, and lacks diversification. The public companies provide a broader array of services and are more diversified.

Based on a total financial comparison, and in consideration of the qualitative factors addressed above, DTHC offers an investment that is significantly less attractive than the public companies.

SHAREHOLDER STRATEGIES, INC. 23

DirecTECH Holding Company, Inc.

Presented in Exhibit 5 is the market capitalization of each public company. The market capitalization is the sum of the market value of the equity (which is the product of the outstanding shares of stock and the representative stock market price) and total interest-bearing debt. The market value of the equity, when added to total interest-bearing debt, is referred to as the Total Invested Capital (Capital) of a company.

NAME	SHARES	PRICE	EQUITY	EQUITY 0% PREMIUM	DEBT	TOTAL INVESTED CAPITAL
COMFORT SYS	40.71	$14.00	569.9	569.9	0.0	569.9
DYCOM	41.01	$29.00	1,189.1	1,189.1	166.8	1,355.9
EMCOR	63.66	$32.00	2,037.0	2,037.0	1.9	2,038.9
HUGHES	19.00	$57.00	1,083.1	1,083.1	496.4	1,579.5
INT ELEC	15.40	$24.00	369.5	369.5	55.7	425.2
MASTEC	65.18	$14.00	912.5	912.5	130.2	1,042.7
QUANTA	117.62	$30.00	3,528.5	3,528.5	448.6	3,977.1

The respective Capital for each public company is divided by its EBITDA for the latest four quarters to obtain the market multiples of Capital/EBITDA. The exercise is repeated to derive the market multiples of Capital/EBIT. Equity/Net Income, or P/E ratio, is derived by dividing the market value of the equity by the net income for the latest four quarters. In this case, only the market value of the *equity* is used, rather than Total Invested Capital, because interest expense on the debt component of Total Invested Capital was deducted when calculating net income. A corresponding set of multiples is derived based on *next year's* projected earnings (obtained from EPS estimates issued by stock analysts[4]).

Based on the investment analysis and risk analysis completed earlier, multiples for DTHC are selected which are significantly lower than the observed multiples of the public companies.

[4] Source: Standard & Poor's.

SHAREHOLDER STRATEGIES, INC. 24

DirecTECH Holding Company, Inc.

	Latest 4 Quarters			Projected		
NAME	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc
COMFORT SYS	10.5	11.2	18.2	7.9	8.5	14.3
DYCOM	10.1	16.1	28.4	7.7	11.6	19.3
EMCOR	10.7	11.7	17.4	8.2	9.0	15.1
HUGHES	12.3	18.4	32.4	n/a	n/a	n/a
INT ELEC	19.7	n/m	n/m	n/a	n/a	n/a
MASTEC	16.1	17.6	n/m	7.4	8.3	13.1
QUANTA	19.8	n/m	n/m	14.2	17.7	29.7
Average	14.2	15.0	24.1	9.1	11.0	18.3
DIRTECH	9.0	10.0	16.0	6.5	7.5	12.0
% of Average	63%	67%	66%	72%	68%	66%
DIRTECH Earnings	EBITDA	EBIT	Net Inc	EBITDA	EBIT	Net Inc
Representative Earnings===>	$11,350	$10,500	$4,650	$15,807	$14,829	$7,156
Market Value of Capital	102,150	105,000		102,742	111,214	
Less Interest Bearing Debt	28,848	28,848		28,848	28,848	
Value of Equity	$73,302	$76,152	$74,400	$73,894	$82,366	$85,871
			Equity Indication	$73,302	to	$85,871

Each concluded latest-four-quarters multiple for DTHC is applied to its respective representative earnings level as concluded above (see Adjusted Earnings). Each concluded projected earnings multiple is applied to DTHC's respective projected earnings for FY 2009 (see Exhibit 7 for projected earnings). As indicated earlier, a value calculated from Capital/EBITDA or Capital/EBIT is that of the entire invested capital, from which interest-bearing debt must be deducted to yield the value of the equity. Based on the Market Multiple Approach, a reasonable conclusion for the value of the equity is between $73.3 million and $85.9 million on a controlling interest basis, before the consideration of non-operating assets.

Discounted Cash Flow Approach

Exhibits 6 and 7 present the two components of a discounted cash flow: (1) the determination of the Company's Weighted Average Cost of Capital (WACC) and 2) financial projections approved by management. Together, these are used to derive the present value of the expected cash flows to be generated by the Company. These cash flows are available to all the

SHAREHOLDER STRATEGIES, INC. 25

DirecTECH Holding Company, Inc.

providers of capital, both debt and equity. Because they are future flows, they are "discounted" by an appropriate rate which incorporates both the time value of money and the relative uncertainty of their being realized. The derivation of the "discount rate" or WACC is presented in Exhibit 6.[5] A terminal value is calculated to represent the value of the business going beyond the projection period. The terminal value was determined based upon a reasonable EBIT multiple of 8.0x, which generally conforms to the observations from Exhibit 5. This implies a terminal EBITDA multiple of 7.5x, which is considered reasonable. The discounted cash flow indicates an equity value of $78.6 million (rounded) on a controlling interest basis, before the consideration of non-operating assets.

Guideline Transactions Approach

This approach examines actual transactions involving change-of-control purchases of companies which are similar to, or are sensitive to the same economic forces as, the subject company. For valuing DTHC, the most interesting and useful transaction whose financial information was publicly disclosed was the purchase by MasTec of Digital Satellite Services, Inc. ("DSS") in early 2006. DSS was another one of DirecTV's major HSPs. MasTec paid $26.0 million for substantially all the assets of DSS in the form of $18.5 million in cash and $7.5 million of newly-issued common stock. Since the transaction was an asset purchase, the total price paid is equivalent to Capital (debt and equity, as discussed above).

The purchase price for DSS of $26.0 million was 47% of its annualized revenue for the eleven months ending November 30, 2005 and 59% of its latest fiscal year revenue for the year

---

[5] As Exhibit 6 indicates, the Weighted Average Cost of Capital, or the required rate of return on the total invested capital (both debt and equity) was derived using the Capital Asset Pricing Model. After reviewing the Betas of several firms in the industry and taking into account different amounts of leverage and other risk factors, we conclude a Beta of 1.0 for DirecTECH. At a 25% ratio of debt-to-market-capital (the Company's approximate capital structure), this produces a leveraged Beta of 1.2. We conclude a required rate of return on equity (also known as the "cost of equity") of 20.2%. The Weighted Average Cost of Capital is 16.3%. Double-check: the cost of equity is within the range of 18%-22%, which is reported by capital markets participants as being a reasonable current target rate of return for equity investments in "good," established companies, of which DirecTECH is considered one.

SHAREHOLDER STRATEGIES, INC. 26

DirecTECH Holding Company, Inc.

ending December 31, 2004. The Capital/EBIT multiple paid in the transaction was 5.9x, based on the next year's projected EBIT. Capital/EBITDA was 5.2x, based on the next year's projected EBITDA. DTHC is approximately four times the size of DSS, at the time of its sale. This makes DTHC relatively more valuable, and less risky, suggesting a significantly higher transaction earnings multiple than for DSS. A review of the DSS transaction leads to concluded transaction multiples for DTHC as follows:

Capital/ Revenue	Capital/ EBITDA	Capital/ EBIT	
0.52 x	6.5 x	7.0 x	Concluded Multiple
$210,421	$15,807	$14,829	DTHC Results
$109,419	$102,746	$103,803	Capital
$28,848	$28,848	$28,848	Less Debt
$80,571	$73,898	$74,955	Equity

The Guideline Transactions Approach suggests a value of $77.0 million on a controlling interest basis, before the consideration of non-operating assets.

Review of the Three Methods

Non-Operating Assets

SHAREHOLDER STRATEGIES, INC. 27

DirecTECH Holding Company, Inc.

on the ESOP Notes creates another non-operating asset of the Company. As the Company makes contributions which are used to repay the principal on this ESOP debt, DTHC enjoys a tax deduction. A reasonable assumption is that this $11.5 million of ESOP principal will be amortized over a four-year period. At a 40% tax rate, this creates tax savings of $1.15 million per year for four years. At the WACC of 16.3%, the present value of this tax shield to the Company is estimated to be $3.2 million.

Merger Share Exchange Rate

SHAREHOLDER STRATEGIES, INC. 28

DirecTECH Holding Company, Inc.

Qualifications of Appraiser

Shareholder Strategies, Inc. has performed more than 400 business valuations since 1989. In addition, they have provided consulting on matters of corporate finance to more than 100 companies, typically closely held. They have also conducted valuations of several dozen entities such as limited partnerships and L.L.C.'s for the purposes of taxes and estate planning.

Shareholder Strategies is considered to be a qualified business valuation firm by the following law firms, with whom we share common clients:

McDermott Will & Emery	Washington, DC
Williams, Mullen	Richmond, VA
Buchanon Ingersoll	Washington, DC
Morgan, Lewis & Bockius LLP	Chicago, Washington, DC, Dallas
Kirkpatrick & Lockhart	San Francisco, Washington, DC, Seattle
Ice Miller	Indianapolis, Washington, DC
Hinman, Howard and Kattel	Binghamton, NY
Powell, Goldstein	Atlanta, GA
Berger Singerman	Miami, FL
McGuire, Woods	Richmond/Charlottesville/Washington, DC
Crowell & Moring	Washington, DC
Womble, Carlyle	Charlotte, NC
Shook, Hardy & Bacon	Kansas City, KS
Davis & Campbell	Chicago, IL
Steiker & Fischer	Philadelphia, PA
Thelen Reid	San Francisco, CA
Lyons, Pipes & Cook	Mobile, AL
Bradley, Arant	Birmingham, AL
Johanson Berenson LLP	Napa, CA
Petty, Livingston	Lynchburg, VA
Wharton, Aldhizer	Harrisonburg, VA
Michie, Hamlet	Charlottesville, VA

Shareholder Strategies has been and continues to be considered a qualified business valuation firm by at least fifty different accounting firms, who continue to sign off on our work and refer us more.

Shareholder Strategies is considered to be a qualified business valuation firm by the following institutional trust officers:

Sun Trust	Richmond, VA
First Bankers Trust Services	Chicago, IL
Consulting Fiduciaries, Inc.	Chicago, IL
Citizens Bank	Albuquerque, NM
SouthTrust	Mobile, AL
AmSouth	Birmingham, AL
RegionsBank	Mobile, AL

SHAREHOLDER STRATEGIES, INC. 29

DirecTECH Holding Company, Inc.

Peter H. Briggs

Peter H. Briggs has been a Managing Director of Shareholder Strategies, Inc., a valuation and financial consulting firm, since 1994. From 1989 to 1994, Mr. Briggs was the Director of Financial Services for ESOP Services, Inc., a specialty ESOP consulting firm. Prior to joining ESOP Services, Mr. Briggs was a Project Leader in the Billing and Revenue Accounting Center of Sprint.

Mr. Briggs has lectured many times at seminars on ESOPs and their interplay with financial issues. He is the author of a chapter on Valuation in Employee Stock Ownership Plans, by Robert Smiley and Ronald Gilbert. Mr. Briggs is a member of the Finance Committee of The ESOP Association where he chaired a subcommittee on equity allocation in multi-investor ESOP leveraged buyouts. He is a member of the National Center for Employee Ownership and The ESOP Association.

Mr. Briggs has provided expert witness testimony in two different $100 million litigation cases, both centering on the valuation of company stock.

Mr. Briggs holds an undergraduate degree in Economics from the University of Virginia and an MBA from the Darden School.

SHAREHOLDER STRATEGIES, INC. 30

Multiband Corporation

Company

History and Background

Multiband provides DirecTV programming, internet service and voice telephony service to multi-dwelling units (MDUs) throughout the United States. Multiband is a DirecTV master system operator (MSO). As an MSO, Multiband is contractually enabled to provide DirecTV programming to an MDU. There are only three DirecTV MSOs in the country, and Multiband believes they may have as much as 80% of the DirecTV MSO business.

Multiband was founded in 1975 as Vicom, Inc., which was a telephone interconnect company. On December 31, 1998, Vicom acquired the assets of the Midwest region of Enstar Networking Corporation, a data cabling and networking company.

A year later, in order to expand its range of computer products and related services, Vicom purchased the stock of Ekman, Inc. (d/b/a Corporate Technologies) and merged this entity into the newly formed surviving corporation, Corporate Technologies, USA, Inc. The new Corporate Technologies subsidiary provided voice, data and video systems and services to business and government, and it later became known as the Multiband Business Services segment.

In February 2000, Vicom established a consumer services segment to provide voice, data and video services to multiple dwelling units, including apartment buildings, condominiums and time share resorts. Installation of service in the first MDU began in 2001. Subscriber services were initiated under the name Multiband.

In April 2004, Vicom purchased Minnesota Digital Universe, Inc., which was the largest DirecTV Master System Operator in the U.S., and thus, Vicom became the largest MSO in MDUs for DirecTV in the U.S.

In November 2004, Vicom changed its name to Multiband Corporation. Its operating business segments were renamed Multiband Subscriber Services and Multiband Business

SHAREHOLDER STRATEGIES, INC. 2

Multiband Corporation

Services. Later, on March 31, 2005, the Business Services segment (d/b/a Corporate Technologies) was sold.

The Current Business

The current structure of the Company is as follows. Multiband Corporation has two operating segments. One, Multiband Consumer Services, is legally known as Multiband Subscriber Services, Inc. and is comprised of two subsidiaries: Multiband USA, Inc. and Rainbow Satellite Group, LLC. Internally, Multiband Consumer Services is referred to as the MCS Segment. The other operating segment is Minnesota Digital Universe, Inc., which is referred to as the MDU[1] Segment.

The MDU Segment is the one through which Multiband offers satellite television services to residents of multi-dwelling units through a network of affiliated operators. The MCS Segment stems from the original Vicom entry into the multi-dwelling unit market and enables Multiband to offer voice, data and video services to residents of multi-dwelling units directly.

Key to Multiband's business is their relationship with the owners or property managers (landlords) of the MDUs. Multiband negotiates contracts with the landlords to provide DirecTV, internet or voice telephony services (or some combination of the services) to the entire building. The essence of the contract is a right of entry (ROE), which permits Multiband, or one of their subagent System Operators, to enter the premises to install and maintain equipment and to provide the services.

When MSO has the ROE with an MDU (MCS Segment), they install the necessary equipment, including satellite dishes on the roof, a video head end in a utility room in the MDU, distribution cabling to the dwellings (if not already there) and set-top boxes in the dwellings. They make the capital expenditure for the equipment. When one of Multiband's subagent System Operators has the ROE with the MDU (MDU Segment), the System Operator will install

SHAREHOLDER STRATEGIES, INC. 3

Multiband Corporation

the video equipment at their expense. When a System Operator is involved, Multiband will register the MDU in Multiband's DirecTV 'chain.' Generally, DirecTV is not aware that a System Operator is involved. DirecTV deals directly with Multiband who deals with the System Operator. Multiband has contracts with hundreds of System Operators across the country working under their DirecTV chain.

DirecTV pays a one-time activation fee to Multiband for new subscribers. Multiband passes on a portion of the activation fee to the System Operator if one is involved. DirecTV also pays a monthly residual based on collected billings to Multiband, who again passes a portion to the System Operator if one is involved. Multiband does not pay DirecTV anything to be an MSO.

Multiband has developed a sophisticated billing system in-house and is currently billing 30,000 to 40,000 subscribers directly. In November 2006, it was announced that Multiband would provide an integrated billing statement to their customers subscribing to DirecTV services as well as Multiband's voice and data applications. Currently, Multiband is growing the base of customers to whom they send the bill. When DirecTV sends the bill to the subscriber, the subscriber sends payment to DirecTV. Later, DirecTV sends Multiband a residual payment. When Multiband sends the bill to the subscriber, the subscriber sends payment to Multiband, and Multiband passes the payment, less a handling fee, on to DirecTV. Later, DirecTV sends Multiband a residual payment.

Multiband's arrangement with the landlord can either be based on individual tenants or it can be a bulk deal. If the deal is based on individual tenants, the landlord receives a revenue share/fee from revenues generated by the property. This typically amounts to 4-5 percent of the billings. If it is a bulk deal, the landlord does not get a revenue share/fee. They get discounted service rates for their tenants instead.

---

[1] Caution must be used here. In this case MDU is Multiband's abbreviation for Minnesota Digital Universe, not for Multi-Dwelling Units.

SHAREHOLDER STRATEGIES, INC. 4

Multiband Corporation

Voice and Data Services

Neither Internet service nor voice telephony service has a parallel to the DirecTV model. For Internet service, Multiband funds the capital expenditure (essentially a Local Area Network in the utility room), assures that there is appropriate cabling to the tenants' rooms, provides the service and does the billing. Multiband has contracts with regional telecommunications providers (e.g., Qwest, AT&T) for the circuits, and Multiband provides the Internet access. As with DirecTV, Multiband can either have a bulk contract with the landlord, or they can deal with individual tenants. Any System Operator who might be providing Internet service in the MDUs for which they have the ROE is doing it without Multiband's involvement.

For voice telephony service, Multiband installs a PBX in the utility room and assures that there is proper cabling to the tenants. Multiband purchases flat rate service from carriers and provides it to the tenants through the PBX. In some circumstances, voice over IP is used instead of a PBX. Multiband's system can track usage and bill the end customer. It is unlikely that any of Multiband's System Operators is engaged in providing voice telephony to their MDUs.

By virtue of their ability to provide television, Internet and voice telephony to MDUs, and thus to the subscribers within an MDU, Multiband is able to match the "triple play" service being offered in the single-dwelling arena by cable and telephone service providers such as Comcast and Verizon.

Customers who need maintenance call either Multiband or the System Operator, depending on who has the ROE. If Multiband has the ROE, the call likely is handled by their call center in Fargo, North Dakota. Representatives take calls regarding billing, service upgrades and trouble reports and arrange dispatches as appropriate. Multiband subcontracts call center functionality to a handful of System Operators.

SHAREHOLDER STRATEGIES, INC. 5

Multiband Corporation

Multiband is actively engaged in sales. Here the concept is to establish ROE contracts with landlords of additional MDUs. Of DirecTV's 16 million subscribers, roughly 15.5 million are in single-dwelling units. The MDU market remains largely untapped.

Multiband had 94,000 "owned and managed" subscriptions as of September 30, 2007. This is down from 106,500 in March. As noted earlier, owned subscriptions are in MDUs where Multiband has the ROE. - managed subscriptions are in MDUs where a System Operator has the ROE. Multiband has been selling off owned subscriptions in an effort to transition toward managed subscriptions and significantly lower capital expenditures. This not only reduces the continual need for cash but also improves the Company's return on investment. By October 2007, Multiband had effectively disposed of the assets of the Rainbow Satellite Group, LLC.

Table 1 shows Multiband's revenue from operations for the last two years.

Table 1
Revenue from Operations

Segment	2006	2005
MCS	$7,573,799	$7,943,266
MDU	$10,477,802	$8,572,160
Total	$18,051,601	$16,515,426

Table 2 shows the mix of revenue and cost of products and services for MCS and MDU for the last two years.

Table 2
Mix of Revenue, Cost of Products and Services

Revenues	2006	2005
MCS	41.96%	48.10%
MDU	58.04%	51.90%
Cost of Products and Services‡		
MCS	22.56%	26.23%
MDU	23.31%	21.30%

‡ Exclusive of depreciation and amortization

SHAREHOLDER STRATEGIES, INC. 6

Multiband Corporation

As the tables show, revenue contribution shifted away from MCS toward MDU from 2005 to 2006 as Multiband sold off owned subscriptions. The increase in cost of products and services in MDU year over year resulted directly from a material increase in revenues in that segment.

Competition

For the near future, Multiband plans to offer their services primarily in Minnesota, Missouri and North Dakota. Primary competitors in the television arena are Comcast and Time Warner. For telecommunications, Verizon and Qwest are the major competitors for local telephone services, and AT&T, MCI and Sprint are the primary competitors for long distance services. Primary competitors in the Internet access market are America Online, Comcast and NetZero. Among these, those that have been marketing triple-play packages (Internet, voice and TV) aggressively, such as Comcast and Verizon, stand out.

Multiband also competes directly with the two other DirecTV MSOs, PDI-SAT and North American Cable Equipment, Inc. (NACE). PDI-SAT is the only one of the three DirecTV MSOs that manufactures equipment used in the implementation of DirecTV systems. Their main office is in Boca Raton, FL. NACE was founded in 1992, and is headquartered in West Chester, PA. They supply cable and satellite television equipment to distributors, dealers, cable and satellite operators and builders throughout North America and overseas.

Management

The management team of Multiband has extensive experience in the industry. James Mandel is Multiband's Chief Executive Officer and the Director of the Company. He has held those positions since October 1, 1998. Mr. Mandel was co-founder of Call 4 Wireless, LLC, a telecommunications company specializing in wireless communications.

SHAREHOLDER STRATEGIES, INC. 7

Multiband Corporation

Steven Bell is President and Chief Financial Officer. He has been with Multiband for over 25 years, having previously been general counsel and Vice President of the Company. Mr. Bell has a degree from the William Mitchell College of Law.

Dave Ekman is Multiband's Chief Information Officer. Mr. Eckman was a partner in the Internet Service Provider Corporate Communications, which merged with Multiband in December 1999.

Kent Whitney is Multiband's Chief Operations Officer and SVP of Sales and Operations. Mr. Whitney has extensive satellite television experience and was one of DirecTV's first retail TVRO dealers. He was co-founder of Minnesota Digital Universe and its Master System Operator program and joined Multiband when they acquired Minnesota Digital Universe.

Ownership

Multiband is a publicly traded stock traded on NASDAQ. There currently are approximately 7.5 million common shares outstanding. In addition, there are various tranches of Preferred Stock, some of which is convertible into common. Multiband management indicates that the most accurate reflection of the value of the Preferred Stock is to assume its imminent conversion into an additional 500 thousand shares of common. Therefore, for the purposes of this analysis, we shall assume that there is no Preferred Stock and that there are 8.0 million shares of common stock outstanding in Multiband.

Employees

As of early 2007, Multiband had a total of approximately 88 employees. The breakdown of employees by entity and function is shown in Table 3.

SHAREHOLDER STRATEGIES, INC. 8

Multiband Corporation

Table 3
Multiband Employee Counts

Function	Multiband	MCS	MDU	Total
Management	3	4	2	9
Accounting	8	0	0	8
IT	6	0	0	6
Administrative	4	0	0	4
Sales and Marketing	0	5	2	7
Technical	0	18	0	18
Customer Svc	0	32	4	36
Total	21	59	8	88

Other Factors

The home entertainment/communications industry is extremely competitive. Major players have diversified from their traditional businesses in order to grow and remain profitable. Cable TV companies (e.g., Comcast, Charter Cable) and satellite TV companies (e.g., DirecTV) offer Internet services in addition to television programming. Major telephone companies (e.g., AT&T, Verizon) offer Internet services in addition to local and long distance calling, and Verizon is offering television service (FiOS). Even electric power companies have begun implementing broadband services over power lines (BPL) on a limited basis.

In addition to new competitors entering the business, there is a continuing evolution of services that must be provided. High Definition TV (HDTV) is growing rapidly and requires significant bandwidth. The same can be said for On Demand movies and other programming. On-line game playing is growing in popularity. In order to remain competitive a company must be able to accommodate these services quickly and efficiently.

Multiband's success is currently tied to the success of DirecTV. In 2003, Rupert Murdoch's News Corporation bought a controlling interest in DirecTV from Hughes Electronics. Three years later, however, News Corp. agreed to exchange a 38 percent stake in DirecTV and other considerations to John Malone's Liberty Media for Liberty's 19 percent voting interest in News Corp. The deal is expected to close towards the end of 2007. The New York Times

SHAREHOLDER STRATEGIES, INC. 9

Multiband Corporation

reported, "The deal is about control: Mr. Malone has been accumulating an ever-larger stake in the News Corporation, raising concerns about a potential takeover, and Mr. Murdoch wants to buy back the shares." They went on to say, "But the idea that Mr. Murdoch would be willing to surrender his stake in DirecTV, the largest American satellite broadcaster, also says a lot about the competitive pressures on the satellite business."[2]

Multiband contrasts greatly with DirecTECH, as illustrated by the following comparison of the two companies.

Table 4
DirecTECH vs. Multiband

DirecTECH	Multiband
• Almost no recurring revenue	• All recurring revenue
• Thousands of employees	• Relatively few employees
• Critically dependent on DirecTV	• Less dependent on DirecTV
• High revenue	• Low revenue
• A profitable company	• Historic losses
• Has cash	• Needs cash
• Less advanced upper management systems	• Sophisticated management systems

The above comparison suggests that the two companies are very complementary, which is one of the reasons for the proposed merger.

Industry Review

As described above, Multiband is a provider of video, telephone and Internet services to the MDU market. Their catch slogan "watch..talk..surf" captures the essence of their business. Key to their business is their relationship with DirecTV and DirecTV's efforts to penetrate the MDU market. According to Broadband Properties, there were 50-60 million U.S. MDU inhabitants in the third quarter of 2005. This represents about 20 percent of the U.S. population

[2] Satellite TV's 3-Headed Rival: Cable Plus Internet Plus Phone, by Saul Hansell, New York Times, September 18, 2006.

SHAREHOLDER STRATEGIES, INC. 10

Multiband Corporation

and 25 percent of the U.S. households. At the same time, nearly 30 percent of new dwelling units being constructed were MDUs. The U.S. Census Bureau reports that there were 6,135,000 housing units in MDUs of 50 units or more in 2000, up from 4,395,000 in 1990. MarketResearch.com reports that the MDU market is "a voluminous and lucrative customer segment for video service operators."

Traditional cable TV companies have provided service to residents of MDUs for years, but this market has historically been somewhat elusive for Direct Broadcast Satellite (DBS) providers. One reason is that profit margins for DBS operators are reduced because revenues generally have to be shared with the building owner or manager. Also, churn tends to be higher as MDU residents are more transient than residents of single-family units. In addition, DBS operators have the entrenched base of cable operators to contend with. Many of these have exclusive contracts with the building manager. Finally, MDU owners are reticent to have individual residents place satellite dishes on balconies or in other locations around their units.

One significant way in which DirecTV is approaching the MDU market is through MSOs like Multiband with their legions of System Operators. MSOs take the burden of acquiring the customer off DirecTV. They also solve the issue of individual dishes by providing service centrally, with just a small number of dishes on the roof. The cost of churn is also reduced, as new tenants simply adopt the service that is provided by the building.

Of course there still remain the entrenched cable companies as barriers to entry into the MDU market, but there is favorable news on this front. On October 31, 2007, the Federal Communications Commission (FCC) adopted a Report and Order that bans the use of exclusivity clauses for the provision of video services to MDUs, effectively nullifying existing exclusivity clauses. The action applies to cable operators only, but the FCC opened an inquiry into whether to apply it to satellite and other telecommunications providers also.

SHAREHOLDER STRATEGIES, INC. 11

Multiband Corporation

Despite this action by the FCC, the cost of displacing an entrenched cable operator may still be prohibitive. However, the market of new MDUs and MDUs that do not have entrenched contracts remains large.

DirecTV

DirecTV, number one in the DBS industry, has over 16 million customers in the U.S. Their closest competitor, Dish Network (EchoStar Communications) has over 13 million customers.

The annual report for The DirecTV Group states that they made major strides in their three focus areas of content, technology and service in 2006. They introduced a number of original and high definition (HD) programming features, launched three new set-top receivers and improved their HD infrastructure, and they made improvements in customer service. DirecTV added 820,000 net new subscribers in 2006, partly by reducing churn from 1.7 percent in 2005 to 1.6 percent in 2006. Net new subscriber growth appears to be in decline, falling from 1.7 million in 2004 to 1.2 million in 2005.

The DirecTV Group posted a net income of $1.420 billion in 2006, compared with a net income of $336 million in 2005, and their stock price increased 77 percent in 2006. Of significance is that in the latter part of 2006, Rupert Murdoch's News Corp. agreed to transfer their approximately 38 percent interest in DirecTV to Liberty Media Corp. The transaction is expected to close in late 2007.

DirecTV has been experiencing good results in 2007. Over the first nine months The DirecTV Group's revenues increased 17 percent over the same period in 2006 to $12.37 billion. Net income increased 4 percent to $1.10 billion, and 880,000 net new subscribers were added in the U.S.

SHAREHOLDER STRATEGIES, INC. 12

Multiband Corporation

Industry Issues

According to TVPredictions.com, the satellite TV industry is currently facing serious challenges. One is a loss in the competitive advantage of being able to provide many more channels than cable TV. With the advent of digital cable, cable TV can offer as many channels as can satellite TV. Another is potential difficulty in providing new technologies, such as High-Definition TV, Digital Video Recording and Video on Demand. These services require huge amounts of bandwidth, which is considerably easier for cable TV to provide, since satellite TV providers must launch additional satellites to obtain the bandwidth. Additionally, the size of the addressable market is smaller for satellite TV, since many potential customers do not have the clear view of the southern sky that is required for the DBS dish to "see" the satellite. With these challenges in mind, the rapid subscription growth that has been enjoyed by satellite TV providers may begin to decline.

Another serious issue is the entry into the market of non-traditional competitors such as Verizon, as described above. With their FiOS, they are able to bring television into the home, and, like cable providers, they are aggressively marketing "triple play" service of television, Internet and telephone. AT&T is also offering TV service, called U-verse, over fiber optic cables. Both FiOS and U-verse are in start-up mode and are available in limited geographic areas. To stay competitive, DirecTV has partnered with a number of Internet providers including AT&T, Verizon, EarthLink, Qwest and WildBlue, and is able to offer Internet access ranging from dial-up to satellite.

J.D. Power and Associates offers an informative discussion of the "triple play".

> "The cable/satellite market has shifted to a service model based on the voice, video and data triple play," said Frank Perazzini, director of telecommunications at J.D. Power and Associates. "As providers focus on putting this new model into practice, service reliability – which includes reception clarity and minimizing the number of outages – is critical in maintaining a satisfied customer base."

SHAREHOLDER STRATEGIES, INC. 13

Multiband Corporation

> Currently, 24 percent of cable subscribers are bundling voice, video and data services with their provider on a single bill. Future intention to bundle is also strong among cable customers, with 34 percent indicating they "definitely/probably" would combine all their services – an increase from 33 percent in 2006. Satellite providers that offer voice, video and data bundles through strategic alliances with telephone companies also experience increased demand from customers, as 41 percent of satellite subscribers indicate they "definitely/probably" would combine all their services, compared with 39 percent in 2006.
>
> "We've reached a point where the economics of bundling can't be ignored, and customers are evaluating features and prices and making informed decisions based on their needs and usage patterns," said Perazzini. "While satellite providers in particular face challenges with offering bundled service options – as they are typically not equipped with the same level of technology as cable providers – their strength lies in the reliability of their service. This is most evident in the regional performance of DirecTV."[3]

Finally, there have been reports that AT&T is interested in purchasing EchoStar Communications (Dish Network). While rumors about a potential takeover have been around for years, according to MSNBC, they peaked November 19, 2007, with a report from TheStreet.com that the two companies "are preparing the final terms of a $29.5 billion buyout deal that could be announced this week."

---

[3] DirecTV and WOW! Lead the Regional Cable and Satellite Customer Satisfaction Rankings, J.D. Power and Associates Press Release, August 15, 2007.

SHAREHOLDER STRATEGIES, INC. 14

Multiband Corporation

Financial Review

Balance Sheet

Exhibit 8 shows the recent balance sheets for Multiband (see Exhibits following this narrative–certain excerpts appear below).

	Unaudited	Audited	
	Sept 30	----December 31-----	
	2007	2006	2005
ASSETS			
Cash and Securities	$1,084	$1,021	$3,100
Accounts Receivable	1,743	2,018	2,368
Inventory	149	344	241
Other Current Assets	214	188	228
Total Current Assets	3,190	3,571	5,937
Net Property & Equipment	1,904	3,360	5,247
Other Assets	5,081	11,055	15,087
Total Assets	$10,175	$17,986	$26,271

Multiband is relatively short on cash, which is a product of continual and substantial losses. A bright spot is that Accounts Receivable as a percentage of sales has been declining (Exhibit 8a). The sale of owned subscriber accounts is reflected in the gradual decline of both Net Property and Equipment and Other Assets (which includes intangible assets). As Multiband continues to dispose of its unwanted subscriber accounts, the balance sheet continues to shrink. This has provided ongoing cash to help fund Multiband's operating losses, and is also serving to reduce Multiband's total asset investment, which will help provide a favorable return on investment once Multiband becomes profitable.

SHAREHOLDER STRATEGIES, INC. 15

Multiband Corporation

	Unaudited	Audited	
	Sept 30	----December 31-----	
	2007	2006	2005
LIABILITIES AND EQUITY			
Accounts Payable	$3,201	$2,557	$1,761
Accrued Expenses	2,261	2,977	2,741
Current Debt	1,922	2,045	922
Other Current Liabilities	483	1,285	1,484
Total Current Liabilities	7,867	8,864	6,908
Long Term Debt	394	3,462	4,270
Other Liabilities	0	0	125
Capital Stock	78,411	75,441	70,500
Retained Earnings	(76,498)	(69,782)	(55,532)
Stockholders' Equity	1,913	5,659	14,968
Total Liabilities & Equity	$10,174	$17,985	$26,271

Multiband's liquidity position is poor, with Total Current Liabilities exceeding Total Current Assets, even after excluding Current Debt. Multiband has financed its operations largely by selling various tranches of Preferred Stock and by disposing of unwanted subscriber accounts. Interest-bearing debt for Multiband was down to $2.3 million as of September 30, 2007. The cumulative Retained Earnings of negative $76.5 million reflects a long-term lack of profitability. However, management indicates that the fourth quarter of 2007 will be approximately break-even with respect to EBITDA.

Income Statement

Exhibit 9 presents the recent Income Statements for Multiband. The sale of substantial subscriber accounts in 2007 is reflected in the lower revenue for the LTM ended September 30, 2007. Before that, sales were increasing, mostly owing to growth in the MDU segment. Multiband was not profitable, even on an operating cash flow basis, over the period reviewed.

SHAREHOLDER STRATEGIES, INC. 16

Multiband Corporation

	Unaudited LTM Sept 30 2007	Audited ----December 31----- 2006	2005	2004
Revenue	$16,581	$18,052	$16,515	$11,068
% change	-8.1%	9.3%	49.2%	
Cash Cost of Sales	8,594	8,281	7,850	5,943
% of revenue	51.8%	45.9%	47.5%	53.7%
Gross Profit	7,987	9,771	8,665	5,125
% of revenue	48.2%	54.1%	52.5%	46.3%
Cash Operating Expense	9,742	11,481	9,723	5,986
% of revenue	58.8%	63.6%	58.9%	54.1%
Other Income/(Expenses)	(2,030)	(2,102)	228	24
EBITDA	(3,785)	(3,812)	(830)	(837)
% of revenue	-22.8%	-21.1%	-5.0%	-7.6%
Depreciation/Amortization	3,967	5,168	4,780	3,433
EBIT	(7,752)	(8,980)	(5,610)	(4,270)
% of revenue	-46.8%	-49.7%	-34.0%	-38.6%
Interest Expense	(699)	(1,206)	(1,883)	(1,055)
Income before Taxes	(8,451)	(10,186)	(7,493)	(5,325)

SHAREHOLDER STRATEGIES, INC. 17

Multiband Corporation

Valuation Analysis

As noted earlier in the valuation of DTHC, based on the concluded share prices for DTHC, the proposed merger exchange rate implies a range of $3.10 per share to $3.61 per share on a fully-diluted basis for Multiband (the result of dividing the DTHC price range by 24.9308). Given the fully-diluted shares outstanding of 8.0 million for Multiband, this leads to a valuation range (for the total equity) of $24.8 million to $28.9 million. As of September 30, 2007, Multiband had total interest-bearing debt of approximately $2.3 million. This puts the range for total invested capital (Capital) at $27.1 million to $31.2 million.

Traded Market Price

A strong rationale for the fair market value of Multiband's stock obviously is its own public stock price as traded on NASDAQ. Multiband's common shares have traded over the most recent three months generally in the range of $2.50 per share to $3.00 per share and most recently traded at $3.23 per share. This puts the proposed merger exchange rate toward the top of, but within the acceptable range of values (see above).

Multiple of Projected Earnings

A second valuation measure for Multiband is based on its pro-forma earnings. Management presents a strong case that a reasonable (and, in their view, utterly achievable) projection for their company's income statement in FY 2009 is as follows:

MDU Revenue	$ 15.0 million
EBITDA before Corporate Overhead	$ 6.5 million
Corporate Allocation	$ (3.0) million
Add Revenue for Call Center	$ 3.0 million
Net EBITDA	$ 6.5 million

Management maintains that many if not all of the building blocks for this body of business are already in place. For example, Multiband recently gained a contract for an

SHAREHOLDER STRATEGIES, INC. 18

Multiband Corporation

additional $1.2 million in annual revenue for its Call Center, which does not even include other associated income items.

Multiband's business model prospectively (and already largely in place) involves their acting more as an "agent" or "wholesaler." Their revenue is almost entirely recurring As a guide to the value of Multiband's recurring revenue, we shall compare them with publicly traded insurance agencies, which (even though they are in a different industry) have important similarities as agents serving a given "book of business." Exhibit 10 shows the traded earnings multiples of the publicly traded insurance brokers. These multiples are presented based on latest-four-quarters earnings and based on projected earnings (derived from analysts' EPS estimates). Since the only earnings estimates available are through FY 2008, the earnings for the public companies are extrapolated to 2009 based upon their year-over-year growth rate from 2007 to 2008. This is considered a useful estimate.

	Latest 4 Quarters			Projected			
NAME	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	
AON CORP	11.9	11.9	16.0	8.3	8.3	12.7	
GALLAGHER	10.4	15.2	18.4	7.3	9.0	15.2	
BROWN	10.7	10.7	17.1	9.8	9.8	15.8	
CRAWFORD	8.3	12.8	19.9	n/a	n/a	n/a	
HILB/ROGL	9.8	10.8	17.3	7.8	9.0	14.3	
HUB GRP	10.1	10.6	17.2	7.7	8.2	13.7	
MRSH&MCL	10.8	14.0	5.3	7.0	8.6	12.3	
WILLIS	10.6	10.8	12.7	7.3	7.8	12.0	
Median	10.5	11.4	17.1	7.9	8.7	13.7	Average

Note how tightly clustered the earnings multiples are for the publicly traded agencies, which suggests very meaningful data. The average observed EBITDA multiple based on projected 2009 earnings is 7.9x, as shown in Exhibit 10. These companies are far more established and much larger than Multiband, and have a history of consistent profitability. Therefore, a significantly lower EBITDA multiple should apply to Multiband. An EBITDA multiple of 5.0x is considered reasonable for Multiband, based on this information. This multiple, when applied to the projected 2009 EBITDA of $6.5 million, yields total Capital of $32.5 million. Subtracting current interest-bearing debt (as of September 30, 2007) of $2.3

SHAREHOLDER STRATEGIES, INC. 19

Multiband Corporation

million leaves a market value of the equity of $30.2 million. This equates to a stock price of $3.78 per share, which supports the traded stock prices observed.

Conclusion

Based on the information available to SSI as of the date of this report, the proposed merger exchange rate of 24.9308 common shares of Multiband for each common share of DTHC would represent no less than fair consideration to the stockholders of DTHC.

SHAREHOLDER STRATEGIES, INC. 20

DirecTECH Holding Company, Inc.
Exhibit 1
Historical and Proforma Balance Sheets

$(000s)

	Sept 30	----December 31-----	
	2007	2006	2005
ASSETS			
Cash and Securities	$22,894	$14,238	$5,747
Accounts Receivable	22,560	33,246	28,855
Inventory	14,576	17,236	10,757
Other Current Assets	2,698	6,375	3,794
Total Current Assets	62,728	71,095	49,153
Net Property & Equipment	3,799	1,703	984
Other Assets	4,053	3,993	3,956
Total Assets	$70,580	$76,791	$54,093
LIABILITIES AND EQUITY			
Accounts Payable	$40,881	$41,762	$27,021
Accrued Expenses	12,201	20,427	11,296
Current Debt	3,704	6,679	9,732
Other Current Liabilities	783	403	5,152
Total Current Liabilities	57,569	69,271	53,201
Long Term Debt	25,144	23,232	24,781
Other Liabilities	250	0	0
Common Equity	(15,566)	(15,566)	(15,566)
Retained Earnings	3,184	(146)	(8,322)
Stockholders' Equity	(12,382)	(15,712)	(23,888)
Total Liabilities & Equity	$70,581	$76,791	$54,094
Working Capital	$5,159	$1,824	($4,048)

DirecTECH Holding Company, Inc.
Exhibit 1a
Percent of Sales Balance Sheets

		Sept 30	----December 31-----	
		2007	2006	2005
ASSETS				
Cash and Securities		10.9%	7.5%	3.2%
Accounts Receivable		10.7%	17.5%	16.2%
Inventory		6.9%	9.1%	6.1%
Other Current Assets		1.3%	3.4%	2.1%
Total Current Assets		29.8%	37.5%	27.7%
Net Property & Equipment		1.8%	0.9%	0.6%
Other Assets		1.9%	2.1%	2.2%
Total Assets		33.5%	40.5%	30.4%
LIABILITIES AND EQUITY				
Accounts Payable		19.4%	22.0%	15.2%
Accrued Expenses		5.8%	10.8%	6.4%
Current Debt		1.8%	3.5%	5.5%
Other Current Liabilities		0.4%	0.2%	2.9%
Total Current Liabilities		27.4%	36.5%	29.9%
Long Term Debt		11.9%	12.2%	13.9%
Other Liabilities		0.1%	0.0%	0.0%
Common Equity		-7.4%	-8.2%	-8.8%
Retained Earnings		1.5%	-0.1%	-4.7%
Stockholders' Equity		-5.9%	-8.3%	-13.4%
Total Liabilities & Equity		33.5%	40.5%	30.4%
	Average			
Working Capital %	0.4%	2.5%	1.0%	-2.3%
Current Ratio	1.0	1.1	1.0	0.9

DirecTECH Holding Company, Inc.
Exhibit 2
Historical Income Statements

($000s)

	12 Mos Ended Sept 30 2007	Audited (Draft) December 31 2006	Reviewed December 31 2005
Revenue	$210,421	$189,688	$177,693
% change	10.9%	6.8%	
Cash Cost of Sales	160,757	145,943	130,706
% of revenue	76.4%	76.9%	73.6%
Gross Profit	49,664	43,745	46,987
% of revenue	23.6%	23.1%	26.4%
Cash Operating Expense	44,410	33,890	39,495
% of revenue	21.1%	17.9%	22.2%
Other Income/(Expenses)	746	746	160
EBITDA	6,000	10,601	7,652
% of revenue	2.9%	5.6%	4.3%
Depreciation/Amortization	854	477	266
EBIT	5,146	10,124	7,386
% of revenue	2.4%	5.3%	4.2%
Interest Expense	(2,902)	(1,957)	(2,388)
Income before Taxes	2,244	8,167	4,998
Provision for Taxes	0	(10)	1,050
	0%	0%	21%
Net Income	$2,244	$8,177	$3,948

EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization (Pre-debt, Pre-tax Cash Flow)
EBIT: Earnings Before Interest & Taxes (Operating Income)

	Avg.	2007	2006	2005
Depreciation Expense		$854	$477	$266
% Sales	0.3%	0.4%	0.3%	0.1%
Capital Exp			$1,202	$831
% Sales	0.6%		0.6%	0.5%

DirecTECH Holding Company, Inc.
Exhibit 3
Adjusted Earnings

($000s)

	12 Mos Ended Sept 30 2007	Audited (Draft) ----December 31----- 2006	Reviewed 2005
Revenue	$210,421	$189,688	$177,693
Growth	10.9%	6.8%	
Earnings Before Interest & Taxes (EBIT)	5,146	10,124	7,386
Adjustments:			
Owner Compensation	1,000	1,016	968
ESOP Expense	0	0	5,467
EIAP Expense	0	0	4,750
Welfare Benefit Plan	320	350	321
Total Adjustments	1,320	1,366	11,506
Comparative EBIT	6,466	11,490	18,892
% of Revenue	3.1%	6.1%	10.6%
Growth	-44%	-39%	
Interest Expense	(2,902)	(1,957)	(2,388)
Pretax Earnings	3,564	9,533	16,504
Taxes 40%	1,426	3,813	6,602
Net Income	$2,138	$5,720	$9,902
EBIT	6,466	11,490	18,892
Depreciation/Amortization	854	477	266
Earnings Before Depr/Amortiz Interest & Taxes (EBITDA)	$7,320	$11,967	$19,158

DirecTECH Holding Company, Inc.
Exhibit 4
Comparison of Guideline Public Companies

	COMFORT SYS FIX	DYCOM DY	EMCOR EME	HUGHES HUGH	INT ELEC IESC	MASTEC MTZ	QUANTA PWR	DIRTECH
Fiscal Year	Dec-06	Jul-07	Dec-06	Dec-06	Sep-06	Dec-06	Dec-06	Dec-06
Latest Quarter	Sep-07	Jul-07	Sep-07	Jun-07	Jun-07	Jun-07	Jun-07	Sep-07
Size ($m)								
Rev: Last 4 qtrs	1,084.30	1,145.40	5,605.20	910.50	910.80	992.30	2,253.00	210.42
Latest Year	1,056.50	1,137.80	5,021.00	858.70	419.90	945.80	2,131.00	189.69
Latest Year[-1]	899.50	1,023.70	4,714.50	0.60	1,102.80	848.00	1,858.60	177.69
Latest Year[-2]	819.60	986.60	4,747.90	0.00	1,424.10	913.80	1,626.50	
EBITDA: Proj YrEnd	72.49	176.71	248.52			141.64	280.99	15.81
Last 4 quarters	54.30	134.00	190.10	127.90	21.60	64.80	201.20	7.32
Latest Year	49.80	134.00	141.00	102.20	9.40	58.60	189.00	11.97
Latest Year[-1]	37.70	107.60	105.40	(7.30)	(10.20)	54.00	128.90	19.16
Latest Year[-2]	28.80	121.30	73.90	0.00	28.70	10.90	74.90	
EBIT: Proj. Yr End	67.09	117.31	227.22			126.24	224.79	14.83
Last 4 quarters	51.10	84.30	174.30	85.70	10.30	59.10	109.30	6.47
Latest Year	47.20	84.20	124.30	62.50	3.70	51.30	91.90	11.49
Latest Year[-1]	(1.20)	52.50	83.70	18.40	(85.40)	39.40	76.10	18.89
Latest Year[-2]	20.10	59.00	45.90	0.00	(90.50)	(6.50)	12.50	
NetInc Proj Yr End	39.90	61.51	134.95			69.74	118.79	7.16
Last 4 quarters	31.30	41.90	116.80	33.40	(6.80)	(4.90)	45.00	2.14
Latest Year	28.70	41.90	86.70	(39.10)	(8.20)	(50.40)	17.50	5.72
Latest Year[-1]	(6.30)	18.20	60.00	68.80	(127.70)	(14.60)	29.60	9.90
Latest Year[-2]	10.70	24.30	33.20	0.00	(124.90)	(49.40)	(9.20)	
Growth								
Revenue:								
Year End-4 qtrs	3%	1%	12%	6%	117%	5%	6%	11%
Last Year	17%	11%	7%	143017%	-62%	12%	15%	7%
Previous Year	10%	4%	-1%		-23%	-7%	14%	
3-Yr Growth Rate	11%	5%	6%		-12%	3%	13%	
EBITDA:								
Last Yr to Next Yr	46%	32%	76%			142%	49%	116%
Year End-4 qtrs	9%	0%	35%	25%	130%	11%	6%	-39%
Last Year	32%	25%	34%	-1500%	-192%	9%	47%	-38%
Previous Year	31%	-11%	43%		-136%	395%	72%	
3-Yr Growth Rate	30%	3%	52%		-8%	165%	56%	
EBIT:								
Last Yr to Next Yr	42%	39%	83%			146%	145%	129%
Year End-4 qtrs	8%	0%	40%	37%	178%	15%	19%	-44%
Last Year	-4033%	60%	49%	240%	-104%	30%	21%	-39%
Previous Year	-106%	-11%	82%		-6%	-706%	509%	
Net Income:								
Last Yr to Next Yr	39%	47%	56%			-238%	579%	235%
Year End-4 qtrs	9%	0%	35%	-185%	-17%	-90%	157%	-63%
Last Year	-556%	130%	45%	-157%	-94%	245%	-41%	-42%
Previous Year	-159%	-25%	81%		2%	-70%	-422%

DirecTECH Holding Company, Inc.
Exhibit 4 Cont'd

Profitability	COMFORT SYS FIX	DYCOM DY	EMCOR EME	HUGHES HUGH	INT ELEC IESC	MASTEC MTZ	QUANTA PWR	DIRTECH
EBITDA/Rev:								
Last 4 quarters	5%	12%	3%	14%	2%	7%	9%	3%
Latest Year	5%	12%	3%	12%	2%	6%	9%	6%
Latest Year[-1]	4%	11%	2%	-1217%	-1%	6%	7%	11%
Latest Year[-2]	4%	12%	2%		2%	1%	5%	
EBIT/Rev:								
Last 4 quarters	5%	7%	3%	9%	1%	6%	5%	3%
Latest Year	4%	7%	2%	7%	1%	5%	4%	6%
Latest Year[-1]	0%	5%	2%	3067%	-8%	5%	4%	11%
Latest Year[-2]	2%	6%	1%		-6%	-1%	1%	
Net Inc./Rev:								
Last 4 quarters	3%	4%	2%	4%	-1%	0%	2%	1%
Latest Year	3%	4%	2%	-5%	-2%	-5%	1%	3%
Latest Year[-1]	-1%	2%	1%	11467%	-12%	-2%	2%	6%
Latest Year[-2]	1%	2%	1%		-9%	-5%	-1%	
Leverage								
Debt/Market Cap	0.0%	12.3%	0.1%	31.4%	13.1%	12.5%	11.3%	26.2%
Interest coverage	79	6	52	1	1	5	3	2
Liquidity (FYE)								
Current Ratio	1.7	2.3	1.3	2.1	2.1	2.3	3.5	1.1
Rev/Working Cap	6.7	6.9	11.1	3.2	3.1	5.8	3.2	36.8
Sales/Cash	12	60	18	8	15	11	6	9
Activity								
Rev/Assets	2.4	1.5	2.7	1.0	2.4	1.5	1.4	2.7
EBITDA/Assets	0.1	0.2	0.1	0.1	0.1	0.1	0.1	0.1
Revenue/Employee	$159	$104	$186	$470	$58	$102	$1,521	$61
Receivable Turns	4	5	4	10	2	5	4	9
Inventory Turns	104	112	314	19	15	35	65	11
Other								
Interest (inc)	0.60	14.80	2.30	47.80	2.60	10.00	26.80	2.90
Depreciation	5.4	59.4	21.3	49.5	4.3	15.4	56.2	0.85
% Revenue	0.5%	5.2%	0.4%	5.4%	0.5%	1.6%	2.5%	0.4%
% EBIT	10.6%	70.5%	12.2%	57.8%	41.7%	26.1%	51.4%	13.2%
Cap Expenditure	(17.3)	138.9	60.4	64.4	1.3	41.6	48.5	0.00
% Revenue	-1.9%	13.6%	1.3%	10733.3%	0.1%	4.9%	2.6%	0.0%
Non-Op/Extrao Inc	3	10	6	10	0	8	14	0.75
Tax Rate	38%	39%	25%	0%	36%	0%	0%	40%
Total Assets	461	790	2,089	932	376	646	1,639	70.58
Int Bearing Debt	0	167	2	496	56	130	449	28.85
Market Capital	570	1,356	2,039	1,579	425	1,043	3,977	110.00
Dividend Yield	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	
Shares Out (mil)	40.71	41.01	63.66	19.00	15.40	65.18	117.62	1.00
Preferred Stock	0	0	0	0	0	0	0	
Beta	1.1	2.2	0.5	2.4	1.1	3.2	2.8	
Unlevered Beta	1.1	2.1	0.5	1.6	1.0	2.8	2.5	
Employees	6,647	10,899	27,000	1,828	7,183	9,260	1,401	3,090
Est EPS Curnt Yr	0.84	1.30	1.75	n/a	n/a	0.79	0.71	
Est EPS Next Yr	0.98	1.50	2.12	n/a	n/a	1.07	1.01

DirecTECH Holding Company, Inc.
Exhibit 5
Public Company Capitalization

(M except shares and price)

NAME	SHARES	PRICE	EQUITY	EQUITY 0% PREMIUM	DEBT	TOTAL INVESTED CAPITAL
COMFORT SYS	40.71	$14.00	569.9	569.9	0.0	569.9
DYCOM	41.01	$29.00	1,189.1	1,189.1	166.8	1,355.9
EMCOR	63.66	$32.00	2,037.0	2,037.0	1.9	2,038.9
HUGHES	19.00	$57.00	1,083.1	1,083.1	496.4	1,579.5
INT ELEC	15.40	$24.00	369.5	369.5	55.7	425.2
MASTEC	65.18	$14.00	912.5	912.5	130.2	1,042.7
QUANTA	117.62	$30.00	3,528.5	3,528.5	448.6	3,977.1

Public Company Multiples

(000s) except multiples

	Latest 4 Quarters			Projected			
NAME	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	
COMFORT SYS	10.5	11.2	18.2	7.9	8.5	14.3	
DYCOM	10.1	16.1	28.4	7.7	11.6	19.3	
EMCOR	10.7	11.7	17.4	8.2	9.0	15.1	
HUGHES	12.3	18.4	32.4	n/a	n/a	n/a	
INT ELEC	19.7	n/m	n/m	n/a	n/a	n/a	
MASTEC	16.1	17.6	n/m	7.4	8.3	13.1	
QUANTA	19.8	n/m	n/m	14.2	17.7	29.7	
Average	14.2	15.0	24.1	9.1	11.0	18.3	
DIRTECH	9.0	10.0	16.0	6.5	7.5	12.0	
% of Average	63%	67%	66%	72%	68%	66%	
DIRTECH Earnings	EBITDA	EBIT	Net Inc	EBITDA	EBIT	Net Inc	FY 2009 Projected
Representative Earnings===>	$11,350	$10,500	$4,650	$15,807	$14,829	$7,156	<====== Earnings
Market Value of Capital	102,150	105,000		102,742	111,214		
Less Interest Bearing Debt	28,848	28,848		28,848	28,848		
Value of Equity	$73,302	$76,152	$74,400	$73,894	$82,366	$85,871	

Equity Indication $73,302 to $85,871

DirecTECH Holding Company, Inc.
Exhibit 6
Calculation of Discount Rate

($000s)

Capital Asset Pricing Model (CAPM)

10 Year Treasury Note	4.1%	Debt/Total Market Capital	25.0%
Industry Unleveraged Beta	1.0	Tax Rate	40.0%
Leveraged Beta	1.2	Cost of Equity	20.2%
Equity Premiums:		Cost of Debt	7.5%
Stock Return Over Risk Free Rate	7.1%	Weighted Average Cost of Capital	16.3%
Small Company Premium	6.3%		
Total Stock Premium	13.4%		

Cost of Equity = T-Note + Beta x (Total Stock Premium)

Weighted Average Cost of Capital = Cost of Equity x (Equity/Market Cap) +
Cost of Debt x (Debt/Market Cap) x (1-Tax Rate)

DirecTECH Holding Company, Inc.

Exhibit 7

Discounted Cash Flow

($000s)

		Historical		LTM	Projected			
		2005	2006	2007	2008	2009	2010	2011
Revenue		$177,693	$189,688	$210,421	$229,000	$244,500	$262,300	$279,300
% growth			6.8%	10.9%	8.8%	6.8%	7.3%	6.5%
Cost of Revenue		130,706	145,943	160,757	174,956	186,798	200,397	213,385
% sales		73.6%	76.9%	76.4%	76.4%	76.4%	76.4%	76.4%
Gross Profit		46,987	43,745	49,664	54,044	57,702	61,903	65,915
% sales		26.4%	23.1%	23.6%	23.6%	23.6%	23.6%	23.6%
Cash Operating Expense		39,495	33,890	44,410	41,800	42,629	44,500	47,300
% sales		22.2%	17.9%	21.1%	18.3%	17.4%	17.0%	16.9%
Other Inc/(Exp)	0.30%	160	746	746	687	734	787	838
Depreciation	0.40%	266	477	854	916	978	1,049	1,117
Operating Income (EBIT)		7,386	10,124	5,146	12,015	14,829	17,141	18,336
% sales		4.2%	5.3%	2.4%	5.2%	6.1%	6.5%	6.6%
Adjustments (net)		11,506	1,366	1,320	0	0	0	0
Adjusted EBIT		18,892	11,490	6,466	12,015	14,829	17,141	18,336
% sales		10.6%	6.1%	3.1%	5.2%	6.1%	6.5%	6.6%
Taxes	40%				4,806	5,931	6,856	7,334
Debt Free Net Income					7,209	8,897	10,284	11,001
Depreciation					916	978	1,049	1,117
Working Capital Additions		11.0%	of Revenue Growth		(2,044)	(1,705)	(1,958)	(1,870)
Capital Expenditures		0.5%			(1,145)	(1,223)	(1,312)	(1,397)
Free Cash Flow					4,936	6,948	8,064	8,852
			* EBITDA:	* EBIT:				
Terminal Value:			7.5	8.0				146,684
Total Free Cash Flow					4,936	6,948	8,064	155,536
Weighted Avg. Cost of Capital	16.3%			Discount Factor	0.927	0.798	0.686	0.590
Present Value of Each Year's Cash Flow (PV)					$4,578	$5,542	$5,533	$91,796

Total Invested Capital (PV Sum)	$107,450
Less Debt	28,848
Minority Equity Indication	78,602

Multiband Corporation
Exhibit 8
Historical Balance Sheets

$(000s)

	Unaudited Sept 30	Audited ----December 31-----	
	2007	2006	2005
ASSETS			
Cash and Securities	$1,084	$1,021	$3,100
Accounts Receivable	1,743	2,018	2,368
Inventory	149	344	241
Other Current Assets	214	188	228
Total Current Assets	3,190	3,571	5,937
Net Property & Equipment	1,904	3,360	5,247
Other Assets	5,081	11,055	15,087
Total Assets	$10,175	$17,986	$26,271
LIABILITIES AND EQUITY			
Accounts Payable	$3,201	$2,557	$1,761
Accrued Expenses	2,261	2,977	2,741
Current Debt	1,922	2,045	922
Other Current Liabilities	483	1,285	1,484
Total Current Liabilities	7,867	8,864	6,908
Long Term Debt	394	3,462	4,270
Other Liabilities	0	0	125
Capital Stock	78,411	75,441	70,500
Retained Earnings	(76,498)	(69,782)	(55,532)
Stockholders' Equity	1,913	5,659	14,968
Total Liabilities & Equity	$10,174	$17,985	$26,271
Working Capital	($4,677)	($5,293)	($971)

Multiband Corporation

Exhibit 8a

Percent of Sales Balance Sheets

		Unaudited	Audited	
		Sept 30	----December 31-----	
		2007	2006	2005
ASSETS				
Cash and Securities		6.5%	5.7%	18.8%
Accounts Receivable		10.5%	11.2%	14.3%
Inventory		0.9%	1.9%	1.5%
Other Current Assets		1.3%	1.0%	1.4%
Total Current Assets		19.2%	19.8%	35.9%
Net Property & Equipment		11.5%	18.6%	31.8%
Other Assets		30.6%	61.2%	91.4%
Total Assets		61.4%	99.6%	159.1%
LIABILITIES AND EQUITY				
Accounts Payable		19.3%	14.2%	10.7%
Accrued Expenses		13.6%	16.5%	16.6%
Current Debt		11.6%	11.3%	5.6%
Other Current Liabilities		2.9%	7.1%	9.0%
Total Current Liabilities		47.4%	49.1%	41.8%
Long Term Debt		2.4%	19.2%	25.9%
Other Liabilities		0.0%	0.0%	0.8%
Capital Stock		472.9%	417.9%	426.9%
Retained Earnings		-461.4%	-386.6%	-336.3%
Stockholders' Equity		11.5%	31.3%	90.6%
Total Liabilities & Equity		61.4%	99.6%	159.1%
	Average			
Working Capital %	-21.1%	-28.2%	-29.3%	-5.9%
Current Ratio	0.6	0.4	0.4	0.9

Multiband Corporation

Exhibit 9

Historical Income Statements

($000s)

	Unaudited LTM Sept 30 2007	Audited ----December 31----- 2006	2005	2004
Revenue	$16,581	$18,052	$16,515	$11,068
% change	-8.1%	9.3%	49.2%	
Cash Cost of Sales	8,594	8,281	7,850	5,943
% of revenue	51.8%	45.9%	47.5%	53.7%
Gross Profit	7,987	9,771	8,665	5,125
% of revenue	48.2%	54.1%	52.5%	46.3%
Cash Operating Expense	9,742	11,481	9,723	5,986
% of revenue	58.8%	63.6%	58.9%	54.1%
Other Income/(Expenses)	(2,030)	(2,102)	228	24
EBITDA	(3,785)	(3,812)	(830)	(837)
% of revenue	-22.8%	-21.1%	-5.0%	-7.6%
Depreciation/Amortization	3,967	5,168	4,780	3,433
EBIT	(7,752)	(8,980)	(5,610)	(4,270)
% of revenue	-46.8%	-49.7%	-34.0%	-38.6%
Interest Expense	(699)	(1,206)	(1,883)	(1,055)
Income before Taxes	(8,451)	(10,186)	(7,493)	(5,325)
Provision for Taxes	0	0	0	0
	0%	0%	0%	0%
Net Income	($8,451)	($10,186)	($7,493)	($5,325)

EBITDA: Earnings Before Interest, Taxes, Depreciation & Amortization (Pre-debt, Pre-tax Cash Flow)
EBIT: Earnings Before Interest & Taxes (Operating Income)

	Avg.				
Depreciation Expense		$3,967	$5,168	$4,780	$3,433
% Sales	28.1%	23.9%	28.6%	28.9%	31.0%
Capital Exp		$508	$993	$976	$749
% Sales	5.3%	3.1%	5.5%	5.9%	6.8%

Multiband Corporation
Exhibit 10
Public Company Capitalization

(M except shares and price)

NAME	SHARES	PRICE	EQUITY	EQUITY 0% PREMIUM	DEBT	TOTAL INVESTED CAPITAL
AON CORP	299.60	$46.92	14,057.2	14,057.2	2,285.0	16,342.2
GALLAGHER	98.40	$26.14	2,572.2	2,572.2	34.8	2,607.0
BROWN	140.02	$23.82	3,335.2	3,335.2	244.4	3,579.6
CRAWFORD	50.44	$4.57	230.5	230.5	229.4	459.9
HILB/ROGL	36.31	$42.19	1,532.0	1,532.0	241.1	1,773.1
HUB GRP	39.61	$24.04	952.1	952.1	0.0	952.1
MRSH&MCL	551.91	$24.96	13,775.8	13,775.8	4,971.0	18,746.8
WILLIS	152.84	$38.40	5,868.9	5,868.9	800.0	6,668.9

Public Company Multiples

(000s) except multiples

	Latest 4 Quarters			Projected			
NAME	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	Capital/ EBITDA	Capital/ EBIT	Equity/ Net Inc	
AON CORP	11.9	11.9	16.0	8.3	8.3	12.7	
GALLAGHER	10.4	15.2	18.4	7.3	9.0	15.2	
BROWN	10.7	10.7	17.1	9.8	9.8	15.8	
CRAWFORD	8.3	12.8	19.9	n/a	n/a	n/a	
HILB/ROGL	9.8	10.8	17.3	7.8	9.0	14.3	
HUB GRP	10.1	10.6	17.2	7.7	8.2	13.7	
MRSH&MCL	10.8	14.0	5.3	7.0	8.6	12.3	
WILLIS	10.6	10.8	12.7	7.3	7.8	12.0	
Median	10.5	11.4	17.1	7.9	8.7	13.7	Average

The Federal Reserve Board

The Beige Book

October 17, 2007

Summary

Summary

Districts
Boston
New York
Philadelphia
Cleveland
Richmond
Atlanta
Chicago
St. Louis
Minneapolis
Kansas City
Dallas
San Francisco

Full report

Prepared at the Federal Reserve Bank of Dallas and based on information collected on or before October 5, 2007. This document summarizes comments received from business and other contacts outside the Federal Reserve and is not a commentary on the views of Federal Reserve officials.

Anecdotal reports from the Federal Reserve Banks suggest economic activity continued to expand in all Districts in September and early October but the pace of growth decelerated since August. Growth was similar to that observed in the last Beige Book in seven Districts--Atlanta, Boston, Chicago, Minneapolis, New York, Philadelphia and St. Louis. The economy grew at a slower rate in five Districts--Cleveland, Dallas, Kansas City, Richmond and San Francisco. The expansion was variously characterized as "moderate," "modest" and "mixed."

Consumer spending expanded, but reports were uneven and suggest growth was slower in September and early October than in August. The manufacturing and service sectors continued to expand, but growth weakened--mostly for products and services related to home construction and real estate transactions. Several manufacturing and service firms reported that weaker domestic demand was offset by strong sales to global markets.

Residential real estate markets continued to weaken, and most Districts reported additional declines in home sales, prices and construction. Financial institutions reported an increase in delinquencies and slight deterioration in credit quality. Lenders in many Districts tightened credit standards, particularly for real estate. The majority of reports indicated an increase in business lending but a decline or slower growth in consumer lending.

Activity in the energy industry is still robust but growth has slowed. Favorable agricultural conditions are contributing to a bumper crop throughout much of the country, but drought continues to hamper production in the southeast.

Contacts in a number of industries indicated a higher-than-usual degree of uncertainty about the outlook for economic activity. Many real estate contacts expect housing markets to remain subdued for several months. At firms without direct ties to real estate and construction, contacts are still wary that credit tightening and slowing construction might slow activity in their industry, but there is cautious optimism because few see much evidence of such spillovers at this time.

Job growth eased in some regions, but labor shortages were reported for many occupations in most Districts and are said to be restraining economic activity in some instances. Wages rose

Page 1

moderately except for workers in short supply, where sharp increases were reported for some positions. Upward pressure on input costs are reported in most Districts, but competitive pressures are restraining the ability to pass higher input costs to selling prices in many instances.

Consumer Spending and Tourism

Retail sales increased, but reports were uneven and suggest growth has softened. Sales were weak at department and discount stores and for furniture and other home durables. Purchases of electronics and luxury items remained solid. Unseasonably mild weather dampened apparel sales in some regions.

There appeared to be a high level of uncertainty about the outlook for retail sales, and a few Districts report that retailers have reduced inventories. Vehicle sales were weaker, but reports indicated that sales of fuel-efficient and used cars remained strong. Tourist activity was generally solid.

Manufacturing

Factory activity continued to expand, but reports suggested that growth has been dampened by declining output of products used in home construction. A few Districts noted that export demand for other products helped sustain growth. District reports indicated strong growth of sales for paper, steel, machine tools, agricultural machinery, energy equipment, electrical equipment, defense and aerospace, chemicals and health-related equipment.

The outlook for factory activity is uneven. Boston District contacts noted continued weakness in housing and possible negative spillovers from tight credit but point to export growth and new product development as sources of strength. Manufacturers in the Cleveland District anticipate production remaining at current levels or decreasing slightly. Factories in the Kansas City District cut inventory levels and expect further reductions. Automakers in the Chicago District anticipate weakness in auto sales, but the St. Louis District reports major hiring to support the opening of new facilities for motor vehicle parts manufacturing.

Services

Districts reporting on business services indicated the sector is in expansion but the strength varied. Temporary staffing firms reported increased hiring, with the exception of activity to support financial services and real estate. Shipping activity was mixed and suggests some softening. Container shipments and regional freight activity were softer in the Atlanta and New York Districts, but freight hauling and shipping firms in the Dallas District reported increases in volume. Dallas District airlines say traffic is steady and bookings are solid.

Construction and Real Estate

Home sales continued to fall or increased more slowly in most Districts. In some instances, buyers could no longer secure financing or were unable to sell their current homes. New home inventories remained elevated, and builders continued to curb new home construction. Rising inventories of existing homes added to uncertainty about the overall health of the housing market.

Commercial market fundamentals remained solid. Most Districts reported steady absorption of commercial space. Rental rates were firm to rising across Districts, with sizable increases for Manhattan office space. Construction activity continued at a steady pace overall. Some

Page 2

softness in commercial investment activity was noted, however, and several Districts reported a move to more conservative financing. Reports suggested developers are becoming more cautious--in some cases shelving or canceling projects.

Banking and Finance

District reports indicated increased delinquencies and a slight deterioration in credit quality. Lenders in many Districts tightened credit standards, including for consumers and all types of real estate. Consumer lending grew more slowly in most Districts. Lending for home mortgages, equity lines and refinancing continued to soften or decline in most Districts, which some reports attributed to tighter lending standards. Overall business lending was up, but tightening lending standards were applied, particularly for real estate.

Agriculture and Natural Resources

Favorable agricultural conditions in much of the country have allowed harvests to run ahead of normal schedules and contributed to above-average crop yields throughout much of the country. A near-record corn crop and above-average soybean yields are expected. Livestock producers reported strong demand and high prices.

Bumper crops have strained storage capacity and caused transportation problems. The Chicago District notes that transportation and storage problems emerged because of the size and speed of the harvest and because cash prices are enough lower than futures prices that farmers have an incentive to store crops until 2008.

Crop production has been hampered by dry or drought conditions in Alabama, the Carolinas, Georgia, Kentucky, Tennessee and Virginia. Shortages of feed and low forage supplies have led some livestock producers in these areas to cull their herds. The Chicago District reports that crop yields in Indiana, Michigan, and Wisconsin were less affected by a summertime drought than had been anticipated by some observers.

Energy activity held at robust levels, and oil production was up slightly. While natural gas drilling activity is still vigorous, there were reports that high costs have or will lead to reductions in production. The Kansas City and Minneapolis Districts reported that overall mining activity was strong and expanding, with mines in the Minneapolis District producing near capacity.

Labor Markets

Labor markets remain tight across much of the country, and there continues to be moderate upward pressure on wages and benefits. Job growth eased in some regions, however, and wage pressures softened.

Most Districts report worker shortages in a variety of occupations, with sizable wage increases for workers in short supply. Positions mentioned as difficult to fill include scientific, technical, accounting, finance, engineering, marketing, health-care, truckers, welders, ironworkers, crane operators, office workers and energy-service workers. Low-skilled and entry-level workers are in short supply in some areas, including those in the retail and hospitality industries.

Page 3

Prices

Upward pressure on input costs was reported by most Districts. Pushed up by strong domestic and international demand, energy and raw material costs are characterized as high by several Districts. Prices are up for a broad range of foods, including milk, corn, soybeans, wheat, beef, chicken and vegetables. Declines in the value of the dollar and high shipping costs have made imported goods more expensive. Insurance costs have increased in the Atlanta District.

The ability to pass higher input costs to selling prices was mixed. Some manufacturers raised selling prices as a result of higher costs, such as for food products, chemicals, machinery and oil and gas equipment. But there were also reports of lower prices, particularly for construction-related materials, such as lumber, wood, wallboard and some metals, pushing down construction costs. Competitive pressures are restraining retail price increases in many instances. Prices are higher for food products and at restaurants. Vehicle prices are lower, with dealers using incentive and discount programs or manufacturers adding features to vehicles without raising prices. Reports from the service sector suggest there have been continued increases in fees and fuel surcharges, but the rate of increase has not changed.

Page 4

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

COMFORT SYSTEMS USA INC (FIX)

Balance Sheet Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
ASSETS					
Current Assets					
Cash and Equivalents	90.3	55.6	32.6	10.1	6.1
Receivables	263.5	226.7	178.8	173.1	176.3
Inventories	8.8	8.1	10.6	9.8	12.4
Other Current Assets	13.8	35.0	38.7	29.9	28.6
Total Current Assets	376.4	325.4	260.7	222.9	223.4
Non-Current Assets					
Gross Fixed Assets	50.8	48.3	54.2	57.9	60.5
Accum. Depreciation and Depletion	35.3	35.5	41.2	44.7	44.4
Net Fixed Assets	15.5	12.8	13.0	13.2	16.1
Intangibles	63.0	63.0	100.1	104.0	113.4
Other Non-Current Assets	6.0	7.5	9.3	10.9	13.6
Total Non-Current Assets	84.5	83.3	122.4	128.1	143.1
Total Assets	460.9	408.7	383.1	351.1	366.5
Inventory Valuation Method	FIFO	FIFO	FIFO	FIFO	FIFO
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	147.1	72.2	64.8	58.6	66.6
Short Term Debt	0	0	2.1	1.6	1.8
Other Current Liabilities	71.0	123.0	92.9	79.1	79.3
Total Current Liabilities	218.2	195.2	159.8	139.3	147.7
Non-Current Liabilities					
Long Term Debt	0	0	6.8	8.8	10.6
Deferred Income Taxes (BS)	0	0	0	0	0
Other Non-Current Liabilities	0	0	0	2.3	3.2
Minority Interest (BS)	0	0	0	0	0
Total Non-Current Liabilities	0	0	6.8	11.1	13.8
Total Liabilities	218.1	195.2	166.6	150.4	161.5
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	(97.3)	(126.0)	(119.8)	(130.5)	(124.9)
Common Stock Equity	242.7	213.5	216.6	200.7	205.1
Total Equity	242.7	213.5	216.6	200.7	205.1
Total Common Shares Outstanding	40,710	39,980	39,234	40,301	37,917
Preferred Shares	0	0	0	0	0
Treasury Shares	0	0	24	1,042	1,341
Working Capital	158.3	130.2	100.9	83.6	75.7
Invested Capital	242.7	213.5	223.4	209.5	215.7
Cash Flow	34.1	(1.2)	19.2	1.2	2.7

SHAREHOLDER STRATEGIES, INC. Appendix Page 1

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

COMFORT SYSTEMS USA INC (FIX)

Income Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
Operating Revenue	1,056.5	899.5	819.6	785.0	819.3
Foreign Sales	NA	NA	NA	NA	NA
Domestic Sales	NA	NA	NA	NA	NA
Cost of Sales	880.1	747.2	682.8	654.3	667.2
Gross Operating Profit	176.4	152.3	136.8	130.7	152.1
Selling General and Admin. Expenses	126.6	114.6	108.0	114.5	127.1
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	49.8	37.7	28.8	16.2	25.0
Depreciation	5.4	5.1	8.5	6.8	9.2
Operating Profit After Depreciation	44.4	32.6	20.3	9.4	15.8
Other Income Net	2.8	(33.8)	(.2)	(4.3)	1.5
Tot Inc. Avail for Interest Expense	47.2	(1.2)	20.1	1.9	15.4
Interest Expense	.6	1.1	1.6	3.9	5.0
Minority Interest (IS)	0	0	0	0	0
Pretax Income	46.6	(2.3)	18.5	(2.0)	10.4
Income Tax	17.9	14.0	8.3	(1.1)	4.9
Special Charges	0	0	0	(3.2)	(1.9)
Net Inc From Continuing Operations	28.7	(16.4)	10.2	(1.0)	5.5
Net Inc From Discontinued Operations	0	10.1	.5	(4.6)	(12.0)
Net Inc From Total Operations	28.7	(6.3)	10.7	(5.6)	(6.5)
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	(202.5)
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	28.7	(6.3)	10.7	(5.6)	(209.0)
($)					
Dividends Paid Per Share	0.14	0.03	0.00	0.00	0.00
Preferred Dividends	0	0	0	0	0
Primary EPS From Continuing Ops	0.71	(0.42)	0.27	(0.03)	0.15
Primary EPS From Discontinued Ops	0.00	0.26	0.01	(0.12)	(0.32)
Primary EPS From Total Operations	0.71	(0.16)	0.28	(0.15)	(0.17)
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(5.39)
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	0.70	(0.42)	0.26	(0.05)	0.14
FD EPS From Discontinued Ops	0.00	0.26	0.01	(0.12)	(0.31)
FD EPS From Total Operations	0.70	(0.16)	0.27	(0.17)	(0.17)
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(5.28)
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.

Appendix Page 2

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

COMFORT SYSTEMS USA INC (FIX)

Cash Flow Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	28.7	(6.2)	10.7	(5.6)	(209.1)
Depreciation And Amortization	5.4	5.1	8.4	6.8	9.2
Deferred Income Tax	(.9)	3.3	(.4)	.8	3.7
Operating (Gains) Losses	(.1)	28.3	3.9	19.1	219.1
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	(39.5)	(26.4)	(10.7)	(5.7)	13.3
(Increase) Decrease in Inventories	(.7)	1.6	(.8)	2.1	2.4
(Inc) Dec in Other Current Assets	(.4)	.3	(8.2)	0	2.3
(Decrease) Increase in Payables	29.7	12.0	15.4	3.7	(27.7)
(Dec) Inc in Other Current Liabilities	0	19.4	7.4	(7.8)	.8
Other Non-Cash Items	(4.2)	.1	.3	.1	0
Net Cash From Continuing Operations	17.9	37.4	26.2	13.5	14.1
Net Cash From Discontinued Ops	(.2)	0	0	0	0
Net Cash From Operating Activities	17.7	37.4	26.2	13.5	14.1
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	.5	2.4	.5	.4	1.6
Sale Of Short Term Investments	0	0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	17.3	(9.1)	(5.0)	(3.4)	(5.3)
Purchase Of Short Term Investments	0	0	0	0	0
Other Investing Changes, Net	0	0	2.0	(.9)	154.4
Net Cash From Investing Activities	17.7	(6.8)	(2.5)	(3.9)	150.6
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	0	0	0	10.0	15.2
Issuance of Capital Stock	2.4	2.6	1.3	.9	.7
Cash Used for:					
Repayment of Debt (CF)	0	(8.8)	(1.6)	(16.5)	(181.9)
Repayment of Capital Stock	0	0	0	0	0
Payment of Cash Dividends	(5.7)	(1.0)	0	0	0
Other Financing Changes, Net	2.5	(.4)	(1.0)	0	(3.2)
Net Cash From Financing Activities	(.8)	(7.7)	(1.3)	(5.6)	(169.2)
Effect Of Exchange Rate Changes	0	0	0	0	0
Net Change In Cash And Equivalents	34.7	23.0	22.4	4.0	(4.5)
Cash At Beginning Of Period	55.6	32.6	10.1	6.1	10.6

SHAREHOLDER STRATEGIES, INC.

Appendix Page 3

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

DYCOM INDUSTRIES INC (DY)

Balance Sheet Statement	JUL 2007	JUL 2006	JUL 2005	JUL 2004	JUL 2003
ASSETS					
Current Assets					
Cash and Equivalents	18.9	27.3	83.1	51.4	129.9
Receivables	242.3	226.5	226.9	197.1	156.8
Inventories	8.3	8.0	8.1	5.4	2.7
Other Current Assets	23.1	22.6	23.8	22.2	16.2
Total Current Assets	292.4	284.3	341.9	276.0	305.5
Non-Current Assets					
Gross Fixed Assets	370.0	315.4	288.8	279.7	243.6
Accum. Depreciation and Depletion	205.5	188.8	171.7	179.3	156.7
Net Fixed Assets	164.5	126.6	117.1	100.4	86.9
Intangibles	320.9	265.1	227.4	259.3	107.3
Other Non-Current Assets	11.8	13.9	10.2	16.2	36.9
Total Non-Current Assets	497.2	405.6	354.7	375.9	231.1
Total Assets	789.8	690.0	696.7	651.8	536.5
Inventory Valuation Method	FIFO	FIFO	FIFO	FIFO	FIFO
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	31.1	29.4	37.2	34.3	22.7
Short Term Debt	3.3	5.2	2.7	4.2	0
Other Current Liabilities	92.9	77.2	78.8	63.9	48.0
Total Current Liabilities	127.3	111.8	118.7	102.5	70.7
Non-Current Liabilities					
Long Term Debt	163.5	150.0	4.2	7.1	0
Deferred Income Taxes (BS)	19.3	6.0	1.3	0	0
Other Non-Current Liabilities	35.1	32.8	22.7	23.3	15.4
Minority Interest (BS)	0	0	0	0	0
Total Non-Current Liabilities	217.9	188.8	28.2	30.4	15.4
Total Liabilities	345.2	300.6	146.9	132.8	86.1
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	239.1	199.1	180.9	156.6	97.9
Common Stock Equity	444.6	389.5	549.8	519.0	450.3
Total Equity	444.6	389.5	549.8	519.0	450.3
Total Common Shares Outstanding	41.0	40.6	48.9	48.5	48.0
Preferred Shares	0	0	0	0	0
Treasury Shares	0	0	0	0	0
Working Capital	165.1	172.5	223.2	173.6	234.8
Invested Capital	608.1	539.5	554.0	526.1	450.3
Cash Flow	101.3	66.8	70.9	100.7	56.2

SHAREHOLDER STRATEGIES, INC.
Appendix Page 4

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

DYCOM INDUSTRIES INC (DY)

Income Statement	JUL 2007	JUL 2006	JUL 2005	JUL 2004	JUL 2003
Operating Revenue	1,137.8	1,023.7	986.6	872.7	618.2
Foreign Sales	NA	NA	NA	NA	NA
Domestic Sales	NA	NA	NA	NA	NA
Cost of Sales	913.7	835.2	785.6	673.6	482.9
Gross Operating Profit	224.1	188.5	201.0	199.1	135.3
Selling General and Admin. Expenses	90.1	80.9	79.7	75.4	70.1
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	134.0	107.6	121.3	123.7	65.2
Depreciation	59.4	48.6	46.6	42.1	39.1
Operating Profit After Depreciation	74.6	59.0	74.7	81.6	26.1
Other Income Net	9.6	8.3	13.3	5.1	4.3
Tot Inc. Avail for Interest Expense	84.2	52.5	59.0	98.1	30.4
Interest Expense	14.8	12.0	.4	1.0	0
Minority Interest (IS)	0	0	0	0	0
Pretax Income	69.4	40.5	58.6	97.1	30.4
Income Tax	27.3	22.3	34.3	38.5	13.3
Special Charges	0	(14.8)	(29.0)	11.4	0
Net Inc From Continuing Operations	42.2	18.2	24.3	58.6	17.1
Net Inc From Discontinued Operations	(.3)	0	0	0	0
Net Inc From Total Operations	41.9	18.2	24.3	58.6	17.1
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	0
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	41.9	18.2	24.3	58.6	17.1
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	0	0	0	0	0
Primary EPS From Continuing Ops	1.04	0.43	0.50	1.21	0.36
Primary EPS From Discontinued Ops	(0.01)	0.00	0.00	0.00	0.00
Primary EPS From Total Operations	1.03	0.43	0.50	1.21	0.36
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	1.04	0.43	0.49	1.20	0.36
FD EPS From Discontinued Ops	(0.01)	0.00	0.00	0.00	0.00
FD EPS From Total Operations	1.03	0.43	0.49	1.20	0.36
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.
Appendix Page 5

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

DYCOM INDUSTRIES INC (DY)

Cash Flow Statement	JUL 2007	JUL 2006	JUL 2005	JUL 2004	JUL 2003
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	41.9	18.2	24.3	58.6	17.1
Depreciation And Amortization	59.4	48.7	46.6	42.1	39.1
Deferred Income Tax	2.1	(.2)	6.2	3.5	5.8
Operating (Gains) Losses	(8.3)	(5.9)	19.7	(13.1)	(.6)
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	(4.2)	16.0	(22.2)	28.4	(37.9)
(Increase) Decrease in Inventories	0	0	0	0	0
(Inc) Dec in Other Current Assets	3.6	8.4	(4.9)	.9	(1.4)
(Decrease) Increase in Payables	(2.2)	(3.6)	2.8	8.4	(3.9)
(Dec) Inc in Other Current Liabilities	(1.3)	.9	14.9	(4.6)	7.0
Other Non-Cash Items	17.5	19.9	0	0	0
Net Cash From Continuing Operations	108.5	102.3	87.4	124.1	25.3
Net Cash From Discontinued Ops	0	0	0	0	0
Net Cash From Operating Activities	108.5	102.3	87.4	124.1	25.3
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	14.8	9.8	16.2	7.2	6.2
Sale Of Short Term Investments	0	80.0	85.7	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(138.9)	(122.5)	(73.0)	(211.1)	(19.4)
Purchase Of Short Term Investments	0	(80.0)	(65.6)	0	0
Other Investing Changes, Net	(.4)	(.3)	2.9	0	0
Net Cash From Investing Activities	(124.6)	(113.0)	(34.0)	(203.8)	(13.2)
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	115.0	248.0	0	85.0	0
Issuance of Capital Stock	7.1	2.8	4.0	4.6	1.8
Cash Used for:					
Repayment of Debt (CF)	(113.6)	(104.7)	(4.3)	(88.4)	(.1)
Repayment of Capital Stock	0	(186.2)	0	0	0
Payment of Cash Dividends	0	0	0	0	0
Other Financing Changes, Net	(.7)	(5.0)	(1.4)	0	0
Net Cash From Financing Activities	7.7	(45.1)	(1.8)	1.3	1.7
Effect Of Exchange Rate Changes	0	0	0	0	0
Net Change In Cash And Equivalents	(8.4)	(55.8)	51.7	(78.5)	13.8
Cash At Beginning Of Period	27.3	83.1	31.4	129.9	116.1

SHAREHOLDER STRATEGIES, INC. Appendix Page 6

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

EMCOR GROUP INC (EME)

Balance Sheet Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
ASSETS					
Current Assets					
Cash and Equivalents	273.7	103.8	70.4	78.3	93.1
Receivables	1,332.3	1,232.0	1,314.2	1,258.6	1,200.8
Inventories	18.0	10.2	10.6	9.9	12.3
Other Current Assets	38.4	43.8	30.4	42.5	28.8
Total Current Assets	1,662.4	1,389.8	1,425.6	1,389.2	1,334.9
Non-Current Assets					
Gross Fixed Assets	204.2	169.4	160.8	160.7	147.8
Accum. Depreciation and Depletion	151.4	123.0	104.3	94.5	77.0
Net Fixed Assets	52.8	46.4	56.5	66.2	70.8
Intangibles	326.5	300.4	298.2	300.2	304.3
Other Non-Current Assets	47.4	42.3	37.7	39.7	48.5
Total Non-Current Assets	426.7	389.1	392.4	406.1	423.6
Total Assets	2,089.0	1,778.9	1,818.0	1,795.2	1,758.5
Inventory Valuation Method	Averaging	Averaging	Averaging	Averaging	Averaging
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	908.5	452.7	467.4	451.7	409.6
Short Term Debt	.7	.6	80.8	139.8	134.3
Other Current Liabilities	299.2	592.0	614.2	586.9	636.0
Total Current Liabilities	1,208.3	1,045.3	1,162.4	1,178.5	1,179.9
Non-Current Liabilities					
Long Term Debt	1.2	1.4	1.3	.6	.9
Deferred Income Taxes (BS)	0	0	0	0	0
Other Non-Current Liabilities	169.1	116.8	91.9	94.9	87.8
Minority Interest (BS)	0	0	0	0	0
Total Non-Current Liabilities	170.3	118.2	93.2	95.5	88.7
Total Liabilities	1,378.7	1,163.5	1,255.6	1,273.9	1,268.6
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	399.8	313.2	253.1	219.9	199.3
Common Stock Equity	710.3	615.4	562.4	521.4	489.9
Total Equity	710.3	615.4	562.4	521.4	489.9
Total Common Shares Outstanding	63,656	62,208	60,944	60,129	59,676
Preferred Shares	0	0	0	0	0
Treasury Shares	3,640	4,325	4,353	4,507	4,528
Working Capital	454.0	344.5	263.2	210.8	155.0
Invested Capital	711.5	616.8	563.7	522.0	490.8
Cash Flow	108.0	82.6	59.5	46.6	79.7

SHAREHOLDER STRATEGIES, INC.

Appendix Page 7

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

EMCOR GROUP INC (EME)

Income Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
Operating Revenue	5,021.0	4,714.5	4,747.9	4,534.6	3,968.1
Foreign Sales	NA	NA	959.3	918.1	850.2
Domestic Sales	NA	NA	3,788.6	3,616.5	3,117.8
Cost of Sales	4,432.0	4,192.2	4,274.7	4,026.2	3,468.7
Gross Operating Profit	589.0	522.3	473.2	508.4	499.4
Selling General and Admin. Expenses	448.0	416.9	399.3	437.3	368.2
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	141.0	105.4	73.9	71.1	131.2
Depreciation	21.3	22.6	26.3	26.0	16.8
Operating Profit After Depreciation	119.7	82.8	47.6	45.1	114.4
Other Income Net	6.2	2.7	6.6	.7	2.0
Tot Inc. Avail for Interest Expense	124.3	83.7	45.9	45.8	116.4
Interest Expense	2.3	8.3	8.9	8.9	4.1
Minority Interest (IS)	4.2	4.5	3.8	0	0
Pretax Income	122.0	75.4	37.0	36.9	112.3
Income Tax	30.5	9.7	0	16.3	49.4
Special Charges	(1.6)	(1.8)	(8.3)	0	0
Net Inc From Continuing Operations	87.3	61.3	33.2	20.6	62.9
Net Inc From Discontinued Operations	(.6)	(1.3)	0	0	0
Net Inc From Total Operations	86.7	60.0	33.2	20.6	62.9
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	0
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	86.7	60.0	33.2	20.6	62.9
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	0	0	0	0	0
Primary EPS From Continuing Ops	1.38	0.99	0.55	0.35	1.06
Primary EPS From Discontinued Ops	(0.01)	(0.02)	0.00	0.00	0.00
Primary EPS From Total Operations	1.37	0.97	0.55	0.35	1.06
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	1.34	0.97	0.53	0.33	1.02
FD EPS From Discontinued Ops	(0.01)	(0.02)	0.00	0.00	0.00
FD EPS From Total Operations	1.33	0.95	0.53	0.33	1.02
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.
Appendix Page 8

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

EMCOR GROUP INC (EME)

Cash Flow Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	86.6	60.0	33.2	20.6	62.9
Depreciation And Amortization	21.4	22.6	26.2	25.9	16.8
Deferred Income Tax	(6.2)	5.0	13.7	7.5	7.4
Operating (Gains) Losses	(.5)	17.1	6.0	11.2	3.9
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	(101.3)	11.0	(55.2)	(49.2)	28.5
(Increase) Decrease in Inventories	100.6	28.8	21.1	(29.0)	(14.2)
(Inc) Dec in Other Current Assets	0	0	0	0	0
(Decrease) Increase in Payables	31.4	(7.8)	6.9	40.9	32.7
(Dec) Inc in Other Current Liabilities	42.8	14.9	10.5	(27.4)	14.9
Other Non-Cash Items	34.0	(8.5)	(8.0)	.6	1.9
Net Cash From Continuing Operations	208.7	143.3	54.5	1.3	154.7
Net Cash From Discontinued Ops	.6	0	0	0	0
Net Cash From Operating Activities	209.3	143.3	54.5	1.3	154.7
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	.7	8.0	15.0	2.2	1.8
Sale Of Short Term Investments	0	0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(60.4)	(23.1)	(17.7)	(28.8)	(359.0)
Purchase Of Short Term Investments	0	0	0	0	0
Other Investing Changes, Net	(4.6)	(5.0)	(1.3)	3.4	(7.7)
Net Cash From Investing Activities	(64.4)	(20.1)	(4.0)	(23.3)	(364.8)
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	151.9	899.6	1,366.0	1,445.9	248.1
Issuance of Capital Stock	10.4	1.7	1.6	2.0	2.5
Cash Used for:					
Repayment of Debt (CF)	(152.6)	(979.8)	(1,426.0)	(1,440.7)	(137.1)
Repayment of Capital Stock	0	0	0	0	0
Payment of Cash Dividends	0	0	0	0	0
Other Financing Changes, Net	6.8	0	0	0	0
Net Cash From Financing Activities	16.5	(78.5)	(58.4)	7.1	113.4
Effect Of Exchange Rate Changes	8.5	0	0	0	0
Net Change In Cash And Equivalents	170.0	44.7	(7.9)	(14.8)	(96.7)
Cash At Beginning Of Period	103.8	59.1	78.3	93.1	189.8

SHAREHOLDER STRATEGIES, INC.

Appendix Page 9

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

HUGHES COMMUNICATIONS (HUGH)

Balance Sheet Statement	DEC 2006	DEC 2005	0	0	0
ASSETS					
Current Assets					
Cash and Equivalents	106.9	12.5	0	0	0
Receivables	181.0	0	0	0	0
Inventories	61.3	0	0	0	0
Other Current Assets	147.3	30.2	0	0	0
Total Current Assets	496.4	42.7	0	0	0
Non-Current Assets					
Gross Fixed Assets	348.7	.3	0	0	0
Accum. Depreciation and Depletion	36.2	.3	0	0	0
Net Fixed Assets	312.5	0	0	0	0
Intangibles	30.7	0	0	0	0
Other Non-Current Assets	92.0	107.4	0	0	0
Total Non-Current Assets	435.2	107.4	0	0	0
Total Assets	931.6	150.1	0	0	0
Inventory Valuation Method	None	None	0	0	0
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	59.4	2.4	0	0	0
Short Term Debt	27.2	0	0	0	0
Other Current Liabilities	137.7	3.0	0	0	0
Total Current Liabilities	224.3	5.4	0	0	0
Non-Current Liabilities					
Long Term Debt	469.2	0	0	0	0
Deferred Income Taxes (BS)	0	0	0	0	0
Other Non-Current Liabilities	18.1	0	0	0	0
Minority Interest (BS)	4.7	0	0	0	0
Total Non-Current Liabilities	492.0	0	0	0	0
Total Liabilities	716.3	5.4	0	0	0
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	(410.4)	0	0	0	0
Common Stock Equity	215.4	144.7	0	0	0
Total Equity	215.4	144.7	0	0	0
Total Common Shares Outstanding	19,001	18,735	0	0	0
Preferred Shares	0	0	0	0	0
Treasury Shares	0	0	0	0	0
Working Capital	272.1	37.3	0	0	0
Invested Capital	684.6	144.7	0	0	0
Cash Flow	8.9	68.8	0	0	0

SHAREHOLDER STRATEGIES, INC. Appendix Page 10

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

HUGHES COMMUNICATIONS (HUGH)

Income Statement	DEC 2006	DEC 2005	0	0	0
Operating Revenue	858.7	.6	0	0	0
Foreign Sales	NA	NA	0	0	0
Domestic Sales	NA	NA	0	0	0
Cost of Sales	594.0	.3	0	0	0
Gross Operating Profit	264.7	.3	0	0	0
Selling General and Admin. Expenses	162.5	7.6	0	0	0
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	102.2	(7.3)	0	0	0
Depreciation	49.5	0	0	0	0
Operating Profit After Depreciation	52.7	(7.3)	0	0	0
Other Income Net	9.8	25.7	0	0	0
Tot Inc. Avail for Interest Expense	62.5	18.4	0	0	0
Interest Expense	47.8	0	0	0	0
Minority Interest (IS)	(.1)	0	0	0	0
Pretax Income	14.7	18.4	0	0	0
Income Tax	54.1	(50.3)	0	0	0
Special Charges	0	0	0	0	0
Net Inc From Continuing Operations	(39.3)	68.7	0	0	0
Net Inc From Discontinued Operations	.2	.1	0	0	0
Net Inc From Total Operations	(39.1)	68.8	0	0	0
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	0
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	(39.1)	68.8	0	0	0
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	1.5	0	0	0	0
Primary EPS From Continuing Ops	(2.44)	6.49	0.00	0.00	0.00
Primary EPS From Discontinued Ops	0.01	0.01	0.00	0.00	0.00
Primary EPS From Total Operations	(2.43)	6.50	0.00	0.00	0.00
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	(2.44)	6.23	0.00	0.00	0.00
FD EPS From Discontinued Ops	0.01	0.01	0.00	0.00	0.00
FD EPS From Total Operations	(2.43)	6.24	0.00	0.00	0.00
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.
Appendix Page 11

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

HUGHES COMMUNICATIONS (HUGH)

Cash Flow Statement	DEC 2006	DEC 2005	0	0	0
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	(39.1)	68.9	0	0	0
Depreciation And Amortization	49.6	0	0	0	0
Deferred Income Tax	0	(50.3)	0	0	0
Operating (Gains) Losses	0	(22.6)	0	0	0
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	24.6	0	0	0	0
(Increase) Decrease in Inventories	11.9	0	0	0	0
(Inc) Dec in Other Current Assets	56.6	4.9	0	0	0
(Decrease) Increase in Payables	(11.7)	(4.2)	0	0	0
(Dec) Inc in Other Current Liabilities	(5.4)	0	0	0	0
Other Non-Cash Items	3.7	0	0	0	0
Net Cash From Continuing Operations	90.1	(3.4)	0	0	0
Net Cash From Discontinued Ops	0	(1.1)	0	0	0
Net Cash From Operating Activities	90.2	(4.5)	0	0	0
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	.5	.1	0	0	0
Sale Of Short Term Investments	0	66.0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(64.4)	(50.0)	0	0	0
Purchase Of Short Term Investments	(90.1)	(12.2)	0	0	0
Other Investing Changes, Net	(19.3)	(4.8)	0	0	0
Net Cash From Investing Activities	(173.3)	(1.0)	0	0	0
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	555.3	0	0	0	0
Issuance of Capital Stock	102.2	0	0	0	0
Cash Used for:					
Repayment of Debt (CF)	(466.5)	0	0	0	0
Repayment of Capital Stock	0	0	0	0	0
Payment of Cash Dividends	(1.4)	0	0	0	0
Other Financing Changes, Net	(21.0)	(16.7)	0	0	0
Net Cash From Financing Activities	168.7	(16.7)	0	0	0
Effect Of Exchange Rate Changes	(.6)	0	0	0	0
Net Change In Cash And Equivalents	85.0	(22.2)	0	0	0
Cash At Beginning Of Period	22.0	34.6	0	0	0

SHAREHOLDER STRATEGIES, INC.
Appendix Page 12

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

INTEGRATED ELEC SVC INC (IESC)

Balance Sheet Statement	SEP 2006	SEP 2005	SEP 2004	0	0
ASSETS					
Current Assets					
Cash and Equivalents	28.2	28.3	22.2	0	0
Receivables	195.0	265.5	361.1	0	0
Inventories	26.0	23.0	22.7	0	0
Other Current Assets	37.3	34.9	13.3	0	0
Total Current Assets	286.4	351.8	419.3	0	0
Non-Current Assets					
Gross Fixed Assets	30.8	79.5	111.3	0	0
Accum. Depreciation and Depletion	3.9	54.3	66.4	0	0
Net Fixed Assets	26.9	25.2	44.9	0	0
Intangibles	14.6	24.3	98.1	0	0
Other Non-Current Assets	47.6	15.0	18.7	0	0
Total Non-Current Assets	89.1	64.5	161.7	0	0
Total Assets	375.5	416.4	580.9	0	0
Inventory Valuation Method	FIFO	FIFO	FIFO	0	0
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	142.8	160.4	187.1	0	0
Short Term Debt	0	223.9	43.0	0	0
Other Current Liabilities	7.4	1.0	0	0	0
Total Current Liabilities	150.3	385.3	230.1	0	0
Non-Current Liabilities					
Long Term Debt	55.7	0	188.3	0	0
Deferred Income Taxes (BS)	0	0	0	0	0
Other Non-Current Liabilities	14.8	15.2	19.4	0	0
Minority Interest (BS)	0	0	0	0	0
Total Non-Current Liabilities	70.5	15.2	207.7	0	0
Total Liabilities	220.7	400.5	437.8	0	0
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	(8.2)	(401.3)	(271.7)	0	0
Common Stock Equity	154.6	15.9	143.2	0	0
Total Equity	154.6	15.9	143.2	0	0
Total Common Shares Outstanding	15,397	36,608	36,268	0	0
Preferred Shares	0	0	0	0	0
Treasury Shares	22	2,416	2,172	0	0
Working Capital	136.2	(33.5)	189.2	0	0
Invested Capital	210.3	15.9	331.5	0	0
Cash Flow	(3.9)	(111.2)	(111.3)	0	0

SHAREHOLDER STRATEGIES, INC.
Appendix Page 13

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

INTEGRATED ELEC SVC INC (IESC)

Income Statement	SEP 2006	SEP 2005	SEP 2004	0	0
Operating Revenue	419.9	1,102.8	1,424.1	0	0
Foreign Sales	NA	NA	NA	0	0
Domestic Sales	NA	NA	NA	0	0
Cost of Sales	356.7	959.4	1,236.5	0	0
Gross Operating Profit	63.2	143.4	187.6	0	0
Selling General and Admin. Expenses	53.8	153.6	158.9	0	0
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	9.4	(10.2)	28.7	0	0
Depreciation	4.3	16.5	13.6	0	0
Operating Profit After Depreciation	5.1	(26.7)	15.1	0	0
Other Income Net	0	(1.4)	(5.8)	0	0
Tot Inc. Avail for Interest Expense	3.7	(85.4)	(90.5)	0	0
Interest Expense	2.6	28.3	23.2	0	0
Minority Interest (IS)	0	0	0	0	0
Pretax Income	1.1	(113.7)	(113.7)	0	0
Income Tax	.4	.9	11.1	0	0
Special Charges	(1.4)	(57.3)	(99.8)	0	0
Net Inc From Continuing Operations	.6	(114.5)	(124.9)	0	0
Net Inc From Discontinued Operations	(8.8)	(13.2)	0	0	0
Net Inc From Total Operations	(8.2)	(127.7)	(124.9)	0	0
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	0
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	(8.2)	(127.7)	(124.9)	0	0
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	0	0	0	0	0
Primary EPS From Continuing Ops	0.04	(2.93)	(3.23)	0.00	0.00
Primary EPS From Discontinued Ops	(0.59)	(0.38)	0.00	0.00	0.00
Primary EPS From Total Operations	(0.55)	(3.31)	(3.23)	0.00	0.00
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	0.04	(2.93)	(3.23)	0.00	0.00
FD EPS From Discontinued Ops	(0.57)	(0.38)	0.00	0.00	0.00
FD EPS From Total Operations	(0.53)	(3.31)	(3.23)	0.00	0.00
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	0.00
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.
Appendix Page 14

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

INTEGRATED ELEC SVC INC (IESC)

Cash Flow Statement	SEP 2006	SEP 2005	SEP 2004	0	0
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	(8.2)	(129.6)	(124.9)	0	0
Depreciation And Amortization	4.3	16.5	13.6	0	0
Deferred Income Tax	0	.3	9.0	0	0
Operating (Gains) Losses	(.5)	(.9)	.7	0	0
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	(14.1)	21.1	(3.3)	0	0
(Increase) Decrease in Inventories	(2.6)	(3.7)	(2.2)	0	0
(Inc) Dec in Other Current Assets	(2.0)	(12.0)	.9	0	0
(Decrease) Increase in Payables	19.2	(.6)	7.1	0	0
(Dec) Inc in Other Current Liabilities	0	0	(.6)	0	0
Other Non-Cash Items	3.5	70.5	106.0	0	0
Net Cash From Continuing Operations	(.3)	(38.5)	6.3	0	0
Net Cash From Discontinued Ops	19.2	23.1	0	0	0
Net Cash From Operating Activities	18.9	(15.4)	6.3	0	0
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	.1	2.2	.3	0	0
Sale Of Short Term Investments	0	0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(1.3)	(3.7)	(6.5)	0	0
Purchase Of Short Term Investments	(1.3)	(.4)	(.8)	0	0
Other Investing Changes, Net	.3	37.7	0	0	0
Net Cash From Investing Activities	(2.2)	35.8	(7.0)	0	0
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	0	60.0	80.0	0	0
Issuance of Capital Stock	1.0	1.0	6.7	0	0
Cash Used for:					
Repayment of Debt (CF)	0	(67.9)	(97.4)	0	0
Repayment of Capital Stock	0	0	(4.3)	0	0
Payment of Cash Dividends	0	0	0	0	0
Other Financing Changes, Net	(6.4)	(7.4)	(2.2)	0	0
Net Cash From Financing Activities	(5.5)	(14.3)	(17.3)	0	0
Effect Of Exchange Rate Changes	0	0	0	0	0
Net Change In Cash And Equivalents	11.2	6.1	(18.0)	0	0
Cash At Beginning Of Period	17.0	22.2	40.2	0	0

SHAREHOLDER STRATEGIES, INC. Appendix Page 15

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

MASTEC INC (MTZ)

Balance Sheet Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
ASSETS					
Current Assets					
Cash and Equivalents	89.0	2.0	19.5	19.4	8.7
Receivables	180.4	173.3	203.6	217.1	209.8
Inventories	28.9	17.8	45.3	27.5	23.7
Other Current Assets	41.6	112.1	43.8	19.8	32.9
Total Current Assets	339.9	305.3	312.3	283.9	275.2
Non-Current Assets					
Gross Fixed Assets	177.3	173.4	224.7	265.9	311.7
Accum. Depreciation and Depletion	115.9	125.4	155.4	180.1	193.2
Net Fixed Assets	61.4	48.0	69.3	85.8	118.5
Intangibles	152.0	127.1	138.6	151.0	151.0
Other Non-Current Assets	92.8	103.7	83.8	90.3	79.2
Total Non-Current Assets	306.2	278.8	291.7	327.1	348.7
Total Assets	646.1	584.2	604.0	610.9	623.8
Inventory Valuation Method	Other	Other	Other	Other	FIFO
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities	0	0	0	0	0
Accounts Payables	104.6	90.3	113.3	93.3	63.5
Short Term Debt	1.8	4.3	.1	4.7	1.2
Other Current Liabilities	69.5	75.6	64.7	72.5	65.7
Total Current Liabilities	175.9	170.2	178.1	170.5	130.4
Non-Current Liabilities					
Long Term Debt	128.4	196.1	196.1	197.0	197.4
Deferred Income Taxes (BS)	0	0	0	0	0
Other Non-Current Liabilities	34.8	38.2	38.7	27.2	20.4
Minority Interest (BS)	2.3	0	0	.4	1.8
Total Non-Current Liabilities	165.5	234.3	234.8	224.6	219.6
Total Liabilities	341.4	404.5	412.9	395.1	350.0
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	(232.2)	(181.9)	(167.3)	(117.8)	(54.8)
Common Stock Equity	304.7	179.6	191.2	215.8	273.7
Total Equity	304.7	179.6	191.2	215.8	273.7
Total Common Shares Outstanding	65,182	49,222	48,597	48,222	48,006
Preferred Shares	0	0	0	0	0
Treasury Shares	0	0	0	0	0
Working Capital	164.0	135.1	134.2	113.4	144.8
Invested Capital	433.1	375.7	387.3	412.8	471.1
Cash Flow	(35.0)	3.6	(31.8)	(22.9)	(67.2)

SHAREHOLDER STRATEGIES, INC. Appendix Page 16

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

MASTEC INC (MTZ)

Income Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
Operating Revenue	945.8	848.0	913.8	870.2	838.1
Foreign Sales	6.5	NA	NA	NA	NA
Domestic Sales	939.3	NA	NA	NA	NA
Cost of Sales	812.6	729.7	828.3	792.5	745.2
Gross Operating Profit	133.2	118.3	85.5	77.7	92.9
Selling General and Admin. Expenses	74.6	64.3	74.6	91.8	117.4
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	58.6	54.0	10.9	(14.1)	(24.5)
Depreciation	15.4	18.2	17.6	29.4	35.9
Operating Profit After Depreciation	43.2	35.8	(6.7)	(43.5)	(60.4)
Other Income Net	8.1	3.6	.2	2.1	(9.0)
Tot Inc. Avail for Interest Expense	51.3	39.4	(6.5)	(41.4)	(149.1)
Interest Expense	10.0	19.2	19.5	20.2	19.2
Minority Interest (IS)	2.3	1.7	.3	0	.1
Pretax Income	41.3	20.2	(26.0)	(61.6)	(168.3)
Income Tax	0	0	0	(9.2)	(65.5)
Special Charges	0	0	0	0	(79.7)
Net Inc From Continuing Operations	38.9	18.6	(26.2)	(52.3)	(103.1)
Net Inc From Discontinued Operations	(89.3)	(33.2)	(23.2)	0	0
Net Inc From Total Operations	(50.4)	(14.6)	(49.4)	(52.3)	(103.1)
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	(25.7)
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	(50.4)	(14.6)	(49.4)	(52.3)	(128.8)
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	0	0	0	0	0
Primary EPS From Continuing Ops	0.61	(0.38)	(0.54)	(1.09)	(2.15)
Primary EPS From Discontinued Ops	(1.40)	(0.68)	(0.48)	0.00	0.00
Primary EPS From Total Operations	(0.79)	(1.06)	(1.02)	(1.09)	(2.15)
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(0.54)
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	0.60	(0.37)	(0.54)	(1.09)	(2.15)
FD EPS From Discontinued Ops	(1.37)	(0.66)	(0.48)	0.00	0.00
FD EPS From Total Operations	(0.77)	(1.03)	(1.02)	(1.09)	(2.15)
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(0.54)
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.

Appendix Page 17

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

MASTEC INC (MTZ)

Cash Flow Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	(50.3)	(14.6)	(26.2)	(52.3)	(128.8)
Depreciation And Amortization	15.4	18.2	17.6	29.4	35.9
Deferred Income Tax	0	0	0	(8.7)	(41.8)
Operating (Gains) Losses	(4.9)	20.4	8.4	4.2	135.8
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	4.2	(20.9)	(.2)	(2.0)	41.7
(Increase) Decrease in Inventories	9.0	(3.4)	(13.8)	(4.0)	(3.0)
(Inc) Dec in Other Current Assets	0	(15.1)	(2.2)	.6	17.7
(Decrease) Increase in Payables	(9.8)	3.7	13.8	25.4	(11.8)
(Dec) Inc in Other Current Liabilities	0	(6.7)	7.5	9.7	11.2
Other Non-Cash Items	82.7	0	.6	0	0
Net Cash From Continuing Operations	46.2	(18.4)	5.4	2.2	57.0
Net Cash From Discontinued Ops	0	0	(.6)	0	0
Net Cash From Operating Activities	46.2	(18.4)	4.8	2.2	57.0
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:	0	0	0	0	0
Sale Of Property, Plant and Equipment	6.2	9.0	8.1	21.2	14.3
Sale Of Short Term Investments	0	0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(41.6)	(6.4)	(9.3)	(12.8)	(36.3)
Purchase Of Short Term Investments	(4.7)	0	0	0	0
Other Investing Changes, Net	(.7)	(4.9)	(2.9)	(2.1)	(1.8)
Net Cash From Investing Activities	(40.8)	(2.3)	(4.1)	6.4	(23.8)
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	0	4.2	0	3.5	0
Issuance of Capital Stock	161.1	2.6	2.6	1.1	.3
Cash Used for:					
Repayment of Debt (CF)	(79.2)	(.4)	(3.6)	(3.6)	(71.1)
Repayment of Capital Stock	0	0	0	0	0
Payment of Cash Dividends	0	0	0	0	0
Other Financing Changes, Net	(.1)	(3.1)	0	0	0
Net Cash From Financing Activities	81.8	3.3	(1.0)	1.0	(70.8)
Effect Of Exchange Rate Changes	(.2)	(.1)	.4	1.0	(2.1)
Net Change In Cash And Equivalents	87.0	(17.5)	.1	10.7	(39.7)
Cash At Beginning Of Period	2.0	19.5	19.4	8.7	48.5

SHAREHOLDER STRATEGIES, INC.
Appendix Page 18

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

QUANTA SERVICES INC (PWR)

Balance Sheet Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
ASSETS					
Current Assets					
Cash and Equivalents	383.7	304.3	265.6	179.6	27.9
Receivables	543.9	469.6	348.8	364.8	367.1
Inventories	28.8	25.7	18.8	23.8	25.6
Other Current Assets	34.3	31.4	66.8	107.8	108.9
Total Current Assets	990.6	831.0	700.0	676.1	529.5
Non-Current Assets					
Gross Fixed Assets	573.7	578.4	592.5	574.5	551.8
Accum. Depreciation and Depletion	296.9	291.8	277.5	233.0	182.2
Net Fixed Assets	276.8	286.6	315.0	341.5	369.6
Intangibles	331.3	388.4	388.6	388.9	395.6
Other Non-Current Assets	40.5	48.8	56.4	59.9	70.2
Total Non-Current Assets	648.6	723.8	760.0	790.3	835.4
Total Assets	1,639.2	1,554.8	1,460.0	1,466.4	1,364.8
Inventory Valuation Method	FIFO	FIFO	FIFO	FIFO	FIFO
LIABILITIES & SHAREHOLDER EQUITY					
Current Liabilities					
Accounts Payables	136.2	241.8	84.1	76.4	189.1
Short Term Debt	34.8	2.3	6.2	5.0	6.7
Other Current Liabilities	163.4	14.0	130.6	117.9	16.4
Total Current Liabilities	334.5	258.1	221.1	199.4	212.1
Non-Current Liabilities					
Long Term Debt	413.8	450.1	464.3	500.5	385.7
Deferred Income Taxes (BS)	161.9	142.9	111.3	103.4	82.4
Other Non-Current Liabilities	0	0	0	0	0
Minority Interest (BS)	0	0	0	0	72.9
Total Non-Current Liabilities	575.7	593.0	575.6	603.9	541.0
Total Liabilities	910.1	851.1	796.5	803.2	753.2
Shareholder's Equity					
Preferred Stock Equity	0	0	0	0	0
Retained Earnings	(351.6)	(369.1)	(398.7)	(389.5)	(356.6)
Common Stock Equity	729.1	703.7	663.2	663.1	611.7
Total Equity	729.1	703.7	663.2	663.1	611.7
Total Common Shares Outstanding	117,618	117,153	116,128	116,568	70,790
Preferred Shares	0	0	0	0	3,200
Treasury Shares	1,987	1,619	1,269	926	926
Working Capital	656.2	572.9	479.1	476.8	317.3
Invested Capital	1,142.9	1,153.8	1,127.5	1,163.6	997.4
Cash Flow	73.7	90.0	55.8	25.8	(113.5)

SHAREHOLDER STRATEGIES, INC.

Appendix Page 19

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

QUANTA SERVICES INC (PWR)

Income Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
Operating Revenue	2,131.0	1,858.6	1,626.5	1,642.9	1,750.7
Foreign Sales	NA	NA	NA	NA	NA
Domestic Sales	NA	NA	NA	NA	NA
Cost of Sales	1,759.0	1,541.5	1,380.1	1,380.1	1,453.4
Gross Operating Profit	372.0	317.1	246.4	262.8	297.3
Selling General and Admin. Expenses	183.0	188.2	171.5	176.9	225.7
Other Taxes	0	0	0	0	0
Operating Profit Before Depreciation	189.0	128.9	74.9	85.9	71.6
Depreciation	56.2	60.4	65.0	62.9	60.6
Operating Profit After Depreciation	132.8	68.5	9.9	23.0	11.0
Other Income Net	14.3	7.6	2.6	(2.8)	(2.4)
Tot Inc. Avail for Interest Expense	91.9	76.1	12.5	(21.3)	(158.0)
Interest Expense	26.8	23.9	25.1	31.8	35.9
Minority Interest (IS)	0	0	0	0	0
Pretax Income	65.1	52.2	(12.6)	(53.1)	(193.9)
Income Tax	47.6	22.7	(3.5)	(18.1)	(19.7)
Special Charges	(55.2)	0	0	(41.5)	(166.6)
Net Inc From Continuing Operations	17.5	29.6	(9.2)	(35.0)	(174.1)
Net Inc From Discontinued Operations	0	0	0	0	0
Net Inc From Total Operations	17.5	29.6	(9.2)	(35.0)	(174.1)
Extraordinary Income	0	0	0	0	0
Income From Cum Eff Of Acct Change	0	0	0	0	(445.4)
Income From Tax Loss Carryforward	0	0	0	0	0
Other Gains (Losses)	0	0	0	0	0
Total Net Income	17.5	29.6	(9.2)	(35.0)	(619.5)
($)					
Dividends Paid Per Share	0.00	0.00	0.00	0.00	0.00
Preferred Dividends	0	0	0	2.1	0
Primary EPS From Continuing Ops	0.15	0.26	(0.08)	(0.30)	(2.26)
Primary EPS From Discontinued Ops	0.00	0.00	0.00	0.00	0.00
Primary EPS From Total Operations	0.15	0.26	(0.08)	(0.30)	(2.26)
Primary EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
Primary EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(5.51)
Primary EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
Primary EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00
Fully Diluted (FD) EPS From Cont Ops	0.15	0.25	(0.08)	(0.30)	(2.26)
FD EPS From Discontinued Ops	0.00	0.00	0.00	0.00	0.00
FD EPS From Total Operations	0.15	0.25	(0.08)	(0.30)	(2.26)
FD EPS From Extraordinary Inc	0.00	0.00	0.00	0.00	0.00
FD EPS From Cum Eff Of Acct Chg	0.00	0.00	0.00	0.00	(5.51)
FD EPS From Tax Loss Carryfwd	0.00	0.00	0.00	0.00	0.00
FD EPS From Other Gains (Losses)	0.00	0.00	0.00	0.00	0.00

SHAREHOLDER STRATEGIES, INC.

Appendix Page 20

DirecTECH Holding Company, Inc.
Financial Data on Guideline Companies

QUANTA SERVICES INC (PWR)

Cash Flow Statement	DEC 2006	DEC 2005	DEC 2004	DEC 2003	DEC 2002
CASH FLOW FROM OPERATING ACTIVITIES					
Net Income (Loss)	17.5	29.6	(9.2)	(32.9)	(628.1)
Depreciation And Amortization	56.3	60.4	65.0	62.9	60.6
Deferred Income Tax	(1.7)	8.8	(13.1)	37.5	6.1
Operating (Gains) Losses	(.7)	5.5	1.3	63.6	654.3
Extraordinary (Gains) Losses	0	0	0	0	0
Changes in Working Capital:					
(Increase) Decrease in Receivables	(68.4)	(76.1)	33.4	(4.9)	55.9
(Increase) Decrease in Inventories	(3.1)	(6.9)	(2.5)	1.8	(.6)
(Inc) Dec in Other Current Assets	(.7)	.1	27.9	(12.0)	(15.8)
(Decrease) Increase in Payables	62.9	55.0	39.3	(4.3)	1.6
(Dec) Inc in Other Current Liabilities	0	2.8	(5.9)	2.5	(12.6)
Other Non-Cash Items	58.6	3.2	7.9	3.0	0
Net Cash From Continuing Operations	120.6	82.4	144.1	117.2	121.5
Net Cash From Discontinued Ops	0	0	0	0	0
Net Cash From Operating Activities	120.6	82.4	144.1	117.2	121.5
CASH FLOW FROM INVESTING ACTIVITIES					
Cash Provided by:					
Sale Of Property, Plant and Equipment	10.0	12.0	4.9	3.2	4.6
Sale Of Short Term Investments	511.7	0	0	0	0
Cash Used for:					
Purchase Of Property, Plant and Equipment	(48.5)	(42.6)	(39.0)	(35.9)	(57.5)
Purchase Of Short Term Investments	(511.7)	0	0	0	0
Other Investing Changes, Net	0	0	8.9	(9.3)	(17.3)
Net Cash From Investing Activities	(38.5)	(30.6)	(25.1)	(42.1)	(70.1)
CASH FLOW FROM FINANCING ACTIVITIES					
Cash Provided by:					
Issuance of Debt	148.2	15.2	4.9	330.9	3.1
Issuance of Capital Stock	1.0	5.1	3.2	7.1	103.2
Cash Used for:					
Repayment of Debt (CF)	(149.9)	(33.5)	(39.9)	(249.3)	(120.1)
Repayment of Capital Stock	0	0	0	0	(11.7)
Payment of Cash Dividends	0	0	0	0	0
Other Financing Changes, Net	(2.1)	0	(1.2)	(12.1)	(4.2)
Net Cash From Financing Activities	(2.7)	(13.2)	(33.0)	76.6	(29.8)
Effect Of Exchange Rate Changes	0	0	0	0	0
Net Change In Cash And Equivalents	79.4	38.7	85.9	151.7	21.6
Cash At Beginning Of Period	304.3	265.6	179.6	27.9	6.3

SHAREHOLDER STRATEGIES, INC.
Appendix Page 21

Annex D

302A.471, Minnesota Statutes 2006

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

    Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from,  and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion adopted by the corporation; or

(f) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market security on the Nasdaq Stock Market.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

History: 1981 c 270 s 80; 1987 c 203 s 2,3; 1988 c 692 s 10; 1991 c 49 s 16; 1992 c 517 art 1 s 15; 1993 c 17 s 40; 1994 c 417 s 5; 1997 c 10 art 1 s 24; 1999 c 85 art 1 s 11; 2000 c 264 s 6,7; 2002 c 311 art 1 s 20; 2004 c 199 art 14 s 16,17; 2006 c 250 art 1 s 27-29

302A.473, Minnesota Statutes 2006

Copyright © 2006 by the Office of Revisor of Statutes, State of Minnesota.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

   Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

History: 1981 c 270 s 81; 1987 c 104 s 30-33; 1993 c 17 s 41,42; 1997 c 10 art 1 s 25; 2004 c 199 art 14 s 18,19

Annex E

G-60, 122

RESTATED

ARTICLES OF INCORPORATION

OF

VICOM, INCORPORATED

VICOM, Incorporated, having elected to be governed by Minnesota Statutes, Chapter 302A, hereby adopts the following Amended and Restated Articles of Incorporation:

ARTICLE I

Name: The name of this Corporation shall be VICOM, Incorporated.

ARTICLE II

Registered Office: The address of the Corporation's registered office is Eden Prairie, Minnesota.

ARTICLE III

Authorized Shares: The authorized capital stock of this Corporation shall consist of Fifty Million (50,000,000) shares, which shares shall be without par value; provided, however, that such shares shall have a par value of one cent per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.

3.1 The Board of Directors may, from time to time, establish by resolution, different classes or series of shares and may fix the rights and preferences of said shares in any class or series.

3.2 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.3 Each share of this Corporation's Common Stock issued and outstanding as of the date of these Restated Articles, other than treasury shares, shall be reclassified as and changed into 22.33332 fully paid and non-assessable shares of Common Stock without par value, which shall be included in the 50,000,000 shares herein authorized.

G-60, 123

ARTICLE IV

Certain Shareholder Rights: Shareholders shall have no preemptive rights to purchase, subscribe for or otherwise acquire any new or additional securities of the Corporation. No shareholder shall be entitled to any cumulative voting rights. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares, except where a larger proportion is required by law.

ARTICLE V

Written Action by Board: An action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters requiring shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VI

Amendment: The foregoing shall constitute a restatement of the Articles of this Corporation in their entirety and in all respects supersede the original Articles of Incorporation of this Corporation and all amendments thereto.

THIS INSTRUMENT DRAFTED BY:

Avron L. Gordon, Esq.
Briggs and Morgan
2400 IDS Center
Minneapolis, Minnesota 55402

-2-

Annex F

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.)

Annex G-1

CERTIFICATE OF INCORPORATION
OF
DIRECTECH HOLDING COMPANY, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of this corporation is DirecTECH Holding Company, Inc.

SECOND. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The aggregate amount of capital stock that this corporation is authorized to issue is One Million (1,000,000) shares of Common Stock with a par value of $.01 per share. This corporation shall have only one class of capital stock.

FIFTH. The incorporator of this corporation is David R. Johanson, Esq., whose mailing address is 1792 Second Street, Napa, California 94559.

SIXTH. Unless and except to the extent that the by-laws of this corporation shall so require, the election of directors of this corporation need not be by written ballot.

SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of this corporation is expressly authorized to make, alter and repeal the by-laws of this corporation, subject to the power of the stockholders of this corporation to alter or repeal any by-law whether adopted by them or otherwise.

EIGHTH. A director of the Board of Directors of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. This corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

TENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the directors of the corporation are:

J. Basil Mattingly
201 Edgemont Road
Maysville, KY 41056

Bernard J. Schafer
2185 East Remus
Mt. Pleasant, MI 48858

David R. Johanson
1792 Second Street
Napa, CA 94559

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 23 day of August, 2004.

David R. Johanson Incorporator

2

Annex G-2

Annex G-3

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
DIRECTECH HOLDING COMPANY, INC.

We, the undersigned, do hereby execute this Certificate of Amendment to the Certificate of Incorporation of DirecTECH Holding Company, Inc. (this “Certificate of Amendment”), this corporation being organized and existing under and by virtue of the General Corporation Law of the State of Delaware, and do hereby certify:

FIRST: That the Certificate of Incorporation of this corporation is hereby amended by adding an Article numbered “ELEVENTH” so that such Article shall be and read as follows:

“ELEVENTH: Any and all transfers of capital stock of this corporation must be made by the officers and must be made on the books of this corporation. Furthermore, substantially all of the issued and outstanding shares of common stock of this corporation shall at all times be owned by (i) employees of this corporation; (ii) the DirecTECH Holding Company Employee Stock Ownership Plan and Trust; or (iii) individuals receiving such shares as a benefit pursuant to the provisions of the DirecTECH Holding Company Employee Stock Ownership Plan; provided, however, that such individuals must immediately resell such shares to the corporation pursuant to the provisions of the DirecTECH Holding Company Employee Stock Ownership Plan.”

SECOND: That pursuant to an Action by Unanimous Written Consent of the Board of Directors, this corporation has duly approved this Certificate of Amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That the capital of this corporation shall not be reduced under or by reason of this Certificate of Amendment.

FOURTH: We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment are true and correct of our own knowledge.

[Signatures on next page]

IN WITNESS WHEREOF, we have caused this Certificate of Amendment to be signed this   date of October, 2004.

DIRECTECH HOLDING COMPANY, INC.

By:
Name: J. Basil Mattingly
Title: President

By:
Name: David R. Johanson
Title: Secretary

2

Annex G-4

Annex G-5

CERTIFICATE OF AMENDMENT 2005-2
TO THE
CERTIFICATE OF INCORPORATION
OF
DIRECTECH HOLDING COMPANY, INC.

We, J. Basil Mattingly and David R. Johanson, hereby certify that:

1.	J. Basil Mattingly is the President and CEO and David R. Johanson is the Secretary of DirecTECH Holding Company, Inc., a Delaware corporation (the “Corporation”).

2.
Pursuant to the applicable provisions of Section 242 of the Delaware General Corporation Law, the Corporation has duly approved and hereby adopts the following amendments to the Corporation’s Certificate of Incorporation (this “Certificate of Amendment”).

3.	The Article numbered “FOURTH” of the Certificate of Incorporation is hereby deleted in its entirety and amended to read as follows:

“The aggregate amount of capital stock that this corporation is authorized to issue is Two Million (2,000,000) shares of Common Stock with a par value of $.01 per share. This corporation shall have only one class of capital stock, which is Common Stock.”

4.
The Corporation’s Board of Directors, through action by unanimous written consent, has duly approved this Certificate of Amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Remainder of Page Intentionally Left Blank]

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate of Amendment are true and correct or our own knowledge.

DIRECTECH HOLDING COMPANY, INC., a Delaware corporation

By:
J. Basil Mattingly
Its: President and CEO

By:
David R. Johanson
Its: Secretary

2

Annex G-6

Annex H

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of October __, 2007, by and among MULTIBAND CORPORATION, a Minnesota corporation (the “Company”), and the shareholders listed on Schedule A hereto (each, a “DTHC Shareholder” and collectively, the “DTHC Shareholders”).

RECITALS:

WHEREAS, the Company, Multiband HoldCo, Inc., a Delaware corporation, and DirecTECH Holding Company, Inc., a Delaware corporation have entered into that certain Agreement and Plan of Merger, dated October 31, 2007 (the “Merger Agreement”) under which the DTHC Shareholders have received shares of the capital stock of the Company.

WHEREAS, the Company and the DTHC Shareholders now desire to enter into this Agreement concurrently with the issuance of shares pursuant to the Merger Agreement to define the rights which exist among the DTHC Shareholders, on the one hand, and the Company, on the other, with respect to the Registrable Securities (as defined herein);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Common Stock” shall mean the Company’s Common Stock, no par value.

“DTHC Shareholders” shall have the meaning set forth in the preamble hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any of the DTHC Shareholders owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 9 hereof.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the shares of Common Stock, and shares of Common Stock issuable upon conversion, exercise and/or exchange of any other securities, held by a DTHC Shareholder and all and any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities. Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) any securities sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (iii) with respect to each DTHC Shareholder, any shares of Common Stock described in the first sentence of this subparagraph (f), if all such shares of Common Stock could then be sold pursuant to Rule 144(k) under the Securities Act.

1

“Registrable Securities then outstanding” shall be the number of shares of Common Stock determined by calculating the total number of shares of Common Stock that are Registrable Securities and which are either (i)  then issued and outstanding or (ii) issuable upon conversion, exercise and/or exchange of any other outstanding securities.

“Registration Expenses” shall mean all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders (as set forth in Section 4.1), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 under the Securities Act.

2. Company Registration.

2.1 If, at any time, the Company proposes to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including for this purpose a registration statement covering shares owned by shareholders of the Company other than the DTHC Shareholders but excluding Special Registration Statements), it shall notify all Holders in writing (the “Company Notice”). Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 2.2, to include in any such registration statement all or any part of the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than 20 days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in the registration statement.

2

2.2 If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares of the Company’s capital stock to be underwritten, the number of shares of the Company’s capital stock that may be included in the underwriting shall be allocated in the following manner: first, to the Company, all securities proposed to be registered by the Company for its own account; second, to the Holders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; and third, to any other shareholders of the Company, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them; provided, however, in no event shall the number of Registrable Securities of the Holders be reduced to a number less than 30% of the total amount of securities in the offering, except if the offering is for more than 30% of the Company’s securities held by the Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

2.3 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

3. Form S-3 Registration.

3.1 Any Holder or Holders of not less than in the aggregate 35% of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) (the “Form S-3 Initiating Holder(s)”) may request in writing that the Company effect a registration on Form S-3 (or any successor to Form S-3) with respect to up to one-third (1/3) of the Registrable Securities owned by such Holder or Holders (the “Form S-3 Request”); provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 3 within any six month period. The Form S-3 Request shall set forth the number of Registrable Securities owned by the Form S-3 Initiating Holders to be included in the Form S-3 registration statement. In such event, the Company will:

(a) as promptly as practicable but in any event within five days of the receipt of the Form S-3 Request, give written notice of the proposed registration (the “Form S-3 Notice”) to all other Holders of Registrable Securities; and

3

(b) as expeditiously as reasonably possible, file and use its best efforts to cause to be declared effective, a registration statement covering the Registrable Securities specified by the Form S-3 Initiating Holder(s) in the Form S-3 Request, together with the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within 10 days after the Company has given the Form S-3 Notice.

3.2 The Company shall not be obligated to effect any registration pursuant to Section 3.1:

(a) if Form S-3 is not available for such offering by the Holder or Holders;

(b) if the Holder or Holders, together with shareholders who hold any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(c) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the Form S-3 Request from the Holder or Holders under this Section 3; provided, however, that the Company may not utilize this right more than once in any 12-month period; or

(d) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification, or compliance.

3.3 If the Form S-3 Initiating Holder(s) intend to distribute the Registrable Securities covered by their Form S-3 Request by means of an underwritten offering, they shall so advise the Company in the Form S-3 Request, and the Company shall include such information in the Form S-3 Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

4

4. Registration Expenses.

4.1 Subject to Section 4.2, all Registration Expenses incurred in connection with any registration pursuant to Section 2, or Section 3 shall be borne by the Company, including the expense of a single special counsel to the Holders for each registration not to exceed $100,000 per registration. All Selling Expenses incurred in connection with any such registration shall be borne by the Holders pro rata based on the number of Registrable Securities registered on behalf of each such Holder.

4.2 The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 3, the request of which has been subsequently withdrawn by the Form S-3 Initiating Holders, as the case may be, unless (i) the withdrawal is based upon material adverse information concerning the Company which was not available to the Form S-3 Initiating Holders at the time of such request, or (ii) the Holders of 75% of the Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 3, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) above, then the Holders shall not forfeit their rights to a registration pursuant to Section 3, as applicable.

5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

5.1 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 90 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that:

(a) such 90 day period shall be extended for a period of time equal to the period the Holder agrees to refrain from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock of the Company; and

(b) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (I) and (II) above from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act;

5

5.2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 5.1 above;

5.3 furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

5.4 use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

5.5 in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

5.6 notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will as expeditiously as reasonably possible amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

5.7 cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

5.8 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

5.9 furnish, at the request of the Holders of at least 8,500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6

6. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2 or 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date of any registration effected pursuant to Section 3.

7. Obligations of Holders. Each selling Holder pursuant to a registration effected pursuant to this Agreement shall:

7.1 use its reasonable efforts to provide all such information and material concerning such Holder as may reasonably be requested by the Company in order to enable the Company to comply with applicable requirements of the SEC;

7.2 not deliver any form of prospectus in connection with the sale of any Registrable Securities as to which the Company has advised the selling Holders in writing that it is preparing an amendment or supplement; and

7.3 not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2 or 3:

8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such registration statement; provided however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is based directly upon a Violation which occurs in reliance upon and in conformity with written information expressly furnished for use in connection with such registration by such Holder.

7

8.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities which are being registered, indemnify and hold harmless the Company, each of its directors, its officers, employees, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, or employees or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, employee, controlling person, underwriter, or other such Holder, or partner, director, officer, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, in no event shall the indemnity by a Holder under this Section 8.2 exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder.

8.3 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of its choice; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 if, and solely to the extent that, such failure materially prejudices the ability of the indemnifying party to defend such action; provided that the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8

8.4 If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 8.4 when combined with any amounts paid by such Holder pursuant to Section 8.2, exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder.

The obligations of the Company and Holders under this Section 8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or a family member of such Holder, or (c) acquires at least 1,000,000 shares (or all of the transferring shares) of Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes); provided, however, that the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee shall furnish to the Company its agreement in writing to be subject to all obligations of a Holder set forth in this Agreement.

9

10. “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell or enter into any hedging or similar transaction with the same economic effect as a sale, transfer, make any short sale, or grant any option for the purchase, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the Company or representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an underwritten public offering of the Company’s securities; provided, however, that such agreement shall only be applicable if all officers, directors and one percent stockholders of the Company enter into similar agreements; provided, further, if the Company or the underwriters shall release any Registrable Securities or any other securities (the “Released Securities”) from the requirements of this Section 10 before the end of the period set by the Company or the underwriters, then the Registrable Securities of each Holder shall be released from the provisions of this Section 10 in the same proportion as the Released Securities bear to the total number of securities held by such Holder which were subject to this Section 10. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 10 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 10.

11. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

11.1 make and keep public information available, as those terms are understood and defined in Rule 144;

11.2 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

11.3 furnish to any DTHC Shareholder, so long as the DTHC Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

10

12. Miscellaneous.

12.1 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would cause the laws of any other jurisdiction other than the internal laws of the State of Delaware to apply.

12.2 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and DTHC Shareholders holding at least a majority of the shares of Common Stock issued. Any amendment or waiver effected in accordance with this Section 12.2 shall be binding upon each DTHC Shareholder who did not consent in writing thereto.

12.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

12.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address or facsimile number set forth on the signature page hereof and to each DTHC Shareholder at the address or facsimile number set forth on Schedule A attached hereto or at such other address as the Company or each DTHC Shareholder may designate by 10 days’ advance written notice to the other parties hereto.

12.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

12.8 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto, or to their heirs, personal representatives, successors or assigns, by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto, or his heirs, personal representatives, or successors or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

11

12.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.10 Dispute Resolution. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or any other controversy arising out of this Agreement, including, without limitation, any state or federal statutory claims, shall be submitted to arbitration in St. Paul, Minnesota, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator (the “Arbitrator”) shall be selected from the American Arbitration Association, and the Arbitration shall be conducted in accordance with JAMS as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by the Parties in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the Parties hereto and may be enforced by any court of competent jurisdiction. The Parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

12

Annex I

DIRECTECH HOLDING COMPANY
2007 EQUITY INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the DirecTECH Holding Company 2007 Equity Incentive Plan (the “Plan”) is to provide a means whereby DirecTECH Holding Company, Inc., a Delaware corporation (the “Company”), may attract able persons to remain in or to enter the employ of the Company and to provide a means whereby those employees, directors, officers and other individuals upon whom the responsibilities of the successful administration, management, planning and/or organization of the Company may rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company. A further purpose of the Plan is to provide such employees and individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Plan provides for granting Common Stock, Incentive Stock Options, options which do not constitute Incentive Stock Options or any combination of the foregoing, as is best suited to the circumstances of the particular employees and individuals or entities as provided herein.

SECTION 2
DEFINITIONS

The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

(a)	Award means, individually or collectively, any Option granted pursuant to the Plan.

(b)	Board means the Board of Directors of the Company.

(c)
Change of Control Value means the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of an Option. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph or Paragraphs (d) and (e) of Section 8 of the Plan consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(d)
Code means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and to any regulations under such Section.

(e)	Common Stock means the common stock of the Company.

(f)	Company means DirecTECH Holding Company, Inc., a Delaware corporation.

(g)
Corporate Change means one of the following events: (i) the merger, consolidation or other reorganization of the Company in which the Company’s outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, cash or other property other than (a) a merger, consolidation or reorganization of the Company which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the voting stock of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Company, or (b) a merger, consolidation or reorganization of the Company effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Company’s then outstanding stock; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity; (iii) the adoption by the stockholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition (other than an acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Company’s outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person’s or entity’s beneficial ownership to fifty percent (50%) or more (based on voting power) of the Company’s outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than an acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Company’s outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) or more resulting from a public offering of securities of the Company under the Securities Act of 1933, as amended.

(h)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(i)
Fair Market Value means, as of any specified date, the closing price of the Common Stock on any national securities exchange(s) on which the Common Stock is listed on that date, or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock were so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time, determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time determination of its Fair Market Value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations).

(j)	Grant means, individually or collectively, any Common Stock granted pursuant to the Plan.

(k)	Grantee means an employee, director, officer or other individual who has been granted Common Stock pursuant to the Plan.

(l)	Holder means an individual who has been granted an Award.

(m)	Incentive Stock Option means an Option within the meaning of Section 422 of the Code.

(n)
Option means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(o)	Option Agreement means a written agreement between the Company and an employee with respect to an Option.

(p)	Optionee means an employee, director, officer or individual that has been granted an Option.

(q)	Plan means the DirecTECH Holding Company 2007 Equity Incentive Plan.

(r)
Rule 16b-3 means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

SECTION 3
EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of December 31, 2007, the effective date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Company within twelve (12) months before or thereafter and on or prior to the date of the first annual meeting of stockholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable and no Common Stock may be granted prior to such stockholder approval. The Plan shall be terminated and no further Awards or Common Stock may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier. Subject to the provisions of Section 9, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon restricted stock awards have lapsed. Any option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is granted.

SECTION 4
ADMINISTRATION

(a)
Administration of Plan by Board. The Plan shall be administered by the Board in compliance with Rule 16b-3. Members of the Board shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

(b)
Powers. Subject to the terms of the Plan, the Board shall determine which employees, officers, directors or individuals shall receive an Award or Grant, the time or times when such Award or Grant shall be made, whether Common Stock, an Incentive Stock Option or non-qualified Option shall be granted, and the number of shares of Common Stock which may be issued under each Option. In making such determinations, the Board may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Company and such other factors as the Board in its discretion shall deem relevant.

(c)
Additional Powers. The Board shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Board is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Board on the matters referred to in this Section 4 shall be conclusive.

(d)
Compliance With Section 162(m) of the Code. In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting requirements of Section 162(m) of the Code to (i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code, and (ii) administer the Plan. In such event, the powers reserved to the Board in the Plan shall be exercised by such compensation committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

SECTION 5
GRANT OF OPTIONS AND STOCK SUBJECT TO THE PLAN

(a)
Award Limits. The Board may from time to time grant Awards and/or make Grants to one or more employees, directors, officers, individuals or entities determined by him or her to be eligible for participation in the Plan in accordance with the provisions of Section 6 of the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed One Hundred Thousand (100,000) shares. Any of such shares which remain unissued and which are not subject to outstanding Options and/or Grants at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant lapses or the rights of its Holder or Grantee terminate, any shares of Common Stock subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 8 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to a Grant, for the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b)	Stock Offered. The stock to be offered pursuant to an Award or Grant may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

SECTION 6
ELIGIBILITY

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Company. An Award of an Option which is not an Incentive Stock Option or a Grant of Common Stock may be made to an individual who, at the time of Award or Grant, is an employee of the Company, or to an individual who has been identified by the Board to receive an Award or Grant due to their contribution or service to the Company, including members of the Board of Directors of the Company. An Award or Grant made pursuant to the Plan may be made on more than one occasion to the same person, and such Award or Grant may include a Common Stock Grant, an Incentive Stock Option, an Option which is not an Incentive Stock Option or any combination thereof. Each Award or Grant shall be evidenced by a written instrument duly executed by or on behalf of the Company.

SECTION 7
STOCK OPTIONS/GRANTS

(a)
Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Board and agreed upon by the Holder. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his or her death. Such designation may be revoked in writing by the Holder at any time and a new beneficiary may be appointed in writing on the form provided by the Board for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder’s estate.

(b)
Option Period. The term of each Option shall be as specified by the Board at the date of grant and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than one hundred twenty (120) months from the date it is granted.

(c)
Limitations on Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option.

(d)
Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds One Hundred Thousand and No/100 Dollars ($100,000.00) (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of ten (10) years from the date of grant.

(e)
Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Board and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted, and, in the case of Options which do not constitute Incentive Stock Options, not be less than one hundred percent (100%) of the fair value of the stock at the time the option is granted, except that the price shall be one hundred ten percent (110%) of the fair value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(f)
Options and Rights in Substitution for Stock Options Made by Other Companies. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of all or a portion of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(g)
Restricted Stock Option Purchase Agreement. Notwithstanding the foregoing, at the election of the Holder, the Option can be exercised provided that the Holder shall, as a condition of such exercise, execute and deliver the Restricted Stock Option Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company shall be granted a “Repurchase Option” and “Right of First Refusal” as to all “Shares” (as such terms are defined in the Purchase Agreement).

(h)
Restricted Stock Grant Agreement. Each Grant shall be evidenced by the execution and delivery of a Restricted Stock Grant Agreement (the “Grant Agreement”), pursuant to which the Company shall be granted a “Repurchase Option” and “Right of First Refusal” as to all “Shares” (as such terms are defined in the Grant Agreement).

SECTION 8
RECAPITALIZATION OR REORGANIZATION

(a)
Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Board at its discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Options or Common Stock.

(b)
The existence of the Plan and the Awards and/or Grants made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Company or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c)
The shares with respect to which Options may be granted are shares of Common Stock as presently constituted; however, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(d)
If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

(e)
In the event of a Corporate Change, unless otherwise deemed to be impractical by the Board, then no later than (i) two (2) business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or (vi) of the definition thereof or (ii) ten (10) business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Board, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect the following alternatives with respect to outstanding Options which acts may vary among individual Optionees and, with respect to acts taken pursuant to Clause (i) above, may be contingent upon effectuation of the Corporate Change: (A) in the event of a Corporate Change referenced in Clauses (i), (ii) and (vi), acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate; (B) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Board, in which event the Board shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares; (C) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding); (D) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), provide that thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation, sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation, sale of assets or any distribution in liquidation and dissolution of the Company, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or (E) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), cancel the Options granted if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

(f)
Except as hereinbefore expressly provided, issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

SECTION 9
AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or any Option or Grant or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award or Grant previously made may be made which would impair the rights of the Holder or Grantee without the consent of the Holder or Grantee, and provided further, that the Board may not, without approval of the stockholders, amend the Plan:

(a)	to increase the aggregate number of shares of Common Stock which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

(b)	to change the minimum Option exercise price;

(c)	to change the class of employees eligible to receive Awards and/or Grants or increase materially the benefits accruing to employees under the Plan;

(d)	to extend the maximum period during which Awards may be granted or Grants may be made under the Plan;

(e)	to modify materially the requirements as to eligibility for participation in the Plan; or

(f)	to decrease any authority granted to the Board hereunder in contravention of Rule 16b-3.

SECTION 10
OTHER

(a)
No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant.

(b)
No Employment Rights Conferred. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Company, or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time.

(c)
Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted or any Grant made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards or Grants any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Board may permit the Holder of an Award or Grant to elect to surrender, or authorize the Company to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Board deems necessary to satisfy the requirements of Rule 16b-3.

(d)
No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of such action.

(e)
Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder’s guardian or legal representative.

(f)
Effect of Death, Disability or Termination of Employment.  The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death, disability or termination of employment of the Holder on the Award; provided, however, that an Optionee shall be entitled to exercise (i) at least six (6) months from the date of termination of employment with the Company if such termination is caused by death or disability, or (ii) at least thirty (30) days from the date of termination of employment with the Company if such termination is caused by reasons other than death or disability.

All outstanding Incentive Stock Options will automatically be converted to a non-qualified stock option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by disability.

(g)	Information to Employees. Optionees and Grantees under the Plan shall receive financial statements annually regarding the Company during the period the options are outstanding.

(h)
Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule16b-3.

(i)
Governing Law. The Plan shall by construed in accordance with the laws of the State of Delaware and all applicable federal law. The securities issued hereunder shall be governed by and in accordance with the Corporate Securities Laws of the State of Delaware.

ADOPTED BY DIRECTECH HOLDING COMPANY, INC. BOARD OF DIRECTORS AS OF DECEMBER__, 2007, WITH AN EFFECTIVE DATE OF DECEMBER 31, 2007.

APPROVED BY DIRECTECH HOLDING COMPANY, INC. STOCKHOLDERS AS OF DECEMBER __, 2007, WITH AN EFFECTIVE DATE OF DECEMBER 31, 2007.

Annex J

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED BALANCE SHEETS
(Unaudited and internally prepared)

As of September 30, 2007 and December 31, 2006

ASSETS	2007	2006

CURRENT ASSETS
Cash	$21,019,973	$14,237,638
Accounts receivable	22,344,185	33,245,885
Inventories	14,557,837	17,236,576
Other current receivables	162,557	1,365,949
Prepaid expenses and other	1,352,644	4,841,795
Deferred tax asset-current	1,226,000	1,172,000
Total current assets	60,663,196	72,099,843

PROPERTY AND EQUIPMENT
Leasehold improvements	453,032	439,776
Machinery and equipment	2,500,694	2,557,650
Furniture and fixtures	299,744	288,101
Vehicles	626,419	596,960
MDU Projects	1,310,571	-
Software	2,042,708	613,878
	7,233,168	4,496,365
Less accumulated depreciation	3,442,216	2,793,498

	3,790,952	1,702,867

OTHER ASSETS
Deposits	2,688,635	2,766,548
Notes receivable-shareholders, less current portion	886,584	930,505
Other notes receivable, less current portion	143,148	147,877
Deferred tax asset	993,000	1,131,000
Other assets	194,688	-
	4,906,055	4,975,930

	$69,360,203	$78,778,640

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	2007	2006

CURRENT LIABILITIES
Current maturities of long-term debt	$4,347,881	$6,612,673
Current maturities of capital lease obligations	73,384	66,442
Accounts payable	40,979,008	41,762,226
Accrued expenses	12,820,359	20,347,278
Income taxes payable	369,027	552,354
ESOP contribution payable	950	1,874,718
Deferred contract obligations	40,175	-
Total current liabilities	58,630,784	71,215,691

LONG-TERM DEBT, less current maturities	24,499,448	22,929,290

CAPITAL LEASE OBLIGATIONS, less current maturities	246,486	302,500
Total liabilities	83,376,718	94,447,481

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value; authorized and issued 1,000,000 shares	100,000	100,000
Additional paid-in capital	4,417,956	4,615,836
Retained earnings (deficit)	(7,593,765)	(8,744,091)
	(3,075,809)	(4,028,255)
Unearned ESOP compensation	(10,940,706)	(11,640,586)
Total stockholders' equity (deficit)	(14,016,515)	(15,668,841)

	$69,360,203	$78,778,640

1

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and internally prepared)

For the nine months ended September 30, 2007 and 2006

	2007	2006
Net sales	$158,011,581	137,156,695

Cost of sales	121,734,786	104,214,504

Gross profit	36,276,795	32,942,191

Operating expenses	33,135,930	23,980,729

Operating income	3,140,865	8,961,462

Other income (expense)
EIAP contributions	-	-
Interest income	407,783	547,747
Gain (Loss) on sale of fixed assets	14,621	-
Interest expense	(1,435,942)	(1,384,182)
	(1,013,538)	(836,435)

Income before ESOP compensation expense and income taxes	2,127,327	8,125,027

ESOP compensation expense	370,000	4,889,625

Income before income taxes	1,757,327	3,235,402

Provision for income taxes	607,001	846,026

Net Income	$1,150,326	2,389,376

The accompanying notes are an integral part of this statement.

2

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited and internally prepared)

For the nine months ended September 30, 2007

	Common	Additional	Retained	Unearned
	capital stock	paid-in	earnings	ESOP
	issued	capital	(deficit)	compensation	Total

Balance at December 31, 2006	$100,000	$4,615,836	$(8,744,091)	$(11,640,586)	$(15,668,841)

Net income	-	-	1,150,326	-	1,150,326
ESOP compensation earned	-	(197,880)		699,880	502,000

Balance at September 30, 2007	$100,000	$4,417,956	$(7,593,765)	$(10,940,706)	$(14,016,515)

The accompanying notes are an integral part of this statement.

3

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED BALANCE SHEETS
(Unaudited and internally prepared)

As of Decenber 31, 2006 and 2005

CURRENT ASSETS
Cash	$14,237,638	$5,746,969
Accounts receivable	33,245,885	28,855,089
Inventories	17,236,576	10,756,885
Other current receivables	1,365,949	2,507,620
Prepaid expenses and other	4,841,795	1,241,369
Deferred tax asset	1,172,000	948,000
Total current assets	72,099,843	50,055,932

PROPERTY AND EQUIPMENT
Leasehold improvements	439,776	230,045
Machinery and equipment	2,557,650	2,051,947
Furniture and fixtures	288,101	288,101
Vehicles	596,960	607,156
Software	613,878	133,613
	4,496,365	3,310,862
Less accumulated depreciation	2,793,498	2,326,374

	1,702,867	984,488

OTHER ASSETS
Deposits	2,766,548	2,666,332
Notes receivable-shareholders, less current portion	930,505	986,461
Other notes receivable, less current portion	147,877	155,272
Deferred tax asset	1,131,000	756,000
	4,975,930	4,564,065

	$78,778,640	$55,604,485

CURRENT LIABILITIES
Current maturities of long-term debt	$6,612,673	$9,674,627
Current maturities of capital lease obligations	66,442	57,272
Accounts payable	41,762,226	27,021,333
Accrued expenses	20,347,278	10,663,051
Income taxes payable	552,354	1,147,803
EIAP contribution payable	1,874,718	4,750,000
Total current liabilities	71,215,691	53,314,086

LONG-TERM DEBT, less current maturities	22,929,290	24,699,534

CAPITAL LEASE OBLIGATIONS, less current maturities	302,500	81,297
Total liabilities	94,447,481	78,094,917

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value; authorized and issued 1,000,000 shares	100,000	100,000
Additional paid-in capital	4,615,836	7,100,987
Retained earnings (deficit)	(8,744,091)	(9,263,181)
	(4,028,255)	(2,062,194)
Unearned ESOP compensation	(11,640,586)	(20,428,238)
Total stockholders' equity (deficit)	(15,668,841)	(22,490,432)

	$78,778,640	$55,604,485

The accompanying notes are an integral part of this statement.

4

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and internally prepared)

For the year ended December 31, 2006

Net sales	$189,688,358

Cost of sales	145,943,750

Gross profit	43,744,608

Operating expenses	34,367,007

Operating income	9,377,601

Other income (expense)
EIAP contributions	-
Interest income	746,479
Interest expense	(1,957,450)
(1,210,971)

Income before ESOP compensation expense and income taxes	8,166,630

ESOP compensation expense	6,519,501

Income before income taxes	1,647,129

Provision for income taxes	1,128,039

Net Income	$519,090

The accompanying notes are an integral part of this statement.

5

DIRECTECH HOLDING COMPANY, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited and internally prepared)

For the year ended December 31, 2006

	Common	Additional	Retained	Unearned
	capital stock	paid-in	earnings	ESOP
	issued	capital	(deficit)	compensation	Total

Balance at January 1, 2006	$100,000	$7,100,987	$(9,263,181)	$(20,428,238)	$(22,490,432)

Net income	-	-	519,090	-	519,090
ESOP compensation earned	-	(2,485,151)	-	8,787,652	6,302,501

Balance at December 31, 2006	$100,000	$4,615,836	$(8,744,091)	$(11,640,586)	$(15,668,841)

The accompanying notes are an integral part of this statement.

6

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

MULTIBAND CORPORATION, a Minnesota corporation

By:
	Name:	Jim Mandel
	Its:	CEO
:
Address:
9449 Science Center Drive New Hope, Minnesota 55428 Attn: President

Facsimile: (763) 201-7863

BAS MATTINGLY MASTER, LLC, a Delaware limited liability company

By:
	Name:	J. Basil Mattingly
	Its:	Voting Member

[Signatures continued on next page]

13

BERNARD J. SCHAFER TRUST, LLC,
a Delaware limited liability company

By:
	Name:	Bernard J. Schafer
	Its:	Voting Member
:
BUILDING BLOCKS FAMILY TRUST, LLC, a Delaware limited liability company

By:
	Name:	Henry E. Block
	Its:	Voting Member

BRUISTER FAMILY LIMITED LIABILITY COMPANY, a Delaware limited liability company

By:
	Name:	Herbert C. Bruister
	Its:	Voting Member
:
BILYEU BUCKS LLC, a Delaware limited liability company

By:
	Name:	Woody D. Bilyeu
	Its:	Voting Member

[Signatures continued on next page]

14

DIRECTECH HOLDING COMPANY EMPLOYEE STOCK OWNERSHIP TRUST

By:
North Star Trust Company, Trustee By: John G. Hommel Its: Sr. Vice President
(not in its corporate capacity, but solely in its capacity as institutional trustee for the DirecTECH Holding Company Employee Stock Ownership Trust)

David N. Wallingford

15

MLB Draft of 10/25/07

SCHEDULE A

SCHEDULE OF INVESTORS

NAME	ADDRESS/FACSIMILE
Bas Mattingly Master, LLC	201 Edgemont Rd. Maysville, KY 41056

Bernard J. Schafer Trust, LLC	2185 East Remus Road Mt. Pleasant, MI 48858

Building Blocks Family Trust, LLC	2185 East Remus Road Mt. Pleasant, MI 48858

Bruister Family Limited Liability Company	420 Windover Circle Meridian, MS 39305

Bilyeu Bucks LLC	538 Highway 1228 Winnfield, LA 71483

DirecTECH Holding Company Employee Stock Ownership Trust	c/o North Star Trust Company 500 West Madison Street, Suite 3630 Chicago, Il 60661-4544

David N. Wallingford	938 Jersey Ridge Road Maysville, KY 41056

1